As filed with the Securities and Exchange Commission on October 16, 2003
Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Scarlet Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	2834	20-0150714
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2320 Scientific Park Drive

Wilmington, North Carolina 28405
(910) 254-7000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Gregory S. Bentley	James C. Hawley
Executive Vice President and General Counsel	Vice President, Chief Financial Officer and Secretary
aaiPharma Inc.	CIMA LABS INC.
2320 Scientific Park Drive	10000 Valley View Road
Wilmington, North Carolina 28405	Eden Prairie, Minnesota 55344-9361
(910) 254-7000	(952) 947-8700

(Name, address, including zip code, and telephone number, including area code, of agents for service)

Copies to:

Stephen M. Lynch Matthew S. Churchill Laura C. Smith Robinson, Bradshaw & Hinson, P.A. 101 North Tryon Street, Suite 1900 Charlotte, North Carolina 28246 (704) 377-2536	Patrick T. Seaver Charles K. Ruck R. Scott Shean Latham & Watkins LLP 650 Town Center Drive, Suite 2000 Costa Mesa, California 92626-1918 (714) 540-1235

    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and the conditions to the merger described herein have been satisfied or waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering Price	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Per Unit	Offering Price(2)	Fee(3)(4)

Common Stock, par value $0.01 per share (including associated preferred stock purchase rights)	56,895,255	Not Applicable	$1,217,108,472.17	$98,464.08

(1)	The maximum number of shares of common stock of Scarlet Holding Corporation, a Delaware corporation that we refer to as “New Parent,” to be issued pursuant to the merger of a wholly owned subsidiary of New Parent with and into aaiPharma Inc., a Delaware corporation, and the merger of a wholly owned subsidiary of New Parent with and into CIMA LABS INC., a Delaware corporation, based on the exchange ratios of one share of aaiPharma common stock, par value $0.001 per share, for one share of New Parent common stock, par value $0.01 per share, and one share of CIMA common stock, par value $0.01 per share, for 1.3657 shares of New Parent common stock.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of New Parent common stock was calculated in accordance with Rule 457(c) under the Securities Act as the sum of (a)(i) $17.145, the average of the high and low prices per share of aaiPharma common stock as reported on the NASDAQ National Market System on October 13, 2003, multiplied by (ii) 34,322,688, the aggregate number of outstanding shares of aaiPharma common stock to be converted into New Parent common stock pursuant to the mergers described above or issuable pursuant to outstanding options or other equity-based awards prior to the date the mergers are expected to be completed and (b)(i) $27.85, the average of the high and low prices per share of CIMA common stock as reported on the NASDAQ National Market System on October 13, 2003, multiplied by (ii) 16,528,203, the aggregate number of outstanding shares of CIMA common stock to be exchanged for New Parent common stock pursuant to the mergers or issuable pursuant to outstanding options or other equity-based awards prior to the date the mergers are expected to be completed, multiplied by (iii) 1.3657, the CIMA exchange ratio.
(3)	Calculated by multiplying the proposed maximum aggregate offering price by 0.0000809.
(4)	The preferred share purchase rights that are attached to the shares of Scarlet Holding Corporation common stock being registered hereunder will be issued for no additional consideration. Accordingly, no additional registration fee is payable.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY DRAFT DATED OCTOBER 16, 2003 — SUBJECT TO COMPLETION

PROPOSED MERGER OF AAIPHARMA AND CIMA

To the stockholders of aaiPharma Inc. and CIMA LABS INC.:

    The boards of directors of aaiPharma Inc. and CIMA LABS INC. have agreed to a strategic business combination. We are proposing the combination because we believe it will benefit the stockholders of both companies by creating more stockholder value than either company could create on its own and by allowing stockholders to participate in a larger, more diversified company.

    The proposed strategic business combination is structured as two mergers: the merger of a wholly owned subsidiary of a new holding corporation with and into aaiPharma and the merger of another wholly owned subsidiary of the new holding corporation with and into CIMA. This new holding corporation under which our businesses will operate as subsidiaries will be named aaiPharma/Cima Inc. unless aaiPharma and CIMA agree upon a different name prior to completion of the mergers, which they intend to do. Pursuant to the mergers, aaiPharma stockholders will be entitled to receive one share of aaiPharma/Cima common stock, par value $0.01 per share, for each share of aaiPharma common stock they own, and CIMA stockholders will be entitled to receive 1.3657 shares of aaiPharma/Cima common stock for each share of CIMA common stock they own. As a result, based on the number of shares outstanding on August 4, 2003 and based on the treasury stock treatment of all in-the-money aaiPharma and CIMA stock options, former aaiPharma stockholders will hold approximately 59.4%, and former CIMA stockholders will hold approximately 40.6%, of the outstanding shares of aaiPharma/Cima common stock immediately after the mergers. We expect that aaiPharma/Cima common stock will be approved for listing on the NASDAQ National Market under the symbol “                  .”

    The combination of our two companies cannot be completed unless both the aaiPharma and CIMA stockholders adopt the merger agreement. The obligations of aaiPharma and CIMA to complete the merger are also subject to the satisfaction or waiver of several conditions, including receiving clearance from regulatory agencies. More information about aaiPharma, CIMA, aaiPharma/CIMA and the mergers is contained in this document. We encourage you to read this document in its entirety, including the section entitled “Risks Relating to the Merger” beginning on page 14, before voting.

    aaiPharma and CIMA each will hold a special meeting of stockholders to consider and vote on the adoption of the merger agreement. Whether or not you plan to attend your company’s special meeting, please take the time to submit a proxy by following the instructions on your proxy card. Your vote is very important. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the adoption of the merger agreement.

    The places, dates and times of the special meetings are as follows:

For aaiPharma Stockholders: , 2003, at : .m 2320 Scientific Park Drive, Suite 185 Wilmington, North Carolina 28405	For CIMA Stockholders: , 2003, at : .m Radisson Hotel South & Plaza Tower 7800 Normandale Blvd. Bloomington, MN 55439-3145

    We enthusiastically support this combination of our companies and join with our boards of directors in recommending that you vote for the adoption of the merger agreement.

Sincerely, Frederick D. Sancilio, Ph. D. Executive Chairman and Chief Scientific Officer aaiPharma Inc.	Sincerely, Steven B. Ratoff Chairman and Interim Chief Executive Officer CIMA LABS INC.

    Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the mergers and other transactions described in this document or the aaiPharma/Cima common stock to be issued in connection with the mergers, or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

This document is dated                     , 2003 and is first being mailed to stockholders of aaiPharma and CIMA on or about                     , 2003.

REFERENCES TO ADDITIONAL INFORMATION

      This document incorporates important business and financial information about aaiPharma and CIMA from other documents that are not included in or delivered with this document. For a listing of the documents incorporated by reference into this document, please see “Where You Can Find More Information” beginning on page 116.

      You can obtain the documents incorporated by reference in this document free of charge by requesting them in writing or by telephone or over the Internet from the appropriate company at the following addresses:

aaiPharma Inc.
2320 Scientific Park Drive
Wilmington, North Carolina 28405
(910) 254-7000
Attention: Investor Relations
E-mail: invest@aaipharma.com
Website: www.aaipharma.com
or
Georgeson Shareholder Communications, Inc.
17 State Street, 10th Floor
New York, NY 10004
Toll free: (888) 679-2864
E-mail: aaiinfo@gscorp.com
CIMA LABS INC.
10000 Valley View Road
Eden Prairie, Minnesota 55344
(952) 947-8700
Attention: Investor Relations
E-mail: investorrelations@cimalabs.com
Website: www.cimalabs.com
or
MacKenzie Partners, Inc.
105 Madison Avenue 14th Floor
New York, NY 10016
Toll free: (800) 322-2885
E-mail: ldennedy@mackenziepartners.com

      If you would like to request documents, please do so by                     , 2003, in order to receive them before your company’s special meeting.

Trademarks and Trade Names

      aaiPharma owns the U.S. rights to the following registered and unregistered trademarks: M.V.I.®, Aquasol®, Brethine®, Darvon®, Darvon-N®, Darvocet™, Darvocet-N®, ProSorb®, ProSLO™, ProSLO II™, ProCore®, ProSpher®, ProLonic™, ProMelt™, aaiPharma® and AAI®. References in this document to Darvon are to Darvon® and Darvon-N® collectively, and references to Darvocet are to Darvocet-N®.

      CIMA owns the U.S. rights to the following registered and unregistered trademarks: CIMA®, CIMA LABS INC.®, OraSolv®, OraVescent®, DuraSolv®, PakSolv® and OraVescent®SS. Triaminic® and Softchews® are trademarks of Novartis. Zomig®, Zomig-ZMT® and Prilosec® are trademarks of AstraZeneca. Remeron® and SolTab™ are trademarks of Organon. Tempra® is a registered trademark of a Canadian affiliate of Bristol-Myers Squibb. FirsTabs™ is a trademark of Bristol-Myers Squibb. NuLev™ is a trademark of Schwarz Pharma. Alavert™ is a trademark of Wyeth.

      All references in this document to any of these terms lacking the “®” or “™” symbols are defined terms that reference the products, technologies or businesses bearing the trademarks with these symbols.

* * * * * *

      Throughout this document, when we use the term “New Parent,” we are referring to the newly formed holding company Scarlet Holding Corporation, which will be renamed in connection with the completion of the merger. Unless the context requires otherwise, when we use the term “merger,” we are referring collectively to (1) the merger of Scarlet MergerCo with and into aaiPharma, with aaiPharma being the surviving corporation, and (2) the merger of Crimson MergerCo with and into CIMA, with CIMA being the surviving corporation.

      On January 30, 2003, aaiPharma’s board of directors approved a 3-for-2 stock split of aaiPharma common stock. On March 10, 2003, aaiPharma stockholders received one additional share of aaiPharma common stock for every two shares they owned on the record date of February 19, 2003. All aaiPharma share and per share amounts contained in this document have been restated to reflect the stock split for all periods presented.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held                         , 2003

To the Stockholders of aaiPharma Inc.:

     We will hold a special meeting of the stockholders of aaiPharma Inc. on                      , 2003, at     :    .m., North Carolina time, at aaiPharma’s corporate office, located at 2320 Scientific Park Drive, Suite 185, Wilmington, North Carolina, to consider and vote on the following proposals:

1. To adopt the Agreement and Plan of Merger, dated as of August 5, 2003, by and among aaiPharma Inc., CIMA LABS INC., a Delaware corporation, Scarlet Holding Corporation, a Delaware corporation (which we refer to as “New Parent”), Scarlet MergerCo, Inc., a Delaware corporation and a wholly owned subsidiary of New Parent, and Crimson MergerCo, Inc., a Delaware corporation and a wholly owned subsidiary of New Parent;

2. To consider and vote on any proposal to adjourn or postpone the special meeting to a later date, including to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement; and

3. To transact any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

     Pursuant to the merger agreement, Scarlet MergerCo, Inc. will merge with and into aaiPharma and Crimson MergerCo, Inc. will merge with and into CIMA, with each of aaiPharma and CIMA becoming wholly owned subsidiaries of New Parent. At the effective time of the merger, each outstanding share of aaiPharma common stock, par value $0.001 per share, will be converted into the right to receive one share of New Parent common stock, par value $0.01 per share, and each outstanding share of CIMA common stock, par value $0.01 per share, will be converted into the right to receive 1.3657 shares of New Parent common stock.

     We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of the special meeting by the aaiPharma board of directors.

     Only aaiPharma stockholders of record at the close of business on                    , 2003, the record date for the special meeting, may vote at the special meeting and any adjournments or postponements of the special meeting. A complete list of aaiPharma stockholders of record entitled to vote at the special meeting will be available for the 10 days before the special meeting at our executive offices and principal place of business for inspection by aaiPharma stockholders during ordinary business hours for any purpose germane to the special meeting.

     Your vote is very important. Please submit your proxy as soon as possible to make sure that your shares are represented and voted at the special meeting, whether or not you plan to attend the special meeting. To vote your shares, you may complete and return the enclosed proxy card. If you were a stockholder of record of aaiPharma common stock on the record date, you also may cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the adoption of the merger agreement.

     For more information about the mergers described above and the other transactions contemplated by the merger agreement, please review the accompanying joint proxy statement/prospectus and the merger agreement attached to it as Annex A.

     The aaiPharma board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement.

By Order of the Board of Directors,

Albert N. Cavagnaro

Secretary

                   , 2003

Wilmington, North Carolina

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held                     , 2003

To the Stockholders of CIMA LABS INC.:

      We will hold a special meeting of the stockholders of CIMA LABS INC. on                     , 2003, at      :        .m., Minnesota time, at the Radisson Hotel South & Plaza Tower, 7800 Normandale Blvd., Bloomington, Minnesota, to consider and vote on the following proposals:

1. To adopt the Agreement and Plan of Merger, dated as of August 5, 2003, by and among CIMA LABS INC., aaiPharma Inc., a Delaware corporation, Scarlet Holding Corporation, a Delaware corporation (which we refer to as “New Parent”), Scarlet MergerCo, Inc., a Delaware corporation and a wholly owned subsidiary of New Parent, and Crimson MergerCo, Inc., a Delaware corporation and a wholly owned subsidiary of New Parent;

2. To consider and vote on any proposal to adjourn or postpone the special meeting to a later date, including to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement; and

3. To transact any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

      Pursuant to the merger agreement, Crimson MergerCo, Inc. will merge with and into CIMA and Scarlet MergerCo, Inc. will merge with and into aaiPharma, with each of CIMA and aaiPharma becoming wholly owned subsidiaries of New Parent. At the effective time of the merger, each outstanding share of CIMA common stock, par value $0.01 per share, will be converted into the right to receive 1.3657 shares of New Parent common stock, $0.01 par value per share, and each outstanding share of aaiPharma common stock, par value $0.001 per share, will be converted into the right to receive one share of New Parent common stock.

      We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of the special meeting by the CIMA board of directors.

      Only CIMA stockholders of record at the close of business on                     , 2003, the record date for the special meeting, may vote at the special meeting and any adjournments or postponements of the special meeting. A complete list of CIMA stockholders of record entitled to vote at the special meeting will be available for the 10 days before the special meeting at our executive offices and principal place of business for inspection by CIMA stockholders during ordinary business hours for any purpose germane to the special meeting.

      Your vote is very important. Please submit your proxy as soon as possible to make sure that your shares are represented and voted at the special meeting, whether or not you plan to attend the special meeting. To vote your shares, you may complete and return the enclosed proxy card. If you were a stockholder of record of CIMA common stock on the record date, you also may cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the adoption of the merger agreement.

      For more information about the mergers described above and the other transactions contemplated by the merger agreement, please review the accompanying joint proxy statement/prospectus and the merger agreement attached to it as Annex A.

      The CIMA board of directors recommends that you vote “FOR” the adoption of the merger agreement.

By Order of the Board of Directors,

James C. Hawley

Secretary

                    , 2003

Eden Prairie, Minnesota

ANNEXES

Annex A	Agreement and Plan of Merger
Annex B-1	Voting Agreement of Frederick D. Sancilio
Annex B-2	Voting Agreement of Philip S. Tabbiner
Annex B-3	Voting Agreement of Steven B. Ratoff
Annex B-4	Voting Agreement of John M. Siebert
Annex C	Form of Restated Certificate of Incorporation of New Parent
Annex D	Form of By-laws of New Parent
Annex E	Opinion of Banc of America Securities LLC
Annex F	Opinion of Deutsche Bank Securities Inc.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	Why am I receiving this document?

A:	aaiPharma and CIMA have agreed to combine the two companies in a strategic business combination pursuant to the terms of a merger agreement that is described in this document. A copy of the merger agreement is attached to this document as Annex A.

In order to complete the merger, both the aaiPharma and CIMA stockholders must vote to adopt the merger agreement. aaiPharma and CIMA will hold separate special meetings of their respective stockholders to obtain these approvals. This document contains important information about the merger and the special meetings of the respective stockholders of aaiPharma and CIMA, and you should read it carefully. The enclosed voting materials allow you to vote your shares without attending your respective special meeting.

Your vote is important. We encourage you to vote as soon as possible.

Q:	Why are aaiPharma and CIMA proposing the merger?

A:	We believe that the merger will provide substantial strategic and financial benefits to the stockholders of both companies. We believe that the combination of the two companies will create a stronger, science-based specialty pharmaceutical company that is capable of creating more stockholder value than either aaiPharma or CIMA could achieve on its own. We also believe that the combination of aaiPharma and CIMA will allow each company’s stockholders to participate in a larger, more diversified company that will accelerate both companies’ strategies to develop, enhance and commercialize proprietary pharmaceutical brands.

The reasons why the aaiPharma and CIMA boards of directors recommend the merger are discussed in greater detail in “The Merger — Recommendation of the aaiPharma Board of Directors and Its Reasons for the Merger” beginning on page 41 and “The Merger — Recommendation of the CIMA Board of Directors and Its Reasons for the Merger” beginning on page 45.

Q:	When and where are the special meetings of stockholders?

A:	The special meeting of aaiPharma stockholders will take place on , 2003, at 2320 Scientific Park Drive, Suite 185, Wilmington, North Carolina. The special meeting of CIMA stockholders will take place on , 2003, at the Radisson Hotel South & Plaza Tower, 7800 Normandale Blvd., Bloomington, Minnesota.

Q:	What stockholder approvals are required to adopt the merger agreement?

A:	For each of aaiPharma and CIMA, the affirmative vote of the holders of a majority of its shares of common stock outstanding and entitled to vote as of its record date is required to adopt the merger agreement.

Q:	Have any officers or directors of aaiPharma or CIMA already agreed to vote in favor of the adoption of the merger agreement?

A:	Yes. Dr. Frederick D. Sancilio, Executive Chairman of the aaiPharma board of directors and Chief Scientific Officer of aaiPharma, and Dr. Philip S. Tabbiner, President and Chief Executive of aaiPharma and a member of the aaiPharma board of directors, have entered into voting agreements with CIMA agreeing to vote their shares of aaiPharma common stock in favor of the adoption of the merger agreement. As of the aaiPharma record date, Dr. Sancilio and Dr. Tabbiner together held and were entitled to vote % of the outstanding shares of aaiPharma common stock.

Steven B. Ratoff, Chairman of the CIMA board of directors and Interim Chief Executive Officer of CIMA, and Dr. John M. Siebert, a member of the CIMA board of directors, have entered into voting agreements with aaiPharma agreeing to vote their shares of CIMA common stock in favor of the adoption of the merger agreement. As of the CIMA record date, Mr. Ratoff and Dr. Siebert together held and were entitled to vote % of the outstanding shares of CIMA common stock.

Q:	What will happen in the merger?

A:	Prior to entering into the merger agreement, aaiPharma formed Scarlet Holding Corporation, which we refer to as “New Parent.” New Parent, in turn, formed two merger subsidiaries, Scarlet MergerCo, Inc. and Crimson MergerCo, Inc. Scarlet MergerCo will merge with and into aaiPharma and Crimson MergerCo will merge with and into CIMA. These mergers will occur simultaneously. As a result, aaiPharma and CIMA will become wholly owned subsidiaries of New Parent.

Q:	What will be the name of the combined company after the merger?

A:	After the completion of the merger, the name of New Parent will be changed. If aaiPharma and CIMA cannot agree on a name prior to the completion of the merger, the name will be changed to aaiPharma/Cima Inc.

Q:	What will I receive for my shares?

A:	Each aaiPharma stockholder will be entitled to receive one share of New Parent common stock for each share of aaiPharma common stock that the stockholder owns. Each CIMA stockholder will be entitled to receive 1.3657 shares of New Parent common stock for each share of CIMA common stock that the stockholder owns, and cash instead of any fractional shares of New Parent common stock.

Based on the number of shares of aaiPharma and CIMA common stock outstanding on August 4, 2003, the day before the date on which the merger agreement was executed, and based on the treasury stock treatment of all in-the-money aaiPharma and CIMA stock options, former aaiPharma stockholders will hold approximately 59.4%, and former CIMA stockholders will hold approximately 40.6%, of the outstanding shares of New Parent common stock immediately after the merger.

Example: If an aaiPharma stockholder currently owns 100 shares of aaiPharma common stock, after the merger, the stockholder will be entitled to receive 100 shares of New Parent common stock.

Example: If a CIMA stockholder currently owns 100 shares of CIMA common stock, after the merger, the stockholder will be entitled to receive 136 shares of New Parent common stock and an amount in cash equal to the value of 0.57 of a share of New Parent common stock, based on the closing price per share of New Parent common stock on the first trading day following the date on which the merger is completed.

Q:	What are my U.S. federal tax consequences as a result of the merger?

A:	We anticipate that the merger of Scarlet MergerCo with and into aaiPharma and the merger of Crimson MergerCo with and into CIMA each will be treated as a reorganization for U.S. federal income tax purposes and/or that these mergers, taken together, will constitute an exchange described in Section 351 of the Internal Revenue Code. aaiPharma and CIMA will not be obligated to complete the merger unless they receive legal opinions to this effect. If each of the merger of Scarlet MergerCo with and into aaiPharma and the merger of Crimson MergerCo with and into CIMA is a reorganization for U.S. federal income tax purposes and/or these mergers, taken together, constitute an exchange described in Section 351 of the Internal Revenue Code, aaiPharma stockholders and CIMA stockholders who are “U.S. holders” will not recognize gain or loss for U.S. federal income tax purposes in the transaction (except with respect to any cash received by CIMA stockholders instead of fractional shares of New Parent common stock). You are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of the merger to you.

Q:	How do I cast my vote?

A:	After carefully reading and considering the information contained in this document, if you are a holder of record, you may vote in person at your special meeting or by submitting a proxy for your special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope. If you hold your shares in

v

“street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. If you do not provide your broker, banker or nominee with instructions on how to vote your shares, it will not be permitted to vote your shares. Please refer to the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the Internet or telephone.

If you sign, date and send your proxy and do not indicate how you want to vote, your proxy will be voted for the adoption of the merger agreement.

Q:	What will happen if I abstain from voting or fail to vote?

A:	If you abstain from voting or fail to cast your vote by proxy or give voting instructions to your broker, it will have the same effect as a vote against adoption of the merger agreement, unless you are a record holder and appear and vote in person at your special meeting.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at your special meeting by delivering a later-dated, signed proxy card to your company’s Secretary prior to the vote at your company’s special meeting or attending your company’s special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to your company’s Secretary prior to the vote at your company’s special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this document and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a stockholder of both aaiPharma and CIMA, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	Where will my shares of New Parent common stock be listed?

A.	We intend to apply to have the New Parent common stock listed for quotation on the NASDAQ National Market.

Q:	When do you expect to complete the merger?

A:	We currently expect to complete the merger in the fourth quarter of 2003 or the first quarter of 2004.

Q:	Should I send in my share certificates now?

A:	No. After the merger is completed, we will send aaiPharma stockholders and CIMA stockholders written instructions for exchanging their share certificates.

Q:	Do I have appraisal rights?

A:	No. Neither the aaiPharma stockholders nor the CIMA stockholders will have appraisal rights under Delaware law as a result of the merger.

Q:	Who can help answer my questions?

A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this document or the enclosed proxy card, you should contact:

• If you are an aaiPharma stockholder:

aaiPharma Inc.

2320 Scientific Park Drive
Wilmington, North Carolina 28405
(910) 254-7000
Attention: Investor Relations
E-mail: invest@aaipharma.com
Website: www.aaiPharma.com

or

Georgeson Shareholder Communications, Inc.

17 State Street, 10th Floor
New York, NY 10004
(888) 679-2864 (toll free in the U.S.)
E-mail: aaiinfo@gscorp.com

• If you are a CIMA stockholder:

CIMA LABS INC.

10000 Valley View Road
Eden Prairie, Minnesota 55344
(952) 947-8700
Attention: Investor Relations
E-mail: investorrelations@cimalabs.com
Website: www.cimalabs.com

or

MacKenzie Partners, Inc.

105 Madison Avenue, 14th Floor
New York, NY 10016
(800) 322-2885 (toll free in the U.S.)
E-mail: ldennedy@mackenziepartners.com

Q:	Where can I find more information about the companies?

A:	You can find more information about aaiPharma and CIMA from various sources described under “Where You Can Find More Information” beginning on page 116.

SUMMARY

      This summary highlights selected information from this document and may not contain all the information about the merger that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the annexes, and the other documents to which we have referred you. In addition, we encourage you to read the information incorporated by reference into this document, which includes important business and financial information about aaiPharma and CIMA that we have filed with the Securities and Exchange Commission, or SEC. For information on how to obtain the documents that we have filed with the SEC, see “References to Additional Information” on the inside front cover of this document and “Where You Can Find More Information” beginning on page 116.

The Companies

aaiPharma Inc.

      aaiPharma is a science-based specialty pharmaceutical company focused on the research and development of pharmaceuticals and the marketing and promotion of branded pharmaceutical products that aaiPharma develops or acquires. aaiPharma has over 23 years of pharmaceutical research and development experience, with operations primarily in the United States and Europe. Since August 2001, aaiPharma has acquired three branded product lines — the M.V.I. and Aquasol family of products, Brethine, and the Darvon and Darvocet family of products. In addition, aaiPharma is developing its own proprietary products, as well as developing improvements and line extensions to its acquired products, by applying its scientific expertise and portfolio of proprietary and in-licensed drug-delivery technologies. aaiPharma also generates revenues by providing a comprehensive spectrum of pharmaceutical research and development services on a fee-for-service basis to a broad base of customers, including large pharmaceutical companies such as AstraZeneca PLC, Bayer AG, Eli Lilly and Company, Novartis Corporation, Medicis Pharmaceuticals Corp., and Roche Pharmaceuticals.

      In 2001, aaiPharma began acquiring established, branded pharmaceutical products within its three targeted therapeutic classes — critical care, pain management, and gastrointestinal diseases. aaiPharma seeks to acquire products whose sales it believes can be increased through enhanced marketing and promotion and that aaiPharma can improve by applying its significant research and development capabilities.

      aaiPharma operates through the following businesses:

•	Pharmaceuticals Division. The Pharmaceuticals Division of aaiPharma (including its wholly owned subsidiary aaiPharma LLC) commercializes branded pharmaceutical products in aaiPharma’s targeted therapeutic classes. aaiPharma markets and promotes its branded products directly through its sales force to high-prescribing physicians of aaiPharma products and other products in the targeted therapeutic classes. aaiPharma’s Pharmaceuticals Division had $128.5 million of net revenues in 2002.

•	Research and Development Division. aaiPharma’s Research and Development Division provides research and development expertise and its portfolio of drug-delivery technologies and intellectual property rights, which it uses to enhance and develop products that are innovative, safer or more effective, convenient or cost-efficient. aaiPharma applies this expertise to internally develop its own new products and to improve acquired products. In addition, it offers these product improvement, or life cycle management, activities to its customers for royalties, milestone payments and fees. Net revenues for aaiPharma’s Research and Development Division in 2002 were $19.6 million.

•	AAI Development Services. AAI Development Services offers a comprehensive range of pharmaceutical product development services on an international basis. These services include formulation, development, analytical, microbiological, bioanalytical and stability testing services, biotechnology analysis and synthesis, human clinical trials, regulatory consulting, and manufactur-

ing. These services generally are provided on a fee-for-service basis. Net revenues for AAI Development Services in 2002 were $82.4 million.

      aaiPharma is a Delaware corporation. Its principal executive offices are located at 2320 Scientific Park Drive, Wilmington, North Carolina 28405, and its telephone number there is (910) 254-7000.

      For additional information about aaiPharma and its business, see “Where You Can Find More Information” beginning on page 116.

CIMA LABS INC.

      CIMA enters into collaborative agreements with pharmaceutical companies to develop and manufacture products based on CIMA’s proprietary OraSolv and DuraSolv orally disintegrating tablet, or ODT, technologies, which are oral dosage forms that dissolve quickly in the mouth without chewing or the need for water. CIMA currently manufactures three prescription and three over-the-counter pharmaceutical brands, applying its DuraSolv and OraSolv ODT technologies to the products of such brands. The three prescription brands include Zomig-ZMT and its equivalent for non-U.S. markets for AstraZeneca, Remeron SolTab for Organon, and NuLev for Schwarz Pharma; and the three over-the-counter brands are Triaminic Softchews for Novartis, Tempra FirsTabs for a Canadian affiliate of Bristol-Myers Squibb, and Alavert for Wyeth.

      CIMA believes that the attributes of its OraSolv and DuraSolv ODT technologies may enable consumers in certain age groups or with limited ability to swallow conventional tablets to receive medication in an oral dosage form that is more convenient than traditional tablet-based oral dosage forms. Both OraSolv and DuraSolv technologies are capable of incorporating taste masked active drug ingredients into tablets that have the following potential benefits:

•	ease of administration;

•	improved dosing compliance; and

•	increased dosage accuracy compared to liquid formulations.

      In addition to CIMA’s proprietary OraSolv and DuraSolv ODT technologies, CIMA is developing several new drug delivery technologies. One new technology is CIMA’s sustained release technology, which adds sustained release properties to the fast dissolve and taste masking attributes available with its DuraSolv and OraSolv technologies. CIMA is also developing new OraVescent drug delivery technologies that include OraVescent SL for drug delivery under the tongue and OraVescent BL for drug delivery between the gum and the cheek. An additional OraVescent technology, OraVescent SS, is designed for site-specific administration, which may allow an active drug ingredient to be transported to a specific part of the gastrointestinal tract where it is released for absorption. CIMA originally designed and continues to design its OraVescent technologies to improve the transport of active drug ingredients that are poorly absorbed across mucosal membranes in the oral cavity or the gastrointestinal tract. In addition, CIMA is evaluating its proprietary microemulsions technology which may improve the bioavailability of a wide range of active drug ingredients that may otherwise not be suitable for administration in a solid oral dosage form.

      CIMA’s proprietary technologies enable its pharmaceutical company partners to differentiate their products from competing products. CIMA’s technologies may also provide benefits to the healthcare system more generally. For example, improved compliance with prescribed drug regimens can enhance therapeutic outcomes and potentially reduce overall costs.

      CIMA’s development and manufacture of ODT and enhanced-absorption oral drug delivery systems are operated within a single business segment. CIMA’s revenues are comprised of three components: (1) revenue from net sales of products CIMA manufactures for pharmaceutical companies by applying its proprietary technologies to the products, (2) revenues from product development fees and licensing revenues for development activities CIMA conducts through collaborative agreements with pharmaceutical companies, and (3) revenues from royalties on the sales of products CIMA manufactures, which are sold by pharmaceutical companies under licenses from CIMA. Total operating revenues for CIMA in 2002 were $46.6 million.

      CIMA is a Delaware corporation. Its principal executive offices are at 10000 Valley View Road, Eden Prairie, Minnesota 55344-9361, and its telephone number there is (952) 947-8700.

      For additional information about CIMA and its business, see “Where You Can Find More Information” beginning on page 116.

Scarlet Holding Corporation

      aaiPharma formed New Parent solely for the purpose of effecting the merger, and to date New Parent has not conducted any activities other than those incident to its formation, the formation of Scarlet MergerCo and Crimson MergerCo, the execution of the merger agreement and the preparation of this document. Upon completion of the merger, aaiPharma and CIMA will become wholly owned subsidiaries of New Parent and the business of New Parent will be the businesses currently conducted by aaiPharma and CIMA.

      New Parent is a Delaware corporation. Its principal executive offices are at 2320 Scientific Park Drive, Wilmington, North Carolina 28405, and its telephone number there is (910) 254-7000. New Parent’s headquarters will remain in Wilmington, North Carolina after the merger.

The Merger

      aaiPharma and CIMA have agreed to a strategic business combination of the two companies under the terms of the merger agreement that is described in this document and attached as Annex A. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the merger.

      Under the terms of the merger agreement, Scarlet MergerCo will merge with and into aaiPharma and Crimson MergerCo will merge with and into CIMA, with aaiPharma and CIMA surviving as wholly owned subsidiaries of New Parent. Pursuant to the merger, each share of aaiPharma common stock will be converted into the right to receive one share of New Parent common stock and each share of CIMA common stock will be converted into the right to receive 1.3657 shares of New Parent common stock and cash instead of fractional shares of New Parent common stock. Based on the number of shares of aaiPharma and CIMA common stock outstanding on August 4, 2003, the date immediately prior to the execution of the merger agreement, and based on the treasury stock treatment of all in-the-money aaiPharma and CIMA stock options, former aaiPharma stockholders will own approximately 59.4%, and former CIMA stockholders will own approximately 40.6%, of the outstanding shares of New Parent common stock immediately after the merger.

Recommendations of the Boards of Directors

      aaiPharma (page 41)

      On August 4, 2003, after due consideration, the aaiPharma board of directors unanimously:

•	determined that it was advisable for aaiPharma to enter into the merger agreement and that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of aaiPharma and its stockholders;

•	approved the merger agreement; and

•	recommended that aaiPharma stockholders vote for the adoption of the merger agreement.

CIMA (page 45)

      On August 5, 2003, after due consideration, the CIMA board of directors:

•	determined that it was advisable for CIMA to enter into the merger agreement and that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of CIMA and its stockholders;

•	approved the merger agreement; and

•	recommended that CIMA stockholders vote for the adoption of the merger agreement.

      One member of the CIMA board of directors, Terrence W. Glarner, opposed the approval of the merger agreement and does not recommend adoption of the merger agreement.

      To review the background and reasons for the merger in greater detail, see pages 33 through 48.

Stockholders Entitled to Vote; Vote Required

aaiPharma (page 27)

      You may vote at the aaiPharma special meeting if you owned aaiPharma common stock at the close of business on                     , 2003, the record date for the aaiPharma special meeting. On that date, there were                     shares of aaiPharma common stock outstanding and entitled to vote. You may cast one vote for each share of aaiPharma common stock that you owned on that date. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of aaiPharma common stock entitled to vote at the aaiPharma special meeting.

CIMA (page 30)

      You may vote at the CIMA special meeting if you owned CIMA common stock at the close of business on                     , 2003, the record date for the CIMA special meeting. On that date, there were                     shares of CIMA common stock outstanding and entitled to vote. You may cast one vote for each share of CIMA common stock that you owned on that date. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of CIMA common stock entitled to vote at the CIMA special meeting.

Stockholder Voting Agreements (page 86)

      CIMA has entered into stockholder voting agreements with Dr. Sancilio, Executive Chairman of the aaiPharma board of directors and Chief Scientific Officer of aaiPharma, and Dr. Tabbiner, President and Chief Executive of aaiPharma and a member of the aaiPharma board of directors, pursuant to which these stockholders agreed, among other things, to vote all of the shares of aaiPharma common stock beneficially owned by them in favor of the adoption of the merger agreement. As of the aaiPharma record date, these stockholders owned and were entitled to vote an aggregate of                     shares of aaiPharma common stock, representing approximately           % of the outstanding shares of aaiPharma common stock on that date.

      aaiPharma has entered into stockholder voting agreements with Mr. Ratoff, Chairman of the CIMA board of directors and Interim Chief Executive Officer of CIMA, and Dr. Siebert, a member of the CIMA board of directors, pursuant to which these stockholders agreed, among other things, to vote all of the shares of CIMA common stock beneficially owned by them in favor of the adoption of the merger agreement. As of the CIMA record date, these stockholders owned and were entitled to vote an aggregate of                     shares of CIMA common stock, representing approximately           % of the outstanding shares of CIMA common stock on that date.

Fairness Opinions of Financial Advisors

aaiPharma (page 49)

      On August 4, 2003, Banc of America Securities LLC, financial advisor to aaiPharma, delivered its opinion to the aaiPharma board of directors that, as of that date, and based upon and subject to the considerations described in its opinion, the exchange ratios in the merger were fair from a financial point of view to aaiPharma’s stockholders.

      The full text of the Banc of America Securities opinion is attached as Annex E to this document. aaiPharma and CIMA encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. The opinion is directed to the aaiPharma board of directors and does not constitute a recommendation by Banc of America Securities to any stockholder as to any matters relating to the merger.

CIMA (page 54)

      On August 5, 2003, Deutsche Bank Securities Inc., financial advisor to CIMA, delivered its opinion to the CIMA board of directors that, as of that date, and based upon and subject to the considerations described in the fairness opinion, the exchange ratio of 1.3657 shares of New Parent common stock for each share of CIMA common stock in the merger was fair from a financial point of view to CIMA’s stockholders.

      The opinion of Deutsche Bank is attached as Annex F to this document. CIMA and aaiPharma encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. The opinion is directed to the CIMA board of directors and does not constitute a recommendation by Deutsche Bank Securities to any stockholder as to any matter relating to the merger.

Interests of aaiPharma and CIMA Directors and Executive Officers in the Merger (page 63)

      Members of the aaiPharma and CIMA boards of directors and aaiPharma’s and CIMA’s executive officers may have interests in the merger that differ from, or are in addition to, those of other aaiPharma and CIMA stockholders. For example:

•	upon completion of the merger, certain directors and executive officers of aaiPharma and CIMA will serve as directors and executive officers of New Parent and executive officers of aaiPharma and CIMA;

•	all options to purchase aaiPharma or CIMA common stock, including options held by directors and executive officers of aaiPharma and CIMA, are expected to fully vest and become exercisable immediately prior to the merger, and executive officers and directors who lose their positions as a result of the merger will, or may, have additional time to exercise their options;

•	at the effective time of the merger, New Parent will assume all obligations of aaiPharma under Dr. Sancilio’s existing employment agreement;

•	executive officers of aaiPharma and CIMA may be entitled to severance benefits if their employment is terminated;

•	current and former directors and officers of aaiPharma and CIMA will continue to be indemnified indefinitely and will have the benefit of liability insurance for six years after the merger; and

•	New Parent will assume the obligations of aaiPharma under a registration rights agreement that grants to certain aaiPharma stockholders, including various Goldman Sachs & Co. investment partnerships and Dr. Sancilio, James Waters and William Underwood, all of whom are current directors of aaiPharma, rights to cause aaiPharma to register for sale the shares of common stock they beneficially owned at the time the registration rights agreement was signed.

Listing of New Parent Common Stock and Delisting and Deregistration of aaiPharma and CIMA Common Stock (pages 67 and 70)

      We will apply to have the shares of New Parent common stock issued pursuant to the merger approved for listing on the NASDAQ National Market, and we expect that New Parent common stock will trade there under the symbol “                    .” If the merger is completed, aaiPharma and CIMA common stock will no longer be listed on the NASDAQ National Market and will be deregistered under the Securities Exchange Act.

Comparative Stock Prices and Dividends (page 94)

      Shares of aaiPharma common stock and shares of CIMA common stock are listed on the NASDAQ National Market under the trading symbols “AAII” and “CIMA,” respectively. The following table presents the last reported sales price per share of aaiPharma common stock and CIMA common stock as reported by the NASDAQ National Market System on August 4, 2003, the last full trading day prior to the public announcement of the merger, and on                               , 2003, the last trading day for which this information could be obtained prior to the date of this document. The table also includes the pro forma equivalent per share value of CIMA common stock on those dates. The pro forma equivalent per share value of CIMA common stock reflects the value of CIMA common stock relative to the value of aaiPharma common stock on these dates, by multiplying the CIMA exchange ratio of 1.3657 by the price per share of aaiPharma common stock. Neither aaiPharma nor CIMA can give any assurance as to the market price of New Parent common stock after the merger.

Pro Forma
Equivalent Per
	aaiPharma	CIMA	Share Value of
	Common	Common	CIMA Common
	Stock	Stock	Stock

August 4, 2003	$18.02	$24.61	$24.61
, 2003	$	$	$

The Merger Agreement

Conditions to the Completion of the Merger (page 80)

      Each of aaiPharma’s and CIMA’s obligation to complete the merger is subject to the satisfaction or waiver of a number of conditions, including the following:

•	the adoption of the merger agreement by aaiPharma and CIMA stockholders;

•	the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the HSR Act);

•	the declaration of effectiveness of the registration statement of New Parent on Form S-4, of which this document forms a part, by the SEC, and the absence of any stop order or pending proceedings seeking a stop order before the SEC;

•	the approval for listing by the NASDAQ National Market of the shares of New Parent common stock to be issued pursuant to the merger, or to be issued upon the exercise of CIMA stock options and aaiPharma stock options, subject to official notice of issuance;

•	the receipt from counsel to each of aaiPharma and CIMA of written opinions as to certain federal tax consequences of the merger;

•	the absence of breaches of representations and warranties of aaiPharma or CIMA in the merger agreement, except in general where the breaches would not reasonably be expected to have a material adverse effect on the representing party;

•	material performance of each party’s obligations under the merger agreement;

•	the absence of any material adverse effect on aaiPharma or CIMA; and

•	the appointment to the board of directors of New Parent and as officers of New Parent of the persons designated to fill those positions in accordance with the merger agreement.

      Where legally permissible, a party may waive a condition to its obligation to complete the merger even though that condition has not been satisfied.

No Solicitation Covenant (page 77)

      The merger agreement contains restrictions on the ability of aaiPharma and CIMA to solicit, engage in discussions or negotiations with, furnish non-public information to, or enter into an agreement with, a third party with respect to a proposal to acquire a significant interest in aaiPharma or CIMA. Notwithstanding these restrictions, the merger agreement provides that under specified circumstances, if either aaiPharma or CIMA receives an acquisition proposal from a third party that its board determines is superior to the merger, or that there is a reasonable likelihood that the proposal would reasonably be expected to result in a proposal that is superior to the merger, it may furnish non-public information to that third party and engage in negotiations with that third party regarding an acquisition proposal.

Termination of the Merger Agreement (page 81)

      aaiPharma and CIMA may mutually agree to terminate the merger agreement and abandon the merger at any time prior to completion of the merger, whether before or after aaiPharma and CIMA stockholders have adopted the merger agreement. In addition, either company could decide, without the consent of the other, to terminate the merger agreement in a number of situations, including situations where:

•	the merger is not completed by December 31, 2003 (as that date may be extended under the merger agreement);

•	a court or governmental authority permanently prohibits completion of the merger;

•	the aaiPharma stockholders or CIMA stockholders fail to adopt the merger agreement at their respective special meetings;

•	the board of directors of the other party withdraws or adversely modifies its recommendation of the merger or fails to recommend that its stockholders reject a tender offer made by a third party after being requested to do so by the other party;

•	the other party fails to hold its stockholders meeting by December 23, 2003 (as such date may be extended under the merger agreement);

•	the other party breaches its representations, warranties or covenants in the merger agreement, which results in a failure of one of the conditions to the completion of the merger being satisfied, and the breaches are not, and cannot be, cured by December 31, 2003 (as that day may be extended under the merger agreement); or

•	either aaiPharma or CIMA receives a superior proposal, prior to its stockholders’ adoption of the merger agreement, from a third party and its board of directors has determined in good faith, after consultation with outside counsel, that failure to accept the superior proposal would constitute a breach of its fiduciary duties, subject to certain conditions.

Termination Fees and Other Expenses (pages 82 and 84)

      If the merger agreement is terminated, either aaiPharma or CIMA, in specified circumstances, may be required to pay a termination fee of $11.5 million to the other party or to reimburse up to $5.5 million of the other party’s expenses.

Effect on Outstanding Stock Options (page 76)

      In general, upon completion of the merger, options to purchase shares of aaiPharma and CIMA common stock will be converted into options to purchase shares of New Parent common stock. The conversion ratios and exercise prices will be determined pursuant to the merger agreement. All outstanding aaiPharma and CIMA options will become fully vested and exercisable at or immediately prior to the effective time of the merger. New Parent has agreed to assume aaiPharma’s and CIMA’s stock option plans at the effective time of the merger.

Accounting Treatment (page 67)

      New Parent will account for the merger under the purchase method of accounting for business combinations under United States generally accepted accounting principles.

Regulatory Matters (page 67)

      Under the HSR Act, we cannot complete the merger until we have notified the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission, or FTC, of the merger, furnished them with certain information and materials, and allowed the applicable waiting periods to terminate or expire. aaiPharma and CIMA intend to file notification and report forms under the HSR Act with the FTC and the Department of Justice. Although we do not expect regulatory authorities to raise any significant objections in connection with their review of the merger, we cannot assure you that we will obtain all required regulatory approvals or that these regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to New Parent after the completion of the merger. These conditions or changes could result in the conditions to the merger not being satisfied.

Directors and Management Following the Merger (page 89)

      At the completion of the merger, the New Parent board of directors will initially consist of eight members, four designated by aaiPharma from its current board of directors and four designated by CIMA from its current board of directors. The merger agreement provides that aaiPharma will designate three of its initial board designees, and CIMA will designate two of its initial board designees, all of whom must be independent, to serve on a selection committee of the New Parent board of directors. This selection committee will select and appoint between one and three additional members of the New Parent board of directors shortly after completion of the merger. These additional members must be independent directors unless the selection committee unanimously agrees otherwise.

      Dr. Sancilio will serve as Executive Chairman and Mr. Ratoff will serve as Vice Chairman of the New Parent board of directors. Dr. Tabbiner will serve as President and Chief Executive Officer of New Parent.

SELECTED HISTORICAL FINANCIAL DATA

      aaiPharma and CIMA are providing the following financial information to aid you in your analysis of the financial aspects of the merger. The summary selected financial data of aaiPharma has been derived from the audited consolidated financial statements and related notes of aaiPharma for each of the years in the five-year period ended December 31, 2002, and the unaudited consolidated financial statements for the six months ended June 30, 2003 and June 30, 2002. The summary selected financial data of CIMA has been derived from the audited financial statements and related notes of CIMA for each of the years in the five-year period ended December 31, 2002, and the unaudited financial statements for the six months ended June 30, 2003 and June 30, 2002. This information is only a summary, and you should read it in conjunction with the historical financial statements of aaiPharma and CIMA and the related notes contained in the annual reports and other information that aaiPharma and CIMA have previously filed with the SEC. See “Where You Can Find More Information” beginning on page 116.

Selected Historical Consolidated Financial Data of aaiPharma

	Six Months Ended
	June 30,		Year Ended December 31,

	2003	2002	2002	2001	2000	1999	1998

	(In thousands, except per share data)
Statement of Operations Data:
Net revenues	$134,781	$107,067	$230,510	$141,073	$104,245	$102,175	$98,243
Direct costs (excluding depreciation)	47,533	42,441	81,458	67,197	47,642	52,611	48,156
Selling	15,935	9,984	23,077	13,749	11,652	11,945	9,782
General and administrative	21,318	18,919	40,108	26,538	23,773	21,992	19,424
Depreciation and amortization	5,362	4,472	9,571	7,755	7,253	7,249	5,394
Research and development	10,074	9,864	20,854	10,482	11,891	10,760	5,884
Direct pharmaceutical start-up costs	—	—	—	2,123	—	—	—
Transaction, integration and restructuring costs(1)	—	—	—	—	—	6,400	—

Income (loss) from operations	34,559	21,387	55,442	13,229	2,034	(8,782)	9,603
Other (expense) income, net	(10,338)	(8,173)	(18,905)	(4,090)	(1,916)	(1,409)	502
Loss from extinguishment of debt	—	(8,053)	(8,053)	—	—	—	—

Income (loss) before income taxes and cumulative effect of accounting change	24,221	5,161	28,484	9,139	118	(10,191)	10,105
Provision for (benefit from) income taxes	9,077	2,307	11,170	3,199	(441)	(2,278)	3,567

Income (loss) before cumulative effect of accounting change	15,144	2,854	17,314	5,940	559	(7,913)	6,538
Cumulative effect of a change in accounting principle, net of a tax benefit of $495	—	—	—	—	(961)	—	—

Net income (loss)	$15,144	$2,854	$17,314	$5,940	$(402)	$(7,913)	$6,538

Basic earnings (loss) per share:
Income (loss) before cumulative effect of accounting change	$0.55	$0.10	$0.63	$0.22	$0.02	$(0.31)	$0.25
Cumulative effect of accounting change	—	—	—	—	(0.04)	—	—

Net income (loss)	$0.55	$0.10	$0.63	$0.22	$(0.02)	$(0.31)	$0.25

Weighted average shares outstanding	27,590	27,236	27,348	26,691	26,232	25,806	25,686

Diluted earnings (loss) per share:
Income (loss) before cumulative effect of accounting change	$0.53	$0.10	$0.61	$0.22	$0.02	$(0.31)	$0.25
Cumulative effect of accounting change	—	—	—	—	(0.04)	—	—

Net income (loss)	$0.53	$0.10	$0.61	$0.22	$(0.02)	$(0.31)	$0.25

Weighted average shares outstanding	28,442	28,580	28,359	27,462	26,657	25,806	26,583

	June 30,		December 31,

	2003	2002	2002	2001	2000	1999	1998

	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$8,132	$4,212	$6,532	$6,371	$1,225	$1,988	$12,299
Working capital	21,279	17,530	15,357	20,493	10,558	6,507	26,160
Property and equipment, net	55,968	52,425	53,125	37,035	42,161	45,026	38,802
Goodwill, net	211,759	209,984	210,792	49,380	10,554	12,391	14,964
Intangible assets, net	88,168	90,541	89,078	39,124	712	649	545
Total assets	451,994	443,377	440,325	196,286	112,151	123,558	121,252
Long-term debt, less current portion	259,271	304,492	277,899	78,878	509	962	7,749
Redeemable warrants	—	—	—	2,855	—	—	—
Total stockholders’ equity	117,709	83,587	99,450	76,364	65,721	66,558	75,122

(1)	In connection with aaiPharma’s merger with Medical & Technical Research Associates, Inc., aaiPharma recorded a $6.4 million unusual item in 1999.

Selected Historical Financial Data of CIMA

	Six Months Ended
	June 30,		Years Ended December 31,

	2003	2002	2002	2001	2000	1999	1998

	(In thousands, except per share data)
Statement of Operations Data:
Net revenues	$34,945	$18,583	$46,625	$32,026	$23,919	$13,392	$7,612
Costs of goods sold	15,202	7,028	18,797	16,001	12,410	7,546	4,476
Research and product development	5,210	4,455	10,869	6,385	4,958	4,388	3,307
Selling, general and administrative	6,429	3,644	7,166	5,090	3,880	2,836	3,138

Operating income (loss)	8,104	3,456	9,793	4,550	2,671	(1,378)	(3,309)
Other income, net	1,915	3,676	6,383	10,334	2,114	116	122

Income (loss) before income taxes and cumulative effect of accounting change	10,019	7,132	16,176	14,884	4,785	(1,262)	(3,187)
Cumulative effect of a change in accounting principle	—	—	—	—	(799)	—	—
Provision for (benefit from) income taxes	3,177	(440)	(2,441)	(104)	—	—	—

Net income (loss)	$6,842	$7,572	$18,617	$14,988	$3,986	$(1,262)	$(3,187)

Basic earnings (loss) per share:
Income (loss) before cumulative effect of accounting change	$0.48	$0.53	$1.31	$1.03	$0.43	$(0.13)	$(0.33)
Cumulative effect of accounting change	—	—	—	—	(0.07)	—	—

Net income (loss)	$0.48	$0.53	$1.31	$1.03	$0.36	$(0.13)	$(0.33)

Weighted average shares outstanding	14,328	14,164	14,193	14,559	11,151	9,615	9,610

Diluted earnings (loss) per share:
Income (loss) before cumulative effect of accounting change	$0.47	$0.52	$1.28	$0.97	$0.39	$(0.13)	$(0.33)
Cumulative effect of accounting change	—	—	—	—	(0.07)	—	—

Net income (loss)	$0.47	$0.52	$1.28	$0.97	$0.32	$(0.13)	$(0.33)

Weighted average shares outstanding	14,683	14,631	14,599	15,503	12,385	9,615	9,610

	June 30,		December 31,

	2003	2002	2002	2001	2000	1999	1998

	(In thousands)
Balance Sheet Data:
Cash and investments	$133,740	$144,057	$131,681	$149,504	$163,162	$2,481	$2,723
Accounts receivable	12,909	8,870	14,621	8,963	7,680	3,058	1,655
Inventories	5,947	3,991	4,082	3,771	1,381	2,772	479
Working capital	89,118	60,534	83,699	33,543	109,719	4,198	2,907
Property and equipment, net	70,520	43,869	61,074	27,761	15,741	10,359	9,430
Total assets	235,468	211,852	225,353	198,931	189,462	19,270	14,916
Accumulated deficit	(1,545)	(19,431)	(8,386)	(27,003)	(41,991)	(45,977)	(44,715)
Total stockholders’ equity	223,572	201,068	213,301	194,777	186,925	11,574	12,656

SUMMARY SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

      The following summary selected unaudited pro forma combined financial data has been derived from and should be read together with the unaudited pro forma combined financial statements and related notes beginning on page 96, which are preliminary and have been made solely for purposes of developing the pro forma information. This information is based on the historical consolidated balance sheets and related adjusted historical consolidated statements of operations of aaiPharma and the historical balance sheets and related adjusted historical statements of operations of CIMA, and gives effect to the merger using the purchase method of accounting for business combinations. aaiPharma’s historical income statements have been adjusted for the pro forma impact of the acquisition of the Darvon and Darvocet branded product lines and related inventories on March 28, 2002. CIMA’s historical statements of operations have been adjusted for the pro forma impact of reclassification of items to conform to the presentation of aaiPharma’s historical statements of operations. See “Unaudited Pro Forma Combined Financial Information — Supplemental Schedules” beginning on page 103.

      The following summary selected unaudited pro forma combined financial data is intended to provide you with a better description of what our operating results might have been had aaiPharma and CIMA actually been combined as of the beginning of the pro forma periods presented. The data is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the summary selected unaudited pro forma combined financial data as being indicative of the historical results that would have been achieved had the companies always been combined or of the financial position and operating results that New Parent will experience after the merger.

	Six Months Ended	Year Ended
	June 30, 2003	December 31, 2002

	(In thousands, except
	per share amounts)
Income Statement Data
Net revenues	$169,726	$286,867
Income from operations	39,827	66,338
Earnings per share
Basic	0.43	0.58
Diluted	0.41	0.55

At June 30, 2003

(In thousands)
Balance Sheet Data
Total assets	$751,123
Long-term debt	185,324

COMPARATIVE PER SHARE DATA

      Set forth below are net income and book value per common share amounts for aaiPharma and CIMA on a historical basis, aaiPharma and CIMA on a pro forma combined basis per CIMA common share, and aaiPharma and CIMA on a pro forma combined basis per aaiPharma common share. Neither aaiPharma nor CIMA paid a cash dividend during any of the periods presented below.

      The pro forma combined data were derived by combining the adjusted historical consolidated financial information of aaiPharma and CIMA using the purchase method of accounting for business combinations as described under “Unaudited Pro Forma Combined Financial Information” beginning on page 96.

      You should read the information below together with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC and that we have incorporated by reference in this document. See “Where You Can Find More Information” beginning on page 116. The unaudited pro forma combined data below are for illustrative purposes only.

The financial results may have been different had the companies always been combined. You should not rely on this information to be indicative of the historical results that would have been achieved had the companies always been combined or of the future results that New Parent will experience after the merger.

	Six Months Ended	Year Ended
	June 30, 2003	December 31, 2002

aaiPharma historical data, per common share
Net income — basic	$0.55	$0.63
Net income — diluted	0.53	0.61
Book value at end of period	4.23	3.60
CIMA historical data, per common share
Net income — basic	0.48	1.31
Net income — diluted	0.47	1.28
Book value at end of period	15.44	14.97
aaiPharma and CIMA combined pro forma data, per CIMA common share
Net income — basic	1.44	1.95
Net income — diluted	1.41	1.90
Book value at end of period	13.76	—
CIMA and aaiPharma combined pro forma data, per aaiPharma common share
Net income — basic	0.75	1.01
Net income — diluted	0.73	0.98
Book value at end of period	10.20	—

RISKS RELATING TO THE MERGER

      In addition to the other information included or incorporated by reference in this document (including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26), you should consider carefully the matters described below in determining whether to vote in favor of the adoption of the merger agreement. You should also read and consider the risks associated with each of the businesses of aaiPharma and CIMA that are described in our respective Annual Reports on Form 10-K for the year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003 that have been filed with the SEC. These reports are incorporated by reference into this document. Additional risks and uncertainties not presently known to aaiPharma and CIMA or that we do not currently believe to be important to you also may adversely affect New Parent following the merger.

The value of the shares of New Parent common stock that you will be entitled to receive upon the completion of the merger will fluctuate and may be less than the value of your shares of aaiPharma common stock or CIMA common stock as of the date of the merger agreement or on the dates of the special meetings.

      Upon completion of the merger, all shares of aaiPharma common stock and CIMA common stock will be converted into the right to receive shares of New Parent common stock. The ratios at which the shares will be converted are fixed, and there will be no adjustment for changes in the market price of either aaiPharma common stock or CIMA common stock. Neither company is permitted to abandon the merger or resolicit the vote of its stockholders solely because of changes in the market price of either company’s common stock.

      There may be some lapse of time between the dates when the aaiPharma stockholders and CIMA stockholders vote on the adoption of the merger agreement at their special meetings and the date when the merger is completed. The relative or absolute prices of shares of aaiPharma common stock and CIMA common stock may vary between the dates of the merger agreement, this document, the special meetings and the completion of the merger. These variations may be caused by, among other factors, changes in the businesses, operations, results and prospects of aaiPharma and CIMA, market expectations of the likelihood that the merger will be completed and the timing of its completion, the prospects for our post-merger operations, and general market and economic conditions.

      In addition, the market value of the shares of New Parent common stock that you will be entitled to receive in exchange for your shares of aaiPharma and CIMA common stock pursuant to the merger will not be known at the time of the special meetings because the shares of New Parent common stock will not trade publicly until the completion of the merger. As a result, it is impossible to predict accurately the market price of the New Parent common stock to be received by aaiPharma stockholders and CIMA stockholders until after the completion of the merger. Accordingly, the prices of aaiPharma common stock and CIMA common stock on the dates of the special meetings may not be indicative of the price of New Parent common stock after the merger is completed.

The integration of aaiPharma and CIMA following the merger will present significant challenges that may result in the combined company not operating as effectively as expected or in a failure to achieve the anticipated potential benefits of the merger.

      The success of the merger will depend, in part, on the ability of New Parent to realize the anticipated synergies, cost savings and growth opportunities from integrating the businesses of aaiPharma and CIMA. New Parent’s success in realizing these benefits and the timing of this realization depend upon the successful integration of the operations of aaiPharma and CIMA. The integration of two independent companies is a complex, costly and time-consuming process and may disrupt both companies’ businesses if not completed in a timely and efficient manner. The difficulties of combining the operations of the companies include, among others:

•	retaining key officers and employees;

•	consolidating corporate and administrative infrastructures;

•	coordinating sales and marketing functions;

•	preserving the customer, supplier, research and development, distribution, marketing, promotion and other important relationships of aaiPharma and CIMA;

•	successfully commercializing products under development and increasing revenues from existing marketed products;

•	consolidating research and development and manufacturing operations;

•	minimizing the diversion of management’s attention from ongoing business concerns; and

•	coordinating geographically separate organizations.

      We cannot assure you that the integration of aaiPharma’s and CIMA’s businesses will result in the realization of the full benefits anticipated by us to result from the merger.

Estimates of cost savings and cost saving components are inherently uncertain, and there can be no assurance as to the accuracy of these estimates.

      The cost savings estimates are based on a number of assumptions, including that the combined company will be able to implement necessary cost saving programs, such as the elimination of duplicative public company costs, tax planning strategies, interest expense savings, economies of scale in manufacturing from increased capacity utilization and elimination of duplicative administrative programs, within a defined period. In addition, the cost savings estimates assume that the combined company will be able to realize merger efficiencies such as research and development synergies. If New Parent fails to achieve the anticipated cost savings of the merger, its financial condition and results of operations could suffer materially.

Certain contracts with suppliers, distributors, customers, licensors, lenders and other business partners require aaiPharma or CIMA to obtain consent from these parties in connection with the merger.

      aaiPharma and CIMA have contracts with certain suppliers, distributors, customers, licensors, lenders, and other business partners. Some of these contracts, such as aaiPharma’s senior credit agreement, require either aaiPharma or CIMA to obtain consent from these other parties in connection with the proposed transaction or provide the other parties with additional rights upon consummation of the transaction. In particular, one joint venture development partner has the right to acquire aaiPharma’s interest in the joint venture at fair value if the merger is completed without the development partner’s consent. If consents cannot be obtained or certain rights are exercised, New Parent may suffer a loss of potential future revenue and may lose rights that are material to the business of New Parent after the transaction, or the debts of its subsidiaries may be accelerated prior to their stated maturities.

Third parties with whom aaiPharma or CIMA currently have relationships may terminate or otherwise reduce the scope of their relationship with New Parent in anticipation or as a result of the transaction.

      aaiPharma recently filed a lawsuit against Schwarz Pharma, which resulted in Schwarz Pharma notifying aaiPharma that it intends to terminate its business relationship with aaiPharma. Schwarz Pharma is currently one of CIMA’s top four revenue generating pharmaceutical partners. Other customers of aaiPharma and CIMA have the right to terminate their business relationships with aaiPharma and CIMA on short-term notice and may choose to do so following the merger. If Schwarz Pharma, or any other significant customer of aaiPharma or CIMA, were to end its relationship with New Parent, the combined company’s revenue and profitability could suffer materially.

Certain directors, officers and stockholders of aaiPharma and CIMA may have interests in the merger that are different from, or in addition to, the interests of aaiPharma stockholders or CIMA stockholders generally.

      Some directors of aaiPharma and CIMA who are recommending that you vote in favor of adoption of the merger agreement have interests in the merger that could have affected their decision to vote in favor of the approval of the merger agreement. Following completion of the merger, Dr. Sancilio will become Executive Chairman and Chief Scientific Officer of New Parent, and New Parent will assume the obligations of aaiPharma under his current employment agreement. Mr. Ratoff will become Vice Chairman of New Parent. Other executive officers of aaiPharma and CIMA will become executive officers of New Parent or aaiPharma or CIMA after the merger. Directors of aaiPharma and CIMA will also be entitled to the continuation of indemnification arrangements following completion of the merger and, in general, have stock options that will vest upon completion of the merger. These interests may have influenced these directors in making their recommendation that you vote in favor of adoption of the merger agreement.

      In addition, several officers of aaiPharma and CIMA have employment or severance or other benefits arrangements that may provide them with interests in the merger that differ from those of aaiPharma stockholders or CIMA stockholders generally. These benefits may include the vesting of stock options, the continuation of indemnification arrangements following completion of the merger and/or payment of severance and other benefits. See “The Merger — Interests of aaiPharma and CIMA Directors and Executive Officers in the Merger” beginning on page 63.

Significant costs will be incurred as a result of the merger.

      aaiPharma and CIMA expect to incur significant costs related to the merger. These expenses include financial advisory, legal and accounting fees and expenses, severance/employee benefit-related expenses, filing fees, printing expenses, proxy solicitation and other related charges. The companies may also incur additional unanticipated expenses in connection with the merger. A portion of the costs related to the merger will be incurred regardless of whether the merger is completed.

New Parent will encounter aggressive generic competition.

      Following the merger, New Parent’s branded products will be subject to generic competition. There is no proprietary protection for most of the branded pharmaceutical products that aaiPharma sells, and as a result its branded pharmaceutical products are or may become subject to competition from generic substitutes. Thus, although certain branded products that aaiPharma sells, such as injectible ampule forms of Brethine, may not currently be subject to generic competition, aaiPharma does not have proprietary protection to prevent competition from generic versions of these products. In addition, the prescription products that CIMA manufactures under collaborative agreements with pharmaceutical companies are subject to potential future generic competition. Generic substitutes for branded products are sold by competitors at significantly lower prices than branded products, due in part to the significantly lower costs associated with them. These generic products may be precisely identical to the higher-priced branded drugs. If consumers and physicians do not believe that New Parent’s branded products have greater benefits than their generic equivalents, they may elect generic equivalents or other substitute products in lieu of New Parent’s branded products, which may result in decreased revenues on New Parent’s branded products. In addition, governmental and other pressures, including from third-party payers such as health maintenance organizations, or HMOs, and health insurers, to reduce pharmaceutical costs may result in physicians or pharmacies increasingly using generic substitutes. State and federal legislation may be considered or enacted in the future that would adversely affect sales of branded pharmaceutical products in favor of generic products, such as laws more broadly mandating substitution of generic products for prescriptions written for branded products. Competition from generic products or additional legislation or regulatory developments favoring generic products could cause New Parent’s revenues from sales of aaiPharma’s branded products and from the manufacture of branded prescription products by CIMA for pharmaceutical companies to decrease significantly and could have a material adverse effect on New Parent’s business, financial condition and results of operations.

Consummation of the proposed transaction will require aaiPharma to make a tender for its 11% senior subordinated notes due 2010.

      Upon consummation of the proposed transaction, aaiPharma will be required to make a tender for its 11% senior subordinated notes due 2010 at an offer price in cash equal to 101% of the aggregate principal amount of such notes plus accrued and unpaid interest. These notes, which have a face value of $175 million, currently trade at prices greater than the offer price of the tender offer. However, in the event that holders tender their notes, aaiPharma will be required to pay these holders the offer price for their notes and may need to incur additional indebtedness to finance the tender. Incurrence of additional indebtedness could have an adverse effect on the business, financial condition, or results of operations of New Parent.

Each of aaiPharma and CIMA is subject to numerous lawsuits which, if determined adversely to them, could impair the financial condition of New Parent and cause its results of operations to suffer.

      aaiPharma and CIMA are involved in numerous legal proceedings that result from, and are incident to, the conduct of their businesses. For example, aaiPharma is involved in four actions centered on its assertion of omeprazole-related patents. Omeprazole is the active ingredient found in Prilosec, a drug sold by AstraZeneca. These actions collectively make numerous allegations against aaiPharma, including allegations that aaiPharma has misappropriated trade secrets and violated certain antitrust and/or unfair competition laws in an effort to keep generic products off the market. An opposing party in one of these actions is a manufacturer of a generic version of omeprazole. CIMA filed a lawsuit against KV Pharmaceutical Company and its wholly owned subsidiary Ethex Corporation, alleging that those companies are manufacturing and selling orally disintegrating hyoscyamine sulfate (0.125 mg) tablets in violation of one or more of CIMA’s patents covering its DuraSolv technology. Because aaiPharma and CIMA will operate as wholly owned subsidiaries of New Parent following the merger, if the legal proceedings involving aaiPharma and CIMA are resolved in a materially adverse manner to aaiPharma or CIMA, as applicable, the financial condition and results of operations of New Parent would materially suffer. You can find more detail regarding the litigation to which aaiPharma and CIMA are parties in each company’s SEC filings. See “Where You Can Find More Information” beginning on page 116.

New Parent will be dependent on third parties for certain essential business functions, and problems with these third-party arrangements could materially adversely affect its ability to manufacture and sell products and its business, financial condition, and results of operations.

      New Parent will be dependent on third parties for the manufacture of certain of its proprietary products. Its manufacturing dependence upon third parties may adversely affect its profit margins and its ability to deliver its products on a timely and competitive basis. If New Parent is unable to retain or replace third-party manufacturers on commercially acceptable terms, it may not be able to distribute its products as planned. If it encounters delays or difficulties with contract manufacturers in producing or packaging its products, the distribution, marketing and subsequent sales of these products would be adversely affected, and it may have to seek alternative sources of supply, lose sales or abandon or divest a product line on unsatisfactory terms. New Parent may be unable to enter into alternative supply arrangements at commercially acceptable rates on a timely basis, if at all. The manufacturers that New Parent utilizes may not be able to provide it with sufficient quantities of its products, and the products supplied to it may not meet its specifications. Moreover, failure of New Parent’s contract manufacturers to follow good manufacturing practices as mandated by the U.S. Food and Drug Administration, or FDA, would suspend or halt manufacturing at these sites. Additionally, modifications, enhancements or changes in manufacturing sites of approved products are subject to FDA approval that New Parent may or may not be able to obtain and that may be subject to a lengthy application process.

      In general, aaiPharma’s branded products are manufactured by third parties pursuant to interim supply agreements. After expiration of these contracts, New Parent’s manufacturing costs for those products could be higher and any transfer of manufacturing of any of these products, including any transfer from a third party manufacturer to New Parent’s manufacturing facilities, may cause New Parent to incur significant manufacturing start-up costs. Additionally, any change of the manufacturing site of any of these products would require FDA approval of the new manufacturing facility. FDA approval, however, is not within New Parent’s control, and New Parent may not receive the necessary approval within its anticipated time schedule, if at all.

      Products manufactured by CIMA are sold through its pharmaceutical company partners. These pharmaceutical company partners market and sell the products CIMA develops and manufactures. If one or more of these pharmaceutical company partners fails to pursue the marketing of these products as planned, New Parent’s revenues and gross profits may not reach its expectations, or may decline. New Parent may be unable to control the timing and other aspects of the development of products incorporating its technologies because CIMA’s pharmaceutical company partners may have priorities that differ from those of New Parent. Therefore, commercialization of products under development by CIMA for its pharmaceutical company partners is not under New Parent’s control.

      New Parent will be dependent on third parties for the supply of critical raw materials and packaging supplies. Sales of its products will be dependent on its ability to obtain FDA-approved supplies of raw materials, including active and inactive pharmaceutical ingredients, and packaging materials, at commercially acceptable prices and terms, in time to satisfy critical product development, testing, analytical and manufacturing activities, customer contracts, or its development plans. The FDA must approve the supply source of many ingredients for New Parent’s products. The qualification of a new supply source could delay the manufacture of the drug involved. Arrangements with New Parent’s foreign suppliers are subject to certain additional risks, including the availability of governmental clearances, export duties, political instability, currency fluctuations and restrictions on the transfer of funds. Any constraints on the supply of raw materials could materially and adversely affect New Parent’s business, financial condition and results of operations.

      New Parent will use, and will be dependent on, a contract distribution program for warehousing of its branded products. aaiPharma has contracted with two national pharmaceutical product distribution companies to provide warehousing, product distribution, inventory tracking, customer service and financial administrative assistance related to its product distribution program. New Parent will be dependent on the capabilities of these third parties to distribute its products effectively. New Parent, aaiPharma and CIMA do not have extensive experience performing these functions themselves and may suffer significant disruption if they have to perform the functions or find alternative providers.

New Parent’s success will be largely dependent upon a limited number of key product lines, which means that any unfavorable developments with respect to any one product line could materially adversely affect it.

      New Parent will have a significant investment in a limited number of key product lines. Sales of aaiPharma’s branded product lines, particularly Darvon, Darvocet and Brethine, and revenues attributable to products developed and manufactured by CIMA for its pharmaceutical company partners will represent a significant portion of New Parent’s total revenues. Accordingly, any factor adversely affecting sales of any of these products could have a material adverse effect on New Parent’s business, financial condition and results of operations. In addition, any perceived problems with these products, such as any problem with their safety or efficacy, could have a similar material adverse effect. New Parent is aware of press and consumer advocate reports challenging the safety of Darvon and Darvocet, alleging that these products are addictive, are not effective and have caused fatalities in the case of overdoses. Challenges to the safety and efficacy of Darvon and Darvocet could have a material adverse effect on New Parent’s business, financial condition and results of operations.

New Parent may incur substantial expense to develop products that it never successfully commercializes.

      New Parent will incur substantial research and development expenses, and other expenses, attempting to develop new or improved products or product line extensions. These expenses may substantially exceed aaiPharma’s and CIMA’s aggregate prior research and development expenses. The products or line extensions to which New Parent devotes operational and financial resources could be commercial failures. Successful commercialization of products and product line extensions requires accurate anticipation of market and customer acceptance of particular products, customers’ needs, the sale of competitive products, and emerging technological trends, among other things. Additionally, New Parent must complete many complex formulation and analytical testing requirements and obtain regulatory approvals from the FDA and other regulatory agencies. When developed, new or reformulated drugs may not exhibit desired characteristics or may not be accepted by the marketplace. Complications can also arise during production scale-up. New Parent’s products and line extensions may encounter unexpected, irresolvable patent conflicts or may not have enforceable intellectual property rights. Delays or problems also may arise from internal conflicts for resource availability, personnel errors or equipment failures. If New Parent incurs significant expenses for a product or line extension that it does not successfully commercialize, there could be a material adverse effect on its business, financial condition and results of operations.

New Parent may be unable to secure or enforce adequate intellectual property rights to protect the new products or technologies it develops, and its existing intellectual property rights may not be adequate to protect it or provide it with a competitive advantage.

      New Parent’s ability to successfully commercialize new products or technologies is dependent upon its ability to secure and enforce strong intellectual property rights, generally patents, and it may be unable to do so. To obtain patent protection, New Parent must be able to successfully persuade the U.S. Patent and Trademark Office and its foreign counterparts to issue patents on a timely basis and possibly in the face of third-party challenges. Even if New Parent is granted a patent, its rights may later be challenged or circumvented by third parties. The issuance of a patent is not conclusive as to its validity or enforceability. In addition, New Parent may receive notices from third parties regarding patent claims against it or its subsidiaries. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert its management’s attention and resources, and cause it to incur significant expenses. In addition, any potential intellectual property litigation could require that New Parent stop selling its products, obtain a license from the owner to sell or use the relevant intellectual property, which it may not be able to obtain on favorable terms, if at all, or modify its products to avoid using the relevant intellectual property. New Parent could also be liable for significant monetary damages. In the event of a successful claim of infringement against New Parent, its business, financial condition and results of operations could be materially and adversely affected.

      Additionally, New Parent will also rely on trade secrets and other unprotected proprietary knowledge, which it will generally seek to protect by confidentiality, non-disclosure and assignment of invention agreements with its employees, consultants, licensees and other companies. These agreements, however, may be breached or may not be enforceable, or New Parent may not have adequate remedies for a breach by the other party. Additionally, New Parent’s trade secrets may become known by its competitors. Parties to those agreements may claim rights to intellectual property arising out of their work. The disclosure or misappropriation of New Parent’s intellectual property for any of these reasons could materially and adversely affect its business, financial condition or results of operations.

      New Parent may enter into collaborative agreements with pharmaceutical companies to apply its drug technologies to drugs developed by others. Ultimately, New Parent would receive license revenues and product development fees, as well as revenues from, and royalties on, the sale of products incorporating its technology. The drugs to which New Parent’s technologies are applied will generally be the property of the pharmaceutical companies. Those drugs may be the subject of patents or patent applications and other forms of protection owned by the pharmaceutical companies or third parties. If those patents or other forms of protection expire, are challenged, or become ineffective, sales of the drugs by the collaborating pharmaceutical company may be restricted or may cease.

New Parent may be unable to obtain government approval for its products or comply with government regulations relating to its business.

      The commercialization of pharmaceutical products is subject to extensive federal, state and local regulation in the United States and similar foreign regulation. New Parent does not know the extent to which it may be affected by legislative and other regulatory actions and developments concerning various aspects of its operations, its products and the health care field generally. It does not know what effect changes in governmental regulation and other actions or decisions by governmental agencies may have on its business in the future. Any changes could require changes to manufacturing methods or facilities, expanded or different labeling, new approvals, the recall, replacement or discontinuance of certain products, additional record keeping, and expanded documentation of the properties of certain products and scientific substantiation. Any regulatory changes could have a material adverse effect on New Parent’s business, financial condition and results of operations or its competitive position.

      The manufacturing, processing, formulation, packaging, labeling, distribution, importation, pricing, reimbursement and advertising of New Parent’s products, and disposal of waste products arising from these activities, are also subject to regulation by the U.S. Drug Enforcement Administration, the FTC, the U.S. Consumer Product Safety Commission, the U.S. Department of Agriculture, the Occupational Safety and Health Administration, the U.S. Environmental Protection Agency, the U.S. Customs Service and the Centers for Medicare and Medicaid Services, as well as state, local and foreign governments.

      New Parent will be required to obtain approval from the FDA based upon pre-clinical testing, clinical trials showing safety and effectiveness, chemistry and manufacturing control data, and other data and information before marketing most drug products. The generation of the required data is regulated by the FDA and can be time-consuming and expensive, and the results might not justify approval. New Parent’s FDA product filings may not be approved in a timely manner, if at all, and it may be unable to meet other regulatory requirements for its products. Pharmaceutical products also must be distributed, sampled, advertised and promoted in accordance with FDA requirements.

      Even if New Parent is successful in obtaining all required pre-marketing approvals, post-marketing requirements and its failure to comply with other regulations could result in suspension or limitation of approvals. The FDA could also require reformulation of products during the post-marketing stage.

      All of New Parent’s drugs must be manufactured in conformity with current Good Manufacturing Practice regulations, as interpreted and enforced by the FDA, and drug products subject to an FDA-approved application must be manufactured, processed, packaged, held and labeled in accordance with information contained in the application. Additionally, modifications, enhancements or changes in manufacturing sites of approved products are, in many circumstances, subject to FDA approval, which may be subject to a lengthy application process or which it may be unable to obtain. New Parent’s facilities, including the facilities used in its development services business, and those of its third-party manufacturers, are periodically subject to inspection by the FDA and other governmental agencies, and operations at these facilities could be interrupted or halted if such inspections are unsatisfactory.

      Failure to comply with FDA or other governmental regulations can result in fines, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production or distribution, suspension of the FDA’s review of New Parent product applications, termination of ongoing research, disqualification of data for submission to regulatory authorities, enforcement actions, injunctions and criminal prosecution. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. Although aaiPharma and CIMA have instituted internal compliance programs, if compliance is deficient in any significant way, it could have a material adverse effect on New Parent. Most of New Parent’s suppliers are subject to similar regulations and periodic inspections.

      The federal health care program antikickback statute makes it illegal for anyone to knowingly and willfully make or receive “kickbacks” in return for any health care item or service reimbursed under any federally financed healthcare program. This statute applies to arrangements between pharmaceutical companies and the persons to whom they market, promote, sell and distribute their products. Federal false claims laws prohibit any person from knowingly making a false claim to the federal government for payment. Recently, several pharmaceutical companies have been prosecuted under these laws, even though they did not submit claims to government healthcare programs. The prosecutors alleged that they were inflating drug prices they report to pricing services, which are in turn used by the government to set Medicare and Medicaid reimbursement rates. Pharmaceutical companies also have been prosecuted under these laws for allegedly providing free products to customers with the expectation that the customers would bill federal programs for the products. Additionally, the majority of states have laws similar to the federal antikickback law and false claims laws. Sanctions under these federal and state laws include monetary penalties, exclusion from reimbursement for products under government programs, criminal fines and imprisonment. While aaiPharma and CIMA have internal policies and practices requiring and detailing compliance with the health care fraud and abuse laws and false claims laws, it is possible that some business practices could be subject to challenge under one or more of these laws, which could have a material adverse effect on New Parent’s business, financial condition and results of operations.

      Additionally, the business at aaiPharma and CIMA involves the controlled storage, use and disposal of hazardous or highly potent materials. Each of aaiPharma and CIMA is subject to numerous environmental laws and regulations in the jurisdictions in which it operates. Although each of aaiPharma and CIMA believes that its safety procedures for handling and disposing of these hazardous materials comply in all material respects with the standards prescribed by law and regulation in each of its locations, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, New Parent or its subsidiaries could be held liable to governmental authorities or private parties for any damages that result, and the liability could exceed its resources. In addition, each of aaiPharma and CIMA may be held liable for costs associated with contamination of properties currently or formerly occupied by it, or at other parties’ disposal sites where aaiPharma or CIMA disposes or has disposed of hazardous wastes, even though this contamination may have been caused by third parties or the disposal may have complied with the regulatory requirements then in place. Current or future environmental laws and regulations, or adverse changes in the way current laws and regulations are interpreted or enforced, may materially adversely affect New Parent’s business, financial condition and results of operations. New Parent will maintain liability insurance for some environmental risks that its management believes to be appropriate and in accordance with industry practice. However, it may incur liabilities beyond the limits or outside the coverage of its insurance and may not be able to maintain insurance on acceptable terms.

      In connection with New Parent’s activities outside the U.S., it will be subject to foreign regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical products. These requirements vary from country to country. Even if FDA approval has been obtained for a product, approval by comparable regulatory authorities of foreign countries must be obtained prior to marketing the product in those countries. For example, some of aaiPharma’s foreign operations are subject to regulations by the European Medicines Evaluations Agency and the U.K. Medicines Control Agency. The approval process may be more or less rigorous from country to country, and the time required for approval may be longer or shorter than that required in the U.S. Clinical studies conducted outside of any particular country may not be accepted by that country, and the approval of a pharmaceutical product in one country does not assure that the product will be approved in another country. In addition, regulatory agency approval of pricing is required in many countries and may be required for New Parent’s marketing of any drug in those countries.

Product liability claims or product recalls could harm New Parent’s business, financial condition and results of operations.

      New Parent will face an inherent business risk of exposure to product liability claims in the event that the use of its products or products that it manufactures for others is alleged to have resulted in adverse effects. Such risks will exist even with respect to those products that receive regulatory approval for commercial sale. While New Parent will take what it believes are appropriate precautions, it may not be able to avoid significant product liability exposure. Although aaiPharma and CIMA maintain product liability insurance, this insurance may not be sufficient to cover all potential claims against New Parent or involving its products or products manufactured for others. Also, adequate insurance coverage may not be available in the future at acceptable costs, if at all. When New Parent acquires or develops new products, it will not be able to assure you that additional liability insurance coverage for these new products will be available on acceptable terms, if at all. The assertion of this type of claim could have a material adverse affect on New Parent’s business, financial condition and results of operations.

      Product recalls may be issued at New Parent’s discretion or at the discretion of the FDA, other government agencies or others having regulatory authority for pharmaceutical product sales. Any product recall could materially adversely affect New Parent’s business, financial condition and results of operations.

New Parent will be vulnerable to pressures from third-party payers.

      New Parent’s commercial success in product sales will depend on patients being reimbursed by third-party health care payers, such as government and private health insurers and managed care organizations. Third-party payers are increasingly challenging the pricing of medical products and services. For example, third-party payers strenuously discourage use of branded products when generic substitutes are available, although they may prefer established branded products over more expensive newer products for the same indication. As a result, reimbursement may not be available to enable New Parent to maintain price levels sufficient to realize an appropriate return on its investment in product acquisition and development. If adequate reimbursement levels are not provided, New Parent’s business, financial condition and results of operations could be materially and adversely affected.

      The market for New Parent’s products may be limited by actions of third-party payers. For example, many managed health care organizations are now limiting the pharmaceutical products that are on their lists of approved drugs. The resulting competition among pharmaceutical companies to place their products on these formulary lists has created a trend of downward pricing pressure in the industry. In addition, many managed care organizations are pursuing various ways to reduce pharmaceutical costs and are considering formulary contracts primarily with those pharmaceutical companies that can offer a broad line of products for a given class of therapy or disease, which New Parent cannot do. New Parent’s products may not be included on the approved drug list of managed care organizations, and downward pricing pressures in the industry generally could materially and adversely impact its business, financial condition and results of operations.

      Additionally, a number of legislative proposals aimed at reducing the costs of medical products and services have been enacted or proposed. For example, certain state governments have enacted legislation that seeks to reduce the price paid by the Medicaid program for prescription drugs. In Florida and Michigan, pharmaceutical companies that sell drugs reimbursed under state Medicaid programs are now required to offer rebates in addition to the existing rebates mandated by Federal law in order for their prescription drugs to be placed on the state’s preferred list of drugs eligible for Medicaid reimbursement. A number of states are considering additional legislation and other measures that would, if enacted, further adversely affect revenues from the sale of branded drugs, for example, through limits on the purchase of branded drugs by state institutions and restrictions on reimbursement for branded drugs in programs subject to state jurisdiction. Additionally, several large pharmaceutical companies have recently adopted discount plans for the elderly. New Parent’s business, financial condition and results of operations could be materially and adversely affected if recently established or future legislative or regulatory programs that are designed to reduce the costs of medical products and services are effective or require consumers to use generic substitutes for New Parent’s branded products.

New Parent’s acquisition strategy could have a material adverse effect on the combined company.

      New Parent intends to pursue additional opportunities to acquire branded products. The acquisition prices that New Parent pays for branded products will be based upon many factors, including its analysis of sales history, cost of goods sold, manufacturing and supply sources, marketing potential, brand strength, competition and product improvement opportunities. When New Parent determines the purchase price for acquired product lines, it is likely to rely in large part on levels of past sales of the products. However, New Parent will not know whether past levels of product sales can be sustained, even with its sales promotion of, and improvements and line extensions to, these acquired product lines. Sales of an acquired product line may be deteriorating or trending down as New Parent purchases it, and New Parent may not be able to stop or reverse this trend. Any prolonged decrease in sales of these products or their failure to return to the sales levels existing prior to their acquisition may have a material adverse effect on New Parent’s business, results of operations and financial condition. In addition, New Parent may acquire a product line with an expectation that it can develop line extensions or improvements related to the acquired product line. New Parent may be unsuccessful in developing any of the anticipated line extensions or improved products.

      New Parent’s growth strategy will be dependent upon its ability to acquire branded products that can be promoted through its marketing and distribution channels. Despite aaiPharma’s and CIMA’s strong relationships with many large pharmaceutical companies that are or have been customers, other companies, including those with substantially greater financial, marketing and sales resources, will compete with the combined company to acquire the same products. As a result, New Parent may not be able to acquire rights to additional products or may pay too much when it acquires them. Additionally, acquisitions by New Parent will be dependent upon its ability to obtain necessary financing. aaiPharma’s senior credit facilities and senior subordinated notes may limit its ability to obtain additional debt financing. Difficulties encountered in developing line extensions or improvements to acquired products may delay and increase the cost of a development project, requiring additional external funding. Events beyond New Parent’s control, including war, terrorist attacks and their aftermath, may adversely affect capital markets and limit its ability to obtain the equity or debt financing that it would need to pursue additional product acquisitions. The inability to effect acquisitions of additional branded products could have a material adverse effect on New Parent’s future business, financial condition and results of operations.

CIMA has a single manufacturing facility for products requiring blister packaging and New Parent may lose revenues and be unable to maintain CIMA’s relationships with its pharmaceutical company partners if CIMA loses production capacity for blistered product.

      CIMA currently manufactures all its products requiring blister packaging on two production lines in its Eden Prairie facility. If its existing production lines become incapable of manufacturing products for any reason, it may be unable to meet production requirements, may lose revenues and may not be able to maintain its relationships with its pharmaceutical company partners. Without its existing production lines, CIMA would have no other means of manufacturing products incorporating its drug delivery technologies until it was able to restore the manufacturing capability at its facility or to develop an alternative manufacturing facility. Although CIMA carries business interruption insurance to cover lost revenues and profits in an amount it considers adequate, this insurance does not cover all possible situations. In addition, CIMA’s business interruption insurance would not compensate it for the loss of opportunity and potential adverse impact on relations with its existing pharmaceutical company partners resulting from its inability to produce products for them. The production line CIMA expects to add at its Brooklyn Park facility will be dedicated to bottled product, which is important for products currently under development, but does not reduce the risk associated with loss of capacity for products requiring blister packaging.

If New Parent cannot increase its production capacity, it may be unable to meet expected demand for its products and it may lose revenues.

      CIMA must increase its production capacity to meet expected demand for the products it manufactures. CIMA’s two production lines for products requiring blister packaging collectively have an estimated annualized production capacity in excess of 500 million tablets. CIMA plans to expand its production capacity to satisfy anticipated demands, including the addition of a third production line at its Eden Prairie facility and the planned addition of a new production line for bottled product at its Brooklyn Park facility. If New Parent is unable to increase CIMA’s production capacity as planned or if CIMA’s pharmaceutical partners significantly increase their requirements for product deliveries prior to completing the scheduled increases in capacity, New Parent may be required to allocate its production capacity until it has completed these capacity improvements. The production capacity allocated to particular products may be below the level necessary to meet the requirements of CIMA’s customers for those products. Production lines in the pharmaceutical industry generally take 16 to 24 months to complete due to the long lead times required for precision production equipment to be manufactured and installed, as well as the required testing and validation process that must be completed once the equipment is installed. Because of the long lead times, New Parent may be unable to increase CIMA’s production capacity quickly enough to meet the requirements of CIMA’s pharmaceutical company partners. If New Parent cannot increase its production capacity, New Parent may lose revenues and may be unable to maintain its relationships with CIMA’s pharmaceutical company partners, which may have a material adverse effect on New Parent’s business, financial condition and results of operations.

Anti-takeover provisions of New Parent’s corporate charter documents, Delaware law and New Parent’s stockholders’ rights plan may affect the price of its common stock.

      New Parent’s corporate charter documents, Delaware law and its stockholders’ rights plan include provisions that may discourage or prevent parties from attempting to acquire New Parent. These provisions may have the effect of depriving New Parent stockholders of the opportunity to sell their stock at a price in excess of prevailing market prices in an acquisition of New Parent by another company. New Parent’s board of directors has the authority to issue up to 10,000,000 shares of preferred stock and to determine the rights, preferences and privileges of those shares without any further vote or action by its stockholders. The rights of holders of New Parent common stock may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. Following the first annual meeting of stockholders of New Parent, the board of directors of New Parent will be divided into three classes. Therefore, it would take three successive annual meetings to replace the entire board of directors. Additional provisions of New Parent’s certificate of incorporation and bylaws could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting common stock. These include provisions that limit or eliminate the ability of stockholders to:

•	call special meetings or bring business before stockholder meetings;

•	remove a director for cause; or

•	take stockholder action by written consent.

      New Parent is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the Delaware General Corporation Law. The Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, either alone or together with affiliates and associates, owns (or within the past three years, did own) 15% or more of the corporation’s voting stock.

      New Parent will also have a stockholders’ rights plan, commonly referred to as a poison pill, which makes it difficult, if not impossible, for a person to acquire control of New Parent without the consent of its board of directors.

New Parent’s operating results may fluctuate, causing its stock price to fall.

      Fluctuations in New Parent’s operating results may lead to fluctuations, including declines, in its stock price. New Parent’s operating results may fluctuate from quarter to quarter and from year to year depending on:

•	demand by consumers for its products and the products it produces for others;

•	competitive new product introductions;

•	distributors’ ordering patterns;

•	the number of new collaborative agreements that it enters into;

•	the number and timing of product development milestones that it achieves under collaborative agreements and other contracts with customers;

•	the level of spending on research and development by it and by the pharmaceutical industry as a whole;

•	the level of product and price competition;

•	its manufacturing efficiency and capacity;

•	its ability to control costs; and

•	general economic conditions.

The stock price of both aaiPharma and CIMA has been volatile in the past and the stock price of New Parent stock may be volatile.

      The trading price of both aaiPharma’s and CIMA’s common stock has been highly volatile. For example, from January 1, 2000 through June 30, 2003, aaiPharma’s stock price ranged from a low trading price of $4.17 per share to a high trading price of $26.66 per share. From January 1, 2000 through June 30, 2003, CIMA’s stock price ranged from a low trading price of $11.38 per share to a high trading price of $85.75 per share.

      The market price of New Parent’s common stock will be affected by its ability to meet analysts’ and investors’ expectations. Failure to meet these expectations, even slightly, could cause the market price of its common stock to fall significantly. The market prices for securities of drug delivery, biotechnology and pharmaceutical companies historically have been highly volatile. Other factors that could adversely affect New Parent’s stock price include:

•	fluctuations in its operating results;

•	announcements of technological collaborations, innovations or new products by New Parent or its competitors;

•	governmental regulations;

•	developments in patent or other proprietary rights owned by New Parent or others;

•	public concern as to the safety of New Parent’s products or the products New Parent manufactures for others;

•	the results of pre-clinical testing and clinical studies or trials by New Parent or its competitors;

•	litigation;

•	decisions by New Parent’s pharmaceutical company partners relating to the products incorporating its technologies;

•	actions by the FDA in connection with submissions related to New Parent’s products or the products of its competitors; and

•	general market conditions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This document, including information incorporated by reference in this document (see “Where You Can Find More Information” beginning on page 116), contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “intend,” “anticipate,” “believe” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results, including anticipated synergies, the proposed merger of aaiPharma and CIMA and the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management and markets for the stock of aaiPharma and CIMA. These statements are based on the current expectations and beliefs of the management of aaiPharma and CIMA and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed in the forward-looking statement.

      In any forward-looking statement in which aaiPharma or CIMA expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. Risks and uncertainties pertaining to the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	the ability of aaiPharma and CIMA to obtain the stockholder and regulatory approvals required for the merger;

•	New Parent’s ability to successfully integrate the businesses of the two companies, including their operations, personnel, product lines and technology;

•	unexpected costs involved in the merger or with respect to New Parent’s ability to achieve anticipated synergies;

•	the impact of uncertainty surrounding the merger on the businesses of the two companies;

•	adverse customer reaction to the merger;

•	the impact of competition, new data, supply issues or marketplace trends on the market for the companies’ products;

•	a deterioration in the businesses of aaiPharma and CIMA prior to closing;

•	technical, regulatory or manufacturing issues, new data or intellectual property disputes that may affect the companies’ businesses;

•	the ability of New Parent to develop and market products in a timely manner;

•	difficulties in gaining approval of new products; and

•	any additional factors described under “Risks Relating to the Merger,” beginning on page 14.

      Additional economic, business, competitive and/or regulatory factors affecting aaiPharma’s and CIMA’s businesses generally that may cause actual results to differ materially are discussed in their respective filings with the SEC, including their Annual Reports on Form 10-K for the fiscal year ended December 31, 2002, particularly in the Management’s Discussion and Analysis sections, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. Neither New Parent, aaiPharma nor CIMA undertakes any obligation to (and each expressly disclaims any obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

THE AAIPHARMA SPECIAL MEETING

      We are furnishing this document to aaiPharma stockholders as part of the solicitation of proxies by the aaiPharma board of directors for use at the aaiPharma special meeting.

Date, Time and Place

      aaiPharma will hold the aaiPharma special meeting on                     ,                     , 2003, at      :      .m., local time, at 2320 Scientific Park Drive, Suite 185, Wilmington, North Carolina.

Purpose of aaiPharma Special Meeting

      At the aaiPharma special meeting, we are asking holders of record of aaiPharma common stock to consider and vote on the following proposals:

•	The adoption of the merger agreement by and among aaiPharma, CIMA, New Parent, Scarlet MergerCo and Crimson MergerCo (see “The Merger” beginning on page 33 and “The Merger Agreement” beginning on page 71);

•	The approval of any proposal to adjourn or postpone the special meeting to a later date, including to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement; and

•	The transaction of any other business that properly comes before the special meeting or any adjournments or postponements of the special meeting.

Recommendation of the aaiPharma Board of Directors

      The aaiPharma board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of aaiPharma stockholders and has approved the merger agreement.

      The aaiPharma board of directors unanimously recommends that aaiPharma stockholders vote “FOR” the adoption of the merger agreement and any proposal to approve the adjournment or postponement of the special meeting.

aaiPharma Record Date; Stockholders Entitled to Vote; Quorum

      Only holders of record of aaiPharma common stock at the close of business on                     , 2003, the aaiPharma record date, are entitled to notice of and to vote at the aaiPharma special meeting. On the aaiPharma record date,                     shares of aaiPharma common stock were issued and outstanding and held by                     holders of record. Holders of record of aaiPharma common stock on the aaiPharma record date are entitled to one vote per share at the aaiPharma special meeting on each proposal. A list of aaiPharma stockholders will be available for review for any purpose germane to the aaiPharma special meeting at aaiPharma’s executive offices and principal place of business during regular business hours for a period of ten days before the meeting.

      A quorum is necessary to hold a valid special meeting. A quorum will be present at the aaiPharma special meeting if the holders of a majority of the shares of aaiPharma common stock outstanding and entitled to vote on the aaiPharma record date are present, in person or by proxy. If a quorum is not present at the aaiPharma special meeting, we expect that the aaiPharma special meeting will be adjourned to solicit additional proxies. Abstentions and broker “non-votes,” discussed below, count as present for establishing a quorum for the transaction of all business.

Vote Required

      The adoption of the merger agreement by aaiPharma stockholders requires the affirmative vote of the holders of a majority of the shares of aaiPharma common stock outstanding and entitled to vote at the aaiPharma special meeting as of the aaiPharma record date, either in person or by proxy, voting as a single class.

Voting by aaiPharma Directors and Executive Officers

      At the close of business on the aaiPharma record date, aaiPharma directors and executive officers owned and were entitled to vote approximately           % of the aaiPharma common stock outstanding on that date. Dr. Sancilio and Dr. Tabbiner have agreed to vote their shares of aaiPharma common stock, representing approximately           % of the outstanding shares on the aaiPharma record date, for the adoption of the merger agreement.

Voting; Proxies

      You may vote by proxy or in person at the special meeting.

Voting in Person

      If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the shares authorizing you to vote at the special meeting.

Voting by Proxy

      All shares represented by properly executed proxies received in time for the aaiPharma special meeting will be voted at the aaiPharma special meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the adoption of the merger agreement and approval of the proposal relating to postponements and adjournments of the special meeting.

      Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the proposal. Shares of aaiPharma common stock held by persons attending the aaiPharma special meeting but not voting, and shares of aaiPharma common stock for which aaiPharma has received proxies but with respect to which holders of those shares have abstained from voting, will have the same effect as votes against the adoption of the merger agreement. Shares represented by proxies that reflect a broker “non-vote” will be counted for purposes of determining whether a quorum exists, but those proxies will have the same effect as votes against the adoption of the merger agreement. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

Adjournments; Other Business

      Adjournments may be made for the purpose of, among other things, soliciting additional proxies. An adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting of the date, time and place at which the adjourned meeting will reconvene. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any adjournment. aaiPharma does not currently intend to seek an adjournment of the special meeting.

      aaiPharma does not expect that any matters other than the proposal to adopt the merger agreement or a proposal relating to adjournment or postponement of the special meeting will be brought before the aaiPharma special meeting. If, however, other matters are properly presented at the aaiPharma special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Revocation of Proxies

      Submitting a proxy on the enclosed form does not preclude an aaiPharma stockholder from voting in person at the aaiPharma special meeting. An aaiPharma stockholder may revoke a proxy at any time before it is voted by filing with aaiPharma a duly executed revocation of proxy, by submitting a duly executed proxy to aaiPharma with a later date or by appearing at the aaiPharma special meeting and voting in person. An aaiPharma stockholder may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Attendance at the aaiPharma special meeting without voting will not itself revoke a proxy.

Solicitation of Proxies

      aaiPharma is soliciting proxies for the aaiPharma special meeting from aaiPharma stockholders. aaiPharma will bear the entire cost of soliciting proxies from aaiPharma stockholders, except that aaiPharma and CIMA have each agreed to pay one-half of the costs of filing, printing and mailing this document and related proxy materials. In addition to the solicitation of proxies by mail, aaiPharma will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of aaiPharma common stock held by them and secure their voting instructions if necessary. aaiPharma will reimburse those record holders for their reasonable expenses in so doing. aaiPharma may use several of its regular employees, who will not be specially compensated, to solicit proxies from aaiPharma stockholders, either personally or by telephone, Internet, telegram, facsimile or special delivery letter. aaiPharma has also made arrangements with Georgeson Shareholder Communications, Inc. to assist it in soliciting proxies, and has agreed to pay a fee of approximately $9,500 plus expenses for those services.

Proxies for Participants in aaiPharma Plans

      If you are a participant or eligible beneficiary in the aaiPharma Retirement and Savings Plan, you will receive a voting instruction card from the trustee of the aaiPharma Retirement and Savings Plan with respect to shares attributable to your account. Participants and eligible beneficiaries will be entitled to direct aaiPharma or a stock voting committee appointed by the aaiPharma board of directors, if applicable, how to vote the shares of aaiPharma common stock attributable to their respective accounts. Shares of aaiPharma common stock held by the trustee of the aaiPharma Retirement and Savings Plan will be voted by the trustee in accordance with instructions from aaiPharma or a stock voting committee appointed by the aaiPharma board of directors, if applicable. Shares held in the aaiPharma Retirement and Savings Plan for which no instructions are received will be voted by the trustee in accordance with instructions from aaiPharma or a stock voting committee appointed by the aaiPharma board of directors, if applicable.

Appraisal Rights

      Under Delaware law, you will not have any appraisal rights as a result of the merger.

Assistance

      If you need assistance in completing your proxy card or have questions regarding the aaiPharma special meeting, please contact:

aaiPharma Inc.
2320 Scientific Park Drive
Wilmington, North Carolina 28405
(910) 254-7000
Attention: Investor Relations
E-mail: invest@aaipharma.com
Website: www.aaipharma.com

      or

Georgeson Shareholder Communications, Inc.
17 State Street, 10th Floor
New York, NY 10004
Toll free: (888) 679-2864
E-mail: aaiinfo@gscorp.com

THE CIMA SPECIAL MEETING

      We are furnishing this document to CIMA stockholders as part of the solicitation of proxies by the CIMA board of directors for use at the CIMA special meeting.

Date, Time and Place

      CIMA will hold the CIMA special meeting on                     ,                     , 2003, at                               , local time, at the Radisson Hotel South & Plaza Tower, 7800 Normandale Blvd., Bloomington, Minnesota.

Purpose of CIMA Special Meeting

      At the CIMA special meeting, we are asking holders of record of CIMA common stock to consider and vote on the following proposals:

•	The adoption of the merger agreement by and among CIMA, aaiPharma, New Parent, Scarlet MergerCo and Crimson MergerCo (see “The Merger” beginning on page 33 and “The Merger Agreement” beginning on page 71);

•	The approval of any proposal to adjourn or postpone the special meeting to a later date, including to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement; and

•	The transaction of any other business that properly comes before the special meeting or any adjournments or postponements of the special meeting.

Recommendation of the CIMA Board of Directors

      The CIMA board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of CIMA stockholders and has approved the merger agreement.

      The CIMA board of directors recommends that CIMA stockholders vote “FOR” the adoption of the merger agreement and any proposal to approve the adjournment or postponement of the special meeting.

CIMA Record Date; Stockholders Entitled to Vote; Quorum

      Only holders of record of CIMA common stock at the close of business on                     , 2003, the CIMA record date, are entitled to notice of and to vote at the CIMA special meeting. On the CIMA record date,                     shares of CIMA common stock were issued and outstanding and held by                     holders of record. Holders of record of CIMA common stock on the CIMA record date are entitled to one vote per share at the CIMA special meeting on each proposal. A list of CIMA stockholders will be available for review for any purpose germane to the CIMA special meeting at CIMA’s executive offices and principal place of business during regular business hours for a period of ten days before the CIMA special meeting.

      A quorum is necessary to hold a valid special meeting. A quorum will be present at the CIMA special meeting if the holders of a majority of the shares of CIMA common stock outstanding and entitled to vote on the CIMA record date are present, in person or by proxy. If a quorum is not present at the CIMA special meeting, we expect that the CIMA special meeting will be adjourned to solicit additional proxies. Abstentions and broker “non-votes,” discussed below, count as present for establishing a quorum for the transaction of all business.

Vote Required

      The adoption of the merger agreement by CIMA stockholders requires the affirmative vote of the holders of a majority of the shares of CIMA common stock outstanding and entitled to vote at the CIMA special meeting as of the CIMA record date, either in person or by proxy, voting as a single class.

Voting by CIMA Directors and Executive Officers

      At the close of business on the CIMA record date, CIMA directors and executive officers owned and were entitled to vote approximately           % of the CIMA common stock outstanding on that date. Mr. Ratoff, Interim Chief Executive Officer and Chairman of the CIMA board of directors and Dr. Siebert, former President and Chief Executive Officer and current member of the CIMA board of directors, have agreed to vote their shares of CIMA common stock, representing approximately           % of the outstanding shares on the CIMA record date, for the adoption of the merger agreement.

Voting; Proxies

      You may vote by proxy or in person at the special meeting.

Voting in Person

      If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the shares authorizing you to vote at the special meeting.

Voting by Proxy

      All shares represented by properly executed proxies received in time for the CIMA special meeting will be voted at the CIMA special meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the adoption of the merger agreement and approval of the proposal relating to postponements and adjournments of the special meeting.

      Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the proposal. Shares of CIMA common stock held by persons attending the CIMA special meeting but not voting, and shares of CIMA common stock for which CIMA has received proxies but with respect to which holders of those shares have abstained from voting, will have the same effect as votes against the adoption of the merger agreement. Shares represented by proxies that reflect a broker “non-vote” will be counted for purposes of determining whether a quorum exists, but those proxies will have the same effect as votes against the adoption of the merger agreement. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

Adjournments; Other Business

      Adjournments may be made for the purpose of, among other things, soliciting additional proxies. An adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting of the date, time and place at which the meeting will be reconvened. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any adjournment. CIMA does not currently intend to seek an adjournment of the special meeting.

      CIMA does not expect that any matter other than the proposal to adopt the merger agreement or a proposal relating to adjournment or postponement of the special meeting will be brought before the CIMA special meeting. If, however, other matters are properly presented at the CIMA special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Revocation of Proxies

      Submitting a proxy on the enclosed form does not preclude a CIMA stockholder from voting in person at the CIMA special meeting. A CIMA stockholder may revoke a proxy at any time before it is voted by filing with CIMA a duly executed revocation of proxy, by submitting a duly executed proxy to CIMA with a later date or by appearing at the CIMA special meeting and voting in person. A CIMA stockholder may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Attendance at the CIMA special meeting without voting will not itself revoke a proxy.

Solicitation of Proxies

      CIMA is soliciting proxies for the CIMA special meeting from CIMA stockholders. CIMA will bear the entire cost of soliciting proxies from CIMA stockholders, except that CIMA and aaiPharma have each agreed to pay one-half of the costs of filing, printing and mailing this document and related proxy materials. In addition to the solicitation of proxies by mail, CIMA will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of CIMA common stock held by them and secure their voting instructions if necessary. CIMA will reimburse those record holders for their reasonable expenses in so doing. CIMA may use several of its regular employees, who will not be specially compensated, to solicit proxies from CIMA stockholders, either personally or by telephone, Internet, telegram, facsimile or special delivery letter. CIMA has also made arrangements with MacKenzie Partners, Inc. to assist it in soliciting proxies, and has agreed to pay a fee of approximately $7,500 plus expenses for those services.

Appraisal Rights

      Under Delaware law, you will not have any appraisal rights as a result of the merger.

Assistance

      If you need assistance in completing your proxy card or have questions regarding the CIMA special meeting, please contact:

CIMA LABS INC.
10000 Valley View Road
Eden Prairie, Minnesota 55344
(952) 947-8700
Attention: Investor Relations
E-mail: investorrelations@cimalabs.com
Website: www.cimalabs.com

      or

MacKenzie Partners, Inc.
105 Madison Avenue, 14th Floor
New York, NY 10016
Toll free: (800) 322-2885
E-mail: ldennedy@mackenziepartners.com

THE MERGER

      The following is a description of the material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the merger agreement attached to this document as Annex A, for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

General Description of the Merger

      Under the merger agreement, Scarlet MergerCo will merge with and into aaiPharma and Crimson MergerCo will merge with and into CIMA, with both CIMA and aaiPharma surviving as wholly owned subsidiaries of New Parent. Pursuant to the merger, each outstanding share of aaiPharma common stock, par value $0.001 per share, will be converted into the right to receive one share of New Parent common stock, par value $0.01 per share, and each outstanding share of CIMA common stock, par value $0.01 per share, will be converted into the right to receive 1.3657 shares of New Parent common stock. As a result, based on the number of shares of aaiPharma common stock and CIMA common stock outstanding on August 4, 2003 and on the treasury stock treatment of all in-the-money aaiPharma and CIMA stock options, former aaiPharma stockholders will hold approximately 59.4%, and former CIMA stockholders will hold approximately 40.6%, of the outstanding shares of New Parent common stock upon completion of the merger.

Background to the Merger

      In March 2001, during an industry conference, Dr. John M. Siebert, Ph.D., a member of the CIMA board of directors and then Chief Executive Officer of CIMA, initiated a discussion with Dr. Frederick D. Sancilio, Ph.D., currently Executive Chairman and Chief Scientific Officer of aaiPharma and then Chairman and Chief Executive Officer of aaiPharma, regarding the possibility of a business relationship between the two companies. The conversation was followed by several general discussions between the parties but did not lead to substantive discussions of any business relationship.

      In February 2002, CIMA received from a third party a non-binding, preliminary indication of interest in acquiring CIMA for securities or cash and securities of the potential acquiror. The CIMA board of directors determined that the prospects for CIMA were significant and that the stockholders would benefit more by remaining an independent company and therefore voted not to pursue a transaction with this company.

      In June 2002, the CIMA board of directors, pursuant to its objective of becoming a more fully integrated pharmaceutical company, engaged Deutsche Bank Securities Inc. to assist it in studying strategic alternatives to accelerate the implementation of its business strategy. After a period of study and discussion, the CIMA board of directors determined that the company was not for sale, but instructed Deutsche Bank it was interested in investigating a potential strategic business combination that would meet its strategic objective and result in CIMA stockholders owning equity in any resulting organization. The CIMA board authorized Deutsche Bank to approach a number of companies about a potential strategic transaction. CIMA ultimately entered into confidentiality agreements and pursued varying levels of due diligence and discussions with four companies. Two of these companies indicated an interest in acquiring CIMA in cash transactions; only one submitted a written proposal. Discussions with these companies did not result in a written proposal that was acceptable to the CIMA board of directors and, accordingly, all discussions were terminated by December 2002. Deutsche Bank’s formal engagement related to this activity ended soon thereafter.

      In February 2003, CIMA was approached by a company that expressed interest in being acquired by CIMA. After preliminary discussions and limited due diligence, CIMA and the interested company mutually agreed to terminate discussions.

      In February 2003, Dr. Siebert contacted Dr. Sancilio again to raise the possibility of a business relationship between CIMA and aaiPharma. This discussion was followed by a similar telephone conversation between Dr. Siebert and Dr. Philip S. Tabbiner, D.B.A., aaiPharma’s Chief Executive Officer, in March 2003, in which they agreed to continue discussions at an upcoming industry conference. On March 28, 2003, Dr. Tabbiner, David M. Hurley, Executive Vice President of aaiPharma, Dr. Siebert and Steven B. Ratoff, Chairman of CIMA’s Board of Directors, met during the industry conference and discussed their mutual general interest in exploring a potential business relationship or a potential strategic transaction involving the two companies. On April 25, 2003, Drs. Sancilio and Siebert and Mr. Ratoff met in West Palm Beach, Florida to discuss a potential business combination of the two companies.

      On May 1, 2003, aaiPharma management held a meeting with its financial advisor, Banc of America Securities LLC, in Wilmington, North Carolina to discuss a potential transaction with CIMA and potential capital market transactions available to aaiPharma. On June 5, 2003, aaiPharma retained Banc of America as its financial advisor with respect to any business combination transaction with CIMA.

      On May 1, 2003, CIMA began consulting with its financial advisors about the issues relating to a potential transaction with aaiPharma, and retained Deutsche Bank Securities Inc. to analyze a potential strategic business combination between CIMA and aaiPharma. Over the next month, Mr. Ratoff (now the interim Chief Executive Officer of CIMA as well as Chairman of the CIMA board of directors) met individually with the members of the CIMA board of directors to inform them of the preliminary discussions with aaiPharma.

      On May 5, 2003, aaiPharma management briefed the executive committee of aaiPharma’s board of directors on the preliminary discussions with CIMA with respect to a potential strategic business combination transaction.

      In order to further explore a transaction and in contemplation of the exchange of material non-public information between the parties, aaiPharma and CIMA entered into a confidentiality and standstill agreement dated May 27, 2003.

      On May 29 and May 30, 2003, members of aaiPharma management and aaiPharma’s financial advisor met in New York City with members of CIMA management, Dr. Siebert and CIMA’s financial advisor to conduct a preliminary due diligence review. aaiPharma’s and CIMA’s legal advisors participated in the meeting telephonically. During these meetings, the management of each of aaiPharma and CIMA made presentations to the other party, and responded to questions, regarding its business, operations and financial condition.

      Between mid-May and August 5, 2003, Drs. Sancilio and Tabbiner and Mr. Ratoff and aaiPharma’s and CIMA’s advisors had numerous communications relating to a potential strategic business combination transaction, including, among other things, the strategic advantages of such a transaction, the relative value and contribution of each company in such a transaction, the structure of a potential transaction, the composition of the board of directors and management team of any surviving corporation, the location of the headquarters of any surviving corporation, the ability of each company to terminate the potential merger agreement in favor of a superior proposal under certain circumstances and the amount of fees to be paid in the event of such a termination of the potential merger agreement. aaiPharma’s and CIMA’s financial advisors also maintained regular communication during this period. Consultations between aaiPharma, CIMA and their respective financial and legal advisors continued throughout this period.

      In June 2003, aaiPharma and its advisors and CIMA and its advisors commenced a due diligence review of non-public information provided by the other company. Beginning June 12, 2003, aaiPharma and CIMA each made available to the other party data rooms containing legal, regulatory, financial, accounting, operating and other due diligence materials. From June 12, 2003 through August 5, 2003, aaiPharma and CIMA and their advisors (including legal, financial and other specialty advisors) reviewed these materials and conducted on-site due diligence of the manufacturing and other facilities of each company. During this period, representatives of aaiPharma and CIMA also met to discuss due diligence and business integration issues.

      On June 12, 2003, the CIMA board of directors held a special meeting at which it was briefed on discussions between CIMA and aaiPharma regarding a potential strategic business combination. During the meeting, Deutsche Bank made a presentation regarding the valuation of each company and other financial matters, and Latham & Watkins LLP advised the board of its fiduciary obligations in considering a potential strategic business combination with aaiPharma. At this meeting, one of CIMA’s directors, Terrence W. Glarner, expressed his concerns about aaiPharma’s business plan, its acquisition of the Darvon and Darvocet brands, the costs associated with maintaining its large sales force and the amount of aaiPharma’s indebtedness. At the conclusion of the meeting, the CIMA board of directors authorized Mr. Ratoff to arrange for a meeting of the CIMA Board with aaiPharma management to investigate the potential benefits of a strategic business combination with aaiPharma and to address the substantive concerns raised by Mr. Glarner.

      At a special meeting of the CIMA board of directors held on June 20, 2003 in Charlotte, North Carolina, aaiPharma management made a presentation to the CIMA board of directors regarding aaiPharma’s business, operations and financial condition. Both during and after the presentation, members of the CIMA board asked questions and discussed the risks and benefits of a potential strategic business combination with aaiPharma.

      On June 24, 2003, the CIMA board of directors held a special meeting at which it discussed the status of discussions with aaiPharma regarding a potential transaction. At the conclusion of the meeting, the CIMA board of directors authorized CIMA management to continue discussions with aaiPharma regarding a strategic business combination.

      On June 27, 2003, the executive committee of the aaiPharma board of directors held a special meeting to discuss the status of discussions between aaiPharma and CIMA regarding a potential transaction, including the relative exchange ratios for each company. The executive committee authorized management to continue discussions with CIMA regarding a potential transaction.

      On June 30, 2003, despite lack of agreement on significant terms of a potential transaction, aaiPharma’s legal counsel delivered to CIMA and its legal counsel a proposed form of merger agreement in order to begin negotiating more ancillary terms of a potential transaction. Thereafter, on July 3, 2003, CIMA’s legal advisor delivered to aaiPharma and its legal advisors a revised draft of the merger agreement and a proposed form of voting agreement, which provided that certain stockholders of each company would agree to vote their shares in favor of the adoption of the merger agreement and against alternative transactions.

      From June 30, 2003 through August 5, 2003, aaiPharma’s and CIMA’s representatives and financial and legal advisors engaged in negotiations of the form of the merger agreement and voting agreements. During this period, aaiPharma’s and CIMA’s legal advisors also engaged in discussions relating to the corporate organizational documents of the proposed New Parent.

      On July 14, 2003, the CIMA board of directors held a special meeting during which the board was updated on the status of discussions with aaiPharma regarding a potential transaction and reviewed the potential transaction. At the meeting, representatives of Latham & Watkins LLP reviewed with the board its fiduciary duties and discussed the potential terms of, and open issues under, the draft merger agreement and the voting agreements. CIMA’s legal, financial, regulatory, accounting, tax and other advisors reviewed with the board the preliminary results of CIMA’s due diligence investigation of aaiPharma, and Deutsche Bank reviewed the financial models prepared by each company and discussed its preliminary financial analyses relating to the potential transaction. At the conclusion of the meeting, the CIMA board of directors authorized CIMA management to continue its due diligence review of aaiPharma and to continue discussions with aaiPharma regarding the potential strategic business combination.

      At a special meeting of the aaiPharma board of directors on July 14, 2003, the aaiPharma board of directors was briefed by management and its financial and legal advisors on the status of discussions with CIMA regarding a potential transaction. Prior to the meeting, the aaiPharma board of directors was provided with then-current drafts of the transaction documents, as well as summaries of these documents, and summaries of due diligence performed by management and aaiPharma’s financial, accounting, legal and regulatory advisors. At the meeting:

•	a representative of Richards, Layton & Finger, P.A., special Delaware counsel to aaiPharma, advised the aaiPharma board of directors regarding its fiduciary duties in considering a strategic business combination transaction with CIMA;

•	aaiPharma’s general counsel and other management, assisted by representatives of Robinson, Bradshaw & Hinson, P.A. and Richards, Layton & Finger, P.A. reviewed the proposed terms of, and issues under, the then-current drafts of the merger agreement and the voting agreements;

•	aaiPharma’s management and legal and financial advisors reviewed with the board the preliminary results of their due diligence investigation of CIMA, and Banc of America Securities presented its preliminary financial analyses relating to the potential transaction;

•	the board of directors discussed CIMA’s business, the issues raised by the due diligence examination, the potential strategic benefits and synergies of a transaction with CIMA and the potential detriments of the transaction, including the dilutive nature of the combination on earnings per share for 2004 and 2005; and

•	with the assistance of its financial advisors, the board of directors compared the potential transaction with other strategic alternatives, including a public equity offering or a private placement of equity.

At the conclusion of the meeting, the aaiPharma board of directors authorized aaiPharma management to continue discussions with CIMA regarding the potential transaction.

      On July 20, 2003, the CIMA board of directors held a special meeting to review the potential transaction. At the meeting:

•	representatives of Latham & Watkins LLP reviewed the fiduciary duties of the CIMA board of directors and discussed the terms of the then-current drafts of the merger agreement and the voting agreements;

•	Mr. Ratoff reviewed the status of the negotiations of the potential transaction, indicating that the parties had not reached agreement on significant issues, including the exchange ratios, the composition of the New Parent board of directors, and the requirement that certain significant stockholders of aaiPharma execute voting agreements with CIMA;

•	representatives of Deutsche Bank presented a preliminary analysis of the fairness of the potential transaction and reviewed its financial analyses of CIMA, aaiPharma and the potential combined company;

•	Mr. Ratoff and CIMA’s advisors provided updated presentations regarding the results of CIMA’s due diligence review; and

•	CIMA’s board reviewed the strategic rationale for, and the potential benefits and risks of, the potential transaction with aaiPharma, as well as potential alternatives to the transaction, including remaining as an independent entity.

At this meeting, Mr. Glarner reiterated his concerns about aaiPharma and the potential merger and also raised his concern regarding analysts’ reports alleging excess inventory of aaiPharma products in the distribution channel. Mr. Glarner stated that he opposed the merger and would not vote to approve the merger. The board discussed the diligence review with management and with the CIMA advisors, including the principal concerns raised by Mr. Glarner. At the conclusion of the meeting, the CIMA board of directors authorized CIMA management to continue discussions with aaiPharma regarding the potential strategic business combination and to perform additional due diligence to address the concerns Mr. Glarner had raised at the meeting.

      On July 25, 2003, the CIMA board of directors held a special meeting to discuss the status of the discussions regarding a potential transaction between CIMA and aaiPharma and the continuing due diligence being performed on aaiPharma. Prior to the meeting, each member of the CIMA board of directors received drafts of the transaction agreements, summaries of the transaction agreements and the results of the ongoing due diligence review and other legal and financial materials regarding the potential transaction. The CIMA board of directors again reviewed the strategic rationale for the potential transaction, as well as the anticipated synergies of the potential transaction. Representatives of Deutsche Bank discussed additional financial analyses related to the potential transaction. Representatives of Latham & Watkins LLP reviewed with the CIMA board their fiduciary duties in considering a strategic business combination and updated the CIMA board of directors regarding the terms and conditions of the transaction documents and the status of negotiations. Mr. Glarner reiterated his concerns about aaiPharma and the potential merger and indicated that he would not vote in favor of the merger. The CIMA board of directors discussed Mr. Glarner’s concerns and the due diligence regarding these concerns. At the conclusion of the meeting, the CIMA board of directors authorized CIMA management to continue discussions with aaiPharma regarding the potential strategic business combination.

      On July 28, 2003, the aaiPharma board of directors held a special meeting to discuss the potential transaction with CIMA. Prior to the meeting, the aaiPharma board of directors was provided with then-current drafts of the transaction documents, as well as summaries of these documents, and summaries of due diligence performed by management and aaiPharma’s financial, accounting, legal and regulatory advisors. aaiPharma management updated the aaiPharma board of directors regarding discussions with CIMA regarding the transaction. The aaiPharma board of directors discussed the relative advantages and disadvantages of a potential transaction with CIMA as compared to alternative transactions, including public and private equity offerings, the anticipated synergies of a transaction with CIMA, the results of the due diligence reviews and various potential terms of the transaction, including the exchange ratios, composition of the New Parent board of directors, and the circumstances under which one party could terminate the merger agreement once it was executed. The aaiPharma directors authorized management to continue discussions with CIMA regarding the potential transaction.

      On July 30, 2003, the aaiPharma board of directors held a special meeting. At the meeting, management of aaiPharma provided an update regarding the discussions with CIMA about the potential transaction, including a summary of discussions on the exchange ratios. The aaiPharma directors discussed with management the status and direction of these discussions and received advice from representatives of Banc of America Securities and Robinson, Bradshaw & Hinson, P.A. on relevant matters. The aaiPharma directors authorized management to continue discussions with CIMA regarding a potential transaction. The aaiPharma board of directors also requested that management review the terms of existing stock option plans to determine if it would recommend any changes to those plans with respect to participants whose service would be terminated as a result of the potential merger.

      On July 31, 2003, aaiPharma received the required consent of the lenders under its senior credit agreement in order to enter into an agreement for a strategic business combination transaction involving aaiPharma. This consent was conditioned upon a further consent of the lenders to the transaction prior to its completion.

      Throughout this period, aaiPharma and CIMA, directly and through their respective financial advisors, continued in frequent negotiations on the exchange ratios for the potential merger. While the negotiations focused on the relative value of the companies and their respective contributions to the combined company, each party’s negotiating position was also influenced by the relative ratio of the then-prevailing market prices of each company’s common stock. During this period each company’s common stock experienced significant price volatility. On August 4, 2003, Dr. Tabbiner and Mr. Ratoff preliminarily agreed upon exchange ratios implied by the then-prevailing market prices for each company’s common stock, subject to the approval of each company’s board of directors. The closing price on the Nasdaq National Market on August 4, 2003 was $18.02 for aaiPharma common stock and $24.61 for CIMA common stock. Each of Dr. Tabbiner and Mr. Ratoff then indicated to the other that he was prepared to recommend the merger to his respective board of directors on the terms reflected in the merger agreement, including the proposed exchange ratios.

      On August 4, 2003, the aaiPharma board of directors held a special meeting to consider the merger and the approval of the merger agreement, the voting agreements and the transactions contemplated by these agreements, as well as an amendment to aaiPharma’s stock option plans to extend to one year the period in which participants in those plans whose service is terminated as a result of the merger may exercise options. Prior to the meeting, the aaiPharma board of directors was provided with final drafts of the transaction documents, as well as summaries of the documents and changes from prior drafts of these documents delivered to the board of directors. At the meeting:

•	aaiPharma management and Banc of America Securities discussed the terms of the proposed combination with CIMA, the strategic rationale of the transaction and strategic alternatives to the transaction, including remaining as an independent entity;

•	Representatives of Richards, Layton & Finger, P.A. presented a summary of its advice to the aaiPharma board of directors presented at its July 14, 2003 meeting regarding the fiduciary obligations of the aaiPharma board of directors when considering the proposed transaction with CIMA;

•	Representatives of Robinson, Bradshaw & Hinson, P.A. reviewed the terms of the final draft of the merger agreement and voting agreements, informed the board of potential conflicts of interests of management and directors that may result from the matters discussed in “— Interests of aaiPharma and CIMA Directors and Executive Officers in the Merger,” beginning on page 63, and advised the board of directors with respect to the proposed amendment to aaiPharma’s stock option plans; and

•	Representatives of Banc of America Securities made a financial presentation to the aaiPharma board of directors and orally delivered the fairness opinion of Banc of America Securities discussed in “— Opinion of aaiPharma’s Financial Advisor,” beginning on page 49, which opinion was subsequently confirmed in writing.

Following lengthy discussions, the aaiPharma board of directors unanimously approved the merger agreement, the voting agreements and the transactions contemplated by those documents and resolved to recommend that the aaiPharma stockholders vote to adopt the merger agreement, provided that aaiPharma and CIMA enter into the merger agreement prior to the opening of the U.S. financial markets on August 5, 2003.

      On the morning of August 4, 2003, at a special meeting of the CIMA board of directors, the CIMA board reviewed the strategic rationale for the potential transaction and CIMA’s management and advisors provided the board with an update of CIMA’s due diligence review. Prior to the meeting, the CIMA board of directors was provided with substantially final drafts of the transaction documents as well as a summary of the documents. The CIMA board of directors discussed the terms and conditions of the transaction documents and the possibility that competing bidders might emerge following announcement of the proposed transaction. During this meeting, Mr. Glarner again expressed his concerns about aaiPharma and the potential merger. At the conclusion of the morning meeting, the CIMA board of directors adjourned the meeting until that afternoon, when the CIMA board of directors continued to discuss Mr. Glarner’s concerns about aaiPharma and the due diligence regarding those concerns. Mr. Glarner did not attend the afternoon session of this meeting. At the conclusion of the afternoon session of the meeting, the CIMA board adjourned the meeting.

      On August 5, 2003, the CIMA board of directors reconvened its special meeting to consider the merger and the approval of the merger agreement, the voting agreements, an amendment to CIMA’s stockholder rights agreement and the transactions contemplated by these agreements. At the meeting:

•	Mr. Ratoff discussed the terms of the proposed merger with aaiPharma, the strategic rationale of the transaction and strategic alternatives to the transaction;

•	Representatives of Latham & Watkins LLP reviewed the terms of the final drafts of the merger agreement and the voting agreements, advised the board of its fiduciary obligations when considering a strategic business combination with aaiPharma and informed the board of potential conflicts of interests of management and directors that may result from the matters discussed in “— Interests of aaiPharma and CIMA Directors and Executive Officers in the Merger,” beginning on page 63; and

•	Representatives of Deutsche Bank made a financial presentation to the CIMA board of directors and orally delivered the opinion of Deutsche Bank discussed in “— Opinion of CIMA’s Financial Advisor,” beginning on page 54, which opinion was subsequently delivered in writing.

Following lengthy discussions, the CIMA board of directors approved the merger agreement, the voting agreements, an amendment to CIMA’s stockholder rights agreement and the transactions contemplated by those documents and resolved to recommend that the CIMA stockholders vote to adopt the merger agreement. Mr. Glarner did not attend the meeting reconvened on August 5 because attempts to notify him of the time of the meeting were unsuccessful. Mr. Glarner, however, had made his position clear on Monday, August 4, and at earlier meetings that he opposed a strategic business combination between CIMA and aaiPharma.

      The merger agreement, the voting agreements and the amendment to CIMA’s stockholder rights agreement were executed by the parties on the morning of August 5, 2003, and aaiPharma and CIMA issued a joint press release announcing the transaction prior to the opening of the U.S. financial markets.

      On August 20, 2003, CIMA received an unsolicited letter proposal from Cephalon Inc. concerning Cephalon’s interest in acquiring CIMA. According to the letter, the Cephalon board of directors authorized Cephalon management to propose an alternative transaction in which Cephalon would acquire all of CIMA’s outstanding shares at a price of $26 per share in cash. The letter stated that, subject to the satisfactory completion of confirmatory due diligence, Cephalon would be prepared to enter into a definitive merger agreement providing for a tender offer followed by a merger. Pursuant to the terms of the merger agreement, CIMA provided aaiPharma with written notice of receipt of the letter proposal from Cephalon on August 20, 2003 and issued a press release regarding the proposal on the morning of August 21, 2003.

      A special meeting of the CIMA board of directors, which had been scheduled prior to receipt of the Cephalon proposal to discuss other matters, was held on August 21, 2003. At this meeting, the board was informed of the receipt of the letter proposal from Cephalon. Representatives of Latham & Watkins LLP reviewed with the board the terms of the merger agreement relating to CIMA’s ability to enter into discussions with Cephalon and pursue a transaction with Cephalon should it determine to do so. After discussion, the board instructed CIMA management to instruct CIMA’s financial and legal advisors to analyze Cephalon’s proposal and to be prepared to assist the board in its consideration of the proposal at a meeting to be held during the week of August 25, 2003.

      On August 28, 2003, the CIMA board of directors held a special meeting to discuss Cephalon’s proposal. At this meeting, representatives of Latham & Watkins LLP reviewed with the board the terms of the merger agreement relating to CIMA’s ability to enter into discussions with Cephalon and pursue a transaction with Cephalon should it determine to do so. Representatives of Deutsche Bank provided the CIMA board of directors with financial analyses of Cephalon’s proposal. After discussion, the CIMA board of directors determined that Cephalon’s proposal did not constitute a superior proposal (as defined in the merger agreement), with Mr. Glarner dissenting from the determination. At the conclusion of the meeting, the board adjourned the meeting until September 2, 2003.

      On September 2, 2003, the CIMA board of directors reconvened the special meeting to discuss Cephalon’s proposal and the content of a letter to be sent to Cephalon and a press release announcing the board’s determination that the proposal did not constitute a superior proposal. Following the meeting, CIMA sent letters to Cephalon and aaiPharma stating that the CIMA board of directors did not find Cephalon’s proposal to acquire all of the outstanding shares of CIMA common stock for $26 in cash per share to be superior to the merger with aaiPharma. CIMA also issued a press release announcing the board’s determination.

      Subsequently, CIMA received a second unsolicited letter from Cephalon dated September 10, 2003. The letter stated that Cephalon would consider revising its August 20 proposal to allow CIMA stockholders to choose between cash, Cephalon stock or a combination of cash and Cephalon stock. The letter also stated that Cephalon remained flexible with its offer and strongly believed that Cephalon could negotiate a proposal that could result in a superior outcome for the CIMA stockholders. Pursuant to the terms of the merger agreement, CIMA provided aaiPharma with written notice of receipt of Cephalon’s second letter and subsequently issued a press release on the morning of September 11, 2003.

      On September 18, 2003, the CIMA board of directors held a special meeting to discuss Cephalon’s second unsolicited letter. After consulting with its financial advisors and legal counsel, the CIMA board of directors determined that Cephalon’s proposal to acquire the outstanding shares of CIMA common stock for $26.00 per share in cash, Cephalon stock or a combination of cash and stock did not constitute a superior proposal (as defined in the merger agreement) but that there was a reasonable likelihood that the proposal would reasonably be expected to result in a superior proposal. Following the meeting, CIMA sent letters informing Cephalon and aaiPharma of the determination of the CIMA board of directors and stating that, upon execution of an acceptable confidentiality agreement with Cephalon, CIMA was prepared to enter into discussions with Cephalon to explore the possibility of a mutually agreeable transaction. CIMA also issued a press release announcing the board’s determination.

      On September 29, 2003, Mr. Ratoff met in New York City with Dr. Frank Baldino, Jr., Ph.D., Cephalon’s Chairman and Chief Executive Officer, to discuss Cephalon’s interest in acquiring CIMA. In order to further explore a transaction and in contemplation of the exchange of material non-public information between the parties, CIMA and Cephalon entered into a confidentiality agreement dated October 1, 2003.

      CIMA also received an unsolicited acquisition proposal from another publicly held pharmaceutical company pursuant to a letter dated September 24, 2003. The letter stated that the company was interested in pursuing a business combination with CIMA that would result in CIMA stockholders receiving value in the range of $30.00 per share, with the merger consideration consisting of a combination of cash and the company’s common stock in a proportion to be mutually agreed upon by the parties. The letter stated that the proposal was subject to the company conducting appropriate confirmatory due diligence, and further stated that the indication of interest was confidential and that public disclosure of the proposal without the company’s consent would result in the withdrawal of the proposal. Pursuant to the terms of the merger agreement, CIMA provided aaiPharma with written notice of receipt of the letter proposal.

      On September 30, 2003, the CIMA board of directors held a special meeting to discuss the proposal set forth in the September 24, 2003 letter. At this meeting, representatives of Latham & Watkins LLP reviewed with the board the terms of the merger agreement relating to CIMA’s ability to enter into discussions with the interested company and pursue a transaction with that company should the CIMA board of directors determine to do so. Representatives of Deutsche Bank provided the CIMA board of directors with financial analyses of the interested company’s proposal. After discussion, the CIMA board of directors determined that there was a reasonable likelihood that the interested company’s proposal would reasonably be expected to result in a superior proposal (as defined in the merger agreement). Following the meeting, CIMA sent a letter informing aaiPharma of the CIMA board’s determination and stating that, upon execution of an acceptable confidentiality agreement with the interested company, CIMA was prepared to enter into discussions with the interested company to explore the possibility of a mutually agreeable transaction. At this meeting, Mr. Ratoff also discussed with the CIMA board of directors his meeting with Dr. Baldino.

      On October 1, 2003, Mr. Ratoff met in New York City with the Chairman and Chief Executive Officer of the pharmaceutical company that submitted the September 24, 2003 letter proposal to discuss such company’s interest in acquiring CIMA. In order to further explore a transaction and in contemplation of the exchange of material non-public information between the parties, CIMA and the interested company entered into a confidentiality agreement dated October 9, 2003.

      On October 7, 2003, CIMA made available to Cephalon and its representatives a data room containing material non-public information relating to CIMA. On October 10, 2003, CIMA made the data room available to the pharmaceutical company that submitted the September 24, 2003 letter proposal and its representatives.

      On October 13, 2003, in Minneapolis, Minnesota, members of CIMA management made presentations to Cephalon management and its advisors, and responded to questions, regarding CIMA’s business, operations and financial condition.

      On October 14, 2003, again in Minneapolis, members of CIMA management made presentations to the management of the pharmaceutical company that submitted the September 24, 2003 letter proposal and its advisors, and responded to questions, regarding CIMA’s business, operations and financial condition. On October 15, 2003, this pharmaceutical company consented in writing to disclosure of its September 24 proposal.

Recommendation of the aaiPharma Board of Directors and Its Reasons for the Merger

      At its meeting on August 4, 2003, after due consideration, the aaiPharma board of directors unanimously:

•	determined that it was advisable for aaiPharma to enter into the merger agreement and that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of aaiPharma and its stockholders;

•	approved the merger agreement; and

•	recommended that aaiPharma stockholders vote for adoption of the merger agreement.

      In reaching its decision to approve the merger agreement, the aaiPharma board of directors consulted with senior members of aaiPharma’s management team regarding the strategic and operational aspects of the merger and the results of the due diligence efforts undertaken by management and aaiPharma’s advisors. The aaiPharma board of directors also discussed with management and aaiPharma’s financial advisors the historical market prices of aaiPharma common stock and CIMA common stock and the recent fluctuations in the market price for aaiPharma and CIMA common stock. In addition, the aaiPharma board of directors held discussions with representatives of Banc of America Securities and aaiPharma’s other advisors regarding the past and current business operations, financial condition and future prospects of CIMA. The aaiPharma board of directors also consulted with Banc of America Securities as to the fairness to aaiPharma stockholders, from a financial point of view, of the merger consideration the stockholders would receive. The aaiPharma board of directors consulted representatives of Robinson, Bradshaw & Hinson, P.A. regarding the terms of the merger agreement and related agreements and Richards, Layton & Finger, P.A. regarding its duties in evaluating the transaction.

      aaiPharma believes that the merger will provide substantial strategic and financial benefits to the stockholders of both companies, and that the combination will create a stronger, science-based specialty pharmaceutical company that is capable of creating more stockholder value than aaiPharma could achieve on its own. Specifically, aaiPharma believes that the combination of aaiPharma and CIMA will allow aaiPharma’s stockholders to participate in a larger, more diversified company that will accelerate both companies’ strategies to develop, enhance and commercialize proprietary pharmaceutical brands. In reaching its decision to approve the merger agreement, the aaiPharma board of directors considered many factors, both positive and negative.

      The positive factors included the following:

      Strengthened Specialty Pharmaceutical Company. The aaiPharma board of directors considered that combining aaiPharma’s experienced management team, portfolio of branded pharmaceutical products, new drug pipeline, scientific and research and development expertise and growing sales and marketing capabilities with CIMA’s established proprietary drug delivery technologies, proprietary product pipeline, manufacturing capabilities and deleveraged capital structure would create a larger and more diverse science-based specialty pharmaceutical company with the capacity for continued growth.

      Enhanced Product Development Opportunities. The aaiPharma board of directors considered the potential for partnering CIMA’s established, successful drug delivery technologies with aaiPharma’s existing core products, new drug pipeline and research and development expertise to enhance aaiPharma’s existing products and accelerate the development and commercialization of proprietary products.

      Enhanced Product Life Cycle Management Opportunities. The aaiPharma board of directors considered that combining aaiPharma’s intellectual property, proprietary technologies and research and development expertise with CIMA’s portfolio of drug delivery technologies and product development and manufacturing capabilities would provide the combined company with greater opportunity to work, both internally and with large pharmaceutical partners, on product life cycle management opportunities. These product life cycle management opportunities, in turn, would focus on creating new products or line extensions that are more innovative, safer or more effective, convenient or cost-efficient, and that might result in renewed regulatory or patent exclusivity for pharmaceutical products.

      Enhanced Pharmaceutical Services Opportunities. The aaiPharma board of directors considered that the combined company would provide diverse, expanded pharmaceutical services on multiple platforms for internal and partner use that would build upon aaiPharma’s science-based commercial infrastructure and CIMA’s formulations and manufacturing expertise.

      Capital Structure. The aaiPharma board of directors considered that the combined company’s capital structure would be significantly deleveraged as compared to aaiPharma’s current capital structure, due to the absence of debt and large available-for-sale securities portfolio at CIMA. The board of directors also considered the prospect that the combined company would benefit from increased discretionary cash flow related to the combined company’s more diverse revenue sources and expanded specialty pharmaceutical operations. The aaiPharma board of directors considered that a deleveraged combined company with increased discretionary cash flow would have greater opportunity to grow through future acquisitions and new product development facilitated by a larger research and development budget.

      Drug Delivery Technologies. The aaiPharma board considered that the complementary combination of CIMA’s market-leading ODT drug delivery technologies (OraSolv and DuraSolv), OraVescent oral transmucosal delivery system and PakSolv blister packaging process and materials technology with aaiPharma’s proprietary drug delivery technologies (including ProSorb, ProSlo, ProCore, ProSpher, ProLonic and ProMelt) would provide a broader array of drug-delivery technologies for internal and partner use.

      Synergies. The aaiPharma board of directors considered the complementary nature of the businesses of aaiPharma and CIMA and the opportunity to achieve anticipated synergies from the transaction, estimated to be between $8 million and $10 million in 2004, between $18 million and $20 million in 2005 and increasing thereafter. The board of directors expected that these synergies would flow from, among other things:

•	economies of scale in manufacturing from increased capacity utilization;

•	leveraging aaiPharma’s and CIMA’s research and development expertise and infrastructure;

•	eliminating duplicative public company costs and rationalizing general and administrative operations; and

•	marketing CIMA technologies through aaiPharma’s existing sales force.

      Manufacturing. The aaiPharma board of directors considered the opportunities to use CIMA’s manufacturing capacity and capabilities for the manufacture of existing core products of aaiPharma or products newly developed by the combined company and considered that the combined company’s manufacturing facilities in Eden Park, Minnesota, Brooklyn Park, Minnesota, Wilmington, North Carolina and Charleston, South Carolina would provide over 190,000 square feet of sterile and non-sterile production facilities capable of oral and injectable dose production.

      Strong Industry Relationships. The aaiPharma board of directors considered that both aaiPharma and CIMA have strong relationships with large pharmaceutical companies that might facilitate future growth and acquisition opportunities for the combined company.

      Enhanced Corporate Profile. The aaiPharma board of directors considered that the larger market capitalization and expanded stockholder base of the combined company might improve the liquidity of New Parent common stock, as compared to aaiPharma’s common stock liquidity, and that the combined company’s increased size, diversified revenue stream, experienced management team and scientific infrastructure might enhance the corporate profile of the combined company in the marketplace, as compared to aaiPharma’s corporate profile.

      Tax Treatment. The aaiPharma board of directors considered the expectation that the merger would be a tax-free transaction for U.S. federal income tax purposes and that the exchange of the aaiPharma common stock for New Parent common stock pursuant to the merger would be tax-free to aaiPharma stockholders.

      Terms of the Merger Agreement. The aaiPharma board of directors, with the assistance of counsel, considered the terms and conditions of the merger agreement, including:

•	the provisions that provide for the appointment of Dr. Sancilio as Executive Chairman and Chief Scientific Officer of New Parent (with New Parent assuming aaiPharma’s obligations under the current employment agreement between aaiPharma and Dr. Sancilio), the appointment of Dr. Tabbiner as President and Chief Executive Officer of New Parent, and the appointment of the primary management team of aaiPharma to similar roles with New Parent;

•	the termination provisions, including the provision that permits the aaiPharma board of directors, in the exercise of its fiduciary duties, to terminate the merger agreement prior to its adoption by aaiPharma stockholders in favor of a superior third-party proposal (upon the payment of an $11.5 million termination fee); and

•	the provisions for determining the composition of the board of directors of New Parent, which provide that aaiPharma and CIMA will each initially appoint 4 directors to the board of directors of New Parent and that three independent directors designated by aaiPharma on the New Parent board and two independent directors designated by CIMA on the New Parent board will form a selection committee that will select and appoint up to three additional directors, within 20 business days after completion of the merger, who must be independent unless the selection committee unanimously agrees otherwise.

      Fairness Opinion. The aaiPharma board of directors considered the analysis and presentation of Banc of America Securities and the fairness opinion of Banc of America Securities (see “— Opinion of aaiPharma’s Financial Advisor,” beginning on page 49 and “— Financial Analysis of Banc of America Securities,” beginning on page 51).

      The aaiPharma directors also considered the following negative factors relating to the merger:

•	the dilution to aaiPharma’s earnings per diluted share, estimated to be $0.16 and $0.18 in 2004 and 2005, respectively;

•	the problems inherent in merging the operations of two companies, including:

•	the possibility that the combined company might not be able to achieve cost-cutting synergies or develop and market products in a timely manner;

•	the fact that management might be distracted from regular business concerns by the need to integrate operations;

•	unforeseen difficulties in integrating operations and systems and in coordinating geographically separate organizations;

•	problems assimilating and retaining employees; and

•	potential adverse short-term effects on operating results of the combined company;

•	the requirement that following the merger, aaiPharma would be required to offer to repurchase its $175 million 11% senior subordinated notes due 2010 at a price equal to 101% of their principal amount, and the potential need to obtain financing commitments to fund such repurchase;

•	the right of a joint venture development partner to purchase aaiPharma’s interest in the joint venture at fair value if the merger were completed without the development partner’s consent;

•	the need to obtain other consents, including a consent from aaiPharma’s senior lenders, to complete the transaction;

•	the significant transaction costs inherent in the merger;

•	the risk that significant customers of aaiPharma or CIMA, including Schwarz Pharma, might choose not to do business with the combined company;

•	the risk that New Parent would be unable to retain key members of management of aaiPharma or CIMA or that the vesting of options for management of aaiPharma and CIMA caused by the merger would lower future incentives for management;

•	the risk that the merger would not be completed;

•	the likelihood that the CIMA board of directors would not unanimously approve the merger agreement; and

•	various other risks associated with the merger and the businesses of aaiPharma, CIMA and the combined company described in the section entitled “Risks Relating to the Merger,” beginning on page 14, and in the documents incorporated by reference into this document.

      The aaiPharma board of directors also considered the following factors relating to the merger:

•	the fact that the headquarters of New Parent would be in Wilmington, North Carolina, where aaiPharma’s principal offices are located, and that New Parent would retain CIMA’s existing facilities in Minnesota;

•	the review and analysis of each of aaiPharma’s and CIMA’s business, financial condition, earnings, risks and prospects;

•	the historical market prices and trading information with respect to the shares of aaiPharma common stock and CIMA common stock;

•	the comparisons of historical financial measures for aaiPharma and CIMA, including earnings, return on capital and cash flow, and comparisons of historical operational measures for aaiPharma and CIMA;

•	current industry, economic and market conditions;

•	the interests that certain aaiPharma executive officers and directors might have with respect to the merger in addition to their interests as aaiPharma stockholders, including the automatic vesting of options held by aaiPharma executive officers and directors as a result of the merger;

•	the feasibility and desirability of pursuing alternatives to the merger, including financing strategies, such as a public offering of common stock, to fund additional product acquisitions in order to increase stockholder value; and

•	the agreements of Dr. Sancilio and Dr. Tabbiner to vote their shares of aaiPharma common stock in favor of the adoption of the merger agreement.

      The aaiPharma board of directors believed that, overall, the potential benefits of the merger to aaiPharma and aaiPharma stockholders outweighed the risks.

      This discussion of the information and factors considered by the aaiPharma board of directors in making its decision is not intended to be exhaustive but includes the material factors considered by the aaiPharma board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the aaiPharma board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, individual members of the aaiPharma board of directors may have given different weight to different factors.

      The aaiPharma board of directors unanimously recommends that holders of aaiPharma common stock vote “FOR” the adoption of the merger agreement.

Recommendation of the CIMA Board of Directors and Its Reasons for the Merger

      The CIMA board of directors, at a special meeting held on August 4 and 5, 2003, after due consideration:

•	determined that it was advisable for CIMA to enter into the merger agreement and that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of CIMA and its stockholders;

•	approved the merger agreement; and

•	recommended that CIMA stockholders vote for the adoption of the merger agreement.

      One member of the CIMA board of directors, Mr. Glarner, opposed the approval of the merger agreement and does not recommend adoption of the merger agreement. Mr. Glarner did not vote to approve the merger agreement and on numerous occasions indicated to the CIMA board of directors and management that he did not support the transaction and would not vote in favor of approval of the merger agreement. Mr. Glarner disagreed with the conclusions of the CIMA board of directors. During the board’s deliberations, Mr. Glarner expressed concern about aaiPharma’s revenue forecasts, the level of aaiPharma’s indebtedness, the high cost of aaiPharma’s acquisition of the Darvon and Darvocet brands, the costs associated with maintaining the large sales force required to market the products and analysts’ allegations of excess aaiPharma product inventory in the distribution channel. In addition, he suggested that most of the accretion resulting from the transaction would come through interest savings as a result of reducing aaiPharma’s debt level with CIMA’s cash or cash equivalents and voiced concern that aaiPharma’s development services business was a low-margin business that would hinder CIMA’s growth potential. In sum, Mr. Glarner concluded that aaiPharma was not a good strategic fit with CIMA.

      In reaching its decision to approve the merger agreement and the merger, the CIMA board of directors consulted with senior members of CIMA’s management team regarding the strategic and operational aspects of the merger and the results of the due diligence efforts undertaken by management and CIMA’s advisors, including due diligence regarding Mr. Glarner’s concerns. The CIMA board of directors also discussed with management and CIMA’s financial advisors the historical market prices of aaiPharma common stock and CIMA common stock and the recent increase in the market price for aaiPharma common stock. In addition, the CIMA board of directors held discussions with representatives of Deutsche Bank and CIMA’s other advisors regarding the past and current business operations, financial condition and future prospects of aaiPharma. The CIMA board of directors also consulted with Deutsche Bank as to the fairness, from a financial point of view, to CIMA common stockholders of the exchange ratio of 1.3657 shares of New Parent common stock for each share of CIMA common stock that the CIMA common stockholders would be entitled to receive pursuant to the merger. We refer to this exchange ratio as the CIMA exchange ratio. The CIMA board of directors also consulted representatives of Latham & Watkins LLP regarding the terms of the merger agreement and related agreements. In addition, the CIMA board of directors consulted other advisors in connection with the merger, including

Faegre & Benson LLP; Morris, Nichols, Arsht & Tunnell; Lerner, David, Littenberg, Krumholz & Mentlik LLP; L.E.K. Consulting LLC; and PricewaterhouseCoopers LLP.

      CIMA believes that the merger will provide substantial strategic and financial benefits to the stockholders of both companies, and that the combination will create a stronger, science-based specialty pharmaceutical company that is capable of creating more stockholder value than CIMA could achieve on its own. CIMA also believes that the combination of aaiPharma and CIMA will allow CIMA’s stockholders to participate in a larger, more diversified company that will accelerate both companies’ strategies to develop, enhance and commercialize proprietary pharmaceutical brands. In reaching its decision to approve the merger agreement and the merger, the CIMA board of directors considered a variety of factors, both positive and negative, a number of which are summarized below.

      The positive factors considered by the CIMA board of directors included the following:

      Strengthened Strategic Position. The CIMA board of directors considered the increased strategic capability that could be achieved by engaging in a strategic business combination with aaiPharma by combining CIMA’s established proprietary technology with aaiPharma’s branded pharmaceutical product portfolio and pipeline and its development and marketing expertise. The CIMA board of directors noted that this combination would accelerate CIMA’s progress toward becoming a fully integrated specialty pharmaceutical company engaged in developing, enhancing and commercializing proprietary pharmaceutical brands.

      Better Positioned for Long-Term Growth. The CIMA board of directors considered the prospects for long-term growth that a fully integrated specialty pharmaceutical company such as New Parent would have, as compared to CIMA on a standalone basis. These prospects for long-term growth could arise through (1) leveraging aaiPharma’s relationships with large pharmaceutical companies, (2) new product development opportunities arising as a result of New Parent’s larger research and development budget and the complementary nature of CIMA’s technologies and aaiPharma’s products, and (3) acquisitions enabled by the increased cash flow and critical mass provided by New Parent.

      Diversified and Expanded Revenue Base. The CIMA board of directors considered the prospect that New Parent would have more diversified revenue sources and accelerated future revenue and earnings growth through New Parent’s multiple and differentiated platforms, as compared to CIMA on a standalone basis.

      An Accretive Transaction. The CIMA board of directors also considered the expectation that the merger would be immediately accretive to CIMA’s earnings per diluted share in amounts estimated at $0.36 and $0.35 in 2004 and 2005, respectively.

      Synergies. The CIMA board of directors considered the potential strategic and other benefits of the merger (including the complementary nature of the businesses of CIMA and aaiPharma, the opportunity to consolidate and maximize the use of each company’s infrastructure and assets, and the potential for significant cost savings in the long term) and the potential to achieve cost synergies from the transaction, which were estimated to be between $8 million and $10 million in 2004 and $18 million and $20 million in 2005.

      Enhanced Research and Development and Sales and Marketing Capabilities. The CIMA board of directors considered the clinical, research and development and sales and marketing expertise of aaiPharma and the expected ability of New Parent to acquire or develop successful products. In this regard, the CIMA board of directors considered the potential for accelerating CIMA’s OraVescent technology by leveraging aaiPharma’s clinical and regulatory expertise.

      Leveraging of Technologies. The CIMA board of directors considered the potential to create line extensions to aaiPharma’s existing products and to develop new products that could be achieved by incorporating CIMA’s technologies, including its ODT drug delivery technologies.

      Increased Liquidity. The CIMA board of directors also considered that the larger market capitalization and expanded stockholder base of New Parent should provide CIMA stockholders with improved liquidity, as compared to CIMA common stock liquidity.

      Alternatives to the Merger. The CIMA board of directors considered alternatives to the merger, including continuing to pursue execution of the business strategy of CIMA as an independent company and the possibility of pursuing a business combination with a company other than aaiPharma.

      Opinion of Financial Advisor. The CIMA board of directors considered the opinion of Deutsche Bank that, as of the date of its opinion, and based upon and subject to the considerations described in the opinion and based on such other matters as Deutsche Bank considered relevant, the CIMA exchange ratio was fair from a financial point of view to CIMA common stockholders. See “— Opinion of CIMA’s Financial Advisor,” beginning on page 54 and “— Financial Analysis of Deutsche Bank Securities” beginning on page 56.

      Tax Treatment. The CIMA board of directors considered the expectation that the merger would be a tax-free transaction for U.S. federal income tax purposes and that the exchange of CIMA common stock for New Parent common stock generally would be tax-free to CIMA stockholders.

      Terms of the Merger Agreement. The CIMA board of directors, with the assistance of counsel, considered the terms and conditions of the merger agreement, including:

•	the provisions that, subject to certain conditions, permit CIMA prior to the adoption of the merger agreement by CIMA stockholders to provide material non-public information to, and enter into discussions and negotiations with, a party making an unsolicited superior proposal or a proposal that the CIMA board of directors concludes in good faith after consultation with its advisors would be reasonably likely to result in a superior proposal;

•	the provisions that allow the CIMA board of directors to change its recommendation of the merger agreement prior to its adoption by CIMA stockholders, subject to several conditions;

•	the termination provisions, including the provision that permits the CIMA board of directors, in the exercise of its fiduciary duties, to terminate the merger agreement in favor of a superior third-party proposal prior to the adoption of the merger agreement by CIMA stockholders (upon the payment of an $11.5 million termination fee to aaiPharma);

•	the treatment of employees and employee benefit arrangements;

•	the possibility that the termination fee provisions of the merger agreement could have the effect of discouraging alternative proposals for a business combination with CIMA, but would not preclude bona fide alternative proposals, and that the size of the termination fee was reasonable in light of the size and benefits of the transaction; and

•	the closing conditions applicable to the merger.

      Composition of New Parent’s Management and Board of Directors, and Other Interests of Directors and Management in the Merger. The CIMA board of directors considered the proposed composition of the New Parent board of directors, including the fact that four current members of the CIMA board of directors (including Mr. Ratoff) would be members of the New Parent board of directors. The CIMA board of directors also considered that certain officers of CIMA, including Dr. John Hontz, may be members of New Parent management following the merger. The CIMA board of directors also considered other interests in the merger that CIMA’s executive officers and directors may have with respect to the merger that may be different from, or in addition to, the interests of CIMA stockholders.

      Voting Agreement. The CIMA board of directors also considered the terms and conditions of the stockholder voting agreements between CIMA and certain stockholders of aaiPharma, who together own approximately           % of the outstanding shares of aaiPharma common stock as of the record date. The CIMA board of directors noted that these stockholders have agreed to vote for adoption of the merger agreement. See “Stockholder Voting Agreements,” beginning on page 86.

      In addition, the CIMA board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including:

•	the fact that Mr. Glarner did not support the transaction and on numerous occasions expressed his reservations regarding aaiPharma and the merger;

•	the fixed exchange ratio under the merger agreement, and the fact that, based on market prices at the time the merger agreement was approved by the CIMA board of directors, CIMA stockholders would not be receiving a market premium for their shares of CIMA common stock;

•	the risk that the potential benefits sought in the merger might not be fully realized;

•	the fact that analysts’ reports alleged excess inventory of aaiPharma’s products in the distribution channel;

•	the provisions in the merger agreement that:

•	place restrictions on the conduct of business by CIMA between signing of the merger agreement and the closing of the merger; and

•	prohibit CIMA and its representatives from soliciting competing transactions and place restrictions on CIMA’s ability to enter into discussions and negotiations with third parties;

•	the possibility that the terms of the merger agreement, including its termination fee provisions, could have the effect of discouraging alternative proposals for a business combination with CIMA;

•	the possibility that the merger might not be completed, or that completion might be unduly delayed;

•	the risk that the merger will disrupt CIMA’s operations;

•	the risk that the merger might not be approved by the appropriate governmental authorities;

•	the risk that despite the efforts of New Parent, key management and personnel of CIMA and aaiPharma might not remain employed by New Parent;

•	the risk that a significant number of CIMA’s and aaiPharma’s customers and partners might not do business with New Parent, including Schwarz Pharma; and

•	various other risks associated with the merger and the businesses of CIMA, aaiPharma and the combined company described in the section entitled “Risks Relating to the Merger,” beginning on page 14, and in the documents incorporated by reference into this document.

      The CIMA board of directors concluded, however, that these negative factors could be managed or mitigated by CIMA or were unlikely to have a material impact on the merger or on CIMA, and that, overall, the potentially negative factors associated with the merger were outweighed by the potential benefits of the merger.

      The above discussion of the factors considered by the CIMA board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the CIMA board of directors. The CIMA board of directors reached the conclusion to approve the merger agreement in light of the various factors described above and other factors that each member of the CIMA board of directors felt were appropriate. In view of the wide variety of factors considered by the CIMA board of directors in connection with its evaluation of the merger and the complexity of these matters, the CIMA board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the CIMA board of directors made its recommendation based on the totality of information presented to, and the investigation conducted by, the CIMA board of directors. In considering the factors discussed above, individual directors may have given different weight to different factors.

      The CIMA board of directors recommends that holders of CIMA common stock vote “FOR” the adoption of the merger agreement.

Opinion of aaiPharma’s Financial Advisor

      aaiPharma retained Banc of America Securities LLC to act as its financial advisor in connection with the merger. Banc of America Securities is an internationally recognized investment banking firm and regularly engages in financial advisory services, including valuations of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

      aaiPharma selected Banc of America Securities to act as its financial advisor on the basis of Banc of America Securities’ experience and expertise in transactions similar to the merger, its reputation in the investment community and its familiarity with aaiPharma’s business.

      In connection with Banc of America Securities’ engagement as financial advisor to aaiPharma, aaiPharma requested that Banc of America Securities render an opinion to aaiPharma’s board of directors as to the fairness, from a financial point of view, to the stockholders of aaiPharma of the exchange ratios in the merger. On August 4, 2003, Banc of America Securities delivered its oral opinion that, as of that date and based upon and subject to the assumptions and limitations summarized below, the exchange ratios in the merger were fair, from a financial point of view, to the stockholders of aaiPharma. Banc of America Securities subsequently confirmed this oral opinion by delivery of a written opinion, dated August 4, 2003, to the aaiPharma board of directors.

      The full text of this written opinion is attached as Annex E to this document. This opinion sets forth the assumptions Banc of America Securities made, the procedures it followed, the other matters it considered and the limitations of its review. We urge you to read the opinion carefully and in its entirety. This section is only a summary of the Banc of America Securities opinion and as a summary is qualified by reference to, and not a substitute for, the full text of the opinion.

      Banc of America Securities’ analyses and opinion were prepared for and addressed to aaiPharma’s board of directors and are directed only to the fairness, as of the date of the opinion, from a financial point of view, to the stockholders of aaiPharma of the exchange ratios provided for in connection with the merger. The opinion is not an opinion as to the merits of the merger or a recommendation to any stockholder as to how to vote on the proposed merger.

      The exchange ratios were determined through negotiations between aaiPharma and CIMA and not pursuant to recommendations of Banc of America Securities. In furnishing its opinion, Banc of America Securities did not admit that it is an “expert” as that term is used in the Securities Act, nor did Banc of America Securities admit that its opinion constitutes a report or valuation within the meaning of the Securities Act. Statements to that effect are included in the Banc of America Securities opinion.

      In arriving at its opinion, Banc of America Securities:

•	reviewed certain publicly available financial statements and other business and financial information of aaiPharma and CIMA, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning aaiPharma and CIMA, respectively;

•	analyzed certain financial forecasts prepared by the managements of aaiPharma and CIMA, respectively;

•	reviewed and discussed with senior executives of aaiPharma and CIMA information relating to certain strategic, financial and operational benefits anticipated from the merger, prepared by the managements of aaiPharma and CIMA, respectively;

•	discussed the past and current operations, financial condition and prospects of aaiPharma with senior executives of aaiPharma and discussed the past and current operations, financial condition and prospects of CIMA with senior executives of CIMA;

•	reviewed the pro forma impact of the merger on aaiPharma’s and CIMA’s earnings per share, cash flow, consolidated capitalization and financial ratios;

•	reviewed information prepared by members of the senior management of aaiPharma and CIMA relating to the relative contributions of aaiPharma and CIMA to the combined company;

•	reviewed the reported prices and trading activity for aaiPharma common stock and CIMA common stock;

•	compared the financial performance of aaiPharma and CIMA and the prices and trading activity of aaiPharma common stock and CIMA common stock with that of certain other publicly traded companies deemed relevant;

•	reviewed certain financial terms of the merger as compared to financial terms, to the extent publicly available, of certain other business combination transactions Banc of America Securities deemed relevant;

•	participated in discussions and negotiations among representatives of aaiPharma and CIMA and their financial and legal advisors;

•	reviewed the August 4, 2003 draft of the merger agreement and certain related documents; and

•	performed such other analyses and considered such other factors as Banc of America Securities deemed appropriate.

      In conducting its review and arriving at its opinion, Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by it for the purposes of the opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Banc of America Securities assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of aaiPharma and CIMA.

      In arriving at its opinion, Banc of America Securities relied on aaiPharma’s estimates relating to certain strategic, financial and operational benefits anticipated from the merger. Banc of America Securities did not make any independent valuation or appraisal of the assets or liabilities of aaiPharma or CIMA, nor was Banc of America Securities furnished with any such appraisals.

      Banc of America Securities assumed that the final executed merger agreement would not differ in any material respect from the draft agreement reviewed by it, and that the merger will be consummated as provided in the draft agreement, with full satisfaction of all covenants and conditions set forth in the draft agreement and without any waivers thereof. Banc of America Securities was informed by aaiPharma, and it assumed, that the merger would be treated as a tax-free reorganization pursuant to the Internal Revenue Code.

      As is customary in the rendering of fairness opinions, Banc of America Securities based its opinion on financial, economic, market and other conditions as in effect on, and the information made available to Banc of America Securities as of, August 4, 2003. Although subsequent developments may affect Banc of America Securities’ opinion, Banc of America Securities has no obligation to aaiPharma to update, revise or reaffirm its opinion.

      Banc of America Securities’ opinion did not address the prices at which New Parent common stock will trade following consummation of the merger. The opinion of Banc of America Securities expressed in its opinion letter was provided for the information of aaiPharma’s board of directors. Banc of America

Securities expressed no opinion or recommendation as to how the stockholders of aaiPharma and CIMA should vote with respect to adoption of the merger agreement.

Financial Analysis of Banc of America Securities

      In accordance with customary investment banking practice, Banc of America Securities employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Banc of America Securities used in providing its opinion. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by Banc of America Securities more fully, you should read the tables together with the related text. The tables alone do not constitute a complete description of the financial analyses.

Analysis of Selected Publicly Traded Companies

      Using publicly available and other information, Banc of America Securities compared selected historical and projected operating and financial data of aaiPharma and CIMA with similar data for several publicly traded companies engaged in businesses that Banc of America Securities judged to be generally comparable to those of aaiPharma and CIMA, including the following companies with equity values less than $1.5 billion: Sangstat, KV Pharmaceuticals, Noven, ICN Pharmaceuticals, Bradley Pharmaceuticals and Axcan Pharmaceuticals (which we refer to as the small cap companies), and the following companies with equity values greater than $1.5 billion: Allergan, Cephalon, Forest Laboratories, Alcon Laboratories, Medicis Pharmaceutical, Andrx Group, Watson Pharmaceuticals, Biovail, Endo Pharmaceuticals, Shire Pharmaceuticals and King Pharmaceuticals (which we refer to as the large cap companies).

      For the small cap companies and for the large cap companies, respectively, Banc of America Securities calculated the median multiple of enterprise value (which Banc of America Securities defined as diluted equity market value, calculated assuming exercise of all in-the-money stock options, plus total debt, less cash and cash equivalents) to earnings before interest, taxes, depreciation and amortization (EBITDA) for 2003 and 2004 and also calculated the median price-earnings, or P/E, ratios for 2003 and 2004, yielding the ranges set forth below.

	2003 Enterprise	2004 Enterprise
	Value/EBITDA	Value/EBITDA	2003 P/E	2004 P/E

Small Cap Median	9.5	8.5	21.6	18.5
Large Cap Median	14.3	11.0	23.2	19.1
aaiPharma	9.6	8.7	16.7	14.1
CIMA	9.6	7.5	22.4	19.7

      Although the selected companies were used for comparative purposes, none of such companies is directly comparable to aaiPharma or CIMA. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of aaiPharma, CIMA or the companies to which they are being compared.

Historical Exchange Ratio Analysis

      Banc of America Securities reviewed the historical market prices of aaiPharma and CIMA common stock for the three-year period ended August 4, 2003. Banc of America Securities also reviewed the closing prices of aaiPharma and CIMA common stock over the following periods prior to August 4, 2003 and the average merger exchange ratios implied by these closing prices, as compared to the exchange ratios of one share of common stock of New Parent for each share of aaiPharma common stock and 1.3657 shares of common stock of New Parent for each share of CIMA common stock. These exchange ratios are equivalent to a merger exchange ratio of 0.732 shares of aaiPharma common stock for each share of CIMA common stock.

Average Implied Merger
Exchange Ratio
(aaiPharma stock price/
Trading Period	CIMA stock price)

Current Stock Price (August 4, 2003)	0.732
Previous 10 Days	0.705
Previous 20 Days	0.731
Previous Six Months	0.587
Previous 12 Months	0.505
Exchange Ratio in the Merger (aaiPharma Exchange Ratio/CIMA Exchange Ratio)	0.732

Contribution Analysis

      Banc of America Securities compared the pro forma ownership of the combined company to the ownership level implied by the pro forma contribution by each of aaiPharma and CIMA for 2003, 2004 and 2005 revenue, EBITDA, earnings before interest and taxes (also referred to as EBIT), net income and discounted cash flow to the combined company assuming completion of the merger.

      In conducting its analysis, Banc of America Securities used financial projections provided by the management of aaiPharma and CIMA and did not take into consideration any synergies or costs anticipated from the merger.

      The following table sets forth a summary of the exchange ratios implied by these benchmarks, as compared to the exchange ratios in the merger of one share of New Parent common stock for each share of aaiPharma common stock and 1.3657 shares of New Parent common stock for each share of CIMA common stock (which are equivalent to a merger exchange ratio of 0.732 shares of aaiPharma common stock for each share of CIMA common stock).

	Implied Merger Exchange Ratio

				Net	Discounted
	Revenue	EBITDA	EBIT	Income	Cash Flow

Average 2003–2005	0.722	0.608	0.763	1.171	0.732
Exchange Ratio in the Merger	0.732	0.732	0.732	0.732	0.732

Relative Discounted Cash Flow Analysis

      Banc of America Securities performed discounted cash flow analyses by using financial cash flow projections of aaiPharma and CIMA for the period of January 1, 2004 through December 31, 2008 prepared by their respective managements. In conducting these analyses, Banc of America Securities assumed that the companies would perform in accordance with these projections.

      Banc of America Securities first calculated the present value of the projected cash flows for five years using discount rates ranging from 12% to 14% for each of aaiPharma and CIMA. Banc of America Securities then estimated the terminal values of the projected cash flows by applying perpetuity growth rates, which ranged from 3% to 4%, to aaiPharma’s and CIMA’s projected debt-free free cash flows. Based on the results of this analysis, Banc of America Securities derived an implied merger exchange ratio reference range of 0.661 to 0.794.

Pro Forma Merger Analysis

      Banc of America Securities performed pro forma analyses of the financial impact of the merger using financial projections from the managements of aaiPharma and CIMA. In conducting these analyses, Banc of America Securities assumed that the companies would perform in accordance with these projections.

      For 2004 and 2005, Banc of America Securities analyzed the pro forma accretion/dilution to aaiPharma’s earnings per share as a result of the merger. Based on this analysis, the merger would result in a $0.16 decrease in aaiPharma’s earnings per share in 2004 and a $0.18 decrease in aaiPharma’s earnings per share in 2005.

      Banc of America Securities also compared the pro forma accretion/dilution to aaiPharma’s earnings per share as a result of the merger to the pro forma accretion/dilution to its earnings per share as a result of a secondary stock offering in lieu of the merger. Such a secondary stock offering would result in a decrease of $0.23 in aaiPharma’s earnings per share in 2004 and a decrease of $0.37 in aaiPharma’s earnings per share in 2005.

Analysis of Selected Transactions

      Banc of America Securities analyzed publicly available financial information relating to selected stock-for-stock merger transactions with enterprise values in excess of $100,000,000 that were announced on or after January 1, 2000 and which Banc of America Securities deemed useful in evaluating the merger. Banc of America Securities analyzed the following transactions:

Acquiror	Target

IDEC Pharmaceuticals Corp.	Biogen Inc.
Gart Sports Co.	The Sports Authority Inc.
Identix Inc.	Visionics Corp.
Western Multiplex Corp.	Proxim Inc.
Phillips Petroleum Co. Inc.	Conoco Inc.
GlobeSpan Inc.	Virata Corp.
UNB Corp.	BancFirst Ohio Corp.
Santa Fe International Corp.	Global Marine Inc.
Mead Corp.	Westvaco Corp.
Pride International Inc.	Marine Drilling Co.
New York Community Bancorp Inc.	Richmond County Financial Corp.
AmeriSource Health Corp.	Bergen Brunswig Corp.
Chemical Financial Corp.	Shoreline Financial Corp.
Komag Inc.	HMT Technology Corp.
Tuboscope Inc.	Varco International Inc.
National Commerce Bancorp	CCB Financial Corp.
NetlQ Corp.	Mission Critical Software Inc.
America Online Inc.	Time Warner Inc.

      Although the selected transactions were used for comparison purposes, none of these transactions is directly comparable to the merger, and none of the companies in such transactions is directly comparable to aaiPharma or CIMA. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of aaiPharma and CIMA or the companies to which they are being compared.

      The summary set forth above does not purport to be a complete description of all the analyses performed by Banc of America Securities. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description.

      Banc of America Securities did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Banc of America Securities believes, and has advised aaiPharma’s board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion.

      In performing its analyses, Banc of America Securities made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of aaiPharma and CIMA. These analyses performed by Banc of America Securities are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

      In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of aaiPharma, CIMA, Banc of America Securities or any other person assumes responsibility if future results are materially different from those projected.

      As mentioned above, the analyses supplied by Banc of America Securities and its opinion were among the factors taken into consideration by aaiPharma’s board of directors in making its decision to enter into the merger agreement and should not be considered as determinative of such decision.

Fees; Affiliate Relationships

      aaiPharma has agreed to pay Banc of America Securities for its financial advisory services in connection with the merger. Banc of America Securities became entitled to a fee of $1 million on August 4, 2003 when it rendered its fairness opinion to the board of directors of aaiPharma. Upon completion of the merger, Banc of America Securities will be entitled to an additional fee equal to 0.85% of the implied value of the combined company as of the date of the merger, less $1.5 million. Based on the closing prices of aaiPharma and CIMA common stock on August 4, 2003, the day prior to execution of the merger agreement, 0.85% of the implied value of the combined company would be approximately $6.3 million. aaiPharma has also agreed to pay Banc of America Securities 25% of the aggregate amount of any break-up fee paid to aaiPharma by CIMA in connection with a failure to complete the merger, provided that this percentage of the break-up fee does not exceed the amount that aaiPharma would have had to pay Banc of America Securities had the merger been consummated.

      aaiPharma’s board of directors was aware of this fee structure and took it into account in considering Banc of America Securities’ fairness opinion and in approving the merger. Regardless of whether the merger is completed, aaiPharma has agreed to reimburse Banc of America Securities for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of Banc of America Securities’ counsel, and has agreed to indemnify Banc of America Securities against certain liabilities, including liabilities under the federal securities laws. aaiPharma and Banc of America Securities negotiated the terms of this fee arrangement, which are customary in transactions of this nature, at arm’s length.

      Banc of America Securities or its affiliates have provided and may in the future provide financial advisory and financing services to aaiPharma and CIMA and have received or may in the future receive fees for the rendering of these services.

      Bank of America, N.A., an affiliate of Banc of America Securities, serves as agent bank and is a lender under aaiPharma’s senior credit facility and has received fees for the rendering of such services. In the ordinary course of their businesses, Banc of America Securities and/or its affiliates may actively trade the debt and equity securities or loans of aaiPharma and CIMA for its own account or for the accounts of customers, and, accordingly, it may at any time hold long or short positions in such securities or loans.

Opinion of CIMA’s Financial Advisor

      Deutsche Bank Securities Inc. has acted as financial advisor to CIMA in connection with the merger. At the August 5, 2003 meeting of CIMA’s board of directors, Deutsche Bank rendered its oral opinion to CIMA’s board of directors, subsequently confirmed in writing, that, as of August 5, 2003, and based upon and subject to the considerations in its opinion, the CIMA exchange ratio was fair from a financial point of view to CIMA common stockholders.

      The full text of Deutsche Bank’s opinion, dated August 5, 2003, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with its opinion, is attached as Annex F to this document and is incorporated into this document by reference. We urge you to read this opinion carefully and in its entirety. Deutsche Bank’s opinion is directed to the CIMA board of directors, addresses only the fairness from a financial point of view of the CIMA exchange ratio to CIMA common stockholders, and does not address any other aspect of the merger or constitute a recommendation to any CIMA stockholder as to how to vote at the CIMA meeting. The following summary is qualified in its entirety by reference to the full text of the Deutsche Bank opinion.

      In connection with rendering its opinion, Deutsche Bank, among other things:

•	reviewed publicly available financial statements and other business and financial information of both CIMA and aaiPharma;

•	reviewed internal financial statements and other financial and operating data concerning CIMA and aaiPharma prepared by the respective managements of CIMA and aaiPharma;

•	reviewed certain financial forecasts prepared by the respective managements of CIMA and aaiPharma;

•	discussed with senior executives of CIMA and aaiPharma the strategic, financial and operational benefits they expect to derive from the merger;

•	discussed the past and current operations and financial condition and the prospects of CIMA and aaiPharma with the respective managements of CIMA and aaiPharma;

•	reviewed the pro forma impact of the merger on, among other things, CIMA’s and aaiPharma’s earnings per share, cash flow, consolidated capitalization and financial ratios;

•	reviewed information prepared by the members of the respective managements of CIMA and aaiPharma relating to the relative contributions of CIMA and aaiPharma to the combined company;

•	reviewed the prices and trading activity for CIMA common stock and aaiPharma common stock;

•	compared the prices and trading activity of CIMA common stock and aaiPharma common stock with similar information for the securities of selected other publicly traded companies;

•	reviewed the financial terms, to the extent publicly available, of selected business combination transactions that it deemed comparable in whole or in part;

•	participated in discussions and negotiations among representatives of CIMA and aaiPharma and their financial and legal advisors;

•	reviewed the merger agreement and related documents; and

•	performed other analyses and considered other factors as it deemed appropriate.

      In preparing its opinion, Deutsche Bank relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to it and assumed such accuracy and completeness for purposes of rendering its opinion. With respect to the financial forecasts that Deutsche Bank received from the respective managements of CIMA and aaiPharma, as well as information relating to certain cost savings, operating efficiencies, revenue effects and financial synergies expected by CIMA and aaiPharma to be achieved as a result of the merger (collectively referred to in this summary as synergies), Deutsche Bank assumed that the information provided was reasonably prepared on bases reflecting the best currently available projections and judgments of the management of CIMA or aaiPharma, as the case may be. Deutsche Bank expressed no view as to the reasonableness of those forecasts, including the synergies, or the assumptions on which they are based. Deutsche Bank did consider adjustments to the aaiPharma management projections deemed appropriate by CIMA management and Deutsche Bank, as discussed below. Deutsche Bank did not make any independent valuation or appraisal of the assets or liabilities of CIMA or aaiPharma, nor was Deutsche Bank furnished with any such appraisals.

      In rendering its opinion, Deutsche Bank assumed that, in all respects material to its analysis:

•	the representations and warranties contained in the merger agreement are true and correct;

•	the parties to the merger agreement will perform all of their covenants and agreements under the merger agreement;

•	all conditions to the parties’ obligations to complete the merger will be satisfied without any waiver;

•	the merger of Scarlet MergerCo with and into aaiPharma will occur substantially simultaneously with the merger of Crimson MergerCo with and into CIMA;

•	each outstanding share of aaiPharma common stock will be converted in the merger into the right to receive one share of New Parent common stock;

•	all material approvals and consents required in connection with the merger will be obtained; and

•	in connection with obtaining any necessary approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which CIMA or aaiPharma is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on CIMA or aaiPharma or would materially reduce the contemplated benefits of the merger to CIMA or to the holders of CIMA common stock.

      In addition, CIMA informed Deutsche Bank, and for purposes of rendering its opinion Deutsche Bank assumed, that the merger will be tax-free to each of CIMA and aaiPharma and their respective common stockholders. In arriving at its opinion, Deutsche Bank analyzed the merger as a strategic business combination not involving a sale of control of CIMA. As discussed above under “— Background to the Merger,” beginning on page 33, in a prior engagement Deutsche Bank solicited third party interest in a potential strategic transaction involving CIMA. During its engagement to act as financial advisor in connection with the merger, Deutsche Bank was not authorized by CIMA or its board of directors to solicit, and did not solicit, third-party indications of interest with respect to a potential strategic business combination involving CIMA.

      The opinion of Deutsche Bank is necessarily based on economic, market and other conditions as in effect on, the information made available to Deutsche Bank as of, and the financial condition of CIMA and aaiPharma on, August 5, 2003.

Financial Analysis of Deutsche Bank Securities

      The following is a summary of the material financial analyses performed by Deutsche Bank in connection with rendering its opinion. These materials were presented to CIMA’s board of directors on July 20, 2003. On July 18, 2003, the last trading day prior to the July 20, 2003 board meeting, CIMA’s closing share price was $27.17 and aaiPharma’s closing share price was $20.74.

      The exchange ratio assumed in the presentation made by Deutsche Bank to CIMA’s board of directors on July 20, 2003 contemplated a transaction that would have provided 60.0% ownership of New Parent to aaiPharma stockholders and 40.0% ownership of New Parent to CIMA stockholders immediately after the merger. The announced transaction structure provides 59.4% ownership of New Parent to aaiPharma stockholders and 40.6% ownership of New Parent to CIMA stockholders based on the treasury stock treatment of all in-the-money options. In reaching its conclusion regarding the fairness of the CIMA exchange ratio, Deutsche Bank performed additional and updated analyses, also described below. These analyses were presented to CIMA’s board of directors on August 5, 2003.

      These summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Deutsche Bank, the tables must be read together with the text of each summary.

Selected Comparable Companies Analysis

      Deutsche Bank compared equity values for CIMA and aaiPharma to earnings per share for the last twelve months, calendar 2003 and calendar 2004 based on I/B/E/S consensus estimates. I/B/E/S is a data service that compiles summaries of financial forecasts published by various investment banking firms. Deutsche Bank also compared price-to-earnings (P/E) multiples for CIMA and aaiPharma to their respective I/B/E/S estimated earnings per share growth rates. Deutsche Bank then compared the equity multiples obtained for CIMA and aaiPharma with multiples obtained for groups of selected publicly traded companies.

      The selected companies forming the group to which CIMA was compared were Alkermes, Inc., Andrx Corporation, Biovail Corporation, Cephalon, Inc., KV Pharmaceutical Company, Nektar Therapeutics and Noven Pharmaceuticals, Inc. We refer to those companies as the CIMA selected comparables. Deutsche Bank selected these companies because they are publicly traded companies with operations that for purposes of this analysis may be considered similar to those of CIMA. The selected companies forming the group to which aaiPharma was compared were Axcan Pharma Inc., Endo Pharmaceuticals Holdings Inc., King Pharmaceuticals, Inc., KV Pharmaceutical Company, Medicis Pharmaceutical Corporation and Watson Pharmaceuticals, Inc. We refer to those companies as the aaiPharma selected comparables. Deutsche Bank selected these companies because they are publicly traded companies with operations that for purposes of this analysis may be considered similar to those of aaiPharma.

      The analysis showed the following multiples and ratios for CIMA:

			Comparables

	CIMA		Mean		Range

Last twelve months net income	36.5	x	24.0	x	20.2x – 29.8	x
2003 I/B/E/S earnings per share	24.7	x	24.0	x	18.1x – 31.8	x
2004 I/B/E/S earnings per share	21.7	x	18.8	x	14.3x – 23.1	x
2003 P/E-to-growth rate ratio	113.8%		93.2%		58.3% – 109.4%
2004 P/E-to-growth rate ratio	100.2%		73.8%		46.2% – 100.6%

      The analysis showed the following multiples and ratios for aaiPharma:

			Comparables

	aaiPharma		Mean		Range

Last twelve months net income	22.7	x	22.8	x	9.4x – 32.6	x
2003 I/B/E/S earnings per share	19.2	x	18.9	x	9.8x –25.7	x
2004 I/B/E/S earnings per share	16.2	x	17.0	x	8.3x – 22.2	x
2003 P/E-to-growth rate ratio	88.9%		100.3%		62.0% – 165.8%
2004 P/E-to-growth rate ratio	75.0%		90.1%		53.7% – 145.0%

      Deutsche Bank then applied selected comparable company multiples to the corresponding CIMA and aaiPharma statistics based on historical results and I/B/E/S estimates. The following table presents the range of CIMA to aaiPharma exchange ratios implied by the resulting mean valuation range based on CIMA and aaiPharma share prices derived from the multiples analysis.

CIMA Exchange Ratio Range

Selected comparable companies analysis:	0.8990x – 1.0598x

Selected Precedent Transactions Analysis

      Deutsche Bank examined two groups of historical business combinations involving companies that it considered to be comparable, in whole or in part, to CIMA or aaiPharma. We refer to these two groups as the CIMA precedent transactions and the aaiPharma precedent transactions.

      The CIMA precedent transactions consisted of the following 12 transactions:

Announcement Date	Target	Acquiror

05/22/01	Shearwater Corporation	Inhale Therapeutic Systems, Inc.
12/21/00	Bradford Particle Design plc	Inhale Therapeutic Systems, Inc.
10/02/00	Crescendo Pharmaceuticals Corporation	ALZA Corporation
09/11/00	Dura Pharmaceuticals, Inc.	Elan Corporation, plc
08/31/00	Intelligent Polymers Limited	Biovail Corporation
07/17/00	Anesta Corp.	Cephalon, Inc.
07/27/99	Fuisz Technologies Ltd.	Biovail Corporation
02/01/99	Advanced Inhalation Research, Inc.	Alkermes, Inc.
10/25/98	TheraTech, Inc.	Watson Pharmaceuticals, Inc.
10/19/98	DepoTech Corporation	SkyePharma plc
05/18/98	RP Scherer Corporation	Cardinal Health Inc.
12/15/97	Sano Corp.	Elan Corporation, plc

      The analysis showed the following multiples and ratios for the CIMA selected precedent transactions:

	Precedent Median		Range

Last twelve months revenues	6.9	x	3.4x – 9.0	x
Last twelve months EBITDA	24.6	x	17.1x – 32.2	x
Last twelve months EBIT	36.6	x	21.5x – 51.8	x
Last twelve months net income	63.8	x	47.5x – 80.1	x
Forward net income	31.4	x	30.7x – 49.1	x

      For purposes of the Deutsche Bank analysis, “EBITDA” represents earnings before interest, taxes, depreciation and amortization. “EBIT” represents earnings before interest and taxes. Forward net income represents net income expected to be earned (based on I/B/E/S estimates) in the next twelve months.

      The aaiPharma selected precedent transactions consisted of the following 13 transactions:

Announcement Date	Target	Acquiror

10/01/01	Ascent Pediatrics, Inc.	Medicis Pharmaceutical Corporation
06/29/01	Duramed Pharmaceuticals, Inc.	Barr Laboratories, Inc.
10/04/00	DJ Pharma	Biovail Corporation
09/11/00	Dura Pharmaceuticals, Inc.	Elan Corporation, plc
08/14/00	PathoGenesis Corporation	Chiron Corporation
07/13/00	Jones Pharma, Incorporated	King Pharmaceuticals, Inc.
05/25/00	Schein Pharmaceuticals, Inc.	Watson Pharmaceuticals, Inc.
05/04/00	Warner Chilcott Public Limited Company	Galen Holdings plc
12/01/99	Medco Research, Inc.	King Pharmaceuticals, Inc.
11/29/99	Algos Pharmaceutical Corporation	Endo Pharmaceuticals Holdings Inc.
07/27/99	Fuisz Technologies Ltd.	Biovail Corporation
07/26/99	Roberts Pharmaceuticals Corporation	Shire Pharmaceuticals Group plc
04/19/99	Ucyclyd Pharma Inc.	Medicis Pharmaceutical Corporation

      The analysis showed the following multiples and ratios for the aaiPharma selected precedent transactions:

	Precedent Median		Range

Last twelve months revenues	5.8	x	1.5x – 10.1	x
Last twelve months EBITDA	21.4	x	12.5x – 43.9	x
Last twelve months EBIT	26.4	x	22.4x – 59.6	x
Last twelve months net income	52.0	x	25.8x – 76.3	x
Forward net income	46.8	x	21.4x – 55.7	x

      Deutsche Bank then applied precedent transaction multiples to the corresponding CIMA and aaiPharma statistics based on historical results and I/B/E/S estimates. The following table presents the range of CIMA to aaiPharma exchange ratios implied by the resulting median valuation range based on CIMA and aaiPharma share prices derived from the multiples analysis.

CIMA Exchange Ratio Range

Selected precedent transactions analysis:	1.0321x – 1.1893	x

      All multiples for the selected transactions were based on public information available at the time of announcement of those transactions, without taking into account differing market and other conditions during the seven-year period during which the selected transactions occurred.

Discounted Cash Flow Analyses

      Deutsche Bank performed discounted cash flow analyses for CIMA to estimate the present value of the unlevered, after-tax free cash flows that CIMA could generate, based on projections provided by CIMA management. The range of estimated terminal values was calculated by applying terminal-value multiples ranging from 9.0x to 12.0x to CIMA’s projected EBITDA. Deutsche Bank performed separate analyses assuming 2005 and 2006 as terminal years. The present value of the cash flows and terminal values was calculated using discount rates ranging from 10.0% to 14.0%.

      Deutsche Bank also performed discounted cash flow analyses for aaiPharma to estimate the present value of the unlevered, after-tax free cash flows that aaiPharma could generate. The range of estimated terminal values was calculated by applying terminal-value multiples ranging from 9.0x to 12.0x to aaiPharma’s projected EBITDA. Deutsche Bank performed separate analyses assuming 2005 and 2006 as terminal years. The present value of the cash flows and terminal values was calculated using discount rates ranging from 9.0% to 13.0%. This analysis was based both on aaiPharma management projections and on an adjusted case deemed appropriate by CIMA management and Deutsche Bank that assumed product delays, lower revenue growth rates and lower profit margins than the actual aaiPharma management projections. We refer to this adjusted case as the adjusted aaiPharma projections.

      The following table presents the range of CIMA to aaiPharma exchange ratios implied by the resulting discounted cash flow valuation ranges for CIMA and aaiPharma.

CIMA Exchange Ratio Range

Based on aaiPharma management projections:
2005 DCF analysis	1.3065x – 1.4903	x
2006 DCF analysis	1.7547x – 1.9294	x
Based on adjusted aaiPharma management projections:
2005 DCF analysis	1.5088x – 1.7476	x
2006 DCF analysis	2.1654x – 2.4213	x

Pro Forma Contribution Analysis

      Deutsche Bank compared the pro forma contributions of each of CIMA and aaiPharma, based on CIMA management projections and the adjusted aaiPharma projections, to the combined company. Deutsche Bank reviewed pro forma projections of revenues, EBITDA, EBIT and net income for 2003 through 2005. Revenue and cost synergies were not considered for purposes of this analysis. The following table presents the relative pro forma contributions of each company.

	aaiPharma	CIMA

Revenues
2003	77.2%	22.8%
2004	75.6%	24.4%
2005	71.7%	28.3%
EBITDA
2003	74.5%	25.5%
2004	71.6%	28.4%
2005	66.1%	33.9%
EBIT
2003	75.8%	24.2%
2004	73.6%	26.4%
2005	67.6%	32.4%
Net income
2003	64.8%	35.2%
2004	65.9%	34.1%
2005	61.5%	38.5%

      Under the announced transaction structure, based on the number of shares outstanding on August 4, 2003 and on the treasury stock treatment of all in-the-money aaiPharma and CIMA stock options, former aaiPharma stockholders will hold approximately 59.4%, and former CIMA stockholders will hold approximately 40.6%, of the outstanding shares of New Parent common stock immediately after the merger.

Pro Forma Merger Analysis

      Deutsche Bank analyzed the potential impact of the merger on earnings per share and share price in 2004 and 2005. Deutsche Bank performed these analyses using I/B/E/S consensus estimates for both CIMA and aaiPharma, as well as CIMA management projections and the adjusted aaiPharma projections. Deutsche Bank included varying assumptions regarding achievement of synergies, including no synergies, achievement of cost synergies only and achievement of both revenue and cost synergies. These synergy estimates, including revenue synergies and cost synergies, were independently prepared by CIMA and aaiPharma management. Based on these analyses, Deutsche Bank determined that the merger was likely to be accretive to CIMA’s common stockholders across the various synergy assumptions for both 2004 and 2005.

      Deutsche Bank also prepared an analysis calculating the potential impact of earnings per share accretion/(dilution) on CIMA’s share price. Deutsche Bank applied three separate P/E multiples, including aaiPharma’s current P/E multiple, CIMA’s current P/E multiple and a weighted average P/E multiple (based on the net income contribution for each company), to the pro forma earnings per share of the combined company (using I/B/E/S consensus estimates) in each synergy scenario for 2004 and 2005. This analysis demonstrated that the price per share of the CIMA common stock was likely to increase, based on projected accretion of earnings per share, should the combined company trade at a weighted average P/E multiple.

Other Factors

      In considering the fairness of the exchange ratio for purposes of the July 20, 2003 board of directors meeting, Deutsche Bank also reviewed and considered, among other things:

•	projected revenue and cost synergies prepared by CIMA and aaiPharma management;

•	combined discounted cash flow analysis including synergies (using similar time period, terminal value multiple and discount rate assumptions used for standalone discounted cash flow analyses);

•	historical stock price performance for the CIMA common stock and aaiPharma common stock and implied exchange ratios;

•	published research analysts’ reports, including estimates as to the projected earnings per share of CIMA and aaiPharma;

•	allocation of transaction value to identifiable intangible assets, in-process research and development and goodwill; and

•	standalone and pro forma stock ownership.

      In rendering its opinion, Deutsche Bank considered, among other things, various changes that occurred between the July 20, 2003 board of directors meeting and the August 4 and 5, 2003 board of directors meeting. These included changes in the prices of CIMA and aaiPharma common stock, changes in the prices of the common stock of the CIMA selected comparables and the aaiPharma selected comparables, the earnings reports of each company for the quarter ended June 30, 2003, additional research reports published by investment banking firms on CIMA and aaiPharma, as well as changes in the general economic environment and in the U.S. equity markets. Deutsche Bank also updated its analysis of the potential impact of the transaction on earnings per share and share price in 2004 and 2005. Deutsche Bank performed these analyses using a range of pro forma combined earnings projections developed by CIMA and aaiPharma management. The standalone management projections discussed above were used, in combination with the synergies analysis, to prepare the pro forma combined earnings projections. The following table presents the percentage earnings per share accretion/(dilution), versus
I/B/E/S consensus estimates, associated with the merger across the range of projected earnings per share.

	Low End of Range	Middle of Range	High End of Range

2004	32.0%	34.0%	36.0%
2005	57.7%	60.1%	62.5%

      Deutsche Bank also updated its analysis calculating the potential impact of earnings per share accretion/(dilution) on CIMA’s share price. Deutsche Bank applied the P/ E multiples described above to the range of pro forma earnings per share of the combined company prepared by CIMA and aaiPharma management for 2004 and 2005. The following table presents the implied stock prices across the range of projected earnings per share.

2004 Pro Forma P/E Multiple	Low End of Range	Middle of Range	High End of Range

14.0x	$23.10	$23.45	$23.80
16.0x	$26.40	$26.80	$27.20
20.0x	$33.00	$33.50	$34.00

2005 Pro Forma P/E Multiple	Low End of Range	Middle of Range	High End of Range

11.0x	$23.60	$23.95	$24.31
13.0x	$27.89	$28.31	$28.73
18.0x	$38.61	$39.20	$39.78

      In connection with the review of the merger by CIMA’s board of directors, Deutsche Bank performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Deutsche Bank considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Deutsche Bank believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of its analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Deutsche Bank may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Deutsche Bank’s view of the actual value of CIMA or aaiPharma.

      In performing its analyses, Deutsche Bank made, and was provided by CIMA and aaiPharma management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CIMA or aaiPharma. Analyses based on estimates or forecasts of future results are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates or forecasts, and neither CIMA, Deutsche Bank nor any other person assumes responsibility if future results are materially different from those estimates or forecasts. The analyses performed were prepared solely as part of Deutsche Bank’s analysis of the fairness from a financial point of view to CIMA common stockholders of the CIMA exchange ratio and were prepared in connection with the delivery by Deutsche Bank of its opinion, dated August 5, 2003, to CIMA’s board of directors. The analyses do not purport to be appraisals or to reflect the prices at which CIMA common stock or aaiPharma common stock will actually trade.

      The CIMA exchange ratio and other terms of the merger agreement were determined through arm’s length negotiations between CIMA and aaiPharma and were approved by CIMA’s and aaiPharma’s boards of directors. Deutsche Bank did not recommend any specific exchange ratio or form of consideration to CIMA or that any specific exchange ratio or form of consideration constituted the only appropriate consideration for the merger. Although Deutsche Bank provided advice to CIMA during the course of these negotiations, the decision to enter into the merger agreement was solely that of the CIMA board of directors. As described above, the opinion and presentations of Deutsche Bank to the CIMA board of directors were only one of a number of factors taken into consideration by the CIMA board of directors in making its determination to approve the merger agreement. Deutsche Bank’s analyses summarized above should not be viewed as determinative of the opinion of CIMA’s board of directors with respect to the value of CIMA or aaiPharma or of whether CIMA’s board of directors would have been willing to agree to a different exchange ratio or form of consideration. Deutsche Bank’s opinion was provided to the CIMA board of directors to assist it in connection with its consideration of the merger agreement and does not constitute a recommendation to any stockholder as to how to vote with respect to any matter relating to the merger agreement.

      CIMA selected Deutsche Bank as financial advisor in connection with the merger based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. CIMA has retained Deutsche Bank pursuant to an engagement letter dated May 1, 2003, as amended and supplemented by a second engagement letter dated August 21, 2003 regarding additional services to be provided by Deutsche Bank. Pursuant to the May 1 engagement letter, CIMA agreed to pay Deutsche Bank a $6.5 million fee for services rendered by Deutsche Bank in connection with the merger, $1.0 million of which became payable upon Deutsche Bank’s delivery of its opinion and $5.5 million of which will become payable upon consummation of the merger. Pursuant to the August 21 engagement letter, CIMA has agreed to pay Deutsche Bank an additional fee of $1.0 million if CIMA requests and Deutsche Bank provides an opinion regarding an acquisition proposal other than the merger with aaiPharma. In the event that CIMA consummates an alternative transaction, CIMA has further agreed to pay Deutsche Bank upon the consummation of such a transaction a fee equal to the greater of $6.5 million or 1.5% of the aggregate consideration paid to CIMA or its stockholders in connection with the alternative transaction, provided that any such fee will be reduced as necessary so that Deutsche Bank’s total compensation for services rendered to CIMA does not exceed $8.5 million. Regardless of whether the merger or any alternative transaction is consummated, CIMA has also agreed to reimburse Deutsche Bank for its expenses incurred in performing its services, including fees and expenses of its counsel. In addition, CIMA has agreed to indemnify Deutsche Bank and related parties against liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Deutsche Bank’s engagement and any related transactions.

      Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank and its affiliates have, from time to time, provided investment banking services to CIMA and aaiPharma or their affiliates for which they have received compensation. Deutsche Bank and its affiliates may actively trade securities of CIMA or aaiPharma for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in such securities.

Interests of aaiPharma and CIMA Directors and Executive Officers in the Merger

      In considering the respective recommendations of the aaiPharma board of directors and the CIMA board of directors to vote for the proposal to adopt the merger agreement, you should be aware that members of the boards of directors of both companies and executive officers of both companies have agreements or arrangements that may provide them with interests in the merger that differ from, or are in addition to, those of other aaiPharma stockholders or CIMA stockholders, as applicable. Each of the aaiPharma board of directors and the CIMA board of directors was aware of these agreements and arrangements as they relate to the companies’ directors and executive officers during its deliberations of the merits of the merger agreement and in determining to recommend to its stockholders that the stockholders vote to adopt the merger agreement.

Governance Structure and Management Positions

      The merger agreement provides for determination of the composition of the New Parent board of directors and for the appointment of persons to fill selected New Parent executive officer positions and executive officer positions of aaiPharma and CIMA after the merger. See “Directors and Management Following the Merger,” beginning on page 89.

Treatment of Stock Options and Other Stock-Based Awards

      Immediately prior to consummation of the merger, each outstanding stock option granted under an aaiPharma or CIMA employee or director stock option plan that was not previously vested or exercisable is expected to become fully vested and exercisable and generally will remain exercisable for the remainder of the option’s term if the director or executive officer holding the option continues to serve or be employed by aaiPharma, CIMA or New Parent. If an aaiPharma executive officer’s employment is terminated or a director stops serving as a director of aaiPharma and does not become a director of New Parent as a result of the merger, the executive officer or director will have one year from the effective time of the merger to exercise his options unless the options expire earlier pursuant to their terms. If a CIMA director stops serving as a director of CIMA and does not become a director of New Parent as a result of the merger, the director will have one year from the effective time of the merger to exercise any options granted under CIMA’s 2001 Stock Incentive Plan or Equity Incentive Plan and three years from the date of termination in which to exercise any options granted under CIMA’s Non-Employee Directors’ Fee Option Grant Program, unless the options expire earlier pursuant to their terms. A CIMA executive officer who is terminated as a result of the merger will have one year from the effective time of the merger to exercise his options unless the options expire earlier pursuant to their terms.

      As of August 15, 2003, the executive officers of aaiPharma held approximately 1.79 million options that would vest as a result of the merger, and the non-employee directors of aaiPharma held approximately 195,000 options that would vest as a result of the merger. The weighted average exercise price of the unvested options held by aaiPharma executive officers and directors as of August 15, 2003 is $11.08. As of August 15, 2003, the executive officers of CIMA held 146,417 options that would vest as a result of the merger, and the non-employee directors of CIMA held approximately 180,564 options that would vest as a result of the merger. The weighted average exercise price of the unvested options held by CIMA executive officers and directors as of August 15, 2003 is $26.84.

Employment Agreement with Frederick D. Sancilio

      aaiPharma and Dr. Sancilio are parties to an existing employment agreement. Pursuant to the merger agreement, New Parent will assume all obligations of aaiPharma under Dr. Sancilio’s employment agreement. Under this employment agreement, Dr. Sancilio will serve as the Executive Chairman and Chief Scientific Officer of New Parent. The initial term of employment under the employment agreement expires on January 1, 2005, but it automatically renews for successive two-year terms unless either party provides the other with notice of its desire to terminate prior to the end of the then current term. In addition, pursuant to the employment agreement, New Parent will be required to use its best efforts to cause Dr. Sancilio to be elected to New Parent’s board of directors, the board of directors of any affiliated corporations on which Dr. Sancilio served as of January 1, 2003, and the board of directors of any entity that becomes a majority owned subsidiary of New Parent.

      Effective January 1, 2003, Dr. Sancilio’s annual salary was increased to $422,000. Dr. Sancilio’s employment agreement provides that the board of directors will establish his salary from time to time, in an amount not less than $422,000, and that the salary may be increased but not reduced without Dr. Sancilio’s approval. Pursuant to the employment agreement, Dr. Sancilio receives a bonus when aaiPharma receives certain regulatory approvals. This bonus will be in the amount of $250,000 for each new drug application and $50,000 for each supplemental new drug application or abbreviated new drug application. In addition, Dr. Sancilio is eligible to participate in employee benefit plans made available generally to executive officers as well as any other compensation or incentive plans, to receive an automobile allowance, and to receive other perquisites not to exceed, in the aggregate, $35,000 per year.

      The employment agreement will permit New Parent to terminate Dr. Sancilio’s employment at any time, with or without cause. However, if New Parent terminated Dr. Sancilio’s employment without cause or if Dr. Sancilio terminated his employment within 90 days after a “constructive discharge,” Dr. Sancilio would be entitled to receive an amount equal to three times his then current salary in a lump sum payment plus an amount equal to his then current salary in monthly installments over two years, during which time Dr. Sancilio would continue to receive his medical and life insurance benefits. In addition, all unvested options previously granted to Dr. Sancilio would become vested and exercisable on the date of termination of his employment. Under the employment agreement, a “constructive discharge” includes, among other things, the removal of Dr. Sancilio from the positions of Executive Chairman and Chief Scientific Officer or as a member of the board of directors, a reduction in Dr. Sancilio’s responsibilities, or the relocation of any office location of Dr. Sancilio by more than 30 miles from its current location. The employment agreement requires Dr. Sancilio to refrain from certain activities in competition with New Parent for a period of two years after the termination of his employment for any reason.

Employment Agreement with Steven B. Ratoff

      CIMA and Steven B. Ratoff, CIMA’s Interim Chief Executive Officer and Chairman of the Board, are parties to an existing employment agreement that terminates by its terms on October 31, 2003. The employment agreement provides that, upon termination of Mr. Ratoff’s employment prior to October 31, 2003 for any reason other than for “cause,” Mr. Ratoff will continue to receive his base salary of $28,045 per month through October 31, 2003. If the merger is completed prior to October 31, 2003, Mr. Ratoff would be entitled to receive his salary through October 31, 2003.

Employment Agreement with John Hontz

      CIMA and Dr. John Hontz, CIMA’s Chief Operating Officer, are parties to an existing employment agreement. Following completion of the merger, this employment agreement will continue in effect, although Dr. Hontz may serve as New Parent’s Executive Vice President and President of its CIMA Division. Dr. Hontz’s annual salary was set in his employment agreement at $220,000 as of September 1, 2000, which amount is increased each September 1 by no less than 5% annually until September 1, 2005, the end of the term of the agreement. In addition, Dr. Hontz is entitled to a cash incentive bonus of up to 50% of his salary upon CIMA’s achievement of certain objectives.

      If the merger is completed and Dr. Hontz is terminated or resigns his employment within one year following the completion of the merger because of (1) the elimination of his position, (2) a requirement that he relocate more than 100 miles or (3) a material diminution in his responsibilities and duties, Dr. Hontz will be entitled to 24 months’ compensation at his then current salary level, reduced by 50% of any gross compensation he earns in connection with any other employment during the same period.

Employment Agreement and Arrangement with James C. Hawley

      CIMA and James C. Hawley, CIMA’s Vice President, Chief Financial Officer and Secretary, are parties to an existing employment agreement. Under the employment agreement, if Mr. Hawley terminates his employment for “good reason” he is entitled to specified severance benefits that include (1) twelve months salary at the annual rate of $200,000, (2) a prorated bonus for the calendar year in which the termination occurs and (3) partial reimbursement of his COBRA payments. Because “good reason” is defined in the employment agreement to include any action by CIMA that results in a substantial diminution in his responsibilities as Chief Financial Officer of CIMA, Mr. Hawley may be entitled to the payment of the severance benefits following the completion of the merger.

      In addition, CIMA has orally agreed with Mr. Hawley (and, under the merger agreement, New Parent will honor and observe this arrangement) that, following the completion of the merger, CIMA or New Parent will not terminate his employment for a period of 6 months, except for “cause” as defined in his employment agreement. After the 6-month period, if CIMA or New Parent terminates Mr. Hawley’s employment for any reason other than for “cause,” he will be entitled to the severance benefits that are described above. Additionally, if, at the time of Mr. Hawley’s termination, CIMA, aaiPharma or New Parent provides severance benefits to any of its employees that are more beneficial than the severance benefits provided to Mr. Hawley under his employment agreement (taking into account the position of the employees as compared to Mr. Hawley’s position), then Mr. Hawley will be entitled to receive the severance benefits provided to the employees, equitably adjusted to reflect Mr. Hawley’s position with CIMA.

Employment Agreement with John M. Siebert

      CIMA and John M. Siebert, CIMA’s former Chief Executive Officer and a current director of CIMA, are parties to an existing employment agreement. Pursuant to the employment agreement, as amended on April 4, 2003 and June 23, 2003, Dr. Siebert agreed to provide transition services to CIMA through January 1, 2004. In the event that Dr. Siebert is terminated prior to January 1, 2004, for any reason other than for “cause,” Dr. Siebert is entitled to specified severance benefits that include twelve months salary at the annual rate of $336,544 and a prorated annual bonus for calendar year 2003 in the amount of $78,461.23. If Dr. Siebert’s employment is terminated following the merger but before January 1, 2004 without “cause,” he will be entitled to these severance benefits.

Employment or Severance Arrangements

      All of aaiPharma’s executive officers will be entitled to one year’s salary if they are terminated without cause, unless they are terminated within five days following a change of control of aaiPharma, such as the merger. In addition, if any employee of aaiPharma is terminated as a result of the merger or any director stops serving as a director of aaiPharma and does not become a director of New Parent as a result of the merger, that individual will have one year from the effective time of the merger to exercise any options previously granted to such person, unless such options expire at an earlier date pursuant to their terms. Other than these arrangements and Dr. Sancilio’s agreement described above, no executive officer of aaiPharma has an employment contract or severance arrangement with aaiPharma or New Parent.

      In connection with the merger, each of CIMA’s executive officers and directors who is a regular, full-time employee of CIMA may be entitled to severance payments pursuant to CIMA’s severance policy. The severance policy applies to employees who lose their positions within two years following a change of control, which is defined to occur when there is a change in the identity of a majority of the members of CIMA’s board of directors. If, as a result of the change of control, an employee’s employment is actually or constructively terminated (1) because the employee’s position is eliminated, (2) because continuing to work in the position would require the employee to transfer to a work location more than 100 miles from the employee’s then current location, or (3) as a result of the employee’s responsibilities being so substantially changed that the employee has been effectively removed from his position, then the employee will be entitled to varying severance benefits depending on his position and seniority. Under the severance policy, some of CIMA’s executive officers and directors may become entitled to severance payments equaling twelve months salary and outplacement assistance up to $10,000 if their employment is terminated as a result of the merger. In addition, directors of CIMA holding options granted under CIMA’s Non-Employee Directors’ Fee Option Grant Program who stop serving as directors of CIMA but do not become directors of New Parent as a result of the merger will have three years from the date of termination to exercise these options unless the options expire at an earlier date pursuant to their terms. Executive officers of CIMA who are terminated as a result of the merger and directors of CIMA holding options granted under CIMA’s 2001 Stock Incentive Plan or Equity Incentive Plan who stop serving as directors of CIMA and do not become directors of New Parent will have one year from completion of the merger to exercise options previously granted to them unless those options expire at an earlier date pursuant to their terms. Other than these arrangements and the employment agreements and arrangements described above for Mr. Ratoff, Mr. Hontz, Mr. Hawley and Mr. Siebert, no executive officer of CIMA has an employment contract or severance arrangement with CIMA or New Parent.

Indemnification and Insurance

      The merger agreement provides that New Parent will indemnify and provide advancement of expenses to all present and former directors and officers of aaiPharma and CIMA and their subsidiaries to the fullest extent permitted by law for all acts or omissions occurring at or before the completion of the merger. For a period of six years following the merger, New Parent has also agreed to maintain in effect, in the revised certificates of incorporation and by-laws of both aaiPharma and CIMA, provisions with respect to indemnification and advancement of expenses that are at least as favorable as those presently contained in the certificates of incorporation and by-laws of aaiPharma and CIMA. In addition, for a period of six years following completion of the merger, New Parent has agreed to provide director’s and officer’s liability insurance for the benefit of the present and former officers and directors of aaiPharma, CIMA and their subsidiaries. This insurance must contain at least the same coverage (and no less than $15,000,000 of coverage with respect to CIMA) and amounts, and contain terms and conditions no less advantageous, as the coverage currently provided by aaiPharma and CIMA, subject to the limitation that New Parent will not be required to pay annual premiums in excess of $4,000,000 for this insurance.

Registration Rights Agreement

      In November 1995, GS Capital Partners II, L.P., G.S. Capital Partners II Offshore, L.P., Bridge Street Fund 1995, L.P., Stone Street Fund, L.P., and Goldman Sachs & Co., Verwaltungs GmbH, each an investment partnership managed by an affiliate of The Goldman Sachs Group Ltd., purchased shares of preferred stock of aaiPharma. All outstanding shares of preferred stock were converted into common stock in conjunction with aaiPharma’s public offering of common stock in September 1996. In this 1995 investment transaction, aaiPharma entered into a registration rights agreement granting to the Goldman Sachs investment partnerships, and to other stockholders, including current aaiPharma directors, Dr. Sancilio, James Waters and William Underwood, rights to cause aaiPharma to register for sale the shares of common stock they beneficially owned at that time. Under the terms of the merger agreement, New Parent will assume the obligations of aaiPharma under this registration rights agreement at the effective time of the merger.

Listing of New Parent Common Stock

      It is a condition to the completion of the merger that New Parent common stock issuable to aaiPharma and CIMA stockholders pursuant to the merger and upon the exercise of former aaiPharma and CIMA stock options be approved for listing on the NASDAQ National Market. New Parent, aaiPharma and CIMA have agreed to use their reasonable best efforts to cause the New Parent common stock to be approved for listing on the NASDAQ National Market.

Dividends

      Pursuant to the merger agreement, each of aaiPharma and CIMA are prohibited from declaring any dividends prior to the completion of the merger without the other’s consent. aaiPharma has not declared a cash dividend since its public offering in 1996. CIMA has never declared a cash dividend.

      We expect that, after the completion of the merger, New Parent will use available cash to fund its growth and will not pay any dividends on its common stock.

Accounting Treatment

      The merger will be accounted for using purchase accounting. Generally accepted accounting principles require that one of the two companies in the transaction be designated as the acquiror for accounting purposes. aaiPharma has been designated as the acquiror primarily based on the fact that its stockholders are expected to hold more than 50% of the New Parent common stock and the fact that its current management is expected to hold the majority of the senior management positions of New Parent after the merger. The purchase price (based on the average closing price of aaiPharma common stock during the five-day period that began two days before and ended two days after August 5, 2003) will be allocated to CIMA’s identifiable assets and liabilities based on their estimated fair market values at the date of the completion of the merger, and any excess of the purchase price over those fair market values will be accounted for as goodwill. The results of final valuations of property, plant and equipment and intangible and other assets, and the finalization of any potential plans of restructuring, have not yet been completed. We may revise the allocation of the purchase price when additional information becomes available.

Regulatory Matters

      aaiPharma and CIMA are not aware of any material governmental consents or approvals that are required prior to the completion of the merger other than under the HSR Act, as described below. aaiPharma and CIMA have agreed that, if any additional governmental consents and approvals are required, each company will use its reasonable best efforts to obtain these consents and approvals.

      Under the HSR Act and the rules associated with it, the merger cannot be completed until the companies have notified the FTC and the Department of Justice of the transaction and provided them with certain information and materials, and the applicable waiting periods have been terminated or expired. aaiPharma and CIMA intend to file notification and report forms under the HSR Act with the FTC and the Department of Justice. The initial waiting period under the HSR Act would be scheduled to expire at 11:59 p.m., Eastern Time, on the thirtieth day after filing, unless the FTC or the Department of Justice makes a request for additional information or documentary material before that time or the waiting period is terminated earlier.

      At any time before or after completion of the merger, the Department of Justice, the FTC or any U.S. state may take action under the antitrust laws if it considers action to be necessary or desirable in the public interest. This action could include seeking to enjoin the completion of the merger, to rescind the merger or to seek divestiture of particular assets of aaiPharma or CIMA. Private parties also may seek to take legal action under the antitrust laws. A challenge to the merger on antitrust grounds may be made, and, if such a challenge is made, it is possible that aaiPharma and CIMA will not prevail.

      It is possible that the Department of Justice, the FTC or any state may seek regulatory concessions as conditions for granting clearance of the merger or not seeking to prevent it on antitrust grounds. Under the merger agreement, each of aaiPharma and CIMA has agreed to use its reasonable best efforts to complete the merger, including to gain clearance from antitrust and competition authorities and to obtain other required approvals. However, neither aaiPharma nor CIMA nor any of their respective subsidiaries is required to license, sell or otherwise dispose of any of its material businesses or assets, or to take, or to agree to take, any action or agree to any limitation that limits in any material respect its freedom of action with respect to, or its ability to retain, any of its assets or businesses.

      Although we do not expect regulatory authorities to raise any significant objections in connection with their review of the merger, we cannot assure you that we will obtain all required regulatory approvals or that these regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to New Parent after the completion of the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

      The following general discussion summarizes the anticipated material U.S. federal income tax consequences of the merger to holders of aaiPharma common stock and holders of CIMA common stock. This summary applies only to holders of aaiPharma common stock or CIMA common stock that are U.S. holders.

      For purposes of this discussion, a “U.S. holder” means:

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity taxable as a corporation or partnership created or organized under the laws of the United States or any state or the District of Columbia,

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person, or

•	an estate that is subject to U.S. federal income tax on its income, regardless of its source.

      This discussion is based upon the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion applies only to aaiPharma stockholders that hold their aaiPharma common stock and CIMA stockholders that hold their CIMA common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of his, her or its personal investment circumstances or to stockholders subject to special treatment under the U.S. federal income tax laws, including insurance companies, tax-exempt organizations, dealers in securities or foreign currency, banks or trusts, financial institutions, mutual funds, persons who hold their aaiPharma common stock or CIMA common stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction, persons who have a functional currency other than the U.S. dollar, investors in pass-through entities, stockholders who acquired their aaiPharma common stock or CIMA common stock through the exercise of options, or otherwise as compensation or through a tax-qualified retirement plan, or holders of options granted under any aaiPharma or CIMA benefit plan.

      Each aaiPharma stockholder and CIMA stockholder is strongly urged to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences of the merger to the holder. This summary does not address any non-income tax or any foreign, state or local tax consequences of the merger. It does not address the tax consequences of any transaction other than the merger.

      The following discussion is not binding on the Internal Revenue Service. None of aaiPharma, CIMA or New Parent has requested a ruling from the Internal Revenue Service with respect to any of the

U.S. federal income tax consequences of the merger and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described below.

      Completion of the merger is conditioned upon, among other things, (1) the receipt by aaiPharma of a written opinion, dated the closing date, of Robinson, Bradshaw & Hinson, P.A., counsel to aaiPharma, to the effect that for U.S. federal income tax purposes, the merger of Scarlet MergerCo with and into aaiPharma and the merger of Crimson MergerCo with and into CIMA each will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and/or that these mergers, taken together, will constitute an exchange described in Section 351 of the Internal Revenue Code and (2) the receipt by CIMA of a written opinion, dated the closing date, of Latham & Watkins LLP, counsel to CIMA, to the effect that for U.S. federal income tax purposes, the merger of Crimson MergerCo with and into CIMA and the merger of Scarlet MergerCo with and into aaiPharma each will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and/or that these mergers, taken together, will constitute an exchange described in Section 351 of the Internal Revenue Code. The conditions regarding the receipt of the opinions described above will not be waived by aaiPharma or CIMA after the aaiPharma stockholders and CIMA stockholders have adopted the merger agreement unless such stockholders approve the waivers after appropriate disclosure. Those opinions will be based upon facts, representations and assumptions described in each such opinion, including customary certificates and representations of officers of aaiPharma and CIMA reasonably satisfactory to such counsel, and will be substantially in the forms attached to the merger agreement as exhibits. The opinions of counsel to be delivered in connection with the merger will represent counsels’ best legal judgment and are not binding on the Internal Revenue Service or any court.

      Assuming the merger of Scarlet MergerCo with and into aaiPharma and the merger of Crimson MergerCo with and into CIMA each constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and/or these mergers, taken together, constitute an exchange described in Section 351 of the Internal Revenue Code:

•	none of Parent, aaiPharma nor CIMA will recognize gain or loss as a result of the merger;

•	no gain or loss will be recognized by aaiPharma stockholders or CIMA stockholders on the exchange of aaiPharma common stock or CIMA common stock, respectively, for New Parent common stock pursuant to the transaction, except for gain or loss resulting from cash, if any, received by CIMA stockholders in lieu of fractional shares of New Parent common stock;

•	each CIMA stockholder will recognize capital gain or loss on any cash received instead of a fractional share of New Parent common stock equal to the difference between the amount of cash received and the portion of the CIMA stockholder’s aggregate adjusted tax basis in the CIMA common stock surrendered allocated to that fractional share interest, and such gain or loss generally will constitute long-term capital gain or loss if the CIMA stockholder’s holding period of such CIMA common stock surrendered pursuant to the merger is more than one year as of the date of the merger (although the deductibility of capital losses is subject to limitations);

•	the aggregate adjusted basis of the New Parent common stock received pursuant to the transaction by aaiPharma stockholders or CIMA stockholders will be equal to the aggregate adjusted basis of those stockholders’ aaiPharma common stock or CIMA common stock, as the case may be, exchanged for the New Parent common stock, reduced in the case of a CIMA stockholder that receives cash in lieu of fractional shares of New Parent common stock by any amount allocable to the fractional share interests in New Parent common stock for which cash is received;

•	the holding period of New Parent common stock received pursuant to the merger by an aaiPharma stockholder or CIMA stockholder, including, in the case of a CIMA stockholder, any New Parent fractional interest deemed received pursuant to the merger, will include the holding period of the stockholder’s aaiPharma common stock or CIMA common stock, as the case may be, exchanged for that New Parent common stock; and

•	each aaiPharma stockholder and CIMA stockholder receiving New Parent common stock as a result of the merger must retain records pertaining to the merger and must file with its U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

      Non-corporate holders of CIMA common stock may be subject to backup withholding on any cash payments received pursuant to the merger. A CIMA stockholder will not be subject to backup withholding, however, if that stockholder:

•	furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute Internal Revenue Service Form W-9 or successor form included in the letter of transmittal to be delivered to the stockholder following the completion of the merger, or

•	is otherwise exempt from backup withholding.

      Any amounts withheld under the backup withholding rules are not an additional tax, and may be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, so long as the U.S. holder furnishes the required information to the Internal Revenue Service.

RESTRICTIONS ON RESALE OF NEW PARENT COMMON STOCK

RECEIVED PURSUANT TO THE MERGER

      The shares of New Parent common stock issued pursuant to the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares of New Parent common stock issued to any aaiPharma stockholder or CIMA stockholder that is, or is expected to be, an “affiliate” of aaiPharma or CIMA, as applicable, for purposes of Rule 145 under the Securities Act. Persons that may be deemed to be “affiliates” of aaiPharma or CIMA for such purposes generally include individuals or entities that control, are controlled by, or are under common control with, aaiPharma or CIMA, respectively, and include the directors and executive officers of the respective companies. Persons who are “affiliates” of aaiPharma or CIMA prior to the merger may not sell any shares of New Parent common stock they receive pursuant to the merger except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares;

•	an exemption under paragraph (d) of Rule 145 under the Securities Act; or

•	any other exemption under the Securities Act.

      The merger agreement requires each of aaiPharma and CIMA to deliver a notice, to each person identified as one of its “affiliates,” describing the requirements of Rule 145 applicable to affiliates by reason of the merger.

      New Parent’s registration statement on Form S-4, of which this document forms a part, does not cover resales of New Parent common stock to be received pursuant to the merger by any “affiliates” of aaiPharma or CIMA.

DELISTING AND DEREGISTRATION OF AAIPHARMA AND CIMA COMMON STOCK

      If the merger is completed, aaiPharma and CIMA common stock will be delisted from the NASDAQ National Market and deregistered under the Securities Exchange Act, and CIMA will no longer file periodic reports with the SEC.

      Following the completion of the merger, aaiPharma may continue to be required to file periodic reports with the SEC pursuant to the terms of the indenture governing its 11% senior subordinated notes due 2010. If the merger is completed, aaiPharma intends to seek the consent of the holders of its 11% notes to amend the indenture to permit it to cease filing periodic reports with the SEC so long as New Parent files periodic reports with the SEC that include consolidating financial information regarding aaiPharma and the subsidiaries of New Parent that have guaranteed the payment of the 11% notes.

LEGAL PROCEEDINGS RELATED TO THE MERGER

      CIMA and its directors have been named as defendants in five putative class action lawsuits filed in the Court of Chancery of the State of Delaware. The lawsuits, which were filed by Joseph Eichenbaum (C.A. No. 20523 filed on September 2, 2003), Joan Hartley (C.A. No. 20519 filed on September 2, 2003), Jere McGuire (C.A. No. 20525 filed on September 3, 2003), The Killen Group, Inc. (C.A. No. 20536 filed on September 9, 2003) and Howard Rose (C.A. No. 20552 filed on September 17, 2003), purported holders of CIMA common stock filing individually and on behalf of all holders of CIMA common stock, generally allege that the defendants breached fiduciary duties in connection with the proposed merger and with CIMA’s response to the August 20, 2003 unsolicited proposal of Cephalon, Inc. to acquire CIMA. Among other things, the various plaintiffs seek to enjoin completion of the merger and to compel CIMA’s board of directors to further consider Cephalon’s acquisition offer. The time for the defendants to answer or move with respect to the complaints has not yet elapsed. CIMA believes each of these cases is without merit.

THE MERGER AGREEMENT

      The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is attached as Annex A to this document and is incorporated in this document by reference.

The Merger

      Pursuant to the merger agreement, Scarlet MergerCo will merge with and into aaiPharma and Crimson MergerCo will merge with and into CIMA, with each of aaiPharma and CIMA surviving as wholly owned subsidiaries of New Parent. In connection with the merger, New Parent will amend its certificate of incorporation to change its name to “aaiPharma/Cima Inc.” or another name agreed upon by aaiPharma and CIMA prior to the completion of the merger.

Merger Consideration

      The merger agreement provides that each share of aaiPharma common stock outstanding immediately prior to the effective time of the aaiPharma merger will be converted into the right to receive one share of New Parent common stock upon the effective time of the merger. Any shares of aaiPharma capital stock held by aaiPharma or owned by New Parent, CIMA, Scarlet MergerCo or Crimson MergerCo will be canceled without any payment for those shares. The merger agreement provides that each share of CIMA common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive 1.3657 shares of New Parent common stock upon the effective time of the CIMA merger. Any shares of CIMA capital stock held by CIMA or owned by New Parent, aaiPharma, Scarlet MergerCo or Crimson MergerCo will be canceled without any payment for those shares.

      If between August 5, 2003 and the completion of the merger, the outstanding shares of New Parent common stock, aaiPharma common stock or CIMA common stock are adjusted by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, or a stock dividend or dividend payable in any other securities is declared with a record date within such period, or any similar event occurs, the merger agreement provides that the number of shares of New Parent common stock to be exchanged for aaiPharma common stock or CIMA common stock, as the case may be, pursuant to the merger will be appropriately adjusted to maintain the economic effect contemplated by the merger agreement prior to such event.

Procedures for Exchange of Share Certificates; Fractional Shares

      aaiPharma stockholders and CIMA stockholders should not return share certificates with the enclosed proxy card.

      Wachovia Bank, National Association will act as the exchange agent. Promptly after the completion of the merger, Wachovia will mail the following materials to each holder of record of aaiPharma common stock and CIMA common stock whose shares were converted into the right to receive shares of New Parent common stock:

•	a letter of transmittal for the stockholders’ use in submitting their shares to the exchange agent for exchange, and

•	instructions explaining what aaiPharma and CIMA stockholders must do to effect the surrender of their respective share certificates in exchange for their respective merger consideration.

      Upon receipt of a letter of transmittal, each aaiPharma and CIMA stockholder should complete and sign the letter of transmittal and return it to the exchange agent together with the stockholder’s share certificates in accordance with the instructions.

      Upon completion of the merger, each aaiPharma share certificate will represent only the right to receive one share of New Parent common stock, and each CIMA share certificate will represent only the right to receive 1.3657 shares of New Parent common stock, with cash being delivered instead of any fractional shares of New Parent common stock. New Parent will not issue any fractional shares of New Parent common stock upon the conversion of CIMA common stock.

      At or prior to the completion of the merger, New Parent will deposit with the exchange agent, in trust for the benefit of the former aaiPharma and CIMA stockholders, New Parent share certificates sufficient to cover the issuance of New Parent common stock upon surrender of aaiPharma and CIMA share certificates and cash sufficient to pay to each former CIMA stockholder an amount in cash equal to the product of the fractional share interest to which the stockholder would otherwise be entitled, multiplied by the closing price for a share of New Parent common stock as reported on the NASDAQ National Market on the first trading day following the completion of the merger.

      No dividends or distributions with a record date after the merger will be paid to the holders of any unsurrendered aaiPharma or CIMA share certificate, nor will those holders be paid cash for any fractional shares of New Parent common stock, until their respective aaiPharma or CIMA share certificates are surrendered to the exchange agent for exchange. When share certificates are surrendered, any dividends or distributions and cash instead of fractional shares will be paid without interest.

      All shares of New Parent common stock issued upon surrender of aaiPharma or CIMA share certificates, including any cash paid instead of any fractional shares of New Parent common stock, will be deemed to have been issued in full satisfaction of all rights relating to those shares of aaiPharma common stock or CIMA common stock, as the case may be. If aaiPharma share certificates or CIMA share certificates are presented to New Parent, aaiPharma, CIMA or the exchange agent after the completion of the merger, they will be canceled and exchanged as described above. Following completion of the merger, neither aaiPharma nor CIMA will register any transfers of aaiPharma common stock or CIMA common stock outstanding on its stock transfer books prior to the merger.

Transfers of Ownership and Lost Stock Certificates

      New Parent will not issue shares of New Parent common stock, pay cash in lieu of fractional shares of New Parent common stock or pay any applicable dividends or distributions on New Parent common stock to a transferee of an aaiPharma or CIMA share certificate whose transfer is not registered in the applicable stock transfer records, unless the transferee requesting the exchange presents to the exchange agent the transferred stock certificates and all documents required by the exchange agent to show and effect the unrecorded transfer of ownership and to show that any applicable stock transfer taxes have been paid. If an aaiPharma or CIMA share certificate is lost, stolen or destroyed, the holder of that certificate will need to execute an affidavit and, if required by New Parent, post a bond in such reasonable amount as New Parent may direct as indemnity against any claim that may be made against New Parent, prior to receiving the items listed in the preceding sentence.

Representations and Warranties

      aaiPharma and CIMA have each made a number of representations and warranties to the other regarding aspects of their respective businesses and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	corporate organization and good standing;

•	capitalization;

•	subsidiaries;

•	power and authority;

•	due authorization, valid execution and delivery and enforceability of the merger agreement;

•	required consents and approvals;

•	the absence of conflicts, defaults or violations under organizational documents, agreements, laws, regulations, judgments or orders, as a result of the transactions contemplated by the merger agreement;

•	filings with the SEC and the material accuracy and completeness of the information contained in those filings, including the financial statements;

•	the absence of undisclosed liabilities;

•	the absence of certain changes or events affecting aaiPharma or CIMA since December 31, 2002;

•	litigation;

•	owned and leased real property;

•	intellectual property;

•	insurance policies;

•	regulatory matters (including matters related to the FDA’s and the Drug Enforcement Agency’s oversight of the business activities of aaiPharma and CIMA);

•	environmental matters;

•	governmental permit and license matters and compliance with laws;

•	material contracts and the absence of violations, defaults or breaches thereunder;

•	the absence, since December 31, 2002, of written notices from any material customer stating an intent to cancel, terminate or modify its relationship with aaiPharma or CIMA, as the case may be;

•	labor relations and employee benefit plans;

•	the absence of undisclosed related party transactions since December 31, 2002;

•	tax matters;

•	internal controls;

•	available-for-sale securities;

•	state takeover laws;

•	brokers’ fees and the receipt of fairness opinions from aaiPharma’s and CIMA’s respective financial advisors;

•	approval of the merger agreement by the aaiPharma board of directors and the CIMA board of directors;

•	the CIMA stockholder rights plan; and

•	capitalization of New Parent, Scarlet MergerCo and Crimson MergerCo and the absence of business activities and liabilities for such entities except in connection with the merger agreement.

      Many of the representations and warranties are qualified by a material adverse effect standard. A material adverse effect, with respect to either aaiPharma or CIMA, means any change, event or effect that (1) is or would reasonably be expected to be material and adverse to the financial condition, results of operations or business of aaiPharma or CIMA, as the case may be, and its respective subsidiaries taken as a whole, or (2) would be reasonably likely to prevent the merger, except in the case of clause (1) for any change, event or effect resulting from or arising out of:

•	changes or developments in the specialty pharmaceutical industry generally, the financial, banking, currency or capital markets, the economy in general, or laws of general applicability (or interpretations thereof by governmental authorities), which changes or developments in each case do not disproportionately affect the affected party in any material respect;

•	the execution or public announcement of the merger agreement and the transactions contemplated thereby;

•	any reduction in aaiPharma’s or CIMA’s stock price or trading volume, in and of itself;

•	a stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to the merger agreement;

•	changes in generally accepted accounting principles in the U.S., or GAAP, or regulatory accounting requirements applicable to specialty pharmaceutical companies generally;

•	actions or omissions of aaiPharma or CIMA, taken with the prior written consent of the other party to the merger agreement, in contemplation of the transactions contemplated thereby; or

•	to the extent consistent with GAAP, any modifications or changes to valuation policies or practices, or restructuring charges, in each case taken with the prior written consent of the other party to the merger agreement.

Interim Operations of aaiPharma and CIMA

      Except as expressly contemplated by the merger agreement, required by applicable law, disclosed in a disclosure letter executed by each party in connection with the merger agreement or consented to in writing by the other party, prior to completion of the merger, each of aaiPharma and CIMA has agreed not to, and has agreed to cause its subsidiaries not to:

•	conduct its respective business other than in the ordinary and usual course in substantially the same manner as previously conducted;

•	fail to use commercially reasonable efforts, among other things, to preserve intact its respective business organizations, assets and goodwill, to maintain its respective rights, licenses, franchises and authorizations and its respective existing relations with customers, suppliers, licensees, licensors and material business associates and to keep available the services of its respective current employees, officers and other managers; or

•	take any action reasonably likely to materially impair its respective ability to perform its obligations under the merger agreement or to consummate the transactions contemplated thereby.

      In addition to these agreements regarding the conduct of business generally, subject to specified exceptions, each of aaiPharma and CIMA has agreed to specific restrictions prior to completion of the merger relating to the following:

•	the entry into any new material line of business;

•	the issuance, sale or pledge of any capital stock, any rights or options related thereto, or any other securities in respect of or in substitution for shares of its capital stock;

•	the declaration or payment of dividends or distributions;

•	the alteration of its capital stock, including, among other things, stock splits, combinations or reclassifications;

•	the repurchase or other acquisition of its capital stock or any rights or options related thereto;

•	the sale, encumbrance, lease or license of material assets, businesses or properties;

•	the acquisition of any business, entity, division or assets;

•	the amendment of its certificate of incorporation, by-laws or similar governing documents;

•	changes in accounting principles, practices or methods;

•	the taking of actions that would, or would reasonably be likely to, prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or from qualifying as an exchange within the meaning of Section 351 of the Internal Revenue Code;

•	the taking of actions, knowingly, that are reasonably likely to result in the conditions to the merger contained in the merger agreement not being satisfied;

•	the incurrence or guarantee of debt or the entry into any “keep well” or similar arrangement;

•	the making of loans, advances, capital contributions or investments;

•	the issuance or sale of debt securities, warrants or other rights to acquire debt securities;

•	the entry into non-compete agreements or into exclusivity agreements with respect to intellectual property rights;

•	the making of any new capital expenditures;

•	the entry into any new material contract or voting agreement or the termination of, or material and adverse amendment of, existing material contracts;

•	the making of any tax election, amendment of any tax return or settlement of any material income tax liability;

•	the waiver, assignment, settlement or payment of any material rights or claims, or any material litigation or arbitration;

•	the amendment or waiver of any confidentiality or standstill agreement that relates to a business combination, except that if aaiPharma or CIMA receives an unsolicited proposal for a business combination and its board of directors concludes in good faith, after considering the advice of its financial advisor and legal counsel, that such proposal is reasonably likely to result in a proposal for a business combination that is more favorable to its stockholders than the merger and is reasonably likely to be completed and financed, then aaiPharma or CIMA, as the case may be, may waive material rights under the standstill agreement to permit the discussion and negotiation of the proposal;

•	the entry into, amendment of, or waiver of rights related to, any transactions with related parties;

•	any changes to employee benefits;

•	any changes in compensation of directors, officers and key employees, any vesting or accelerated payment of employee benefits, or any entry into an agreement with respect to, or payment of, any severance, change-in-control, stay bonus or similar benefit; and

•	the taking of any action to render inapplicable, or to exempt any third party from, the anti-takeover provisions of Delaware law or any similar state anti-takeover law.

Employee Benefit Matters

      After the completion of the merger, New Parent will, and will cause aaiPharma and CIMA to, honor in accordance with their terms the obligations of aaiPharma, its subsidiaries and CIMA under employee benefits arrangements and employment and termination agreements existing prior to the completion of the merger. For two years after the completion of the merger, New Parent and its subsidiaries will not adopt or modify any employee benefit arrangement that would create or enhance any disparity in the aggregate compensation and benefits between similarly situated regular, full-time employees of CIMA and its subsidiaries on the one hand, and aaiPharma and its subsidiaries on the other hand, except to reflect local and competitive employment market conditions.

      After completion of the merger, New Parent will, and will cause its subsidiaries (including aaiPharma and CIMA) to:

•	cause each employee benefit arrangement maintained by them to recognize each continued employee’s years of service and employment and level of seniority prior to the completion of the merger with any of New Parent or its subsidiaries (including aaiPharma and CIMA) for purposes of eligibility, vesting, benefit accrual and benefit determination (other than benefit accruals under any defined benefit pension plan) to the same extent that such years of service and employment and level of seniority were recognized under the analogous employee benefit arrangement of aaiPharma or CIMA, as the case may be;

•	cause each employee benefit plan in which a continued employee may be eligible to participate to waive all pre-existing condition exclusions with respect to applicable participation and coverage requirements, except to the extent those exclusions would apply under the analogous benefit plan of aaiPharma or CIMA, as the case may be; and

•	cause any new group health plan to credit each continued employee for any deductibles and co-payments paid prior to the completion of the merger under a benefit plan of aaiPharma or CIMA, to the same extent that such credit was given prior to the completion of the merger under the analogous benefit plan of aaiPharma or CIMA, as the case may be.

      At the completion of the merger, New Parent will also assume the obligations of aaiPharma under the existing employment agreement between aaiPharma and Dr. Sancilio. See “The Merger — Interests of aaiPharma and CIMA Directors and Executive Officers in the Merger,” beginning on page 63.

Effect on Outstanding Stock Options

      Pursuant to the merger agreement, each stock option of aaiPharma and CIMA will be converted into a stock option to acquire the same number of shares of New Parent common stock as the holder of that stock option would have been entitled to receive pursuant to the merger had the holder exercised that stock option immediately prior to the completion of the merger (rounded down to the nearest whole share of New Parent common stock). The exercise price of each aaiPharma stock option that is converted into a New Parent stock option will be equal to the exercise price of the applicable aaiPharma stock option. The exercise price of each CIMA stock option that is converted into a New Parent stock option will be equal to the exercise price of the applicable CIMA stock option divided by 1.3657 (and rounded up to the nearest cent). The terms and conditions of the New Parent options will otherwise be the same as were applicable under the stock options of aaiPharma or CIMA, as the case may be, but taking into account any changes, including acceleration, provided for in the applicable stock plan of aaiPharma or CIMA, as the case may be, as a result of the merger agreement or the transactions contemplated by the merger agreement. With respect to stock options of aaiPharma or CIMA which qualified as “incentive stock options” under Section 421 of the Internal Revenue Code prior to the merger, any adjustments to the option price, the number of shares subject to those options and the terms and conditions of exercise of those options will be determined in a manner consistent with the requirements of Section 424(a) of the Internal Revenue Code so as not to constitute a “modification” of the options. To the extent permitted by law, New Parent is required to take reasonable steps under the aaiPharma and CIMA stock plans to ensure that those options continue to qualify as incentive stock options of New Parent after the completion of the merger.

      Within five business days after completion of the merger, New Parent will file a registration statement on Form S-8 with the SEC with respect to the shares of New Parent common stock subject to the options described above.

      Under the aaiPharma stock plans, the completion of the merger will cause all aaiPharma stock options outstanding immediately prior to the completion of the merger to become fully vested and exercisable. See “The Merger — Interests of aaiPharma and CIMA Directors and Executive Officers in the Merger,” beginning on page 63. Prior to the completion of the merger, CIMA will cause all CIMA stock options outstanding immediately prior to the completion of the merger to become fully vested and exercisable immediately prior to the completion of the merger. In addition, prior to the completion of the merger, CIMA will terminate the CIMA LABS INC. Employee Stock Purchase Plan.

No Solicitation Covenant

      Under the terms of the merger agreement, subject to specific exceptions described below, CIMA and aaiPharma have agreed that, prior to the completion of the merger or the earlier termination of the merger agreement, neither they nor any of their subsidiaries, nor any of their and their subsidiaries’ officers, directors or employees, will, and that they will use their reasonable best efforts to cause their and their subsidiaries’ representatives not to, directly or indirectly:

•	solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any acquisition proposal;

•	participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal (except to notify the person of the existence of the no solicitation provisions contained in the merger agreement);

•	accept, approve, endorse or recommend any acquisition proposal; or

•	enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any acquisition proposal or a transaction contemplated thereby.

      Under the merger agreement, each of aaiPharma and CIMA has agreed to cease all existing discussions or negotiations as of August 5, 2003 with any parties (except for each other) with respect to any acquisition proposal.

      Each company is obligated to notify the other in writing within one business day after receipt of any acquisition proposal, request for non-public information or inquiry it reasonably believes could lead to an acquisition proposal. The notice must include in reasonable detail the substance and material terms of the acquisition proposal, request or inquiry, including the identity of the person or group making the acquisition proposal, request or inquiry. Each company must keep the other company apprised of any related developments, discussions and negotiations (including any material changes or modifications to the terms and conditions of the acquisition proposal, request or inquiry) on a current basis, and provide the other company copies of all written materials (including the form of any merger agreement or acquisition agreement, as the case may be) provided in connection with the acquisition proposal, request or inquiry as soon as reasonably practicable. In addition, each company must provide the other with forty-eight hours’ prior notice (or such lesser prior notice as is provided to the members of each other’s board of directors) of any meeting of its board of directors at which such board is reasonably expected to consider any acquisition proposal.

      Notwithstanding the prohibitions contained in the merger agreement, either company is permitted to engage in discussion or negotiations with, and provide non-public information to, any third party that has made an unsolicited bona fide written acquisition proposal with respect to it, if:

•	its stockholders have not adopted the merger agreement;

•	its board of directors concludes in good faith, after consultation with a nationally recognized financial advisor and its outside legal counsel, that such acquisition proposal constitutes (or is reasonably likely to be reasonably expected to result in) a superior proposal;

•	prior to providing any non-public information to a third party, it enters into a confidentiality agreement with such third party on terms no less favorable to it than the confidentiality agreement between CIMA and aaiPharma; and

•	prior to providing any non-public information or entering into discussions or negotiations with any third party, it notifies the other company promptly of the acquisition proposal and otherwise complies with its obligations under the no solicitation provisions described above.

      For a period of not less than three business days after it delivers a notice of a superior proposal to the other company, CIMA or aaiPharma, as applicable, is required, if requested by the other company, to negotiate in good faith to revise the merger agreement so that the acquisition proposal that constituted a superior proposal no longer constitutes a superior proposal.

      CIMA and aaiPharma have each agreed to call, hold and convene a meeting of their respective stockholders as soon as reasonably practicable after the registration statement on Form S-4 of which this document forms a part is declared effective by the SEC and this document is cleared by the SEC (with each meeting to be held on the same date and not later than five business days prior to December 31, 2003, as that date may be extended as described under “— Termination of the Merger Agreement” beginning on page 81). The CIMA and aaiPharma boards of directors have agreed to recommend the adoption of the merger agreement by their stockholders and to use their reasonable best efforts to obtain the required stockholder adoption of the merger agreement. Each of the CIMA and aaiPharma boards of directors has also agreed not to withdraw, modify or qualify its recommendation in any manner adverse to the other company or make any statement that is inconsistent with its recommendation of the adoption of the merger agreement; however, each company may make accurate factual disclosure, to the extent required by law, regarding the business, financial condition or results of operation of CIMA or aaiPharma or regarding another acquisition proposal, provided that such disclosure does not withdraw, modify or qualify its recommendation of the adoption of the merger agreement. However, each company’s board of directors may withhold, modify, qualify or withdraw its recommendation if the following conditions are met:

•	its stockholders have not adopted the merger agreement;

•	it has provided written notice to the other party stating that it intends to change its recommendation and the manner in which it intends to do so;

•	it has complied with certain of its obligations under the no solicitation provisions, including the three business day negotiation period with respect to a superior proposal; and

•	its board of directors has concluded in good faith, following the receipt of advice of its outside legal counsel, that the failure of the board of directors to change its recommendation would result in a breach of its fiduciary obligations to its stockholders under applicable law.

      Notwithstanding any change in the recommendation of the CIMA or aaiPharma board of directors, the merger agreement will be submitted to the vote of such company’s stockholders at the special meeting of its stockholders unless the merger agreement has first been terminated. Neither company will submit any other acquisition proposal to the vote of its stockholders, or propose to do so, prior to the termination of the merger agreement.

      No provision of the merger agreement restricts either company from complying with applicable tender offer communication rules under the Securities Exchange Act, provided that the content of the disclosure is governed by the terms of the merger agreement.

      An “acquisition proposal” means, with respect to CIMA or aaiPharma, any offer or proposal with respect to any:

•	merger, consolidation, business combination or similar transaction involving such party or any of its significant subsidiaries;

•	sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of such party or its subsidiaries representing 15% or more of the consolidated assets of such party and its subsidiaries;

•	issuance, sale or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or rights with respect to such securities) representing 15% or more of the voting power of such party (other than a public offering of common stock not in connection with a merger, consolidation, business combination, share exchange, joint venture or similar transaction);

•	transaction (including a tender or exchange offer) in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership, or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding voting capital stock of such party (other than one or more bona fide underwriters in connection with a public offering of common stock not in connection with a merger, consolidation, business combination, share exchange, joint venture or similar transaction); or

•	combination of the foregoing (other than the merger pursuant to the merger agreement).

      A “superior proposal” means, with respect to CIMA or aaiPharma, an unsolicited, bona fide written offer or proposal (on its most recently amended or modified terms, if amended or modified) made by a person (other than CIMA or aaiPharma, as applicable, or their respective affiliates):

•	to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation, business combination, asset acquisition, stock issuance or other similar transaction, all or substantially all of the assets of such party or a majority of the total outstanding voting securities of such party;

•	on terms that the board of directors of such party concludes in good faith to be more favorable to its stockholders than the merger and the other transactions contemplated by the merger agreement (including any revisions to the merger agreement), in each case:

•	after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm),

•	after taking into account the likelihood of consummation of such transaction on the terms set forth in the proposal (as compared to the terms of the merger agreement, as it may have been amended), and

•	after taking into account all legal (after receiving the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law; and

•	that is, in the good faith judgment of the board of directors of such party, reasonably likely to be completed and financed.

Timing of Closing

      The closing will occur on the third business day following the satisfaction or waiver of the conditions set forth in the merger agreement (other than those that can only be satisfied at the closing, but subject to the fulfillment or waiver of those conditions), unless aaiPharma and CIMA agree to a different date or time or the merger agreement has been terminated prior to that time.

      We currently expect to complete the merger in the fourth quarter of 2003 or the first quarter of 2004.

Conditions to the Completion of the Merger

      The obligations of each of aaiPharma and CIMA to complete the merger are subject to the satisfaction or waiver of specified conditions, including the following:

•	the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of each of aaiPharma common stock and CIMA common stock;

•	the expiration or termination of the applicable waiting periods under the HSR Act;

•	the receipt of all other consents, approvals and authorizations of any governmental authority required to complete the merger, unless the failure to obtain such consents, approvals or authorizations would not have a material adverse effect on New Parent after giving effect to the merger;

•	the absence of any law, rule, regulation, judgment, decree, injunction or order prohibiting or making illegal the completion of the merger;

•	the declaration of effectiveness by the SEC of the registration statement on Form S-4 of which this document forms a part, and the absence of any stop order or pending proceedings seeking a stop order before the SEC;

•	the approval for listing by the NASDAQ National Market of the shares of New Parent common stock to be issued pursuant to the merger, or to be issued upon the exercise of CIMA stock options and aaiPharma stock options, subject to official notice of issuance; and

•	the receipt by aaiPharma from its counsel, and the receipt by CIMA from its counsel, of written opinions, dated the closing date, to the effect that the merger of Scarlet MergerCo into aaiPharma and the merger of Crimson MergerCo into CIMA will constitute reorganizations within the meaning of Section 368(a) of the Internal Revenue Code and/or that the mergers will constitute an exchange as described in Section 351 of the Internal Revenue Code.

      aaiPharma’s obligation to complete the merger is subject to the satisfaction or written waiver by aaiPharma of the following additional conditions:

•	CIMA’s representations and warranties contained in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date (except for representations and warranties that address matters as of another date, which must be true and correct as of that other date), except in general where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect on CIMA, and aaiPharma must have received a certificate to that effect, dated the closing date, from the Chief Executive Officer or Chief Financial Officer of CIMA;

•	CIMA must have performed or complied with in all material respects all obligations required to be performed or complied with by it under the merger agreement, and aaiPharma must have received a certificate to that effect, dated the closing date, from the Chief Executive Officer or Chief Financial Officer of CIMA; and

•	Since August 5, 2003, there must not have occurred any material adverse effect on CIMA or any event or development that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on CIMA.

      CIMA’s obligation to complete the merger is subject to the satisfaction or written waiver by CIMA of the following additional conditions:

•	aaiPharma’s representations and warranties contained in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date (except for representations and warranties that address matters as of another date, which must be true and correct as of that other date), except in general where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect on aaiPharma, and CIMA must have received a certificate to that effect, dated the closing date, from the Chief Executive Officer or Chief Financial Officer of aaiPharma;

•	aaiPharma must have performed or complied with in all material respects all obligations required to be performed or complied with by it under the merger agreement, and CIMA must have received a certificate to that effect, dated the closing date, from the Chief Executive Officer or Chief Financial Officer of aaiPharma;

•	Since August 5, 2003, there must not have occurred any material adverse effect on aaiPharma or any event or development that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on aaiPharma;

•	New Parent must have taken all action necessary to appoint to the board of directors of New Parent the eight persons to be designated pursuant to the merger agreement prior to completion of the merger (to the extent such persons have been designated by such time) as described under “Directors and Management Following the Merger,” beginning on page 89; and

•	New Parent must have taken all action necessary to remove all of its officers and appoint as officers of New Parent, to the extent such persons are willing to serve, the persons identified in an exhibit to the merger agreement as described under “Directors and Management Following the Merger,” beginning on page 89.

Termination of the Merger Agreement

      Upon written notice to the other party, either CIMA or aaiPharma may terminate the merger agreement and abandon the merger at any time prior to completion of the merger, whether before or (except as restricted as described below) after the stockholders of CIMA or aaiPharma have adopted the merger agreement:

•	by mutual agreement of CIMA and aaiPharma, approved by action of their respective boards of directors;

•	if there has been a breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement:

•	that would result in a failure of the terminating party’s closing condition relating to the accuracy of the other party’s representations and warranties or the performance by the other party of its obligations under the merger agreement;

•	that cannot be cured prior to the termination date, as described below; and

•	of which the terminating party gives the other party at least 30 days’ prior written notice, stating its intention to terminate the merger agreement, absent a cure, and the basis for the termination;

•	if, prior to the adoption of the merger agreement by the other party’s stockholders:

•	the other party’s board of directors withdraws or adversely modifies its recommendation of the merger agreement;

•	the other party’s board of directors approves or recommends to its stockholders an acquisition proposal other than the merger agreement;

•	the other party’s board of directors fails to recommend that its stockholders reject any tender or exchange offer for shares of its common stock within ten business days after receipt of a request by the terminating party to do so; or

•	the other party fails to call, hold or convene its stockholder meeting by the fifth business day prior to the termination date, except that this right to terminate the merger agreement is not available if the other party would be able to terminate the merger agreement under the material breach termination provision described above;

•	if the CIMA stockholders or the aaiPharma stockholders do not adopt the merger agreement at a duly convened stockholders meeting at which a vote to adopt the merger agreement was taken, except that this right to terminate the merger agreement is not available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or materially contributed to, the failure of the CIMA stockholders or aaiPharma stockholders, as the case may be, to adopt the merger agreement;

•	if any governmental entity of competent jurisdiction issues an order, judgment, decision, opinion, decree or ruling or takes any other action permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, and such order, judgment, decision, opinion, decree, ruling or other action has become final and non-appealable, except that this right to terminate the merger agreement is not available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or materially contributed to, such action;

•	if, prior to the adoption of the merger agreement by its stockholders:

•	its board of directors determines to accept a superior proposal after concluding in good faith, following the receipt of advice from its outside legal counsel, that the failure to accept the superior proposal would result in a breach of its fiduciary duties under applicable law;

•	it is not in breach of its obligations described under “— No Solicitation Covenant” beginning on page 77 (excluding the obligations to call a stockholder meeting and use reasonable best efforts to cause its stockholders to adopt the merger agreement); and

•	it fulfills its obligation to pay a termination fee concurrently with the termination of the merger agreement (see “— Termination Fees” below); or

•	if the merger is not completed by December 31, 2003, which date may be extended by 60 days if all conditions to effect the merger have been satisfied other than the receipt of all required regulatory approvals (other than SEC approvals), and by the number of days after November 18, 2003, if any, up to 60 days, that transpire prior to the declaration of effectiveness of the registration statement on Form S-4 of which this document is a part and the clearance by the SEC of this document.

      We refer to December 31, 2003, as it may be extended as described above, as the termination date. The right to terminate the merger agreement if the merger is not completed by the termination date will not be available to aaiPharma or CIMA if that party has failed to fulfill any of its obligations under the merger agreement, and that failure has been the cause of, or materially contributed to, the failure of the merger to close prior to that date.

Termination Fees

      Each of CIMA and aaiPharma has agreed to pay to the other a termination fee of $11.5 million upon the occurrence of a triggering event in relation to it as described below.

Termination Fee to be Paid by CIMA

      CIMA has agreed to pay aaiPharma a termination fee of $11.5 million if the merger agreement is terminated under any of the following circumstances:

•	If the CIMA stockholders fail to adopt the merger agreement at a special meeting called for such purpose or, prior to the adoption of the merger agreement by the CIMA stockholders, a tender or exchange offer for shares of CIMA common stock is commenced (other than by aaiPharma or its affiliates) and the CIMA board of directors fails to recommend rejection of such offer within ten business days after receipt of aaiPharma’s request to do so, and:

•	after August 5, 2003, but prior to the time of the special meeting of CIMA stockholders called for the purpose of stockholder adoption of the merger agreement, an acquisition proposal relating to CIMA had been publicly proposed or publicly announced; and

•	on or prior to the twelve-month anniversary of the termination of the merger agreement, CIMA consummates, or enters into an agreement providing for, a competing transaction (as defined below).

•	If, before the CIMA stockholders adopt the merger agreement:

•	the CIMA board of directors withdraws or adversely modifies its recommendation of the merger agreement;

•	the CIMA board of directors approves or recommends to the CIMA stockholders an acquisition proposal other than the merger agreement; or

•	CIMA fails to call, hold or convene its special meeting of stockholders by the fifth business day prior to the termination date and CIMA is not entitled to terminate the merger agreement due to a material breach of the merger agreement by aaiPharma as described under “— Termination of the Merger Agreement” beginning on page 81.

•	If, before the CIMA stockholders adopt the merger agreement, the CIMA board of directors determines to accept a superior proposal after concluding in good faith, following the receipt of advice from its outside legal counsel, that the failure to accept the superior proposal would result in a breach of its fiduciary duties under applicable law.

Termination Fee to be Paid by aaiPharma

      aaiPharma has agreed to pay CIMA a termination fee of $11.5 million if the merger agreement is terminated under any of the following circumstances:

•	If the aaiPharma stockholders fail to adopt the merger agreement at a special meeting called for such purpose or, prior to the adoption of the merger agreement by the aaiPharma stockholders, a tender or exchange offer for shares of aaiPharma common stock is commenced (other than by CIMA or its affiliates) and the aaiPharma board of directors fails to recommend rejection of such offer within ten business days after receipt of CIMA’s request to do so, and:

•	after August 5, 2003, but prior to the time of the special meeting of aaiPharma stockholders called for the purpose of stockholder adoption of the merger agreement, an acquisition proposal relating to aaiPharma had been publicly proposed or publicly announced; and

•	on or prior to the twelve-month anniversary of the termination of the merger agreement, aaiPharma consummates, or enters into an agreement providing for, a competing transaction (as defined below).

•	If, before the aaiPharma stockholders adopt the merger agreement:

•	the aaiPharma board of directors withdraws or adversely modifies its recommendation of the merger agreement;

•	the aaiPharma board of directors approves or recommends to the aaiPharma stockholders an acquisition proposal other than the merger agreement; or

•	aaiPharma fails to call, hold or convene its special meeting of stockholders by the fifth business day prior to the termination date and aaiPharma is not entitled to terminate the merger agreement due to the material breach of the merger agreement by CIMA as described under “— Termination of the Merger Agreement” beginning on page 81.

•	If, before the aaiPharma stockholders adopt the merger agreement, the aaiPharma board of directors determines to accept a superior proposal after concluding in good faith, following the receipt of advice from its outside legal counsel, that the failure to accept the superior proposal would result in a breach of its fiduciary duties under applicable law.

      A “competing transaction” with respect to either CIMA or aaiPharma means any:

•	merger, consolidation, business combination or similar transaction involving such party or any of its significant subsidiaries pursuant to which the stockholders of such party immediately prior to such transaction would own less than 70% of the voting power of the entity surviving or resulting from such transaction (or the ultimate parent entity);

•	sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of such party or its subsidiaries representing 30% or more of the consolidated assets of such party and its subsidiaries;

•	issuance, sale or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or rights with respect to such securities) representing 30% or more of the voting power of such party (other than a public offering of common stock not in connection with a merger, consolidation, business combination, share exchange, joint venture or similar transaction);

•	transaction (including a tender or exchange offer) in which any person acquires beneficial ownership, or the right to acquire beneficial ownership, or any group has been formed which beneficially owns or has the right to acquire beneficial ownership of 30% or more of the outstanding voting capital stock of such party (other than one or more bona fide underwriters in connection with a public offering of common stock not in connection with a merger, consolidation, business combination, share exchange, joint venture or similar transaction); or

•	combination of the foregoing (other than the merger pursuant to the merger agreement).

      Except as described in this section and “— Other Expenses” below, neither party will have any liability to the other upon termination of the merger agreement unless it breaches its obligations with respect to confidentiality under the merger agreement or willfully breaches its representations, warranties, covenants or agreements under the merger agreement after giving effect to the material adverse effect standard for its representations and warranties.

Other Expenses

      If either CIMA or aaiPharma terminates the merger agreement because of a breach by the other party of any of its representations, warranties, covenants or agreements contained in the merger agreement, the breaching party will pay the other party’s reasonable, documented, out-of-pocket expenses incurred in connection with the negotiation, preparation, execution and performance of the merger agreement and the transactions contemplated by the merger agreement up to an amount equal to $5.5 million. However, no party will be required to pay to the other party more than $11.5 million in termination fees and expense reimbursements combined (except potentially as described in the preceding paragraph). Otherwise, in the event that the merger is not completed, each party will bear all expenses incurred by it in connection with the merger agreement, except that CIMA and aaiPharma have agreed to each pay one half of the expenses related to the costs (excluding fees and disbursements of representatives) incurred in connection with the preparation of the registration statement on Form S-4 of which this document is a part, this document and applications to governmental authorities for the approval of the merger, and one half of all listing, filing or registration fees, including fees paid for filing the registration statement with the SEC, filing fees for the HSR Act notices and any other fees paid for filings with governmental authorities. However, should the merger be completed, CIMA has agreed to bear all expenses in connection with the merger agreement and the transactions contemplated by the merger agreement.

Indemnification and Insurance

      The merger agreement provides that New Parent will indemnify, defend and hold harmless, and advance expenses to, all present and former directors and officers of aaiPharma and CIMA and their subsidiaries to the fullest extent permitted by law, against all costs, expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or other liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of actions or omissions occurring at or before the completion of the merger. The agreement also provides that, for a period of six years following completion of the merger, New Parent will, and will cause aaiPharma and CIMA to, maintain in effect in the certificate of incorporation and by-laws of aaiPharma and CIMA, or any successor of either, provisions with respect to exculpation, indemnification and advancement of expenses that are at least as favorable to the intended beneficiaries as those presently contained in the certificate of incorporation and by-laws of aaiPharma and CIMA, to the extent permitted by law. In addition, for a period of six years following completion of the merger, New Parent will, and will cause aaiPharma and CIMA to, provide director’s and officer’s liability insurance for the benefit of the present and former officers and directors of aaiPharma, CIMA and their subsidiaries with respect to claims arising from facts or events occurring before the completion of the merger. This insurance must contain at least the same coverage (and no less than $15,000,000 of coverage with respect to CIMA) and amounts, and contain terms and conditions no less advantageous, as the coverage currently provided by aaiPharma and CIMA, subject to the limitation that New Parent, aaiPharma and CIMA will not be required to pay annual premiums in excess of $4,000,000 for this insurance.

Additional Agreements

      The merger agreement provides a number of additional covenants of the parties.

      Each of aaiPharma and CIMA has agreed to use reasonable best efforts to take all actions and do all things necessary, proper or desirable, or advisable under applicable laws, to permit consummation of the merger as promptly as practicable and to enable the consummation of the transactions contemplated by the merger agreement, and to cooperate fully with, and furnish information to, the other party to that end.

      Accordingly, aaiPharma and CIMA have agreed to as promptly as reasonably practicable make their respective filings under the HSR Act with respect to the merger, to use reasonable best efforts to cooperate with the other in determining which regulatory clearances are required and to prepare the documentation and timely make all filings with respect to those clearances. In particular, CIMA and aaiPharma have agreed to use their reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the completion of the merger (including defending through litigation on the merits any claim asserted in any court by any party to the litigation), and to avoid or eliminate impediments under any antitrust, competition or trade regulation law that may be asserted by any governmental authority with respect to the merger. However, neither CIMA nor aaiPharma will be required to license, sell, divest or dispose of any material assets or business, or otherwise to take or commit to take any action that limits in any material respect its freedom of action with respect to, or its ability to retain, any of its assets or businesses in order to satisfy the foregoing covenant.

      Each of aaiPharma and CIMA has also agreed to give any notices to non-governmental third parties and use reasonable best efforts to obtain any non-governmental third party consents that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement, required to be disclosed in the disclosure letters provided by each party, or required to prevent a material adverse effect on aaiPharma or CIMA from occurring prior to or after the completion of the merger.

      As promptly as reasonably practicable following August 5, 2003, aaiPharma and CIMA have agreed to cooperate with each other to prepare this document. In addition, aaiPharma has agreed to cause New Parent to prepare the registration statement on Form S-4 of which this document forms a part. Each of aaiPharma and CIMA has further agreed to use its reasonable best efforts to cause the registration statement on Form S-4 of which this document forms a part to be declared effective as promptly as practicable after August 5, 2003 and to keep the registration statement effective as long as is necessary to consummate the merger. Each of aaiPharma, CIMA and New Parent has also agreed to use reasonable best efforts to cause the shares of New Parent common stock to be issued pursuant to the merger and to be issued upon the exercise of CIMA stock options or aaiPharma stock options following the completion of the merger to be approved for listing on the NASDAQ National Market.

      In addition, New Parent has agreed, if requested by aaiPharma, to execute a guarantee, supplemental indenture and any other documents required to guarantee the payment of aaiPharma’s 11% senior subordinated notes due 2010. New Parent has also agreed to assume the obligations of aaiPharma under the registration rights agreement among aaiPharma and certain stockholders of aaiPharma. See “The Merger — Interests of aaiPharma and CIMA Directors and Executive Officers in the Merger,” beginning on page 63. Prior to the completion of the merger, New Parent has also agreed to adopt a stockholder rights agreement substantially identical in all material respects to the stockholder rights agreement currently in effect for CIMA or in a form reasonably acceptable to CIMA and aaiPharma and to declare, immediately prior to the completion of the merger, a dividend of one preferred share purchase right for each outstanding share of New Parent common stock. See “Description of New Parent Capital Stock — Stockholder Rights Plan,” beginning on page 107.

      The merger agreement provides that the executive headquarters for New Parent will be located in Wilmington, North Carolina and also provides for other governance related matters. See “Directors and Management Following the Merger,” beginning on page 89.

Amendment; Extension and Waiver

      At any time prior to the completion of the merger, any provision of the merger agreement may be waived in writing by the party benefited by the provision, or amended or modified with the written agreement of all parties to the merger agreement. However, no amendment or waiver may be made after the CIMA stockholders or the aaiPharma stockholders have adopted the merger agreement that by law or the listing requirements of NASDAQ National Market requires further approval by the stockholders of aaiPharma or CIMA unless such approval has been obtained.

      At any time prior to the completion of the merger, aaiPharma and CIMA, by action taken or authorized by their respective boards of directors, may extend the time for performance of any obligations and waive any inaccuracies in representations and warranties or compliance with any agreements or conditions contained in the merger agreement. Any agreement to any of these extensions or waivers must be in writing.

STOCKHOLDER VOTING AGREEMENTS

      The following summary describes certain material provisions of the stockholder voting agreements executed in connection with the merger agreement, which are attached to this document as Annexes B-1 through B-4 and are incorporated by reference into this document. This summary may not contain all of the information about the stockholder voting agreements that is important to you. We encourage you to read the stockholder voting agreements carefully in their entirety.

      Concurrently with the execution and delivery of the merger agreement, CIMA entered into stockholder voting agreements with each of Dr. Sancilio and Dr. Tabbiner. These aaiPharma stockholders are referred to as the “aaiPharma stockholders” in this summary of the stockholder voting agreements. As

of the record date for the aaiPharma special meeting, the aaiPharma stockholders held and were entitled to vote                     shares of aaiPharma common stock, representing approximately           % of the outstanding shares of aaiPharma common stock. In addition, aaiPharma entered into stockholder voting agreements with each of Mr. Ratoff and Dr. Siebert. These CIMA stockholders are referred to as the “CIMA stockholders” in this summary of the stockholder voting agreements. As of the record date for the CIMA special meeting, the CIMA stockholders held and were entitled to vote                     shares of CIMA common stock, representing approximately           % of the outstanding shares of CIMA common stock.

      Under the stockholder voting agreements, the CIMA stockholders and the aaiPharma stockholders agreed to vote their respective shares of CIMA and aaiPharma common stock:

•	in favor of the adoption of the merger agreement;

•	against any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of CIMA, in the case of the CIMA stockholders, or aaiPharma, in the case of the aaiPharma stockholders, contained in the merger agreement or of the stockholder contained in his voting agreement; and

•	except with the written consent of CIMA, in the case of the aaiPharma stockholders, or aaiPharma, in the case of the CIMA stockholders, against the following actions or proposals (other than the merger between CIMA and aaiPharma):

•	any acquisition proposal;

•	any change in the persons who constitute the board of directors of aaiPharma, in the case of the aaiPharma stockholders, or CIMA, in the case of the CIMA stockholders, that is not approved in advance by at least a majority of the persons who were directors of aaiPharma or CIMA, respectively, on August 5, 2003 (or their successors who were so approved); and

•	any other action or proposal involving CIMA, in the case of the CIMA stockholders, or aaiPharma, in the case of the aaiPharma stockholders, or any of their subsidiaries that is intended, or could reasonably be expected, to prevent, materially impede, or materially impair or delay consummation of the transactions contemplated by the merger agreement.

      The CIMA and aaiPharma stockholders have given aaiPharma and CIMA, respectively, an irrevocable proxy to vote their shares of CIMA and aaiPharma common stock, as the case may be, on the matters set forth above. However, the stockholder voting agreements do not limit or affect any actions taken by any of the CIMA or aaiPharma stockholders who is or becomes a director or officer of CIMA or aaiPharma, as applicable, in his capacity as a director or officer to the extent permitted by the merger agreement.

      The stockholder voting agreements generally prohibit the CIMA and aaiPharma stockholders from transferring or encumbering any shares of CIMA or aaiPharma common stock, as the case may be, except for transfers by operation of law, by will or pursuant to the laws of descent or distribution, and except for previously arranged contractual obligations of Dr. Sancilio and Dr. Siebert.

      Each CIMA stockholder and aaiPharma stockholder also agreed that:

•	he will not participate, nor will he permit any of his affiliates to participate, in a solicitation of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of CIMA or aaiPharma common stock, as the case may be, in connection with any vote or other action on any matter, other than to recommend that the CIMA and aaiPharma stockholders vote in favor of the merger agreement; and

•	he will not deposit, nor will he permit any of his affiliates to deposit, any shares of CIMA or aaiPharma common stock, as the case may be, in a voting trust or subject any shares of CIMA or aaiPharma common stock, as the case may be, to any arrangement or agreement with any person with respect to the voting of such shares, except as permitted by the stockholder voting agreements.

      Each stockholder voting agreement terminates upon the earliest to occur of:

•	the mutual consent of CIMA and the aaiPharma stockholder, or of aaiPharma and the CIMA stockholder, as the case may be;

•	the completion of the merger;

•	the date the merger agreement is terminated;

•	the termination date, as described above under “The Merger Agreement — Termination of the Merger Agreement” beginning on page 81;

•	in the case of a CIMA stockholder, the date of any amendment to the merger agreement in a manner that reduces the CIMA merger exchange ratio, increases the aaiPharma merger exchange ratio, or amends or alters the merger agreement regarding the composition of the board of directors of New Parent in a manner adverse to the CIMA stockholder without his consent; or

•	in the case of an aaiPharma stockholder, the date of any amendment to the merger agreement in a manner that reduces the aaiPharma merger exchange ratio, increases the CIMA merger exchange ratio, or amends or alters the merger agreement regarding the composition of the board of directors of New Parent in a manner adverse to the aaiPharma stockholder without his consent.

DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER

Directors

      The merger agreement provides that, at the completion of the merger, the New Parent board of directors will initially consist of eight members, four of whom will be designated by aaiPharma from the current members of aaiPharma’s board of directors and four of whom will be designated by CIMA from the current members of CIMA’s board of directors. Under the certificate of incorporation of New Parent, the board of directors will consist of one class of directors until the first annual meeting. From and after the first annual meeting, the board of directors of New Parent will be divided into three classes, and each class will consist, as nearly as possible, of one third of the total number of directors constituting the entire board of directors.

      The merger agreement also provides that aaiPharma will designate three of its initial board designees who are independent directors, and CIMA will designate two of its initial board designees who are independent directors, to serve on a selection committee of the New Parent board of directors to select and appoint up to three additional members of the New Parent board of directors within 20 business days after completion of the merger. The additional directors selected by the selection committee must be independent directors unless the selection committee unanimously agrees otherwise.

      Dr. Sancilio will serve as Executive Chairman of the New Parent board of directors and Mr. Ratoff will serve as Vice Chairman of the New Parent board of directors. For further details on the roles and responsibilities of Dr. Sancilio, see “The Merger — Interests of aaiPharma and CIMA Directors and Executive Officers in the Merger — Employment Agreement with Frederick D. Sancilio,” beginning on page 64. aaiPharma and CIMA have not yet formally selected any other directors who will be designated to serve on the New Parent board of directors.

Committees of the Board Of Directors

      The New Parent board of directors will establish committees upon completion of the merger. In addition to the selection committee described above, these committees are expected to include:

•	a corporate governance and nominating committee,

•	an audit committee, and

•	a compensation committee.

      The committees will perform the functions traditionally performed by these committees. In addition, the New Parent board of directors may designate other committees, each consisting of one or more of the directors of New Parent.

Compensation of Directors

      The directors may be paid their expenses, if any, of attendance at each meeting of the New Parent board of directors and will receive compensation for their services as directors as the New Parent board of directors determines. Members of the committees of the New Parent board of directors may be allowed like compensation for attending committee meetings.

Management

      Upon completion of the merger, Dr. Sancilio will serve as Executive Chairman of the New Parent board of directors and Chief Scientific Officer of New Parent, Mr. Ratoff will serve as Vice Chairman of the New Parent board of directors and Dr. Tabbiner will serve as President and Chief Executive Officer of New Parent. As described in “The Merger — Interests of aaiPharma and CIMA Directors and Executive Officers in the Merger,” beginning on page 63, New Parent will assume the employment agreement between aaiPharma and Dr. Sancilio. As of the date of this document, neither Mr. Ratoff nor Dr. Tabbiner has an employment agreement with New Parent.

      In addition, the merger agreement provides that the following officers of aaiPharma and CIMA may serve as officers of New Parent as set forth below:

Name	Corporate Office/Title

William L. Ginna, Jr.	Executive Vice President and Chief Financial Officer
Dr. John Hontz	Executive Vice President; President, CIMA Division
Gregory S. Bentley	Executive Vice President, General Counsel, and Assistant Secretary
David Hurley	Executive Vice President; President, Pharmaceuticals Division
Dr. Vijay Aggarwal	Executive Vice President; President, AAI Development Services Division
Dr. George Van Lear	Executive Vice President; President, R&D Division
William H. Underwood	Executive Vice President, Corporate Development
Thomas Aluise	Vice President and Treasurer
John Hogan	Vice President, Chief Accounting Officer and Controller
Albert N. Cavagnaro	Secretary

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management of aaiPharma

      The following table sets forth certain information known to aaiPharma with respect to beneficial ownership of aaiPharma’s common stock as of August 15, 2003 by (1) each stockholder known by aaiPharma to be the beneficial owner of more than 5% of aaiPharma’s common stock, (2) each director, (3) aaiPharma’s chief executive officer and four other most highly compensated executive officers as of December 31, 2002 and (4) all executive officers and directors as a group.

		Percent
	Number of Shares	of
Name of Beneficial Owner	Beneficially Owned(1)	Shares(2)

Frederick D. Sancilio, Ph.D.(3)(4)	6,263,167	22.4%
Brown Capital Management, Inc.(5)	4,871,001	17.5%
The Goldman Sachs Group, Inc.(6)	3,415,248	12.4%
James L. Waters(7)	3,297,544	11.8%
Lazard Freres & Co. LLC(8)	1,883,715	6.8%
Royce Associates, LLC(9)	1,440,600	5.2%
Arnold H. Snider(10)	1,400,000	5.1%
John E. Avery	114,995	*
Joseph H. Gleberman(11)	4,995	*
Kurt M. Landgraf	76,295	*
James G. Martin, Ph.D.	110,744	*
Richard Morrison, Ph.D.	102,494	*
John M. Ryan	121,495	*
William H. Underwood(12)	279,993	1.0%
Philip S. Tabbiner, D.B.A.	142,451	*
Gregory S. Bentley	146,972	*
William L. Ginna, Jr.	127,473	*
David M. Hurley	52,501	*
All executive officers and directors as a group (15 persons)	10,984,680	37.7%

*	Less than 1%

(1)	Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Information in the table reflects options granted under aaiPharma’s 1995 Stock Option Plan, 1996 Stock Option Plan, 1997 Stock Option Plan and the 2000 Non-Employee Director Stock Option Plan to the extent such options are or become exercisable within 60 days after August 15, 2003. It does not include options that will become immediately exercisable in connection with completion of the merger but that would not otherwise become exercisable within 60 days. Accordingly, the totals for these executive officers and directors and all executive officers and directors as a group include the following shares represented by options: Mr. Ryan, 119,995 shares; Mr. Underwood, 151,510 shares; Dr. Martin, 108,494 shares; Dr. Morrison, 102,494 shares; Mr. Gleberman, 4,995 shares; Mr. Bentley, 127,472 shares; Dr. Sancilio, 140,000 shares; Mr. Waters, 4,995 shares; Mr. Avery, 84,995 shares; Mr. Landgraf, 74,295 shares; Mr. Ginna, 127,473 shares; Mr. Hurley, 52,501 shares; Dr. Tabbiner, 101,201 shares; and all executive officers and directors as a group, 1,343,981 shares. The totals for these executive officers and directors and all executive officers and directors as a group do not include the following shares represented by additional options that will become immediately exercisable in connection with completion of the merger: Mr. Ryan, 15,005 shares; Mr. Underwood, 57,512 shares; Dr. Martin, 15,005 shares; Dr. Morrison, 15,005 shares; Mr. Gleberman, 10,005 shares; Mr. Bentley, 70,028 shares; Dr. Sancilio, 77,500 shares; Mr. Waters, 10,005 shares; Mr. Avery, 50,005 shares; Mr. Landgraf, 45,705 shares; Mr. Ginna, 305,279 shares; Mr. Hurley, 365,250 shares; Dr. Tabbiner, 488,299 shares; and all executive officers and directors as a group, 1,955,044 shares.

(2)	These calculations are based on an aggregate of 27,829,894 shares issued and outstanding as of August 15, 2003. Options to purchase shares held by a person that are exercisable or become exercisable within the 60-day period after August 15, 2003 are deemed to be outstanding for the purpose of calculating the percentage of outstanding shares owned by that person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person.

(3)	Dr. Sancilio’s address is 1001 North Highway 1, Suite 308, Jupiter, Florida 33477.

(4)	Includes 2,325 shares owned by Dr. Sancilio’s children.

(5)	Based on the Schedule 13G/A filed by Brown Capital Management, Inc. with the SEC on February 11, 2003. The address of Brown Capital Management, Inc. is 1201 N. Calvert Street, Baltimore, Maryland 21202. This Schedule 13G/A indicates that Brown Capital Management, Inc. has sole dispositive power for 3,247,334 shares and sole voting power for 2,639,880 shares.

(6)	Goldman, Sachs & Co. is a wholly owned, direct and indirect, subsidiary of The Goldman Sachs Group, Inc. Goldman, Sachs, an NASD member, is an investment banking firm that regularly performs services such as acting as a financial advisor and serving as principal or agent in the purchase and sale of securities. The Goldman Sachs Group and Goldman, Sachs may be deemed to own beneficially and indirectly in the aggregate 3,415,248 shares of aaiPharma’s common stock through certain investment partnerships of which affiliates of Goldman, Sachs and The Goldman Sachs Group are the general partner, managing general partner or managing partner. Each investment partnership shares voting and dispositive power with respect to its shares with The Goldman Sachs Group, Goldman, Sachs and certain of their affiliates. Goldman, Sachs is the investment manager of one or more of the investment partnerships. The address of Goldman, Sachs is 85 Broad Street, New York, New York 10004.

(7)	Includes 610,135 shares of common stock beneficially owned by Mr. Waters’ spouse. Mr. Waters’ address is 47 New York Avenue, Framingham, Massachusetts 01701.

(8)	Based on the Schedule 13G1/A filed by Lazard Freres & Co. LLC with the SEC on February 14, 2003. The address of Lazard Freres & Co. LLC is 30 Rockefeller Plaza, 59th Floor, New York, NY 10020. This Schedule 13G1/A indicates that Lazard Freres & Co. LLC has sole dispositive power for 1,883,715 shares and sole voting power for 1,759,365 shares.

(9)	Based on the Schedule 13G filed by Royce & Associates, LLC with the SEC on January 31, 2003. The address of Royce & Associates, LLC is 1414 Avenue of Americas, New York, NY 10019. This Schedule 13G indicates that Royce & Associates, LLC has sole dispositive power for 1,440,600 shares and sole voting power for 1,440,600 shares.

(10)	Based on the Schedule 13G filed with the SEC on April 2, 2003 by Arnold H. Snider, Deerfield Capital, L.P., Deerfield Management Company and Deerfield International Limited. Mr. Snider’s address is 780 Third Avenue, 37th Floor, New York, NY 10017. This Schedule 13G indicates that Mr. Snider has shared dispositive power for 1,400,000 shares and shared voting power for 1,400,000 shares.

(11)	Mr. Gleberman, a managing director of Goldman, Sachs, disclaims beneficial ownership of the 3,415,248 shares that may be deemed beneficially owned by The Goldman Sachs Group as described in note (6) above. Mr. Gleberman, a managing director of Goldman Sachs, disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest therein, if any.

(12)	Includes 1,387 shares owned by Mr. Underwood’s children.

Security Ownership of Certain Beneficial Owners and Management of CIMA

      The following table sets forth certain information known to CIMA with respect to beneficial ownership of CIMA’s common stock as of August 15, 2003 by (1) each stockholder known by CIMA to be the beneficial owner of more than 5% of CIMA’s common stock, (2) each director, (3) CIMA’s chief executive officer, two other most highly compensated executive officers as of December 31, 2002, and current chief financial officer and (4) all executive officers and directors as a group.

	Number of Shares	Percent of
Name of Beneficial Owner	Beneficially Owned(1)	Shares(2)

Delaware Management Business Trust(3)	1,539,366	10.6%
Kopp Investment Advisors, Inc.(4)	996,610	6.9%
Steven B. Ratoff	93,530	*
John Hontz, Ph.D.	222,940	1.5%
James C. Hawley	43	*
David A. Feste(5)	60,000	*
John M. Siebert, Ph.D.(6)	338,096	2.3%
Terrence W. Glarner	81,832	*
Joseph R. Robinson, Ph.D.	43,256	*
John F. Chappell	24,875	*
Steven D. Cosler	23,375	*
All executive officers and directors as a group (9 persons)	887,947	5.9%

*	Less than 1%

(1)	Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Information in the table reflects options granted under CIMA’s 1994 Directors’ Stock Option Plan, Equity Incentive Plan, Non-Employee Directors’ Fee Option Grant Program and 2001 Stock Incentive Plan to the extent such options are or become exercisable within the 60-day period after August 15, 2003. It does not include options that will become immediately exercisable in connection with completion of the merger but that would not otherwise become exercisable within 60 days. Accordingly, the totals for these executive officers and directors and all executive officers and directors as a group include the following shares represented by options: Mr. Ratoff, 87,230 shares; Dr. Hontz, 197,990 shares; Mr. Feste, 50,000 shares; Dr. Siebert, 142,976 shares; Mr. Glarner, 76,392 shares; Dr. Robinson, 43,256 shares; Mr. Chappell, 21,875 shares; Mr. Cosler, 21,875 shares; and all executive officers and directors as a group, 641,594 shares. The totals for these executive officers and directors and all executive officers and directors as a group do not include the following shares represented by options that will become immediately exercisable in connection with completion of the merger: Mr. Ratoff, 28,125 shares; Dr. Hontz, 43,292 shares; Mr. Hawley, 50,000 shares; Dr. Siebert, 98,064 shares; Mr. Glarner, 18,125 shares; Dr. Robinson, 18,125 shares; Mr. Chappell, 13,125 shares; Mr. Cosler, 13,125 shares; and all executive officers and directors as a group, 281,981 shares.

(2)	These calculations are based on an aggregate of 14,484,556 shares issued and outstanding as of August 15, 2003. Options to purchase shares held by a person that are exercisable or become exercisable within the 60-day period after August 15, 2003 are deemed to be outstanding for the purpose of calculating the percentage of outstanding shares owned by that person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person.

(3)	Based on the Form 13F filed by Delaware Management Business Trust with the SEC on August 13, 2003. The address of Delaware Management Business Trust is 2005 Market Street, Philadelphia, Pennsylvania 19103. This Form 13F indicates that Delaware Management Business Trust has sole investment discretion for 1,539,366 shares, sole voting power for 1,533,167 shares and no voting power for 6,199 shares.

(4)	Based on the Form 13F filed by Kopp Investment Advisors, Inc. with the SEC on July 25, 2003. The address of Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435. This Form 13F indicates that Kopp Investment Advisors, Inc. has sole investment discretion for 250,000 shares, shared investment discretion for 746,610 shares, sole voting power for 316,400 shares and no voting power for 680,210 shares.

(5)	Mr. Feste ceased being an executive officer of CIMA on March 31, 2003 and ceased being an employee of CIMA on June 30, 2003.

(6)	Dr. Siebert ceased being an executive officer of CIMA on April 30, 2003 but will remain an employee of CIMA through December 31, 2003. Dr. Siebert is a director of CIMA.

COMPARATIVE STOCK PRICES AND DIVIDENDS

      aaiPharma common stock is listed for trading on the NASDAQ National Market under the symbol “AAII,” and CIMA common stock is listed for trading on the NASDAQ National Market under the symbol “CIMA.” The following table sets forth, for the periods indicated, the high and low sales prices per share of aaiPharma common stock and CIMA common stock on the NASDAQ National Market. Neither aaiPharma nor CIMA paid a dividend on its shares of common stock during the periods covered by the following table.

	aaiPharma
	Common Stock

	High	Low

Fiscal Year 2000
First Quarter	$9.33	$5.17
Second Quarter	7.63	4.17
Third Quarter	6.50	5.00
Fourth Quarter	7.00	4.33
Fiscal Year 2001
First Quarter	8.83	5.42
Second Quarter	13.13	8.13
Third Quarter	15.48	9.87
Fourth Quarter	17.03	8.90
Fiscal Year 2002
First Quarter	24.10	14.09
Second Quarter	26.66	11.45
Third Quarter	15.27	7.41
Fourth Quarter	11.71	6.33
Fiscal Year 2003
First Quarter	14.83	7.75
Second Quarter	21.29	8.68
Third Quarter	23.04	15.85
Fourth Quarter (through October 13)	18.98	16.87

	CIMA
	Common Stock

	High	Low

Fiscal Year 2000
First Quarter	$25.63	$11.38
Second Quarter	21.94	12.13
Third Quarter	52.38	20.50
Fourth Quarter	73.00	45.88
Fiscal Year 2001
First Quarter	73.69	41.75
Second Quarter	85.75	41.82
Third Quarter	82.64	46.40
Fourth Quarter	64.00	28.65
Fiscal Year 2002
First Quarter	$36.92	$19.00
Second Quarter	28.98	18.26
Third Quarter	25.48	15.30
Fourth Quarter	29.19	21.61
Fiscal Year 2003
First Quarter	28.10	17.35
Second Quarter	30.71	21.60
Third Quarter	30.32	21.81
Fourth Quarter (through October 13)	28.47	27.53

      The following table sets forth the high and low sales prices per share of aaiPharma common stock and CIMA common stock on the NASDAQ National Market on August 4, 2003, the last full trading day prior to the public announcement of the merger, and on                               , 2003, the last trading day for which this information could be calculated prior to the date of this document:

	aaiPharma				CIMA
	Common Stock				Common Stock

	High		Low		High		Low

August 4, 2003		$18.33		$17.52		$26.00		$24.40
, 2003	$		$		$		$

      On August 4, 2003, the last trading day before we announced the merger, the closing price of aaiPharma common stock on the NASDAQ National Market was $18.02 per share and the closing price of CIMA common stock on the NASDAQ National Market was $24.61 per share. Based on the exchange ratios (i.e., one share of New Parent common stock and 1.3657 shares of New Parent common stock for each outstanding share of aaiPharma and CIMA common stock, respectively) and the closing price of aaiPharma common stock on August 4, 2003, the pro forma equivalent per share value of CIMA common stock on August 4, 2003 was approximately $24.61 per share. On                               , the last trading day prior to the date of this document, the closing price of aaiPharma common stock on the NASDAQ National Market was $          , the closing price of CIMA common stock on the NASDAQ National Market was $          and the pro forma equivalent per share value of CIMA common stock, based on the closing price of aaiPharma common stock on the NASDAQ National Market, was approximately $           per share.

      The above table shows only historical comparisons. Because the market prices of aaiPharma common stock and CIMA common stock will likely fluctuate prior to the merger, these comparisons may not provide meaningful information to aaiPharma and CIMA stockholders in determining whether to adopt the merger agreement. aaiPharma and CIMA stockholders are encouraged to obtain current market quotations for aaiPharma and CIMA common stock.

UNAUDITED PRO FORMA COMBINED

FINANCIAL INFORMATION

      The following unaudited pro forma financial statements combine the historical consolidated balance sheets and statements of income of aaiPharma and CIMA, giving effect to the merger using the purchase method of accounting. Generally accepted accounting principles require that one of the two companies in the transaction be designated as the acquiror for accounting purposes. In accordance with Financial Accounting Standard No. 141, “Business Combinations,” aaiPharma has been designated as the acquiror primarily based on the fact that its stockholders are expected to hold more than 50% of the New Parent stock and the fact that its current management is expected to hold the majority of the senior management positions of New Parent after the merger.

      aaiPharma’s historical statements of operations have been adjusted for the pro forma impact of its acquisition of the Darvon and Darvocet branded product lines and related inventories on March 28, 2002. CIMA’s historical statements of operations have been adjusted for the pro forma impact of reclassification of items to conform to the presentation of aaiPharma’s historical statement of operations. See “— Supplemental Schedules” beginning on page 103.

      We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for the year ended December 31, 2002 from the audited financial statements of aaiPharma and CIMA for that year. The statement of operations information for the six-month period ended June 30, 2003, and the balance sheet information at June 30, 2003, were derived from the unaudited financial information of the companies. aaiPharma has provided all of the information regarding aaiPharma and its subsidiaries. CIMA has provided all of the information regarding CIMA. Neither aaiPharma nor CIMA assumes any responsibility for the accuracy or completeness of the information provided by the other party. This information should be read together with the historical financial statements and related notes contained in the annual reports and other information that aaiPharma and CIMA have filed with the SEC and incorporated by reference in this document. See “Where You Can Find More Information” beginning on page 116.

      The unaudited pro forma combined statements of operations are presented as if the merger had been effected on January 1, 2002. The unaudited pro forma combined balance sheet is presented as if the merger had occurred on June 30, 2003.

      Upon consummation of the proposed transaction, aaiPharma will be required to offer to repurchase its 11% senior subordinated notes due 2010 at an offer price in cash equal to 101% of the aggregate principal amount of such notes plus accrued and unpaid interest. The unaudited pro forma combined information does not reflect a tender by the holders of any of these notes. See “Risks Relating to the Merger — Consummation of the proposed transaction will require aaiPharma to make a tender for its 11% senior subordinated notes due 2010,” beginning on page 17.

      The unaudited pro forma combined information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Further, the unaudited pro forma combined financial statements do not reflect the effect of restructuring charges that will be incurred to fully integrate and operate the combined organization more efficiently, anticipated synergies resulting from the merger or asset dispositions, if any, that may be required by order of regulatory authorities. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that New Parent will experience.

NEW PARENT

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31, 2002

			Pro Forma
	aaiPharma as	CIMA as	Merger	New Parent
	Adjusted(a)	Adjusted(b)	Adjustments	Pro Forma

	(In thousands, except per share data)
Product sales	$134,116	$—	$—	$134,116
Commercial manufacturing	4,078	23,391	—	27,469
Product development (royalties and fees)	19,610	11,738	—	31,348
Development services	82,438	11,496	—	93,934

Net revenues	240,242	46,625	—	286,867

Operating costs and expenses:
Direct costs (excluding depreciation)	82,356	25,995	—	108,351
Selling	24,015	1,136	—	25,151
General and administrative	40,340	5,457	—	45,797
Depreciation and amortization	10,211	3,294	5,671(1)	19,176
Research and development	21,104	950	—	22,054

	178,026	36,832	5,671	220,529

Income from operations	62,216	9,793	(5,671)	66,338
Other income (expense):
Interest expense	(25,247)	—	3,410(2)	(21,837)
Interest income	—	6,511	—	6,511
Other	(7,592)	(128)	—	(7,720)

	(32,839)	6,383	3,410	(23,046)

Income before income taxes	29,377	16,176	(2,261)	43,292
Provision (benefit) for income taxes	11,491	(2,441)	6,535(3)	15,585

Net income	$17,886	$18,617	$(8,796)	$27,707

Basic earnings per share	$0.65	$1.31	$(1.45)	$0.58

Basic shares outstanding	27,348	14,193	6,064(4)	47,605

Diluted earnings per share	$0.63	$1.28	$(1.18)	$0.55

Diluted shares outstanding	28,359	14,599	7,440(5)	50,398

(a)	Includes the historical results for the Darvon and Darvocet product line for the full year ended December 31, 2002. See “— Supplemental Schedules” beginning on page 103 for additional information.

(b)	As adjusted to conform with aaiPharma’s statement of operations presentation. See “— Supplemental Schedules” beginning on page 103 for additional information.

(1)	Prior to execution of the merger agreement, a preliminary valuation of purchased identifiable intangible assets was performed, and such assets are estimated to be amortized over useful lives between 7 and 13.5 years:

Identifiable intangible assets	$62,400

Annual amortization	$5,671

(2)	Reflects the reduction in net interest expense due to the pro forma $97,500 reduction in borrowings under aaiPharma’s existing senior credit facilities, as if the reduction were completed on January 1, 2002:

Estimated interest expense:
Senior subordinated notes	$19,250
Interest rate swap benefit	(3,915)
Amortization of deferred interest rate swap benefit	(1,446)
Amortization of subordinated notes financing fees	1,014
Other debt-related interest expense	423

Pro forma interest expense	15,326
2002 interest expense, net of interest income of $6,511, as adjusted	(18,736)

Pro forma decrease to interest expense, as adjusted	$(3,410)

(3)	Reflects an estimated effective tax rate applied to the incremental pro forma income (loss) before income taxes. A reconciliation of the statutory tax rate to the assumed pro forma tax rate is provided as follows:

Federal statutory rate	31%
State taxes, net of federal benefit	4%
Other	1%

Total	36%

(4)	Reflects the number of basic shares to be issued and outstanding immediately after the merger, as if such shares were outstanding at the beginning of the period presented:

Weighted average basic shares outstanding:
aaiPharma common stock — August 4, 2003		27,823
CIMA common stock — July 31, 2003	14,485
Transaction conversion ratio	1.3657	19,782

Weighted average basic shares outstanding after the transaction		47,605

(5)	Reflects the number of diluted shares to be issued and outstanding immediately after the merger, as if such shares were outstanding at the beginning of the period presented:

Weighted average diluted shares outstanding prior to the transaction:
aaiPharma common stock — August 4, 2003	27,823
Options — July 15, 2003.	2,135	29,958

CIMA common stock — July 31, 2003	14,485
Options — July 8, 2003	482

	14,967
Transaction conversion ratio	1.3657	20,440

Weighted average diluted shares outstanding after the transaction		50,398

NEW PARENT

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Six Months Ended June 30, 2003

		CIMA	Pro Forma
		as	Merger		New Parent
	aaiPharma	Adjusted(a)	Adjustments		Pro Forma

	(In thousands, except per share data)
Product sales	$84,462	$—	$—		$84,462
Commercial manufacturing	1,298	22,320	—		23,618
Product development (royalties and fees)	7,707	9,428	—		17,135
Development services	41,314	3,197	—		44,511

Net revenues	134,781	34,945	—		169,726

Operating costs and expenses:
Direct costs (excluding depreciation)	47,533	18,216	—		65,749
Selling	15,935	1,265	—		17,200
General and administrative	21,318	4,784	2,836	(1)	28,938
Depreciation and amortization	5,362	2,177	—		7,539
Research and development	10,074	399	—		10,473

	100,222	26,841	2,836		129,899

Income from operations	34,559	8,104	(2,836)		39,827
Other income (expense):
Interest expense	(10,481)		888	(2)	(9,593)
Interest income	—	1,915	—		1,915
Other	143	—			143

	(10,338)	1,915	888		(7,535)

Income before income taxes	24,221	10,019	(1,948)		32,292
Provision (benefit) for income taxes	9,077	3,177	(629	)(3)	11,625

Net income	$15,144	$6,842	$(1,319)		$20,667

Basic earnings per share	$0.55	$0.48	$(0.23)		$0.43

Basic shares outstanding	27,590	14,328	5,687	(4)	47,605

Diluted earnings per share	$0.53	$0.47	$(0.18)		$0.41

Diluted shares outstanding	28,442	14,683	7,273	(5)	50,398

(a)	As adjusted to conform with aaiPharma’s statement of operations presentation. See “— Supplemental Schedules” beginning on page 103 for additional information.

(1)	Prior to the execution of the merger agreement, a preliminary valuation of purchased identifiable intangible assets was performed, and such assets are estimated to be amortized over useful lives between 7 and 13.5 years:

Identifiable intangible assets	$62,400

Annual amortization	$5,671

Estimated amortization through June 30, 2003	$2,836

(2)	Reflects the reduction in net interest expense due to the pro forma $80,500 reduction in borrowings under aaiPharma’s existing senior credit facilities, as if the reduction were completed on January 1, 2002:

Estimated interest expense:
Senior subordinated notes	$19,250
Interest rate swap benefit	(3,885)
Amortization of deferred interest rate swap benefit	(1,446)
Amortization of subordinated notes financing fees	1,014
Other debt-related interest expense	423

Estimated annual interest expense	$15,356
Pro forma half-year interest expense	7,678
2003 interest expense, net of interest income of $1,915.	(8,566)

Pro forma decrease to interest expense	$(888)

(3)	Reflects an estimated effective tax rate applied to the incremental pro forma income (loss) before income taxes. A reconciliation of the statutory tax rate to the assumed pro forma tax rate is provided as follows:

Federal statutory rate	31%
State taxes, net of federal benefit	4%
Other	1%

Total	36%

(4)	Reflects the number of basic shares to be issued and outstanding immediately after the merger, as if such shares were outstanding at the beginning of the period presented:

Weighted average basic shares outstanding:
aaiPharma common stock — August 4, 2003.		27,823
CIMA common stock — July 31, 2003.	14,485
Transaction conversion ratio	1.3657	19,782

Weighted average basic shares outstanding after the transaction		47,605

(5)	Reflects the number of diluted shares to be issued and outstanding immediately after the merger, as if such shares were outstanding at the beginning of the period presented:

Weighted average diluted shares outstanding prior to the transaction:
aaiPharma common stock — August 4, 2003	27,823
Options — July 15, 2003	2,135	29,958

CIMA common stock — July 31, 2003	14,485
Options — July 8, 2003	482

	14,967
Transaction conversion ratio	1.3657	20,440

Weighted average diluted shares outstanding after the transaction		50,398

NEW PARENT

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	At June 30, 2003

			Pro Forma
			Merger		New Parent
	aaiPharma	CIMA	Adjustments		Pro Forma

	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$8,132	$39,859	$—		$47,991
Available-for-sale securities	—	36,271	(22,890	)(1)	13,381
Accounts receivable, net	39,438	13,909	—		53,347
Work-in-progress	12,249	—	—		12,249
Inventories	15,349	5,947	—		21,296
Prepaid and other current assets	7,613	5,028	—		12,641

Total current assets	82,781	101,014	(22,890)		160,905
Property and equipment, net	55,968	70,520	—		126,488
Goodwill, net	211,759	—	81,761	(2)	293,520
Intangible assets, net	88,168	419	62,400	(2)	150,987
Available-for-sale securities	—	57,610	(57,610	)(1)	—
Other assets	13,318	5,905	—		19,223

Total assets	$451,994	$235,468	$63,661		$751,123

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$6,553	$—	$(6,553	)(1)	$—
Accounts payable	17,309	6,830	—		24,139
Customer advances	18,726	659	—		19,385
Accrued wages and benefits	7,263	2,685	—		9,948
Interest payable	5,026	—			5,026
Other accrued liabilities	6,625	1,722	—		8,347

Total current liabilities	61,502	11,896	(6,553)		66,845
Long-term debt, less current portion	259,271	—	(73,947	)(1)	185,324
Other liabilities	13,512	—	—		13,512
Total stockholders’ equity	117,709	223,572	144,161	(2)	485,442

Total liabilities and stockholders’ equity	$451,994	$235,468	$63,661		$751,123

(1)	Reflects an adjustment to record the repayment of the aaiPharma senior credit facility with CIMA available-for-sale securities:

Repayment:
Current maturities of long-term debt	$(6,553)
Long-term debt	(73,947)

$(80,500)

Reduction in:
Current available-for-sale securities	$(22,890)
Available-for-sale securities	(57,610)

Pro forma reduction in current and non-current available-for-sale securities	$(80,500)

(2)	The following is a preliminary estimate of the deemed purchase price to be issued as consideration for CIMA on a purchase accounting basis*:

Number of shares of New Parent common stock expected to be issued pursuant to the merger	19,782
Multiplied by aaiPharma’s average closing stock price two days before and after the merger announcement date and on the announcement date (5-day average)	$17.46

	345,397

Estimated fair value of fully vested CIMA stock options expected to be exchanged for New Parent stock options based on a Black-Scholes option pricing model	26,436
Estimated transaction related costs	14,000

Total preliminary purchase price	$385,833

Allocation of total preliminary purchase price to net assets and liabilities acquired:
Tangible net assets acquired	$223,572
Less: Transaction fees and expenses paid by CIMA prior to closing	(10,200)
Identifiable intangible assets acquired, based on preliminary valuations	62,400
Acquired in-process research and development, based on preliminary valuations	28,300	**
Goodwill	81,761

	$385,833

*	Immediately prior to consummation of the merger, outstanding stock options granted under CIMA employee and director stock option plans that were not previously vested or exercisable will become fully vested and exercisable. This acceleration will result in a compensation charge for CIMA of $2,300 and will have an offsetting effect on the purchase price within equity.

**	As a result of the transaction, New Parent will record a one-time charge of $28,300 for purchased in-process research and development related to development projects that have not reached technological feasibility, have no alternative future use, and for which successful development is uncertain. The unaudited pro forma combined balance sheet gives effect to this charge as if it had been incurred as of June 30, 2003, but the effects of these costs have not been reflected in the unaudited pro forma combined statements of operations because the charge is non-recurring in nature.

SUPPLEMENTAL SCHEDULES

AAIPHARMA INC. AS ADJUSTED

UNAUDITED SUPPLEMENTAL PRO FORMA INFORMATION

	Year Ended December 31, 2002

		Darvon Results
		Prior to	Acquisition		As
	Actual	Acquisition(a)	Adjustments		Adjusted

	(In thousands)
Product sales	$124,384	$9,732	$—		$134,116
Commercial manufacturing	4,078	—	—		4,078
Product development (royalties and fees)	19,610	—	—		19,610
Development services	82,438	—	—		82,438

Net revenues	230,510	9,732	—		240,242

Operating costs and expenses:
Direct costs (excluding depreciation)	81,458	873	25	(1)	82,356
Selling	23,077	—	938	(2)	24,015
General and administrative	40,108	—	232	(3)	40,340
Depreciation and amortization	9,571	—	640	(4)	10,211
Research and development	20,854	—	250	(5)	21,104

	175,068	873	2,085		178,026

Income from operations	55,442	8,859	(2,085)		62,216
Other income (expense):
Interest, net	(19,366)	—	(5,881	)(6)	(25,247)
Other	(7,592)	—	—		(7,592)

	(26,958)	—	(5,881)		(32,839)

Income before income taxes	28,484	8,859	(7,966)		29,377
Provision for income taxes	11,170	—	321	(7)	11,491

Net income	$17,314	$8,859	$(8,287)		$17,886

(a)	Represents the historical results for the Darvon and Darvocet product lines for the period prior to the acquisition of the Darvon and Darvocet product lines on March 28, 2002.

(1)	Reflects adjustment to the Darvon and Darvocet cost of goods sold to reflect estimated higher costs due to contractually determined prices under aaiPharma’s supply agreements:

Estimated cost of goods under supply agreements	$898
Standard cost of sales as reported by Eli Lilly	873

Pro forma increase in direct costs	$25

(2)	Reflects adjustment to Darvon and Darvocet selling expense to reflect estimated costs that would be representative of the selling activities of aaiPharma’s pharmaceutical product sales business unit:

Estimated selling expense	$938
Selling expense reported by Eli Lilly	—

Pro forma increase in selling expense	$938

(3)	Reflects adjustment to Darvon and Darvocet general and administrative expense to reflect estimated costs that would be representative of aaiPharma’s pharmaceutical product sales business unit:

Estimated general and administrative expense	$232
General and administrative expense reported by Eli Lilly	—

Pro forma increase in general and administrative expense	$232

(4)	Reflects amortization of identifiable intangible assets over 20 years:

Identifiable intangible assets	$51,200

Annual amortization	$2,560

Additional amortization for the first quarter of 2002	$640

(5)	Reflects estimated research and development spending to develop line extensions for the Darvon and Darvocet acquired products

Pro forma increase in R&D expense	$250

(6)	Reflects adjustment for additional net interest expense under the pro forma debt incurred under aaiPharma’s senior subordinated notes and the additional borrowings under its senior credit facilities at the rates indicated below, assuming the repayment of its then existing senior credit facilities, as if these financings were completed on January 1, 2002.

Repayment of aaiPharma’s prior senior credit facilities:
Interest incurred on prior senior credit facilities	$(1,723)
Amortization of financing fees associated with prior senior credit facilities	(100)

(1,823)

Additional borrowings:
Senior term loan of $100,000 at LIBOR plus 4.5% per annum	1,592
Outstanding portion of senior revolver of $49,400 at LIBOR plus 3.75% per annum	693
Senior subordinated notes of $175,000 at 11% per annum	4,813
Amortization of original issue discount related to senior subordinated notes	36
Amortization of financing fees related to the above items	500
Other debt related interest costs	70

7,704

$5,881

(7)	Reflects adjustment for an estimated effective tax rate applied to the incremental pro forma income (loss) before income taxes. A reconciliation of the statutory tax rate to the assumed pro forma tax rate is provided as follows:

Federal statutory rate	31%
State taxes, net of federal benefit	4%
Other	1%

Total	36%

CIMA LABS INC.

UNAUDITED SUPPLEMENTAL PRO FORMA INFORMATION

	Twelve Months Ended December 31, 2002

		Conforming
	Actual	Reclassifications		Pro Forma

	(In thousands)
Product sales	$—	$—		$—
Commercial manufacturing	23,391			23,391
Product development (royalties and fees)	11,738			11,738
Development services	11,496			11,496

Net revenues	46,625			46,625

Operating costs and expenses:
Direct costs	18,797	7,198	(1),(2)	25,995
Selling	1,136			1,136
General and administrative	6,030	(573	)(1)	5,457
Depreciation and amortization	—	3,294	(1)	3,294
Research and development	10,869	(9,919	)(1),(2)	950

	36,832	—		36,832

Income from operations	9,793	—		9,793
Other income (expense):
Interest, net	6,511			6,511
Other	(128)			(128)

	6,383	—		6,383

Income before income taxes	16,176	—		16,176
Provision (benefit) for income taxes	(2,441)			(2,441)

Net income	$18,617	$—		$18,617

(1)	Reflects reclassification of CIMA’s direct costs, general and administrative and research and development expenses to depreciation and amortization expense to conform to aaiPharma’s income statement presentation:

Decreases to:
Direct costs	$1,768
General and administrative	573
Research and development	953

$3,294

Increase to depreciation and amortization	$3,294

(2)	Reflects reclassification of CIMA research and development expenses related to its development services revenues to direct costs to conform to aaiPharma’s income statement presentation:

Decrease in research and development expenses	$(8,966)

Increase in direct costs	$8,966

	Six Months Ended June 30, 2003

		Conforming
	Actual	Reclassifications		Pro Forma

	(In thousands)
Product sales	$—	$—		$—
Commercial manufacturing	22,320			22,320
Product development (royalties and fees)	9,428			9,428
Development services	3,197			3,197

Net revenues	34,945	—		34,945

Operating costs and expenses:
Direct costs	15,202	3,014	(1),(2)	18,216
Selling	1,265			1,265
General and administrative	5,164	(380	)(1)	4,784
Depreciation and amortization	—	2,177	(1)	2,177
Research and development	5,210	(4,811	)(1),(2)	399

	26,841	—		26,841

Income from operations	8,104	—		8,104
Other income (expense):
Interest, net	1,915			1,915
Other				—

	1,915	—		1,915

Income before income taxes	10,019	—		10,019
Provision (benefit) for income taxes	3,177			3,177

Net income	$6,842	$—		$6,842

(1)	Reflects reclassification of CIMA’s direct costs, general and administrative and research and development expenses to depreciation and amortization expense to conform to aaiPharma’s income statement presentation:

Decreases to:
Direct costs	$967
General and administrative	380
Research and development	830

$2,177

Increase to depreciation and amortization	$2,177

(2)	Reflects reclassification of research and development expenses related to CIMA development services revenues to its direct costs to conform to aaiPharma’s income statement presentation:

Decrease in research and development expenses	$(3,981)

Increase in direct costs	$3,981

DESCRIPTION OF NEW PARENT CAPITAL STOCK

      The following description of the material terms of the capital stock of New Parent includes a summary of specified provisions of New Parent’s restated certificate of incorporation and by-laws that will be in effect upon completion of the merger. This description is subject to the relevant provisions of Delaware law and is qualified by reference to New Parent’s restated certificate of incorporation and by-laws, copies of which are attached as Annexes C and D, respectively, to this document and are incorporated in this document by reference.

Authorized Capital Stock

      New Parent will be authorized to issue 210,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

      The shares of New Parent common stock to be issued pursuant to the merger will be duly authorized, validly issued, fully paid and non-assessable. Each holder of New Parent common stock will be entitled to one vote per share in the election of directors and on all other matters submitted to the vote of stockholders. No holder of New Parent common stock may cumulate votes in voting for New Parent directors.

      Subject to the rights of the holders of any New Parent preferred stock that may be outstanding from time to time, each share of New Parent common stock will have an equal and ratable right to receive dividends as may be declared by the New Parent board of directors out of funds legally available for the payment of dividends, and, in the event of the liquidation, dissolution or winding up of New Parent, will be entitled to share equally and ratably in the assets available for distribution to New Parent stockholders. No holder of New Parent common stock will have any preemptive right to subscribe for any securities of New Parent.

      Application will be made to list New Parent common stock on the NASDAQ National Market under the trading symbol “          .” Wachovia Bank, National Association will be the transfer agent and registrar for New Parent common stock.

Preferred Stock

      New Parent’s restated certificate of incorporation permits New Parent to issue up to 10,000,000 shares of New Parent preferred stock in one or more series with designations and powers, preferences and rights, and qualifications, limitations and restrictions on those powers, preferences and rights, as may be fixed by the New Parent board of directors without any further action by New Parent stockholders.

      In connection with New Parent’s adoption of a stockholder rights plan (as described below), 200,000 shares of New Parent preferred stock will be designated Series A Junior Participating Preferred Stock. New Parent Series A preferred stock will be issuable only in connection with the exercise of rights under the rights plan.

Stockholder Rights Plan

      Before the effective time of the merger, New Parent will enter into a stockholder rights agreement. As with most rights agreements, the terms of the New Parent rights agreement are complex and not easily summarized, particularly as they relate to the acquisition of New Parent common stock and to the exercisability of the rights. Accordingly, this summary may not contain all of the information that is important to you, and is qualified in its entirety by reference to the form of the New Parent rights agreement, which we have filed as an exhibit to the registration statement on Form S-4 of which this document is a part.

      Under the terms of the New Parent rights agreement, each share of New Parent common stock issued will have attached to it a right to purchase one one-thousandth of a share of Series A preferred stock at a price per share that initially will be determined prior to the effective time of the merger. This price will subsequently be subject to adjustment based on adjustments to New Parent’s common stock.

      Initially, the rights under the New Parent rights agreement will be attached to certificates representing New Parent common stock and no separate certificates representing the rights will be distributed. The rights will separate from the New Parent common stock and be represented by separate certificates on the first date of a public announcement that a person or entity has acquired 15% or more of the outstanding New Parent common stock, or, if earlier, on the tenth business day after the date of the first public announcement that a person or entity is beginning a tender or exchange offer for 15% or more of the outstanding New Parent common stock. After the rights separate from the New Parent common stock, certificates representing the rights will be mailed to record holders of New Parent common stock. Once distributed, the rights certificates alone will represent the rights.

      The rights will not be exercisable until the date the rights separate from the New Parent common stock, and will expire on the tenth anniversary of the date of the rights agreement unless New Parent redeems or exchanges them earlier.

      If an acquiror obtains beneficial ownership of 15% or more of New Parent common stock, each holder of a right (other than rights beneficially owned by the acquirer, which become void) will be entitled to exercise the right and to receive that number of shares of common stock of New Parent having a market value equal to two times the exercise price of the right.

      If New Parent is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, each holder of a right will be entitled to exercise the rights at the then current exercise price and to receive that number of shares of common stock of the acquiring company that at the time of the acquisition will have a market value of two times the exercise price of the right.

      At any time after the acquisition by an acquiror of beneficial ownership of 15% or more of the outstanding common stock of New Parent, but prior to the acquisition by such acquiror of 50% or more of such outstanding shares, the board of directors of New Parent may exchange the rights (other than rights owned by the acquirer, which will become void), in whole or in part, at an exchange ratio of one share of common stock of New Parent, or one one-thousandth of a share of preferred stock, per right, subject to adjustment. Alternatively, New Parent may choose to issue cash, debt, stock or a combination of those items in exchange for the rights.

      At any time prior to the earlier of the day of the first public announcement that a person or entity has acquired beneficial ownership of 15% of the common stock of New Parent, or expiration of the rights, and in connection with certain business combinations, the board of directors of New Parent may redeem the rights in whole, but not in part, at a price of $0.01 per right.

      New Parent’s board of directors may amend the terms of the rights without the consent of the holders of the rights, except that after an acquiror obtains 15% or more of New Parent common stock, the board of directors may not amend the rights agreement in any way that would adversely affect the interests of the holders of the rights.

      The rights may have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire New Parent on terms not approved by New Parent’s board of directors. However, because the New Parent board may redeem the rights or otherwise make the rights inapplicable prior to an acquiror obtaining beneficial ownership of 15% or more of New Parent common stock, the rights should not interfere with any merger or business combination approved by the New Parent board of directors. In addition, the rights should not interfere with a proxy contest.

COMPARISON OF STOCKHOLDER RIGHTS

      aaiPharma, CIMA and New Parent are incorporated under the laws of the State of Delaware. In accordance with the merger agreement, at the effective time of the merger, aaiPharma common stock and CIMA common stock will be converted into the right to receive New Parent common stock. Your rights as a New Parent stockholder will be governed by Delaware law and New Parent’s restated certificate of incorporation and by-laws. The following is a comparison of the material rights of aaiPharma stockholders, CIMA stockholders and New Parent stockholders under each company’s organizational documents and the statutory framework in Delaware.

      The forms of the New Parent restated certificate of incorporation and by-laws are included in this document as Annex C and Annex D, respectively, and are incorporated herein by reference. Copies of the restated certificates of incorporation and by-laws of aaiPharma and CIMA were previously filed with the SEC. See “References to Additional Information” on the inside front cover of this document and “Where You Can Find More Information” beginning on page 116. The following description does not purport to be complete and is qualified by reference to Delaware law and the restated certificates of incorporation and by-laws of aaiPharma, CIMA and New Parent.

Comparison of Certain Certificate of Incorporation and By-Law Provisions

Provision	aaiPharma	CIMA	New Parent

Authorized Capital Stock	105 million shares of capital stock, of which (1) 100 million are shares of common stock and (2) 5 million are shares of preferred stock.	65 million shares of capital stock, of which (1) 60 million are shares of common stock and (2) 5 million are shares of preferred stock. Of these 5 million shares of preferred stock, 200,000 shares have been designated Series A Junior Participating Preferred Stock in connection with CIMA’s stockholder rights agreement.	210 million shares of capital stock, of which (1) 200 million are shares of common stock, and (2) 10 million are shares of undesignated preferred stock. Of these 10 million shares of undesignated preferred stock, 200,000 shares will be designated in connection with New Parent’s stockholder rights agreement.

Size of Board of Directors	The board of directors must have at least 3 and not more than 12 directors. The exact number is determined from time to time by resolution adopted by a majority of the entire board of directors. aaiPharma currently has 10 directors.	The number of directors is determined from time to time by resolution adopted by a majority of the entire board of directors. CIMA currently has 6 directors.	The board of directors must have at least 1 director. The exact number is determined from time to time by resolution adopted by a majority of the entire board of directors. Initially, New Parent will have 8 directors.

Removal of Directors	A director may only be removed for cause upon the affirmative vote of the shares representing at least 2/3 of the outstanding capital stock of aaiPharma entitled to	CIMA’s certificate of incorporation and bylaws do not contain provisions providing for the removal of directors. Under Delaware law, a director may be	Prior to the first annual meeting of stockholders, directors may be removed with or without cause by the vote of 2/3 of the voting power of New Parent issued and

Provision	aaiPharma	CIMA	New Parent

	vote.	removed, with or without cause, by the affirmative vote of the shares representing at least a majority of the outstanding capital stock of CIMA entitled to vote.	outstanding. After the first annual meeting of stockholders of New Parent, directors may only be removed for cause by the vote of 2/3 of the voting power of New Parent issued and outstanding.

Cumulative Voting	No cumulative voting.	No cumulative voting.	No cumulative voting.

Classes of Directors	The board of directors is classified into three classes of directors. Each class consists, as nearly as possible, of 1/3 of the total number of directors constituting the entire board of directors. Each director serves for a three-year term.	All directors serve in one class and each director serves for a one- year term.	Until the first annual meeting of stockholders, all directors shall serve in one class. At the first annual meeting of stockholders, the directors will be elected into three classes — designated Class I, Class II and Class III. Each class will consist as nearly as possible of 1/3 of the total number of directors constituting the entire board of directors. Each director will serve for a three-year term; provided that initially Class I, Class II and Class III directors will hold office until the first, second and third annual meeting, respectively, following the first annual meeting of stockholders after completion of the merger. See “Directors and Management Following the Merger” beginning on page 89.

Vacancies on the Board of Directors	Vacancies and newly- created directorships are filled by the majority vote of the remaining directors in office, even though less than a quorum, or by a sole remaining director.	Vacancies and newly created directorships are filled by the majority vote of the remaining directors in office.	Vacancies and newly created directorships must be filled by (1) the majority vote of the directors then in office, even though less than a quorum, (2) a nominating committee appointed by the board of directors, or (3) a sole remaining director.

Board Quorum and Vote Requirements	A majority of the entire board of directors	A majority of the entire board of directors	A majority of the directors at any time in

Provision	aaiPharma	CIMA	New Parent

	constitutes a quorum. If one or more directors are disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director disqualified; provided that in no case shall less than 1/3 of the entire board of directors constitute a quorum. The affirmative vote of a majority of directors present at a meeting at which there is a quorum constitutes action by the board of directors.	constitutes a quorum except when a vacancy prevents such majority, whereupon a majority of the directors in office shall constitute a quorum; provided that in no case shall less than 1/3 of the entire board of directors constitute a quorum. The affirmative vote of a majority of directors present at a meeting at which there is a quorum constitutes action by the board of directors.	office constitutes a quorum, except that in no case may fewer than 1/3 of the total number of directors fixed pursuant to the Certificate of Incorporation constitute a quorum. The affirmative vote of a majority of directors present at a meeting at which there is a quorum constitutes action by the board of directors.

Stockholder Annual Meetings	Date, time and place of the annual meeting are determined by the board of directors. In the absence of such determination, the annual meeting shall be held on the second Monday of May of each year at 10:00 a.m.	Date and time of the annual meeting are determined by the board of directors.	Date, time and place of the annual meeting are determined by the board of directors.

Stockholder Special Meetings	Special meetings may only be called by resolution of the board of directors.	Special meetings may be called at any time by the board of directors, the Chairman of the board, the Chief Executive Officer or the President.	Special meetings may only be called by resolution of the board of directors.

Quorum Requirements	The presence, in person or by proxy, of the holders of a majority of the capital stock issued and outstanding and entitled to vote constitutes a quorum.	The presence, in person or by proxy, of the holders of a majority of the capital stock issued and outstanding and entitled to vote constitutes a quorum. However, a quorum, once established, is not broken by the withdrawal of enough votes to leave less than a quorum, if any action taken is approved by at least a majority of the shares required for a quorum.	The presence, in person or by proxy, of the holders of a majority of the capital stock issued and outstanding and entitled to vote constitutes a quorum. However, a quorum, once established, is not broken by the withdrawal of enough votes to leave less than a quorum.

Stockholder Action by Consent in Lieu of Meeting	None permitted.	None permitted.	None permitted.

Provision	aaiPharma	CIMA	New Parent

Requirements for Stockholder Nominations and Other Proposals	In general, to bring a matter before a meeting of stockholders or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not more than 120 days prior to the first anniversary date of aaiPharma’s proxy statement for the immediately preceding annual meeting or, in the case of special meetings, at the close of business on the tenth day following the date on which notice of such meeting is given to stockholders.	In general, to bring a matter before a meeting of stockholders or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination no later than 90 days before the first anniversary date of the immediately preceding annual meeting. If, however, the annual meeting is more than 30 days before or after such anniversary date, the stockholder notice must be received no later than 90 days before the annual meeting or, if later, within 10 days after the first public announcement of the annual meeting.	In general, to bring a matter before a meeting of stockholders or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or in the event of a special meeting, a stockholder must give notice not earlier than 120 days before such meeting and not later than 90 days prior to such special meeting or, if later, within 10 days after the first public announcement of the special meeting.
		In the case of special meetings to elect a director or regular meetings other than the annual meeting, the stockholder notice must be received no later than 90 days before such a meeting or, if later, within 10 days after the first public announcement of the meeting.	If the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the preceding annual meeting, the stockholder notice must be received no later than the later of (1) 90 days prior to the date of the meeting and (2) the close of business on the 10th day following the day on which notice of the annual meeting was mailed or first publicly disclosed, whichever first occurs.

Provision	aaiPharma	CIMA	New Parent

Amendments to the Certificate of Incorporation	Amendments generally must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on the amendment.

The affirmative vote of shares representing not less than 75% of the shares of capital stock of aaiPharma issued and outstanding and entitled to vote is required to alter, amend or adopt any provision inconsistent with or repeal the provisions that (1) control the constitution of the board of directors or govern the classes of directors, terms of office of directors, quorum requirements for director meetings, removal of directors and the filling of vacancies on the board of directors, or (2) deny stockholders the right to call a special meeting or to act by written consent.	Amendments generally must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on amendments.	Amendments generally must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on amendments.

The affirmative vote of shares representing not less than 75% of the votes entitled to be cast by the voting stock is required to alter, amend or adopt any provision inconsistent with or repeal the provisions that (1) control the constitution of the board of directors or govern the classes of directors, terms of office of directors, quorum requirements for director meetings, removal of directors and the filling of vacancies on the board of directors, (2) deny stockholders the right to act by written consent, (3) limit or eliminate the liability of directors for monetary damages for breach of fiduciary duty to the corporation or its stockholders, (4) authorize the board of directors to adopt, amend or repeal the by-laws of New Parent or (5) vest the board of directors with the exclusive authority to call special meetings of stockholders.

Amendments to By-laws	aaiPharma’s by-laws may be altered, amended or repealed by (1) action of the board of directors, or (2) the affirmative vote of a majority of votes entitled to vote at a meeting of stockholders.	CIMA’s by-laws may be amended, altered, changed, added to or repealed by (1) action of the board of directors and (2) the affirmative vote of a majority of the shares entitled to vote at a meeting of stockholders.	New Parent’s by-laws may be altered, amended or repealed by (1) action of the board of directors, or (2) in addition to any affirmative vote of the holders of any particular class or series of capital stock (including

Provision	aaiPharma	CIMA	New Parent

preferred stock), required by law or the by-laws of New Parent, the affirmative vote of at least 75% of the voting power of all of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

Exculpation of Directors	To the fullest extent permitted by Delaware law, a director is not liable for monetary damages for breach of fiduciary duty as a director.	To the fullest extent permitted by Delaware law, a director is not liable for monetary damages for breach of fiduciary duty as a director.	To the fullest extent permitted by Delaware law, a director is not liable for monetary damages for breach of fiduciary duty as a director.
Each of the above provisions protects aaiPharma, CIMA and New Parent directors, as the case may be, against personal liability for monetary damages related to breaches of their fiduciary duty of care. None of the above provisions eliminates the director’s duty of care nor has any effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director’s breach of his duty of care.

Indemnification	In general, in connection with third-party proceedings, the by-laws provide for the indemnification of any director, officer, employee or agent of aaiPharma or any person serving as a director, officer, employee or agent of another entity at the request of aaiPharma who was or is or is threatened to be made a party to any threatened, pending or completed action by reason of such position against any expenses, judgments, fines or settlements actually and reasonably incurred by such person, if the individual:

• acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of aaiPharma; and	In general, in connection with third-party proceedings, the by-laws provide for indemnification of such persons for such liabilities in such manner, and to the extent permitted by, Delaware law. The board may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification.

CIMA will advance all reasonable costs and expenses (including attorney’s fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification to the extent as permitted by Delaware law.	In general, in connection with third-party proceedings, the by-laws provide for the indemnification of any director or officer of New Parent or any person serving as an officer or director of another entity at the request of New Parent who was or is or is threatened to be made a party to any threatened, pending, or completed action by reason of such position, against any expenses, judgments, fines or settlements actually and reasonably incurred by such person, if the individual:

• acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of New Parent; and

• with respect to any

Provision	aaiPharma	CIMA	New Parent

• with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful.

	The board may authorize the purchase and maintenance of insurance for the purpose of this indemnification.		criminal action, had no reasonable cause to believe the conduct was unlawful. The board may authorize the purchase and maintenance of insurance for the purpose of this indemnification.
	aaiPharma will advance expenses incurred in defending a civil or criminal action, suit or proceeding to an individual who may be entitled to indemnification upon receipt of an undertaking to repay the advanced amount if it is ultimately determined that the individual is not entitled to indemnification.		New Parent will advance expenses incurred in defending a civil or criminal action, suit or proceeding to an individual who may be entitled to indemnification upon receipt of an undertaking to repay the advanced amount if it is ultimately determined that the individual is not entitled to indemnification.

LEGAL MATTERS

      Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina will render an opinion on the validity of the New Parent common stock offered by this document. In addition, Robinson, Bradshaw & Hinson and Latham & Watkins LLP, counsel to CIMA, will give opinions on certain tax matters regarding general tax consequences associated with the merger under federal law.

EXPERTS

      Ernst & Young LLP, independent auditors, have audited aaiPharma’s consolidated financial statements and schedule included in aaiPharma’s Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this document and the registration statement of which it forms a part. aaiPharma’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing

      Ernst & Young LLP, independent auditors, have audited CIMA’s financial statements and schedule included in CIMA’s Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this document and the registration statement of which it forms a part. CIMA’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

      Ernst & Young LLP have also audited the consolidated balance sheet of Scarlet Holding Corporation at August 22, 2003, as set forth in their report. We have included Scarlet Holding Corporation’s consolidated balance sheet in this document and the registration statement of which it forms a part in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

STOCKHOLDER PROPOSALS

aaiPharma

      Under aaiPharma’s by-laws, aaiPharma stockholders must give advance notice of nominations for director or other business to be addressed at the 2004 annual meeting not before the close of business on December 9, 2003. The notice must set forth certain information concerning the proposal, the stockholder and/or the director nominees, as specified in aaiPharma’s by-laws. The presiding officer of the meeting may refuse to acknowledge any proposal or nomination not made in compliance with the foregoing procedure. For a stockholder proposal to be included in the proxy statement for the 2004 aaiPharma annual meeting, the proposal must be received by aaiPharma at its principal offices no later than December 9, 2003.

CIMA

      Under CIMA’s by-laws, CIMA stockholders must give advance notice of nominations for director or other business to be addressed at the 2004 annual meeting not later than the close of business on February 20, 2004. If, however, the date of the annual meeting is more than 30 days before or after May 21, 2004, notice by a stockholder shall be timely only if delivered not less than 90 days before the annual meeting, or, if later, within 10 days after the first public announcement of the date of the annual meeting. The notice must set forth certain information concerning the proposal, including information regarding the stockholder giving notice and the proposed director nominees, as specified in CIMA’s by-laws. The presiding officer of the meeting may refuse to acknowledge any proposal or nomination not made in compliance with the foregoing procedure. For a stockholder proposal to be included in the proxy statement for the 2004 CIMA annual meeting, the proposal must be received by CIMA at its principal offices no later than December 16, 2003.

OTHER MATTERS

      As of the date of this document, neither the aaiPharma board of directors nor the CIMA board of directors knows of any matter that will be presented for consideration at the aaiPharma special meeting or the CIMA special meeting, respectively, other than as described in this document.

WHERE YOU CAN FIND MORE INFORMATION

      New Parent filed a registration statement on Form S-4 on October 16, 2003, to register with the SEC the New Parent common stock to be issued to aaiPharma stockholders and CIMA stockholders pursuant to the merger. This document is a part of that registration statement and constitutes a prospectus of New Parent in addition to being a joint proxy statement of aaiPharma and CIMA. As allowed by SEC rules, this document does not contain all the information you can find in New Parent’s registration statement or the exhibits or schedules to the registration statement.

      aaiPharma and CIMA file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that aaiPharma and CIMA file with the SEC at the SEC’s public reference rooms at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov.

      The SEC allows aaiPharma, CIMA and New Parent to “incorporate by reference” information in this document, which means that aaiPharma, CIMA and New Parent can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this document, except for any information superseded by information contained directly in this document or in later filed documents incorporated by reference in this document. This document incorporates by reference the documents set forth below that aaiPharma and CIMA have previously filed with the SEC. These documents contain important business and financial information about aaiPharma and CIMA that is not included in or delivered with this document.

aaiPharma Filings (File No. 0-21185)	Period/Filing Date

Annual Report on Form 10-K	Year ended December 31, 2002
Quarterly Reports on Form 10-Q	Quarters ended March 31 and June 30, 2003 (including Form 10-Q/A for the quarter ended March 31, 2003)
Current Reports on Form 8-K	August 6, 2003
August 5, 2003

CIMA Filings (File No. 0-24424)	Period/Filing Date

Annual Report on Form 10-K, as amended	Year ended December 31, 2002
Quarterly Reports on Form 10-Q	Quarters ended March 31 and June 30, 2003
Current Reports on Form 8-K	October 16, 2003
September 19, 2003
September 11, 2003
September 3, 2003
August 25, 2003
August 6, 2003
April 1, 2003

      This document also incorporates by reference all additional documents that may be filed by aaiPharma and CIMA with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the dates of the aaiPharma special meeting and the CIMA special meeting, respectively. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      aaiPharma has supplied all information contained or incorporated by reference in this document relating to aaiPharma, and CIMA has supplied all information contained in or incorporated by reference in this document relating to CIMA. aaiPharma and CIMA have jointly supplied all information contained or incorporated by reference in this joint proxy statement/ prospectus relating to New Parent, Scarlet MergerCo and Crimson MergerCo.

      If you are an aaiPharma stockholder or a CIMA stockholder, we may have sent you some of the documents incorporated by reference, but you can also obtain any of them through aaiPharma or CIMA, the SEC or the SEC’s Internet web site as described above. Documents incorporated by reference are available from aaiPharma or CIMA without charge, excluding all exhibits, except that, if aaiPharma or CIMA have specifically incorporated by reference an exhibit in this document, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

aaiPharma Inc.	CIMA LABS INC.
2320 Scientific Park Drive	10000 Valley View Road
Wilmington, North Carolina 28405	Eden Prairie, Minnesota 55344
(910) 254-7000	(952) 947-8700
Attention: Investor Relations	Attention: Investor Relations
E-mail: invest@aaipharma.com	E-mail: investorrelations@cimalabs.com
Website: www.aaipharma.com	Website: www.cimalabs.com

or	or

Georgeson Shareholder Communications, Inc.	MacKenzie Partners, Inc.
17 State Street, 10th Floor	105 Madison Avenue, 14th Floor
New York, NY 10004	New York, NY 10056
Toll free: (888) 679-2864	Toll free: (800) 322-2885
E-mail: aaiinfo@gscorp.com	E-mail: ldennedy@mackenziepartners.com

      If you would like to request documents, please do so by                     , 2003, in order to receive them before your special meeting.

      You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different from what is contained in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This document is dated                               , 2003. You should not assume that the information contained in this document is accurate as of any date other than that date, unless the information specifically indicates that another date applies. Neither the mailing of this document to aaiPharma stockholders and CIMA stockholders nor the issuance of New Parent common stock pursuant to the merger creates any implication to the contrary.

REPORT OF INDEPENDENT AUDITORS

Scarlet Holding Corporation
The Board of Directors and Stockholders

      We have audited the accompanying consolidated balance sheet of Scarlet Holding Corporation as of August 22, 2003. This consolidated balance sheet is the responsibility of the company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the consolidated balance sheet provides a reasonable basis for our opinion.

      In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Scarlet Holding Corporation at August 22, 2003, in conformity with accounting principles generally accepted in the United States.

Raleigh, North Carolina

September 2, 2003

F-1

SCARLET HOLDING CORPORATION

CONSOLIDATED BALANCE SHEET

August 22, 2003

Assets
Cash	$100

Total assets	$100

Stockholder’s Equity
Common stock, $0.01 par value; 1,000 shares authorized, 100 issued and outstanding	$1
Additional paid-in capital	99

Total stockholders’ equity	$100

See the accompanying Note to Consolidated Balance Sheet.

F-2

SCARLET HOLDING CORPORATION

NOTE TO CONSOLIDATED BALANCE SHEET

Basis of Presentation

      Scarlet Holding Corporation (“New Parent”) was incorporated in the State of Delaware on July 18, 2003. New Parent’s sole stockholder, aaiPharma Inc. (“aaiPharma”), holds 100 shares of New Parent’s common stock, par value $0.01 per share. New Parent was formed in connection with the anticipated merger transaction between aaiPharma and CIMA LABS INC. (“CIMA”).

      New Parent has two wholly owned subsidiaries, Scarlet MergerCo, Inc. and Crimson MergerCo, Inc. At the effective time of the merger, Scarlet MergerCo will merge with and into aaiPharma, and Crimson MergerCo will merge with and into CIMA, at which point Scarlet MergerCo and Crimson MergerCo will no longer exist as separate corporate entities, and New Parent’s only two direct wholly-owned subsidiaries will be aaiPharma and CIMA. Upon completion of the merger, each outstanding share of aaiPharma common stock will be converted into the right to receive one share of common stock of New Parent and each outstanding share of CIMA common stock will be converted into the right to receive 1.3657 shares of common stock of New Parent.

      The consolidated balance sheet includes the accounts of New Parent and its two wholly owned subsidiaries, Crimson MergerCo, Inc. and Scarlet MergerCo, Inc. Intercompany accounts have been eliminated. Other than their organization, New Parent and its subsidiaries have not conducted any activities.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet.

F-3

ANNEX A
Execution Copy

AGREEMENT AND PLAN OF MERGER

dated as of August 5, 2003
by and between
aaiPharma Inc.,
CIMA LABS INC.,
SCARLET HOLDING CORPORATION,
SCARLET MERGERCO, INC.
and
CRIMSON MERGERCO, INC.

A-i

A-ii

Exhibits

Annex 1	Form of Holding Company Certificate of Incorporation
Annex 2	Form of aaiPharma Inc. Certificate of Incorporation
Annex 3	Form of CIMA LABS INC. Certificate of Incorporation
Annex 4	Form of Holding Company By-Laws
Exhibit 2.06(d)(i)	Board of Directors of aaiPharma Surviving Corporation
Exhibit 2.06(d)(ii)	Board of Directors of CIMA Surviving Corporation
Exhibit 6.04(c)	Officers of Holding Company at Effective Time
Exhibit 7.01(g)	Forms of Tax Representation Letters

A-iii

AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of August 5, 2003, is entered into by and between aaiPharma Inc., a Delaware corporation (“aaiPharma”), CIMA LABS INC., a Delaware corporation (“CIMA”), SCARLET HOLDING CORPORATION, a Delaware corporation and a direct, wholly owned subsidiary of aaiPharma (“Holding Company”), SCARLET MERGERCO, INC., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company (“S MergerCo”), and CRIMSON MERGERCO, INC., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company (“C MergerCo”).

BACKGROUND STATEMENT

      A. The Proposed Transaction. The parties intend to effect a strategic business combination in a merger of equals transaction. Upon the terms and subject to the conditions of this Agreement, Holding Company will acquire all of the capital stock of each of aaiPharma and CIMA through the merger of S MergerCo with and into aaiPharma (the “aaiPharma Merger”), with aaiPharma as the surviving corporation, and the merger of C MergerCo with and into CIMA (the “CIMA Merger” and, together with the aaiPharma Merger, the “Mergers”), with CIMA as the surviving corporation. As a result of the Mergers, the respective holders of capital stock of CIMA and aaiPharma will collectively own all of the outstanding shares of capital stock of Holding Company. In connection with the Mergers, Holding Company will change its name to “aaiPharma/Cima Inc.”, or such name as the parties may otherwise agree, and Holding Company will locate its principal executive office in Wilmington, North Carolina.

      B. Board Determinations. The Boards of Directors of aaiPharma, S MergerCo and Holding Company have each approved the aaiPharma Merger in accordance with applicable law, upon the terms and subject to the conditions set forth herein. The Boards of Directors of CIMA, C MergerCo and Holding Company have each approved the CIMA Merger in accordance with applicable law, upon the terms and subject to the conditions set forth herein. The respective Boards of Directors of aaiPharma, CIMA, Holding Company, S MergerCo and C MergerCo have each determined that the Mergers and the other transactions contemplated hereby are consistent with, and will further, their respective business strategies and goals, and are advisable and in the best interests of their respective stockholders and, therefore, have approved the Mergers to which they are a party, this Agreement and the plans of merger contained in this Agreement.

      C. Stockholder Voting Agreements. As a condition to and inducement to CIMA’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain stockholders of aaiPharma are entering into Stockholder Voting Agreements with CIMA (the “aaiPharma Voting Agreements”). Similarly, as a condition to and inducement to aaiPharma’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain stockholders of CIMA are entering into Stockholder Voting Agreements with aaiPharma (the “CIMA Voting Agreements”).

      D. Intended Tax Treatment. The parties intend that each of the Mergers be treated as a reorganization, and to adopt this Agreement as a plan of reorganization with respect to both Mergers, within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder (the “Treasury Regulations”) and that the Mergers, taken together, shall qualify as an exchange described in Section 351 of the Code and the Treasury Regulations.

STATEMENT OF AGREEMENT

      The parties hereto agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

      1.01     Definitions. This Agreement uses the following definitions:

      “aaiPharma” has the meaning assigned in the preamble.

      “aaiPharma Board” means the Board of Directors of aaiPharma.

      “aaiPharma Certificate of Merger” has the meaning assigned in Section 2.03.

      “aaiPharma Certificates” has the meaning assigned in Section 3.01(c).

      “aaiPharma Common Stock” means the common stock, par value $0.001 per share, of aaiPharma.

      “aaiPharma Exchange Ratio” has the meaning assigned in Section 3.01(a).

      “aaiPharma Insiders” means those officers and directors of aaiPharma who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

      “aaiPharma Meeting” has the meaning assigned in Section 6.02(e).

      “aaiPharma Merger” has the meaning assigned in the Background Statement.

      “aaiPharma Merger Consideration” has the meaning assigned in Section 3.01(a).

      “aaiPharma Preferred Stock” means the preferred stock, $0.001 per share, of aaiPharma.

      “aaiPharma Recommendation” has the meaning assigned in Section 6.02(e).

      “aaiPharma Stock” means the aaiPharma Common Stock and the aaiPharma Preferred Stock.

      “aaiPharma Stockholder Approval” has the meaning assigned in Section 5.03(f).

      “aaiPharma Stock Option” has the meaning assigned in Section 3.16(a).

      “aaiPharma Stock Plans” means the aaiPharma Inc. 1997 Stock Option Plan, the aaiPharma Inc. 1996 Stock Option Plan, the aaiPharma Inc. 1995 Stock Option Plan and the aaiPharma Inc. 2000 Stock Option Plan for Non-Employee Directors.

      “aaiPharma Surviving Corporation” has the meaning assigned in Section 2.01(a).

      “Acquisition Proposal,” means any offer or proposal with respect to an Acquisition Transaction.

      “Acquisition Transaction,” with respect to either CIMA or aaiPharma, means any (i) merger, consolidation, business combination or similar transaction involving such party or any of its Significant Subsidiaries, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of such party or its Subsidiaries representing 15% or more of the consolidated assets of such party and its Subsidiaries, (iii) issuance, sale or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or Rights with respect to such securities) representing 15% or more of the voting power of such party (other than a public offering of common stock not in connection with a merger, consolidation, business combination, share exchange, joint venture or similar transaction), (iv) transaction (including a tender or exchange offer) in which any Person shall acquire beneficial ownership, or the right to acquire beneficial ownership, or any “group” (as defined in Rule 13d-5(b)(1) under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding voting capital stock of such party

(other than one or more bona fide underwriters in connection with a public offering of common stock not in connection with a merger, consolidation, business combination, share exchange, joint venture or similar transaction) or (v) any combination of the foregoing (other than the Mergers).

      “Additional Directors” has the meaning assigned in Section 6.04(b).

      “Affiliate” means an “affiliate” within the meaning of Rule 12b-2 of the Exchange Act.

      “Agreement” means this Agreement, as amended or modified from time to time in accordance with its terms.

      “Benefit Arrangement” means with respect to each of aaiPharma, aaiPharma’s Subsidiaries and CIMA, each:

(i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA);

(ii) stock purchase, stock option or other form of incentive compensation plan;

(iii) severance, parachute, change-in-control, fringe benefit, bonus, incentive, worker’s compensation, disability benefit, supplemental unemployment benefit, vacation benefit, retirement benefit, life, health, or accident benefit, or deferred compensation plan;

(iv) paid time off benefits arrangement; and

(v) other employee benefit plan, agreement, program, policy, commitment or other arrangement (whether written or oral), whether or not subject to ERISA,

both:

      (A) under which any of its current or former employees, the current or former employees of its Subsidiaries, or any of their respective ERISA Affiliates, or any of its current or former officers or directors or those of its Subsidiaries, or their respective ERISA Affiliates has any present or future right to benefits; and

      (B) which is sponsored, maintained by or contributed to by it, any of its Subsidiaries, or any of their respective ERISA Affiliates, or under which it, any of its Subsidiaries, or any of their respective ERISA Affiliates has had or has any present or future liability or obligation to contribute.

      “Benefit Plan” and “Benefit Plans” have the meanings assigned in Section 5.03(u)(1).

      “Board Designees” have the meaning assigned in Section 6.04(a).

      “Business Day” means any day on which banks are not required or authorized to close in the City of Charlotte, North Carolina or the City of Minneapolis, Minnesota.

      “C MergerCo” has the meaning assigned in the preamble.

      “C MergerCo Common Stock” means the common stock, par value $0.01 per share, of C MergerCo.

      “Certificates” has the meaning assigned in Section 3.05(b).

      “Certificates of Merger” has the meaning assigned in Section 2.03.

      “Change” has the meaning assigned in Section 6.02(e).

      “Change in the CIMA Recommendation” has the meaning assigned in Section 6.02(f).

      “Change in the aaiPharma Recommendation” has the meaning assigned in Section 6.02(e).

      “CIMA” has the meaning assigned in the preamble.

      “CIMA Board” means the Board of Directors of CIMA.

      “CIMA Certificate of Merger” has the meaning assigned in Section 2.03.

      “CIMA Certificates” has the meaning assigned in Section 3.02(c).

      “CIMA Common Stock” means the common stock, par value $0.01 per share, of CIMA.

      “CIMA Exchange Ratio” has the meaning assigned in Section 3.02(a).

      “CIMA Insiders” means those officers and directors of CIMA who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

      “CIMA Meeting” has the meaning assigned in Section 6.02(f).

      “CIMA Merger” has the meaning assigned in the Background Statement.

      “CIMA Merger Consideration” has the meaning assigned in Section 3.02(a).

      “CIMA Preferred Stock” means the preferred stock, $0.01 par value per share, of CIMA.

      “CIMA Recommendation” has the meaning assigned in Section 6.02(f).

      “CIMA Rights” means rights to purchase shares of CIMA Stock issued under the CIMA Rights Agreement.

      “CIMA Rights Agreement” means the Amended and Restated Rights Agreement, dated as of June 26, 2001, between CIMA and Wells Fargo Bank Minnesota, N.A., as Rights Agent.

      “CIMA Stock” means the CIMA Common Stock and the CIMA Preferred Stock.

      “CIMA Stockholder Approval” has the meaning assigned in Section 5.03(f).

      “CIMA Stock Option” has the meaning assigned in Section 3.17(a).

      “CIMA Stock Plans” means the CIMA LABS INC. 2001 Stock Incentive Plan, as amended, the CIMA LABS INC. Equity Incentive Plan, as amended and restated, the CIMA LABS INC. 1994 Directors’ Stock Option Plan, as amended, the CIMA LABS INC. Non-Employee Directors’ Fee Option Grant Program as amended, and the CIMA Stock Purchase Plan.

      “CIMA Stock Purchase Plan” means the CIMA LABS INC. Employee Stock Purchase Plan.

      “CIMA Surviving Corporation” has the meaning assigned in Section 2.01(b).

      “Closing” has the meaning assigned in Section 2.02.

      “Closing Date” has the meaning assigned in Section 2.02.

      “Code” has the meaning assigned in the Background Statement.

      “Competing Transaction,” with respect to either CIMA or aaiPharma, means any (i) merger, consolidation, business combination or similar transaction involving such party or any of its Significant Subsidiaries pursuant to which the stockholders of such party immediately prior to such transaction would own less than 70% of the voting power of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of such party or its Subsidiaries representing 30% or more of the consolidated assets of such party and its Subsidiaries, (iii) issuance, sale or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or Rights with respect to such securities) representing 30% or more of the voting power of such party (other than a public offering of common stock not in connection with a merger, consolidation, business combination, share exchange, joint venture or similar transaction), (iv) transaction (including a tender or exchange offer) in which any Person shall acquire beneficial ownership, or the right to acquire beneficial ownership, or any “group” (as defined in Rule 13d-5(b)(1) under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 30% or more of the outstanding voting capital stock of such party (other than one or more bona fide underwriters in connection with a public offering of common stock not in connection with a merger, consolidation, business combination, share exchange, joint venture or similar transaction) or (v) any combination of the foregoing (other than the Mergers).

      “Confidentiality Agreement” has the meaning assigned in Section 6.06(b).

      “Constituent Documents” means the articles or certificate of incorporation and by-laws of a corporation, the certificate of partnership and partnership agreement of a general or limited partnership, the certificate of formation and limited liability company agreement of a limited liability company, the trust agreement of a trust and the comparable documents of other entities.

      “Continued Employee” means each individual employed by CIMA, aaiPharma or any of their respective Subsidiaries immediately before the Effective Time who continues to be employed by Holding Company, CIMA Surviving Corporation, aaiPharma Surviving Corporation or any of their Subsidiaries immediately after the Effective Time.

      “Costs” has the meaning assigned in Section 6.10(a).

      “DGCL” means the General Corporation Law of the State of Delaware.

      “Disclosure Letter” has the meaning assigned in Section 5.01.

      “DOJ” has the meaning assigned in Section 5.03(o).

      “Effective Time” has the meaning assigned in Section 2.03.

      “Employee” and “Employees” have the meanings assigned in Section 5.03(u)(1).

      “Environmental Law” has the meaning assigned in Section 5.03(p)(3).

      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

      “ERISA Affiliate” means any entity which is or at any relevant time was a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliates service group” with, any Person, as defined in Section 414(b), (c), (m) or (o) of the Code, or under “common control” with it, within the meaning of Section 4001(b)(1) of ERISA.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      “Exchange Agent” has the meaning assigned in Section 3.05(a).

      “Exchange Fund” has the meaning assigned in Section 3.05(a).

      “Expenses” means all reasonable, documented, out-of-pocket fees and expenses (including fees and expenses payable to all investment banking firms and other Persons, and their respective agents and counsel, for financial advice, fairness opinions or other advice with respect to the structuring of the transactions contemplated hereby, and all fees of counsel, accountants, experts and consultants to CIMA or aaiPharma, as the case may be, all printing and advertising expenses, and all fees payable to Governmental Authorities or to third parties in connection with obtaining Requisite Regulatory Approvals or consents necessary or advisable in connection with the Mergers) actually incurred by aaiPharma or CIMA, as the case may be, or on their behalf, in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby.

      “Former Superior Proposal” has the meaning assigned in Section 6.03(d).

      “GAAP” means United States generally accepted accounting principles.

      “Governmental Authority” means any national, federal, regional, state, provincial, local, foreign or other governmental authority or instrumentality, legislative body, court, administrative agency, regulatory body, commission or instrumentality, including any multinational authority having governmental or quasi-governmental powers, or any industry self-regulatory authority.

      “Hazardous Substances” has the meaning assigned in Section 5.03(p)(4).

      “Holding Company” has the meaning assigned in the preamble.

      “HoldCo By-Laws” has the meaning assigned in Section 2.05(d).

      “HoldCo Charter” has the meaning assigned in Section 2.05(a).

      “HoldCo Common Stock” means the common stock, par value $0.01 per share, of Holding Company.

      “Holding Company Board” means the Board of Directors of Holding Company.

      “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

      “Indemnified Party” has the meaning assigned in Section 6.10(a).

      “Independent Director” shall mean a member of the CIMA Board or the aaiPharma Board who would be considered an “independent director” eligible to serve on the audit committee of the Holding Company Board after the Effective Time, as such eligibility is determined under Nasdaq Proposed Rule 4350(d)(2)(A) as set forth in SEC Release No. 34-47516 (March 17, 2003).

      “Intellectual Property Rights” shall mean intellectual property rights arising from or in respect to the following: (i) fictional business names, trade names, trademarks and service marks, logos, Internet domain names, and general intangibles of a like nature (collectively, “Marks”); (ii) patents and applications therefor, including continuation, divisional, continuation-in-part, or reissue patent applications and patents issuing thereon (collectively, “Patents”); (iii) copyrights and registrations and applications therefor (collectively, “Copyrights”) and mask work rights; (iv) know-how, inventions, discoveries, concepts, methods, processes, designs, formulae, technical data, drawings, specifications, data bases and other proprietary and confidential information, including customer lists (collectively, “Trade Secrets”); and (v) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, databases and compilations, flow-charts and other work product used to design, plan, organize and develop any of the foregoing (collectively, “Software”).

      “Joint Proxy Statement” has the meaning assigned in Section 6.02(a).

      “Joint Proxy Statement/Prospectus” has the meaning assigned in Section 6.02(a).

      “Law” means any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

      “Lease” has the meaning assigned in Section 5.03(l)(1).

      “Leased Real Property” has the meaning assigned in Section 5.03(l)(1).

      “Liability” has the meaning assigned in Section 5.03(p)(2).

      “Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

      “Material Adverse Effect” means, with respect to aaiPharma or CIMA, any change, event or effect that:

(a) is, or would reasonably be expected to be, material and adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, except, in each case, for any such change, event or effect resulting from or arising out of (i) changes or developments in (x) the specialty pharmaceutical industry generally, (y) the financial, banking, currency or capital markets or the economy in general, or (z) Laws of general applicability (or interpretations thereof by Governmental Authorities), which changes or developments in each case do not disproportionately affect such party in any material respect; (ii) the execution or public announcement of this Agreement and the transactions contemplated hereby; (iii) any reduction in such party’s stock price or trading volume, in and of itself, (iv) a stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement; (v) changes in GAAP or regulatory accounting requirements applicable to specialty pharmaceutical companies generally; (vi) actions or omissions of a party to this Agreement, taken with the prior written consent of the other party to this Agreement, in contemplation of the transactions contemplated hereby; or (vii) to the extent consistent with

GAAP, any modifications or changes to valuation policies or practices, or restructuring charges, in each case taken with the prior written consent of the other party to this Agreement; or

(b) would be reasonably likely to prevent either Merger.

      “Material Contracts” has the meaning assigned in Section 5.03(r)(1).

      “Mergers” has the meaning assigned in the Background Statement.

      “Nasdaq” shall mean the Nasdaq National Market tier of The Nasdaq Stock Market.

      “OIG” has the meaning assigned in Section 5.03(o).

      “other party” means, with respect to aaiPharma, CIMA; and with respect to CIMA, aaiPharma.

      “Owned Intellectual Property” has the meaning assigned in Section 5.03(m).

      “Owned Real Property” has the meaning assigned in Section 5.03(k).

      “Pension Plan” has the meaning assigned in Section 5.03(u)(2).

      “Permits” has the meaning assigned in Section 5.03(q)(1).

      “Person” is to be interpreted broadly to include any individual, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

      “Previously Disclosed” means information or exceptions set forth by a party in its Disclosure Letter, provided that (i) such information or exceptions are set forth by specific subsection references, and (ii) any matter disclosed in any section of a party’s Disclosure Letter shall be considered disclosed for other sections of such Disclosure Letter, but only to the extent such matter on its face would reasonably be expected to be pertinent to a particular section of a party’s Disclosure Letter in light of the disclosure made in such section.

      “Qualifying Amendment” has the meaning assigned in Section 6.02(d).

      “Registration Statement” has the meaning assigned in Section 6.02(a).

      “Regulatory Filings” has the meaning assigned in Section 5.03(h)(1).

      “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, legal, accounting or financial advisors, agents or any representatives of such legal, accounting or financial advisors.

      “Requisite Regulatory Approvals” has the meaning assigned in Section 6.09(a)(2).

      “Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any other Person any right to subscribe for or acquire, or any options, warrants, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such first Person.

      “S MergerCo” has the meaning assigned in the preamble.

      “S MergerCo Common Stock” means the common stock, par value $0.01 per share, of S Merger Co.

      “SEC” means the United States Securities and Exchange Commission.

      “Secretary of State” means the Secretary of State of the State of Delaware.

      “Section 16 Information” means information regarding the aaiPharma Insiders and CIMA Insiders, the number of shares of aaiPharma Common Stock held or to be held by each such aaiPharma Insider expected to be exchanged for HoldCo Common Stock pursuant to the aaiPharma Merger, the number of shares of CIMA Common Stock held or to be held by each such CIMA Insider expected to be exchanged for HoldCo Common Stock pursuant to the CIMA Merger, the number and description of the options to purchase shares of aaiPharma Common Stock held by each such aaiPharma Insider and expected to be converted into options to purchase shares of HoldCo Common Stock in connection with the aaiPharma Merger and the number and description of the options to purchase shares of CIMA Common Stock held by each such CIMA Insider and expected to be converted into options to purchase shares of HoldCo Common Stock in connection with the CIMA Merger.

      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      “Selection Committee” has the meaning assigned in Section 6.04.

      “Stockholders Meeting” shall mean, with respect to CIMA, the CIMA Meeting and, with respect to aaiPharma, the aaiPharma Meeting.

      “Subsidiary” and “Significant Subsidiary” have the meanings assigned to those terms in Rule 1-02 of Regulation S-X promulgated by the SEC.

      “Superior Proposal,” with respect to CIMA or aaiPharma, means an unsolicited, bona fide written offer or proposal (on its most recently amended or modified terms, if amended or modified) made by a Person (other than CIMA or aaiPharma, as applicable, and their Affiliates): (i) to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation, business combination, asset acquisition, stock issuance or other similar transaction, all or substantially all of the assets of such party or a majority of the total outstanding voting securities of such party, (ii) on terms that the Board of Directors of such party concludes in good faith to be more favorable to its stockholders than the Mergers and the other transactions contemplated by this Agreement (including any revisions hereto), in each case (A) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm), (B) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (C) after taking into account all legal (after receiving the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law, and (iii) that is, in the good faith judgment of the Board of Directors of such party, reasonably likely to be completed and financed.

      “Superior Proposal Notice” has the meaning assigned in Section 6.03(c)(5).

      “Takeover Laws” has the meaning assigned in Section 5.03(z).

      “Takeover Provisions” has the meaning assigned in Section 5.03(z).

      “Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether disputed or not or arising before, on or after the Effective Time.

      “Tax Returns” means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

      “Termination Date” has the meaning assigned in Section 8.01(f).

      “Treasury Regulations” has the meaning assigned in the Background Statement.

      1.02     Interpretation.

      (a) In this Agreement, except as the context may otherwise require, references:

(1) to the Preamble, Background Statement, Sections, Exhibits, Annexes or Schedules are to the Preamble to, the Background Statement or Section of, or Exhibit, Annex or Schedule to, this Agreement;

(2) to this Agreement are to this Agreement, and the Exhibits, Annexes and Schedules to it, taken as a whole;

(3) to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms hereof); and to any section of any statute or regulation are to any successor to the section;

(4) to the “transactions contemplated hereby” includes the transactions provided for in this Agreement (including the Annexes to it); and

(5) to any Governmental Authority includes any successor to that Governmental Authority.

      (b) The table of contents and article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.

      (c) The words “include,” “includes” or “including” are to be deemed followed by the words “without limitation.”

      (d) The words “herein,” “hereof” or “hereunder,” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section.

      (e) This Agreement is the product of negotiation by the parties, having the assistance of counsel and other advisers. The parties intend that this Agreement not be construed more strictly against either aaiPharma or CIMA.

ARTICLE II

THE MERGERS

      2.01     The Mergers. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time:

(a) S MergerCo shall be merged with and into aaiPharma; and following the aaiPharma Merger, the separate corporate existence of S MergerCo shall cease and aaiPharma shall continue as the surviving corporation of the aaiPharma Merger (“aaiPharma Surviving Corporation”) and as a wholly owned Subsidiary of Holding Company; and

(b) C MergerCo shall be merged with and into CIMA; and following the CIMA Merger, the separate corporate existence of C MergerCo shall cease and CIMA shall continue as the surviving corporation of the CIMA Merger (“CIMA Surviving Corporation”) and as a wholly owned Subsidiary of Holding Company.

      2.02     Closing. The closing of the Mergers (the “Closing”) shall take place in the offices of Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Suite 1900, Charlotte, North Carolina, at 10:00 a.m. on the third Business Day after satisfaction or waiver (subject to applicable Law) of the conditions set forth in Article VII, other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the fulfillment or waiver of those conditions, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual date of the Closing, the “Closing Date”).

      2.03     Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Mergers to be consummated by filing with the Secretary of State a certificate of merger with respect to the aaiPharma Merger (the “aaiPharma Certificate of Merger”) and a certificate of merger with respect to the CIMA Merger (the “CIMA Certificate of Merger” and, together with the aaiPharma Certificate of Merger, the “Certificates of Merger”), each executed in accordance with the relevant provisions of the DGCL. The parties shall make all other filings required under the DGCL, and the Mergers shall become effective at such date and time as aaiPharma and CIMA shall agree and shall specify in the Certificates of Merger (the time the Mergers become effective being referred to herein as the “Effective Time”); provided that (i) such date and time shall be later than the time of filing of the Certificates of Merger and (ii) both Mergers shall become effective at the same date and time.

      2.04     Effects of the Mergers. The Mergers shall have the effects prescribed in the applicable provisions of the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (a) (i) all the property, rights, privileges, powers and franchises of aaiPharma and S MergerCo shall be vested in aaiPharma Surviving Corporation, and (ii) all debts, liabilities and duties of aaiPharma and S MergerCo shall become the debts, liabilities and duties of aaiPharma Surviving Corporation and (b) (i) all the property, rights, privileges, powers and franchises of CIMA and C MergerCo shall be vested in CIMA Surviving Corporation, and (ii) all debts, liabilities and duties of CIMA and C MergerCo shall become the debts, liabilities and duties of CIMA Surviving Corporation.

      2.05     Certificates of Incorporation and By-laws.

(a) aaiPharma shall take, and shall cause Holding Company to take, all requisite action to cause the certificate of incorporation of Holding Company to be in the form of Annex 1, with such changes as CIMA and aaiPharma may agree prior to the Effective Time (the “HoldCo Charter”) immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(b) The certificate of incorporation of aaiPharma, as in effect immediately before the Effective Time, shall be amended in the aaiPharma Merger to read in its entirety as specified in Annex 2 and, as so amended, shall be the certificate of incorporation of aaiPharma Surviving Corporation as of the Effective Time until thereafter changed or amended as provided therein or by applicable Law.

(c) The certificate of incorporation of CIMA, as in effect immediately before the Effective Time, shall be amended in the CIMA Merger to read in its entirety as specified in Annex 3 and, as so amended, shall be the certificate of incorporation of CIMA Surviving Corporation as of the Effective Time until thereafter changed or amended as provided therein or by applicable Law.

(d) aaiPharma shall take, and shall cause Holding Company to take, all requisite action to cause the by-laws of Holding Company to be in the form of Annex 4, with such changes as CIMA and aaiPharma may agree prior to the Effective Time (the “HoldCo By-Laws”) immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(e) The by-laws of S MergerCo, as in effect immediately before the Effective Time, shall be the by-laws of aaiPharma Surviving Corporation as of the Effective Time until thereafter changed or amended as provided therein or by applicable Law. Such bylaws shall not be inconsistent with Section 6.10(b).

(f) The by-laws of C MergerCo, as in effect immediately before the Effective Time, shall be the by-laws of CIMA Surviving Corporation as of the Effective Time until thereafter changed or amended as provided therein or by applicable Law. Such bylaws shall not be inconsistent with Section 6.10(b).

      2.06     Board of Directors and Officers.

(a) aaiPharma shall take, and shall cause Holding Company to take, all requisite action to cause the directors and officers of Holding Company at the Effective Time to be as aaiPharma and CIMA shall agree pursuant to the covenants and agreements set forth in Section 6.04.

(b) The Board of Directors of S MergerCo immediately prior to the Effective Time shall be the Board of Directors of aaiPharma Surviving Corporation, and the officers of aaiPharma immediately prior to the Effective Time shall be the officers of aaiPharma Surviving Corporation, in each case, until the earlier of their respective resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(c) The Board of Directors of C MergerCo immediately prior to the Effective Time shall be the Board of Directors of CIMA Surviving Corporation, and the officers of CIMA immediately prior to the Effective Time shall be the officers of CIMA Surviving Corporation, in each case, until the earlier of their respective resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(d) Holding Company shall cause the Persons set forth on Exhibit 2.06(d)(i) to be appointed directors of aaiPharma Surviving Corporation and the Persons set forth on Exhibit 2.06(d)(ii) to be appointed directors of CIMA Surviving Corporation, respectively, in each case effective as of immediately following the Effective Time.

ARTICLE III

CONSIDERATION; EXCHANGE PROCEDURES

      3.01     Consideration; Effect on Capital Stock of aaiPharma and S MergerCo. At the Effective Time, by virtue of the aaiPharma Merger and without any action on the part of aaiPharma, Holding Company, S MergerCo or any holder of aaiPharma Common Stock, HoldCo Common Stock or S MergerCo Common Stock:

(a) Each share of aaiPharma Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of aaiPharma Common Stock held by aaiPharma or owned by CIMA, Holding Company, S MergerCo or C MergerCo, all of which shall be canceled as provided in Section 3.01(b)) shall be converted into the right to receive one (1) (the “aaiPharma Exchange Ratio”) validly issued, fully paid and non-assessable share of HoldCo Common Stock (together with any cash in lieu of fractional shares of HoldCo Common Stock to be paid pursuant to Section 3.08, the “aaiPharma Merger Consideration”).

(b) Each share of aaiPharma Common Stock held by aaiPharma or owned by Holding Company, CIMA, S MergerCo or C MergerCo immediately prior to the Effective Time shall, by virtue of the aaiPharma Merger, cease to be outstanding and shall be canceled, and no HoldCo Common Stock or other consideration shall be delivered in exchange therefor.

(c) All shares of aaiPharma Common Stock outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such shares of aaiPharma Common Stock (“aaiPharma Certificates”) shall thereafter cease to have any rights with respect to such shares of aaiPharma Common Stock, except as provided herein or by Law, and each aaiPharma Certificate previously representing such shares shall thereafter represent the right to receive the aaiPharma Merger Consideration payable in respect of such shares of aaiPharma Common Stock and any dividends or other distributions to which such holder is entitled to pursuant to Section 3.06.

(d) Each share of S MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of aaiPharma Surviving Corporation.

      3.02     Consideration; Effect on Capital Stock of CIMA and C MergerCo. At the Effective Time, by virtue of the CIMA Merger and without any action on the part of CIMA, Holding Company, C MergerCo or any holder of CIMA Common Stock, HoldCo Common Stock or C MergerCo Common Stock:

(a) Each share of CIMA Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of CIMA Common Stock held by CIMA or owned by aaiPharma, Holding Company, S MergerCo or C MergerCo, all of which shall be canceled as provided in Section 3.02(b)) shall be converted into the right to receive 1.3657 (the “CIMA Exchange Ratio”) validly issued, fully paid and non-assessable shares of HoldCo Common Stock (together with any cash in lieu of fractional shares of HoldCo Common Stock to be paid pursuant to Section 3.08, the “CIMA Merger Consideration”).

(b) Each share of CIMA Common Stock held by CIMA or owned by Holding Company, aaiPharma, S MergerCo or C MergerCo immediately prior to the Effective Time shall, by virtue of the CIMA Merger, cease to be outstanding and shall be canceled, and no HoldCo Common Stock or other consideration shall be delivered in exchange therefor.

(c) All shares of CIMA Common Stock outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such shares of CIMA Common Stock (“CIMA Certificates”) shall thereafter cease to have any rights with respect to such shares of CIMA Common Stock, except as provided herein or by Law, and each CIMA Certificate previously representing such shares shall thereafter represent the right to receive the CIMA Merger Consideration payable in respect of such shares of CIMA Common Stock and any dividends or other distributions to which such holder is entitled to pursuant to Section 3.06.

(d) Each share of C MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of CIMA Surviving Corporation.

      3.03     Holding Company Common Stock. At the Effective Time, each share of capital stock of Holding Company issued and outstanding immediately prior to the Effective Time and owned by aaiPharma shall be contributed to Holding Company, without payment of any consideration therefor, and thereupon retired.

      3.04     Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of HoldCo Common Stock, CIMA Common Stock or aaiPharma Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the aaiPharma Exchange Ratio and the CIMA Exchange Ratio, each to the extent affected thereby, shall be correspondingly adjusted to provide to the holders of aaiPharma Common Stock, aaiPharma Stock Options, CIMA Common Stock and CIMA Stock Options the same economic effect as contemplated by this Agreement prior to such event.

      3.05     Exchange Procedures.

(a) As of the Effective Time, Holding Company shall deposit, or cause to be deposited, with Wachovia Bank, National Association or, in the event Wachovia Bank, National Association is unwilling or unable to serve as the exchange agent, such other commercial bank or trust company of recognized standing reasonably acceptable to CIMA and aaiPharma (in such capacity, the “Exchange Agent”), for the respective benefit of the holders of the aaiPharma Certificates and the CIMA

Certificates, for exchange, in accordance with this Article III, through the Exchange Agent, certificates representing the HoldCo Common Stock issuable to the respective holders of aaiPharma Certificates and CIMA Certificates and cash payable pursuant to Section 3.08. Holding Company agrees to make available, or cause to be made available, to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 3.06. Any cash and certificates representing HoldCo Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” The Exchange Agent shall, pursuant to irrevocable instructions, deliver out of the Exchange Fund the aaiPharma Merger Consideration contemplated to be paid for shares of aaiPharma Common Stock pursuant to this Agreement and the CIMA Merger Consideration contemplated to be paid for shares of CIMA Common Stock pursuant to this Agreement. Except as contemplated by Sections 3.06 and 3.08, the Exchange Fund shall not be used for any other purpose.

(b) Promptly after the Effective Time, Holding Company shall cause the Exchange Agent to mail to each holder of record of a aaiPharma Certificate or a CIMA Certificate (collectively, the “Certificates”) (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Holding Company may reasonably specify (such letter to be reasonably acceptable to CIMA and aaiPharma prior to the Effective Time) and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable aaiPharma Merger Consideration or CIMA Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more shares of HoldCo Common Stock representing, in the aggregate, the number of whole shares that such holder has the right to receive pursuant to this Article III (after taking into account all shares of aaiPharma Common Stock and CIMA Common Stock held by such holder as of the Effective Time) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, consisting of cash in lieu of any fractional shares of HoldCo Common Stock pursuant to Section 3.08 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.06. No interest will be paid or will accrue on any cash or other consideration deliverable pursuant to this Article III. In the event of a transfer of ownership of aaiPharma Common Stock or CIMA Common Stock which is not registered in the transfer records of aaiPharma or CIMA, as applicable, one or more certificates of HoldCo Common Stock evidencing, in the aggregate, the proper number of shares of HoldCo Common Stock and a check in the proper amount of cash in lieu of any fractional shares of HoldCo Common Stock pursuant to Section 3.08 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.06, may be issued with respect to such aaiPharma Common Stock or CIMA Common Stock, as applicable, to such a transferee if the Certificates formerly representing such shares of aaiPharma Common Stock or CIMA Common Stock, as applicable, are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.05(b), (1) each aaiPharma Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the aaiPharma Merger Consideration payable in respect of the shares of aaiPharma Common Stock formerly represented by such aaiPharma Certificate, and any dividends or other distributions to which such holder is entitled pursuant to Section 3.06 and (2) each CIMA Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the CIMA Merger Consideration payable in respect of the shares of CIMA Common Stock formerly represented by such CIMA Certificate, and any dividends or other distributions to which such holder is entitled pursuant to Section 3.06.

      3.06     Distributions with Respect to Unexchanged Shares. Whenever a dividend or other distribution is declared by Holding Company in respect of HoldCo Common Stock the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions declared or made in respect of HoldCo Common Stock, with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares of HoldCo Common Stock shall be paid to any holder pursuant to Section 3.08, unless and until the holder of such Certificate shall surrender such Certificate in accordance with this Article III. Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of HoldCo Common Stock issuable in exchange therefor, in addition to the appropriate aaiPharma Merger Consideration or CIMA Merger Consideration, as the case may be, and without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HoldCo Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of HoldCo Common Stock.

      3.07     Further Ownership Rights. All shares of HoldCo Common Stock issued and cash paid upon conversion of shares of aaiPharma Common Stock or CIMA Common Stock, as the case may be, in accordance with the terms of Article II and this Article III (including any cash paid pursuant to Section 3.06 or Section 3.08) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of aaiPharma Common Stock or CIMA Common Stock, as the case may be.

      3.08     No Fractional Shares of HoldCo Common Stock.

(a) No certificates or scrip or shares of HoldCo Common Stock representing fractional shares of HoldCo Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Holding Company or a holder of shares of HoldCo Common Stock.

(b) Notwithstanding any other provision of this Agreement, each holder of shares of aaiPharma Common Stock exchanged pursuant to the aaiPharma Merger who would otherwise have been entitled to receive a fraction of a share of HoldCo Common Stock (after taking into account all aaiPharma Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of HoldCo Common Stock multiplied by (ii) the closing price for a share of HoldCo Common Stock on Nasdaq (as reported in The Wall Street Journal (Eastern Edition) or, if not reported therein, in another authoritative source), on the first trading day on Nasdaq following the Effective Time. No holder of shares of aaiPharma Common Stock will be entitled to receive pursuant to this Section 3.08 cash in an amount equal to or greater than the value of one full share of HoldCo Common Stock.

(c) Notwithstanding any other provision of this Agreement, each holder of shares of CIMA Common Stock exchanged pursuant to the CIMA Merger who would otherwise have been entitled to receive a fraction of a share of HoldCo Common Stock (after taking into account all CIMA Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of HoldCo Common Stock multiplied by (ii) the closing price for a share of HoldCo Common Stock on Nasdaq (as reported in The Wall Street Journal (Eastern Edition) or, if not reported therein, in another authoritative source), on the first trading day on Nasdaq following the Effective Time. No holder of shares of CIMA Common Stock will be entitled to receive pursuant to this Section 3.08 cash in an amount equal to or greater than the value of one full share of HoldCo Common Stock.

(d) As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Holding Company, and Holding Company shall deposit, or shall cause the deposit of, such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

      3.09     Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Holding Company or otherwise on the instruction of Holding Company, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to Holding Company for the aaiPharma Merger Consideration or the CIMA Merger Consideration, as the case may be, payable with respect to the shares of aaiPharma Common Stock or CIMA Common Stock, as the case may be, formerly represented thereby to which such holders are entitled pursuant to this Article III and any dividends or distributions with respect to shares of HoldCo Common Stock to which such holders are entitled pursuant to Section 3.06, in each case, without any interest thereon. Any such portion of the Exchange Fund remaining unclaimed by holders of Certificates five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by Law, become the property of Holding Company free and clear of any claims or interest of any Person previously entitled thereto.

      3.10     No Liability. None of Holding Company, CIMA, C MergerCo, S MergerCo, aaiPharma, aaiPharma Surviving Corporation, CIMA Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any aaiPharma Merger Consideration or CIMA Merger Consideration (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

      3.11     Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Holding Company, on a daily basis; provided that no such gain or loss thereon shall affect the amounts payable to the aaiPharma stockholders or the CIMA stockholders pursuant to Article II and the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to Holding Company upon the termination of the Exchange Fund pursuant to Section 3.09.

      3.12     Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Holding Company, the posting by such Person of a bond, in such reasonable amount as Holding Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay in exchange for such lost, stolen or destroyed Certificate the applicable aaiPharma Merger Consideration or CIMA Merger Consideration, as the case may be, payable with respect to the shares of aaiPharma Common Stock or CIMA Common Stock, as the case may be, formerly represented thereby and any unpaid dividends and distributions on shares of HoldCo Common Stock to which such holders are entitled pursuant to Section 3.06, deliverable in respect thereof, in each case, without any interest thereon.

      3.13     Withholding Rights. Each of Holding Company, aaiPharma Surviving Corporation, CIMA Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of aaiPharma Common Stock or CIMA Common Stock or any holder of aaiPharma Stock Options, CIMA Stock Options or any other equity rights in aaiPharma or CIMA, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the Treasury Regulations or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Holding Company, aaiPharma Surviving Corporation, CIMA Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of aaiPharma Common Stock or CIMA Common Stock, or the holder of aaiPharma Stock Options, CIMA Stock Options or any other equity rights in aaiPharma or CIMA, as applicable, in each case, in respect of which such deduction and withholding was made by Holding Company, aaiPharma Surviving Corporation, CIMA Surviving Corporation or the Exchange Agent, as the case may be.

      3.14     Further Assurances.

(a) After the Effective Time, the officers and directors of aaiPharma Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of aaiPharma or S MergerCo, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of aaiPharma or S MergerCo, any other actions and things to vest, perfect or confirm of record or otherwise in aaiPharma Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by aaiPharma Surviving Corporation as a result of, or in connection with, the aaiPharma Merger.

(b) After the Effective Time, the officers and directors of CIMA Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of CIMA or C MergerCo, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of CIMA or C MergerCo, any other actions and things to vest, perfect or confirm of record or otherwise in CIMA Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by CIMA Surviving Corporation as a result of, or in connection with, the CIMA Merger.

      3.15     Stock Transfer Books. The stock transfer books of aaiPharma and CIMA shall be closed immediately upon the Effective Time; and thereafter, there shall be no further registration of transfers of shares of aaiPharma Common Stock or CIMA Common Stock outstanding as of the Effective Time on the records of aaiPharma or CIMA, as the case may be. On or after the Effective Time, (i) any aaiPharma Certificates presented to the Exchange Agent or Holding Company for any reason shall be converted into the right to receive the aaiPharma Merger Consideration with respect to the shares of aaiPharma Common Stock formerly represented thereby, including any cash in lieu of fractional shares of HoldCo Common Stock to which the holders thereof are entitled pursuant to Section 3.08 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.06, and (ii) any CIMA Certificates presented to the Exchange Agent or Holding Company for any reason shall be converted into the right to receive the CIMA Merger Consideration with respect to the shares of CIMA Common Stock formerly represented thereby, including any cash in lieu of fractional shares of HoldCo Common Stock to which the holders thereof are entitled pursuant to Section 3.08 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.06.

      3.16     aaiPharma Stock Options.

(a) Each option to purchase aaiPharma Common Stock (a “aaiPharma Stock Option”) that was granted pursuant to the aaiPharma Stock Plans prior to the Effective Time, whether or not exercisable at the Effective Time, and which remains outstanding immediately prior to the Effective Time, shall cease to represent a right to acquire shares of aaiPharma Common Stock and shall be appropriately adjusted and converted, at the Effective Time, into an option to acquire HoldCo Common Stock in accordance with this Section 3.16(a). Each aaiPharma Stock Option so converted shall continue to have, and be subject to, the same terms and conditions as were applicable under the aaiPharma Stock Option (but taking into account any changes thereto provided for in the aaiPharma Stock Plans or in such option by reason of this Agreement or the transactions contemplated hereby), and each aaiPharma Stock Option shall be appropriately adjusted and converted into an option to acquire that number of shares of HoldCo Common Stock determined by multiplying the number of shares of aaiPharma Common Stock subject to such aaiPharma Stock Option by the aaiPharma Exchange Ratio, rounded down, if necessary, to the nearest whole share of HoldCo Common Stock, at a price per share (rounded up to the nearest cent) equal to the per share exercise price specified in such aaiPharma Stock Option divided by the aaiPharma Exchange Ratio; provided, however, that in the case of any aaiPharma Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code so as not to constitute a “modification” of such option. Each such converted aaiPharma Stock Option shall remain subject to the terms and conditions of the aaiPharma Stock Plan pursuant to which such aaiPharma Stock Option was granted and the agreement evidencing the grant of such aaiPharma Stock Option. On or prior to the Effective Time, aaiPharma and Holding Company shall take all actions necessary such that all aaiPharma Stock Options outstanding prior to the Effective Time under the aaiPharma Stock Plans are treated in accordance with the immediately preceding sentences.

(b) At the Effective Time, Holding Company shall assume each aaiPharma Stock Option in accordance with the terms of the aaiPharma Stock Plan under which it was issued and the stock option agreement by which it is evidenced. As soon as practicable after the Effective Time, but no later than five (5) Business Days after the Effective Time, Holding Company shall deliver to the holders of aaiPharma Stock Options appropriate notices setting forth such holders’ rights pursuant to the aaiPharma Stock Plans (including that, in connection with the aaiPharma Merger and pursuant to the terms of the aaiPharma Stock Plans, the aaiPharma Stock Options of such holders have become fully vested and exercisable) and the agreements evidencing the grants of such aaiPharma Stock Options shall continue in effect on the same terms and conditions. To the extent permitted by Law, Holding Company shall comply with the terms of the aaiPharma Stock Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such aaiPharma Stock Plans, to have the aaiPharma Stock Options which qualified as incentive stock options under Section 421 of the Code prior to the Effective Time continue to qualify as incentive stock options of Holding Company under Section 421 of the Code after the Effective Time. With respect to aaiPharma Insiders, where applicable, Holding Company shall administer the aaiPharma Stock Plans with respect to assumed aaiPharma Stock Options in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

      3.17     CIMA Stock Options.

(a) Each option to purchase CIMA Common Stock (a “CIMA Stock Option”) that was granted pursuant to the CIMA Stock Plans prior to the Effective Time, whether or not exercisable at the Effective Time, and which remains outstanding immediately prior to the Effective Time, shall cease to represent a right to acquire shares of CIMA Common Stock and shall be appropriately adjusted and converted, at the Effective Time, into an option to acquire HoldCo Common Stock in accordance with this Section 3.17(a). Each CIMA Stock Option so converted shall continue to have, and be subject to, the same terms and conditions as were applicable under the CIMA Stock Option (but taking into account any changes thereto provided for in the CIMA Stock Plans or in such option by reason of this Agreement or the transactions contemplated hereby), and each CIMA Stock Option shall be appropriately adjusted and converted into an option to acquire that number of shares of HoldCo Common Stock determined by multiplying the number of shares of CIMA Common Stock subject to such CIMA Stock Option by the CIMA Exchange Ratio, rounded down, if necessary, to the nearest whole share of HoldCo Common Stock, at a price per share (rounded up to the nearest cent) equal to the per share exercise price specified in such CIMA Stock Option divided by the CIMA Exchange Ratio; provided, however, that in the case of any CIMA Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code so as not to constitute a “modification” of such option. Each such converted CIMA Stock Option shall remain subject to the terms and conditions of the CIMA Stock Plan pursuant to which such CIMA Stock Option was granted and the agreement evidencing the grant of such CIMA Stock Option. On or prior to the Effective Time, CIMA and Holding Company shall take all actions necessary such that all CIMA Stock Options outstanding prior to the Effective Time under the CIMA Stock Plans are treated in accordance with the immediately preceding sentences.

(b) At the Effective Time, Holding Company shall assume each CIMA Stock Option in accordance with the terms of the CIMA Stock Plan under which it was issued and the stock option agreement by which it is evidenced. As soon as practicable after the Effective Time, but no later than five (5) Business Days after the Effective Time, Holding Company shall deliver to the holders of CIMA Stock Options appropriate notices setting forth such holders’ rights pursuant to the CIMA Stock Plans and the agreements evidencing the grants of such CIMA Stock Options shall continue in effect on the same terms and conditions. To the extent permitted by Law, Holding Company shall comply with the terms of the CIMA Stock Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such CIMA Stock Plans, to have the CIMA Stock Options which qualified as incentive stock options under Section 421 of the Code prior to the Effective Time continue to qualify as incentive stock options of Holding Company under Section 421 of the Code after the Effective Time. With respect to CIMA Insiders, where applicable, Holding Company shall administer the CIMA Stock Plans with respect to assumed CIMA Stock Options in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

      3.18     Reservation of Shares for Stock Options. Prior to the Closing, Holding Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HoldCo Common Stock for delivery upon exercise of aaiPharma Stock Options and CIMA Stock Options after the Effective Time. Promptly after the Effective Time, but no later than five (5) Business Days after the Effective Time, Holding Company shall file a registration statement with the SEC on Form S-8 (or any successor or other appropriate forms), with respect to the shares of HoldCo Common Stock subject to such options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein), as well as comply with any applicable state securities Laws, for so long as such options remain outstanding.

ARTICLE IV

CONDUCT OF BUSINESS PENDING MERGERS

      4.01     Forbearances. aaiPharma and CIMA each agrees that from the date hereof until the Effective Time, except as expressly contemplated by this Agreement, as required by applicable Law or as Previously Disclosed, without the prior written consent of the Chief Executive Officer of the other party (which consent will not be unreasonably withheld or delayed), it will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. (1) Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course in substantially the same manner as heretofore conducted, (2) fail to use commercially reasonable efforts to preserve intact their business organizations, assets (including Intellectual Property Rights) and goodwill, maintain their rights, licenses, franchises and authorizations and their existing relations with customers, suppliers, licensees, licensors and business associates having material business relationships with them and keep available the services of their current employees, officers and other managers; provided, that the foregoing shall not preclude the termination of employees in the ordinary course of business, or (3) take any action reasonably likely to materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(b) Operations. Enter into any new material line of business.

(c) Capital Stock. Issue, authorize for issuance, sell, or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its capital stock or any Rights related thereto or any other securities in respect of or in substitution for shares of its capital stock, other than pursuant to Rights outstanding on the date of this Agreement pursuant to written agreements or plans.

(d) Dividends, Distributions, Repurchases. (1) Make, declare, pay or set aside for payment any dividend payable in cash, stock or property on, or in respect of, or declare or make any distribution on, any shares of its capital stock (other than dividends and distributions from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries) or (2) directly or indirectly, adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock or any Rights related thereto.

(e) Dispositions; Licenses. Sell, transfer, mortgage, encumber, lease, license or otherwise dispose of or discontinue any of its assets (including Intellectual Property Rights), business or properties, except for sales, transfers, mortgages, encumbrances, licenses or other dispositions or discontinuances (1) in the ordinary course of business consistent with past practice or its current strategic plans as disclosed to the other party prior to the date hereof, including sales of inventory and other current assets and licenses of Intellectual Property Rights, (2) in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole, (3) transactions between it and any of its respective direct or indirect wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (4) pursuant to Section 6.09(b).

(f) Acquisitions. Acquire (1) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or Person or division thereof, or (2) any assets, except in the case of each of clause (1) and (2) above, (x) acquisitions of inventory, Intellectual Property Rights and other items in the ordinary course of business consistent with past practice, or (y) acquisitions the total consideration for which does not exceed $10,000,000 individually and $20,000,000 in the aggregate (excluding contingent milestone and royalty payments not required to be reflected on a balance sheet as of the date of such acquisition prepared in accordance with GAAP), provided that any such acquisitions do not present a material risk that the Closing Date will be materially delayed or that the Requisite Regulatory Approvals will be more difficult to obtain in any material respect.

(g) Constituent Documents. Amend, alter or modify its Constituent Documents (or similar governing documents).

(h) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP (as advised by its regular independent accountants) or applicable regulatory accounting requirements.

(i) Adverse Actions. Notwithstanding anything herein to the contrary, (1) take, or omit to take, any action that would, or is reasonably likely to, prevent or impede the aaiPharma Merger or the CIMA Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code or (2) knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Mergers set forth in Article VII not being satisfied, except as may be required by applicable law or regulation.

(j) Indebtedness and Investments. (1) Incur any indebtedness for borrowed money or guarantee or otherwise become contingently liable for any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee or otherwise become contingently liable for any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business consistent with past practice and except for intercompany indebtedness between it and any of its respective direct or indirect wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (2) make any loans, advances or capital contributions to, or investments in, any other Person, other than between it and any of its direct or indirect wholly owned Subsidiaries or between such Subsidiaries, and other than investments made in the ordinary course of business consistent with past practice.

(k) Noncompetes; Exclusivity Arrangements. Other than in the ordinary course of business consistent with past practice or its current strategic plans as disclosed to the other party prior to the date hereof, enter into any agreement or arrangement that (1) limits or otherwise restricts it or its respective Affiliates or any successor thereto, from engaging or competing in any line of business, field or geographic area or with respect to the development, license or supply of any pharmaceutical product or delivery device or (2) provides exclusive rights or licenses to a third Person with respect to Intellectual Property Rights.

(l) Capital Expenditures. Make or agree to make any new capital expenditure or expenditures in the aggregate in excess of the amount Previously Disclosed.

(m) Contracts. (1) Other than in the ordinary course of business, enter into any agreement or agreements involving aggregate payments by it and its Subsidiaries that are material to it and its Subsidiaries taken as a whole, or (2) terminate or materially and adversely amend, modify or change any Material Contract or waive, release, transfer or assign any material rights or claims thereunder, other than in the ordinary course of business consistent with past practice, or (3) enter into any agreement with respect to the voting of its capital stock or any securities held by it or any of its Subsidiaries.

(n) Taxes. Make any tax election or amend any Tax Return that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the tax liability of the Person making the election, or settle or compromise any material income tax liability.

(o) Litigation. Waive, release, assign, settle, discharge, pay, satisfy or compromise any material rights or claims, or any material litigation or arbitration in a manner that is materially adverse to it.

(p) Standstill. Modify, amend or terminate, or waive, release or assign, any material rights or claims with respect to any confidentiality or standstill agreement to which it is a party and which relates to a business combination; provided that if it receives an Acquisition Proposal and its Board of Directors concludes in good faith, after consultation with a nationally recognized financial advisor and its outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal (and continues to constitute a Superior Proposal after taking into account any amendment or modification to this Agreement proposed by the other party hereto during any three Business Day period referenced in Section 6.03(d)), or its Board of Directors concludes in good faith, after consultation with a nationally recognized financial advisor and its outside legal counsel, that there is a reasonable likelihood that such Acquisition Proposal would reasonably be expected to result in a Superior Proposal, then it may waive material rights under any standstill provision with the Person making such Acquisition Proposal to the extent necessary to permit such Person to engage in discussions or negotiations with it with respect to such Acquisition Proposal.

(q) Affiliate Transactions. Other than in the ordinary course of business consistent with past practice, engage in any transactions, or enter into any contract, agreement or arrangement, except as disclosed in filings with the SEC prior to the date of this Agreement, with any Affiliate (other than any Subsidiary) or amend, waive or relinquish any rights relating to any such transaction, contract, agreement or arrangement.

(r) Benefit Arrangements. Except as required by law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any Benefit Arrangement, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan, or change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined.

(s) Employee Benefits. (1) Except for normal increases in the ordinary course of business that, in the aggregate, do not materially increase benefits or compensation expenses, or except as expressly contemplated hereby, increase the compensation of any director, officer or other key employee or pay or vest any benefit or amount not expressly required to be paid or vested by a Benefit Arrangement as in effect on the date of this Agreement to any such Person or (2) enter into any agreement with respect to, or pay (except as required pursuant to Benefits Arrangements (including employment contracts) in effect as of the date of this Agreement), any severance, termination, parachute, change-in-control, stay bonus or similar compensation or benefit.

(t) Takeover Statutes. Take any action to render inapplicable, or to exempt any third party from, (1) the provisions of Section 203 of the DGCL, or (2) any other state Takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares.

(u) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

      5.01     Disclosure Letters. Before entry into this Agreement, CIMA delivered to aaiPharma a disclosure letter, and aaiPharma delivered to CIMA a disclosure letter (respectively, each disclosure letter a “Disclosure Letter”), setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or to one or more of its covenants contained in Articles IV and VI; provided that the mere inclusion of an item in a Disclosure Letter as an exception to a representation or warranty will not be deemed an admission by a party that such item is material or was required to be disclosed therein.

      5.02     Standard. For all purposes of this Article V, no representation or warranty of CIMA or aaiPharma contained in Section 5.03 or Section 5.04 (other than the representations and warranties contained in Sections 5.03(b), 5.03(c), 5.04(a) and 5.04(b), which shall be true in all material respects) will be deemed untrue, and no party will be deemed to have breached a representation or warranty as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 (read for this purpose without regard to any individual reference to “materiality” or “material adverse effect”), has had or is reasonably likely to have a Material Adverse Effect with respect to CIMA or aaiPharma, as the case may be.

      5.03     Representations and Warranties of CIMA and aaiPharma. Except as Previously Disclosed, CIMA hereby represents and warrants to aaiPharma, and aaiPharma hereby represents and warrants to CIMA, to the extent applicable, as follows:

(a) Organization, Standing and Authority. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. It is duly qualified or licensed to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or its conduct of business requires it to be so qualified.

(b) CIMA Stock. CIMA represents and warrants to aaiPharma as follows:

(1) The authorized capital stock of CIMA consists of 60,000,000 shares of CIMA Common Stock and 5,000,000 shares of CIMA Preferred Stock. As of August 1, 2003, (i) 14,484,556 shares of CIMA Common Stock and no shares of CIMA Preferred Stock were outstanding, (ii) 1,770,015 shares of CIMA Common Stock were subject to CIMA Stock Options under the CIMA Stock Plans, (iii) 4,725,617 shares of CIMA Common Stock were reserved for issuance under the CIMA Stock Plans, (iv) 619,425 shares of CIMA Common Stock were held in the treasury of CIMA and (v) ) 5,000,000 shares of CIMA Preferred Stock were designated as Series A Junior Participating Preferred Stock, none of which were outstanding. The outstanding shares of CIMA Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). CIMA has heretofore furnished aaiPharma complete and correct copies of the Constituent Documents of CIMA and such Constituent Documents are in full force and effect. CIMA is not in violation of any of the provisions of its Constituent Documents.

(2) Except as set forth above, and except for CIMA Stock Options issued and outstanding, CIMA Rights under the CIMA Rights Agreement and outstanding purchase rights under the CIMA Stock Purchase Plan, as of the date of this Agreement, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating CIMA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of CIMA Common Stock or obligating CIMA or to grant, extend or enter into any such agreement or commitment. As of the date hereof, there are no obligations, contingent or otherwise, of CIMA to (i) repurchase, redeem or otherwise acquire any shares of CIMA Common Stock except in connection with the exercise of CIMA Stock Options issued and outstanding or (ii) provide material funds (in the form of a loan, capital contribution or other investment) to, or make any material investment in (in the form of a loan, capital contribution or other investment), or provide any material guarantee with respect to the obligations of, any Person. There are no outstanding stock appreciation rights or similar derivative securities or Rights of CIMA. There are no bonds, debentures, notes or other indebtedness of CIMA having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of CIMA may vote. There are no voting trusts, irrevocable proxies or other agreements or understandings to which CIMA is a party or is bound with respect to the voting of any shares of CIMA Common Stock. CIMA has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person or entity (except rights which have terminated or expired). CIMA has no outstanding obligations in respect of prior acquisitions of businesses to pay, in the form of securities, cash or other property, any portion of the consideration payable to the seller or sellers in such transaction. As of the date hereof, CIMA has no Subsidiaries.

(3) CIMA has previously made available to aaiPharma complete and correct copies of the CIMA Stock Plans, the CIMA Stock Purchase Plan, and the CIMA Rights Agreement, including, in each case, all amendments thereto. CIMA has previously made available to aaiPharma a complete and correct list setting forth as of August 4, 2003, (i) the number of CIMA Stock Options outstanding (listing grantee and exercise price), and (ii) the weighted average exercise price for all outstanding CIMA Stock Options, and complete and correct copies of the relevant written agreements, including amendments thereto, evidencing the grant of outstanding CIMA Stock Options.

(c) aaiPharma Stock. aaiPharma represents and warrants to CIMA as follows:

(1) The authorized capital stock of aaiPharma consists of 100,000,000 shares of aaiPharma Common Stock and 5,000,000 shares of aaiPharma Preferred Stock. As of August 1, 2003, (i) 27,823,145 shares of aaiPharma Common Stock and no shares of aaiPharma Preferred Stock were outstanding, (ii) 6,299,543 shares of aaiPharma Common Stock were subject to aaiPharma Stock Options granted under the aaiPharma Stock Plans, (iii) 9,850,691 shares of aaiPharma Common Stock reserved for issuance under the aaiPharma Stock Plans, and (iv) no shares of aaiPharma Common Stock were held in the treasury of aaiPharma. The outstanding shares of aaiPharma Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). aaiPharma has heretofore furnished CIMA complete and correct copies of the Constituent Documents of aaiPharma, its Significant Subsidiaries, Holding Company, S MergerCo and C MergerCo. Such Constituent Documents are in full force and effect. Each of aaiPharma, its Significant Subsidiaries, Holding Company, S MergerCo and C MergerCo is not in violation of any of the provisions of its respective Constituent Documents.

(2) Except as set forth above and except for aaiPharma Stock Options issued and outstanding, as of the date of this Agreement, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating aaiPharma or any Subsidiary of aaiPharma to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of aaiPharma Common Stock or obligating aaiPharma or any

Subsidiary of aaiPharma to grant, extend or enter into any such agreement or commitment. As of the date hereof, there are no obligations, contingent or otherwise, of aaiPharma to (i) repurchase, redeem or otherwise acquire any shares of aaiPharma Common Stock or the capital stock or other equity interests of any Subsidiary of aaiPharma except in connection with the exercise of aaiPharma Stock Options issued and outstanding or (ii) provide material funds (in the form of a loan, capital contribution or other investment) to, or make any material investment in (in the form of a loan, capital contribution or other investment), or provide any material guarantee with respect to the obligations of, any Person other than a Subsidiary. There are no outstanding stock appreciation rights or similar derivative securities or Rights of aaiPharma or any of its Subsidiaries. There are no bonds, debentures, notes or other indebtedness of aaiPharma having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of aaiPharma may vote. There are no voting trusts, irrevocable proxies or other agreements or understandings to which aaiPharma or any Subsidiary of aaiPharma is a party or is bound with respect to the voting of any shares of aaiPharma Common Stock. aaiPharma has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person or entity (except rights which have terminated or expired). Neither aaiPharma nor any of its Subsidiaries has any outstanding obligations in respect of prior acquisitions of businesses to pay, in the form of securities, cash or other property, any portion of the consideration payable to the seller or sellers in such transaction.

(3) aaiPharma has previously made available to CIMA complete and correct copies of the aaiPharma Stock Plans, including all amendments thereto. aaiPharma has previously made available to CIMA a complete and correct list setting forth as of August 1, 2003, (i) the number of aaiPharma Stock Options outstanding (listing grantee and exercise price) and (ii) the weighted average exercise price for all outstanding aaiPharma Stock Options, and complete and correct copies of the relevant written agreements, including amendments thereto, evidencing the grant of outstanding aaiPharma Stock Options. As of the date hereof, aaiPharma has not adopted a stockholder rights plan.

(d) Subsidiaries.

(1) (A) It owns, directly or indirectly, all the outstanding equity securities of each of its Subsidiaries free and clear of any Liens, (B) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly owned Subsidiaries) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly owned Subsidiaries), (D) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (E) all the equity securities of each Subsidiary held by it or its Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. It has no investment in any other entity other than its Subsidiaries.

(2) Each of its Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in all jurisdictions where its ownership or leasing of property or its conduct of business requires it to be so qualified.

(3) Each of its direct and indirect Subsidiaries in existence on the date hereof is listed on Section 5.03(d)(3) of its Disclosure Letter.

(e) Power. It and each of its Subsidiaries has the corporate (or comparable) power and authority to carry on its business as it is now being conducted and to own, lease and operate all its properties and assets; and it and, in the case of aaiPharma, each of Holding Company, C MergerCo and S MergerCo, has the corporate (or comparable) power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(f) Authority. It and, in the case of aaiPharma, each of Holding Company, C MergerCo and S MergerCo, has duly authorized and validly executed and delivered this Agreement. This Agreement and the transactions contemplated hereby have been approved by its Board of Directors and, in the case of aaiPharma, by the Holding Company Board and the Board of Directors of each of C MergerCo and S MergerCo, and duly and validly authorized by all necessary respective corporate action applicable to it and, in the case of aaiPharma, applicable to Holding Company, C MergerCo and S MergerCo, subject only (i) in the case of CIMA, to receipt of the affirmative vote of the holders of a majority of the outstanding shares of CIMA Common Stock to adopt this Agreement (the “CIMA Stockholder Approval”) and (ii) in the case of aaiPharma, to receipt of the affirmative vote of the holders of a majority of the outstanding shares of aaiPharma Common Stock to adopt this Agreement (the “aaiPharma Stockholder Approval”). This Agreement is its valid and legally binding obligation and, in the case of aaiPharma, the valid and binding obligation of each of Holding Company, C MergerCo and S MergerCo, enforceable in accordance with the terms hereof (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). CIMA represents to aaiPharma that the CIMA Stockholder Approval is the only vote of the holders of any class or series of capital stock of CIMA required to adopt this Agreement. aaiPharma represents to CIMA that the aaiPharma Stockholder Approval is the only vote of the holders of any class or series of capital stock of aaiPharma required to adopt this Agreement.

(g) Regulatory Approvals; No Defaults.

(1) No consents or approvals of, or filings or registrations with, or notice to, or authorizations, permits or declarations of, any Governmental Authority or with any other Person are required to be made or obtained by it or any of its Subsidiaries in connection with the execution, delivery or performance by it of this Agreement or to consummate the Merger except for (A) filing of notices, and expiration of the related waiting period, under the HSR Act, (B) filings of applications and notices with, and receipt of approvals or nonobjections from, the SEC and state securities authorities, the National Association of Securities Dealers, Inc. and Nasdaq, (D) filings under the Securities Act and the Exchange Act, (E) receipt of the applicable stockholder approvals described in Sections 5.03(f) and 6.01(e), and (F) the filing of the Certificates of Merger.

(2) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under (or an event which with notice or lapse of time or both would become a default), result in any loss of any benefit under, give rise to any Lien, any acceleration of remedies or any penalty, increase any benefit or right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, note, mortgage, lease or other contract, commitment, agreement or instrument to which it or of any of its Subsidiaries or to which it or any of its Subsidiaries or its or their properties is subject or bound, (B) conflict with, constitute a breach or violation of, or a default under, its Constituent Documents or those of any of its Subsidiaries or (C) assuming that the regulatory consents, approvals, authorizations, permits and declarations described in Section 5.03(g)(1) have been obtained and all filings and notifications described in Section 5.03(g)(1) have been made and the expiration or termination of related waiting periods, conflict with, violate or require any consent or approval under any such Law applicable to it or its Subsidiaries or by which any of its or its Subsidiaries’ property or assets is bound.

(3) As of the date hereof, it is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Mergers.

(h) Financial Reports and Regulatory Documents.

(1) It has timely filed its Annual Reports on Form 10-K for the fiscal years ended December 31, 2000, 2001 and 2002, and all other reports, registration statements, prospectuses, forms, definitive proxy statements, schedules and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it or any of its Subsidiaries subsequent to December 31, 2000 under the Securities Act or the Exchange Act (collectively, its “Regulatory Filings”). Each of its Regulatory Filings, as of the date filed, (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, none of its Subsidiaries is subject to the periodic reporting requirements of the Exchange Act.

(2) Each of the consolidated financial statements (including the notes and schedules thereto) contained in the Regulatory Filings were prepared in accordance with GAAP as in effect on the date of such report applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each fairly presented in all material respects the consolidated financial position, results of operations and cash flows of it and its consolidated Subsidiaries as at the respective dates thereof for the periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on it or its Subsidiaries, taken as a whole). Its books and records and those of its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(3) As of the date hereof, except as and to the extent set forth on its and its consolidated Subsidiaries’ consolidated balance sheet as of December 31, 2002 included in its Annual Report on Form 10-K for the year ended December 31, 2002 (including the notes thereto), or as set forth on a consolidated balance sheet (including the notes thereto) included in Regulatory Filings filed with the SEC after December 31, 2002 and prior to the date of this Agreement, neither it nor any of its Subsidiaries has any Liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for (i) Liabilities incurred in the ordinary course of business since December 31, 2002, (ii) Liabilities which are accrued or reserved against and reflected in the Company’s consolidated financial statements as of December 31, 2002, and (iii) Liabilities incurred in connection with this Agreement.

(i) Absence of Certain Changes or Event. From December 31, 2002 to the date hereof (except as disclosed in its Annual Report on Form 10-K for the year ended December 31, 2002 or in its other Regulatory Filings (including the notes thereto) filed after December 31, 2002 and prior to the date of this Agreement), it and its Subsidiaries have conducted their businesses in the ordinary course of business consistent with past practice and, since December 31, 2002, there has not been (1) any change, event, or development that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect with respect to it and its Subsidiaries, taken as a whole, (2) any change, event or development that would, individually or in the aggregate, reasonably be expected to prevent it from performing its obligations under this Agreement or consummating the transactions contemplated hereby, (3) any declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions by any of its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries, (4) any sale, transfer, mortgage, pledge or other disposition of (or grant of permission for any of the foregoing), or encumbrance on, any assets or properties, real, personal or mixed, material to it and its Subsidiaries taken as a whole, (5) any increase in any manner of the compensation of any of its or any of its Subsidiaries’ officers, directors or Employees, or entrance into, establishment, amendment or termination of any Benefits Arrangement with, for or in respect of, any officer, director, or Employee of it or any of its Subsidiaries other than pursuant to the terms of agreements in effect prior to December 31, 2002 or in the ordinary course of business consistent with past practice, or (6) the entering into of any agreement or commitment to do any of the foregoing.

(j) Litigation. Except as Previously Disclosed or set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 or Regulatory Filings filed with the SEC since December 31, 2002 and prior to the date hereof, there is no suit, action, audit, claim, investigation or proceeding pending or, to its knowledge, threatened in writing against or affecting it or any of its Subsidiaries (and it is not aware of any basis for any such suit, action, audit, claim, investigation, or proceeding) that, individually or in the aggregate, is reasonably likely to (1) be material to it and its Subsidiaries, taken as a whole, or (2) prevent or delay it in any material respect from performing its obligations under, or consummating the transactions contemplated by, this Agreement. To its knowledge, as of the date hereof, none of its officers or directors or the officers and directors of any of its Subsidiaries is a defendant in any claim, action, suit or proceeding commenced by any of its stockholders or any stockholder (or comparable equity owner) of its Subsidiaries with respect to the performance of his or her duties in such capacity, nor is it aware of any demand by any of its stockholders that it commence any claim, action, suit or proceeding against any of its officers or directors.

(k) Owned Real Property. Section 5.03(k) of its Disclosure Letter sets forth a complete and accurate list of the real property owned by it or any of its Subsidiaries (the “Owned Real Property”). It or one of its Subsidiaries has good fee simple title (or other similar title in jurisdictions outside the United States) to the Owned Real Property free and clear of any Liens or defects.

(l) Leases.

(1) Section 5.03(l) of its Disclosure Letter sets forth a list of all material leases, subleases and occupancy agreements, together with all amendments and supplements thereto, with respect to all real properties in which it or any of its Subsidiaries has a leasehold interest, whether as lessor or lessee (each, a “Lease” and collectively, the “Leases”; the property covered by Leases under which it or such Subsidiary is a lessee is referred to herein as the “Leased Real Property”).

(2) Each Lease is in full force and effect. Neither it nor any of its Subsidiaries is in default under any Lease and, to its knowledge, no other Person party to a Lease is in default.

(m) Intellectual Property. Section 5.03(m) of the Disclosure Letter sets forth an accurate and complete list of: (i) all registered Marks, and all pending applications for registration of any Marks anywhere in the world, owned by it or its Subsidiaries; (ii) all Patents and application for Patents, anywhere in the world, owned by it or its Subsidiaries; (iii) all registered Copyrights and pending applications for registration of any Copyrights anywhere in the world owned by it or its Subsidiaries; and (iv) all Software owned by it or its Subsidiaries that is material to the operation of its business as presently conducted, but excluding off-the-shelf and in-licensed Software (collectively, “Owned Intellectual Property”). Except as set forth in Section 5.03(m) of the Disclosure Letter, it and its Subsidiaries own all right, title, and interest in the Owned Intellectual Property. It or its Subsidiaries own, or are licensed or otherwise possess legal enforceable rights to use the Intellectual Property Rights that are used in its businesses, and the businesses of its Subsidiaries, as currently conducted. To its knowledge, all material patents, trademarks, trade names, service marks and copyrights held by it or its Subsidiaries are valid and subsisting. To its knowledge, it and its Subsidiaries are not infringing any intellectual property rights of any other Person. To its knowledge, no claim is pending or, to its knowledge, threatened with respect to the ownership, validity, license or use of, or any infringement resulting from, the Intellectual Property Rights. To its knowledge, the Intellectual Property Rights are not being infringed or misappropriated by any other Person. There are no restrictions on the direct or indirect transfer of the Intellectual Property Rights that would be triggered by the transactions contemplated hereby. To its knowledge, it and its Subsidiaries have taken reasonable precautions in accordance with standard industry practice to protect the secrecy, confidentiality and value of all material Trade Secrets of it or its Subsidiaries, including requiring their employees and officers to execute and deliver confidentiality, assignment of rights and non-disclosure agreements. To its knowledge, no employee of it or its Subsidiaries is in violation of any material term of any confidentiality or nondisclosure agreement.

(n) Insurance. All material insurance policies carried by or covering it and its Subsidiaries with respect to their businesses, assets and properties are in full force and effect, and, to its knowledge, no notice of cancellation has been given with respect to any such policy. Neither it nor any of its Subsidiaries has assigned, pledged or transferred any rights under any such insurance policies. There are no claims by it or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause (other than a customary reservation of rights clause). All necessary notifications of claims have been made by it or its Subsidiaries to insurance carriers.

(o) Regulatory Matters.

(1) To its knowledge, all manufacturing, processing, distribution, labeling, storage, testing, specifications, sale or marketing of products performed by or on behalf of it and its Subsidiaries are in compliance with all applicable laws, rules, regulations, guidances or orders administered or issued by the Food and Drug Administration, the Drug Enforcement Agency and any other Governmental Authority.

(2) To its knowledge, all pre-clinical and clinical investigations conducted or sponsored by it or any of its Subsidiaries are being conducted in compliance with all recommendations of the Food and Drug Administration and all applicable laws, rules, regulations and guidances, including Good Laboratory Practices, investigational new drug requirements, Good Clinical Practice requirements (including informed consent and institutional review boards designed to ensure the protection of the rights and welfare of human subjects), and federal and state laws, rules, regulations and guidances restricting the use and disclosure of individually identifiable health information. To its knowledge, neither it nor any of its Subsidiaries has received any information which could reasonably be expected to lead to the denial of any application for approval currently pending before the Food and Drug Administration.

(3) Neither it nor any of its Subsidiaries has received any oral or written communication (including any warning letter, untitled letter, Form 483s or similar notices), or is otherwise aware of any action or proceeding pending or, to its knowledge, threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that it or any of its Subsidiaries is not currently in compliance with any and all applicable laws, regulations or orders implemented by the Food and Drug Administration, the Drug Enforcement Agency, or any other Governmental Authority responsible for regulating the pharmaceutical industry. To its knowledge, none of its Employees is or has been the subject of any similar pending or threatened action or proceeding.

(4) Neither it nor any of its Subsidiaries has received any correspondence from the Food and Drug Administration regarding, or is aware of, any pending or threatened action or proceeding against it, any of its Subsidiaries or any of its Employees regarding any debarment action or investigation undertaken pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335(a), (b) and (c), or any other similar regulation of the Food and Drug Administration.

(5) To its knowledge, no data generated by it or any of its Subsidiaries that has been provided to its clients is the subject of any regulatory or other action, either pending or threatened, by the Food and Drug Administration or other Governmental Authority relating to the truthfulness or scientific adequacy of such data.

(6) To its knowledge, neither it nor any of its Subsidiaries is the subject, officially or otherwise, of any pending or threatened investigation by the Food and Drug Administration pursuant to its Fraud, Untrue, Material Facts, Bribery, and Illegal Gratuities Final Policy or by the Department of Health and Human Services Office of Inspector General (“OIG”) or United States Department of Justice (“DOJ”) pursuant to the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)) and the Civil False Claims Act (31 U.S.C. § 3729 et seq.) and the regulations promulgated pursuant to such statutes. To its knowledge, neither it nor any of its Subsidiaries nor any of its Employees has knowingly committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the Food and Drug Administration to invoke its Fraud, Untrue, Material Facts, Bribery, and Illegal Gratuities Final Policy or that would reasonably be expected to provide a basis for liability under the Federal Anti-Kickback Statute or the Civil False Claims Act and any regulations promulgated thereunder.

(p) Environmental.

(1) It and its Subsidiaries are in compliance with all, and have no Liability under any, applicable Environmental Laws. There is no claim with respect to Environmental Laws pending or, to its knowledge, threatened against it or any of its Subsidiaries and, to its knowledge, there are no facts or circumstances that could give rise to such a claim that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither it nor any of its Subsidiaries has either assumed or undertaken, or agreed to assume or undertake, responsibility for any Liability or obligation of any other Person, arising under or relating to Environmental Laws, including any obligation for investigation or corrective or remedial action, other than an assumption by operation of law as the result of the merger of a Person with and into it or any of its Subsidiaries.

(2) “Liability” means all indebtedness, obligations and other liabilities and contingencies of a Person, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due.

(3) “Environmental Law” means any federal, state, local, provincial, foreign, civil and criminal Law, statute, ordinances, common law, rules, regulations, policies and guidance documents with the effect of law, now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution, health, worker health and safety or protection of the environment, including those relating to the use, handling, transportation, treatment, storage, disposal, release, exposure or discharge of Hazardous Substances.

(4) “Hazardous Substances” means (i) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (ii) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

(q) Compliance with Laws. Each of it and its Subsidiaries:

(1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with (the “Permits”), all Governmental Authorities (including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended and the regulations of the United States Food and Drug Administration promulgated thereunder) that are required for it to own or lease and operate its properties or other assets and to conduct its business in the manner described in the Regulatory Filings prior to the date hereof and as it is presently conducted, and all such Permits are valid and in full force and effect and, to its knowledge, no event has occurred which permits, or upon the giving of notice or passage of time or both, would permit revocation, non-renewal, modification, suspension, limitation or termination of any Permit;

(2) conducts its business in compliance with all applicable Laws, and is not in conflict with, or in default or violation of, any Law applicable to it or by which any of its property or assets is bound, or any Permits; and

(3) has received, since December 31, 2000, no written notification from any Governmental Authority (A) asserting that it or any of its Subsidiaries is not in compliance with any Law which such Governmental Authority enforces or (B) threatening to revoke any Permit.

(r) Material Contracts; Defaults.

(1) As of the date hereof, except as filed as exhibits to its Regulatory Filings prior to the date of this Agreement, neither it nor any of its Subsidiaries is a party to, and none of their respective assets, businesses or operations is bound by, any contract, agreement, commitment, arrangement, lease or other instrument (whether written or oral) that (a) is a “material contract” (as such term is defined in Item 601(a)(10) of Regulation S-K promulgated under the Securities Act), (b) relates to any indebtedness in excess of $10,000,000, (c) provides for aggregate payments from it or any of its Subsidiaries in excess of $10,000,000, has an unexpired term exceeding six months and cannot be terminated without penalty upon not more than 30 days’ prior written notice, or (d) materially limits its freedom or the freedom of any of its Subsidiaries to compete in any line of business or with any Person or in any geographical area or which would so materially limit its freedom or the freedom of any of its Subsidiaries so to compete after the Effective Time (collectively, its “Material Contracts”). Each of its Material Contracts is valid and binding on it or its Subsidiary party thereto and, to its knowledge, each other Person thereto, and is in full force and effect and enforceable against it or such Subsidiary, as the case may be, in accordance with its terms, (except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles and (ii) to the extent applicable, securities laws limitations on the enforceability of provisions regarding indemnification in connection with the sale or issuance of securities). No customer party to a Material Contract has given notice of termination or notice of election to self manufacture products currently manufactured by CIMA or aaiPharma, as applicable.

(2) Neither it nor any of its Subsidiaries is in violation, breach or default under any of its Material Contracts, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a violation, breach or default.

(s) Customers. Since December 31, 2002, neither it nor any of its Subsidiaries has received written notice that any material customer intends to cancel, terminate or otherwise modify any relationship with it or any of its Subsidiaries.

(t) Employees; Labor Relations. Neither it nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contract or understanding with a labor union or labor organization. There is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to its knowledge, threatened against it or any of its Subsidiaries, (ii) to its knowledge, activity or proceeding by a labor union or representative thereof to organize any of its employees or any employees of any of its Subsidiaries, or (iii) lockouts, strikes, slowdowns, work stoppages or to its knowledge threats thereof by or with respect to such employees.

(u) Employee Benefit Plans.

(1) All Benefits Arrangements covering its current employees or former employees and those of its Subsidiaries (collectively, “Employees”, and each individually, an “Employee”) and its current or former directors and those of its Subsidiaries, including: (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA; and (ii) deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (collectively, “Benefit Plans” and each individually, a “Benefit Plan”), are Previously Disclosed.

True and complete copies of all Benefit Plan Documents, including any trust instruments and insurance contracts forming a part of any Benefit Plan Documents, and all amendments thereto, have been made available to the other party.

(2) All of its Benefit Plans, other than “multiemployer plans” within the meaning of Section 3(37) of ERISA, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”), and which is intended to be qualified under Section 401(a) of the Code, is so qualified, and has received a favorable determination letter from the Internal Revenue Service, or the remedial amendment period under applicable Internal Revenue Service guidance in which to apply for such letter and make any amendments that are necessary to obtain a favorable determination as to the current qualified status of such Pension Plan has not yet expired, and it is not aware of any circumstances reasonably likely to result in revocation of any such favorable determination letter. Each Benefit Plan which is intended to be part of or funded through a voluntary employees’ beneficiary association within the meaning of Section 501(c)(9) of the Code has (i) received an opinion letter from the Internal Revenue Service recognizing its exempt status under Section 501(c)(9) of the Code and (ii) filed a timely notice with the Internal Revenue Service pursuant to Section 505(c) of the Code, and it is not aware of circumstances likely to result in the loss of the exempt status of such Benefit Plan under Section 501(c)(9) of the Code. There is no material pending or, to the knowledge of CIMA or aaiPharma, as the case may be, threatened litigation relating to its Benefit Arrangements (other than a claim for benefits in the ordinary course). Neither it, nor to the knowledge of CIMA or aaiPharma, as the case may be, any plan fiduciary of any Benefit Arrangement, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any “prohibited transaction,” as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. It has not knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Benefit Arrangement and has not been assessed any civil penalty under Section 502(l) of ERISA.

(3) No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by it, any of its Subsidiaries, or any of their respective ERISA Affiliates with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them. None of it, any of its Subsidiaries, or any of their respective ERISA Affiliates has contributed to a “multiemployer plan,” within the meaning of Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Benefit Arrangement which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA within the 12-month period ending on the date hereof.

(4) All contributions required to be made under the terms of any of its Benefit Arrangements have been timely made or have been reflected on its consolidated financial statements included in its Regulatory Filings. No Benefit Arrangement has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and neither it, nor any of its Subsidiaries or their respective ERISA Affiliates has an outstanding funding waiver. Neither it nor any of its Subsidiaries or their respective ERISA Affiliates has provided, or is required to provide, security to any of its Benefit Arrangements pursuant to Section 401(a)(29) of the Code.

(5) There has been no amendment to, announcement by it or any of its Subsidiaries relating to, or change in Employee participation or coverage under, any Benefit Plan that would increase materially the expense of maintaining such Benefit Plan above the level of the expense incurred therefor for the most recently completed fiscal year. Neither its execution of this

Agreement, the performance of its obligations hereunder, the consummation of the transactions contemplated by this Agreement, the termination of the employment of any of its employees within a specified time of the Effective Time nor stockholder approval of the transactions covered by this Agreement, will (x) limit its right, in its sole discretion, to administer or amend in any respect or terminate any of its Benefit Plans or any related trust, (y) entitle any of its Employees to severance pay or any increase in severance pay, or (z), except as expressly contemplated hereby, accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Benefit Plans. Without limiting the foregoing, as a result of the consummation of the transactions contemplated by this Agreement (including, as a result of the termination of the employment of any of its employees within a specified time of the Effective Time) neither it nor any of its Subsidiaries will be obligated to make a payment to an individual that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(v) Related Party Transactions. Except as disclosed in Regulatory Filings filed prior to the date of this Agreement, since December 31, 2002, neither it nor any of its Subsidiaries has entered into any relationship or transaction of the sort that would be required to be disclosed by it pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(w) Taxes. (1) All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to it and its Subsidiaries have been duly and timely filed, and all such Tax Returns are complete and accurate in all material respects, (2) all Taxes shown to be due on the Tax Returns referred to in clause (1) or that are otherwise due and payable have been paid in full, except for Taxes which are being contested in good faith and for which adequate reserves have been established on the balance sheets contained in the financial statements contained in the Regulatory Filings filed prior to the date hereof, (3) all Taxes that it or any of its Subsidiaries is obligated to withhold from amounts owing to any Employee, creditor or third party have been paid over to the proper Governmental Authority in a timely manner, to the extent due and payable, and (4) no extensions or waivers of statutes of limitation have been given by or requested with respect to any of its U.S. federal income taxes or those of its Subsidiaries. Its unpaid Taxes and those of its Subsidiaries did not, as of the dates of the most recent financial statements contained in the Regulatory Filings filed before the date hereof, exceed the reserve for Liabilities for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in such financial statements. Since December 31, 2002, neither it nor any of its Subsidiaries has (x) incurred any Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice, (y) changed its Tax elections or the Tax elections of any of its Subsidiaries or any accounting method used by it or any of its Subsidiaries for Tax purposes, where such Tax election or change in accounting method has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or (z) settled or compromised any material liability for income Taxes of it and its Subsidiaries taken as a whole. It has delivered or made available to the other party complete and accurate copies of its federal, state and local Tax Returns and those of its Subsidiaries and each of their predecessors for the years ended December 31, 1999, 2000 and 2001, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by any of it and its Subsidiaries or any predecessors since December 31, 1999. There are no pending or, to its knowledge, threatened audits, assessments or other actions for or relating to any Liability in respect of Taxes (including any deficiencies for Taxes) of any of it or its Subsidiaries, and there are no matters under discussion with Governmental Authorities, or known to it, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to any of it and its Subsidiaries. As of the date hereof, neither it nor any of its Subsidiaries has taken any action or has any reason to believe that any conditions exist that could reasonably be expected to prevent or impede either the aaiPharma Merger or the CIMA Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code. No Liens for Taxes exist with respect to any of its assets or properties or those of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent or that are being contested in good faith and reserved for in accordance with GAAP. Neither it nor any of its Subsidiaries has been a party to any distribution as either a “distributing corporation” or a “controlled corporation” in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied (i) in the two (2) years prior to the date of this Agreement, or (ii) which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the CIMA Merger or aaiPharma Merger, as applicable. Except for the affiliated group of which it is the common parent, each of it and its Subsidiaries is not and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return. Neither it nor any of its Subsidiaries has liability for the Taxes of any Person (including an individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Authority) other than it and its Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise. Neither it nor any of its Subsidiaries has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Section 1.6011-4(b)(2) or 301.6111-2(b)(2). If either it or any of its Subsidiaries has entered into any transaction such that, if the treatment claimed by it or its Subsidiaries were to be disallowed, the transaction would constitute a substantial understatement of federal income tax within the meaning of Section 6662 of the Code, then it believes that it has either (x) substantial authority for the tax treatment of such transaction or (y) disclosed on its Tax Return the relevant facts affecting the tax treatment of such transaction.

(x) Books and Records; Internal Controls. It maintains a system of internal controls for financial reporting sufficient to provide reasonable assurance (i) that records are maintained in reasonable detail that accurately and fairly reflect the transactions and dispositions of its assets; (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that its receipts and expenditures are being made only in accordance with authorizations of its management and directors; and (iii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements.

(y) Marketable Investments. Section 5.03(y) of its Disclosure Letter lists by amount and type each available-for-sale security owned by it or any of its Subsidiaries as of a recent date. There are no restrictions of any kind which prevent or restrict the sale of such available-for-sale securities.

(z) Takeover Laws and Provisions. It has taken all action required to be taken by it in order to exempt this Agreement, the aaiPharma Voting Agreements (in the case of aaiPharma), the CIMA Voting Agreements (in the case of CIMA) and the transactions contemplated hereby and thereby from, and this Agreement, the aaiPharma Voting Agreements (in the case of aaiPharma), the CIMA Voting Agreements (in the case of CIMA) and the transactions contemplated hereby and thereby are exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other antitakeover laws and regulations of any state (collectively, “Takeover Laws”), other than Section 203 of the DGCL. The action of its Board of Directors in approving this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the transactions provided for herein) the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL. It has taken all action required to be taken by it in order to make this Agreement, the aaiPharma Voting Agreements (in the case of aaiPharma), the CIMA Voting Agreements (in the case of CIMA) and the transactions contemplated hereby and thereby comply with, and this

Agreement, the aaiPharma Voting Agreements (in the case of aaiPharma), the CIMA Voting Agreements (in the case of CIMA) and the transactions contemplated hereby and thereby do comply with, the requirements of any Articles, Sections or provisions of its Constituent Documents concerning “business combination”, “fair price”, “voting requirement”, “constituency requirement” or other related provisions (collectively, “Takeover Provisions”).

(aa) Financial Advisors, Etc. None of it, its Subsidiaries or any of their officers, directors or Employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated herein, except that, in connection with this Agreement, aaiPharma represents to CIMA that aaiPharma has retained Banc of America Securities, LLC as its financial advisor with respect to the transactions contemplated by this Agreement and has also retained Thomas Weisel Partners LLC solely for the purpose of providing certain advisory services in connection with the transactions contemplated by this Agreement, and CIMA represents to aaiPharma that CIMA has retained Deutsche Bank Securities Inc. as its financial advisor with respect to the transactions contemplated by this Agreement, the arrangements with which have been disclosed to the other party prior to the date hereof. As of the date hereof:

(1) CIMA represents to aaiPharma that the CIMA Board has received a written opinion of Deutsche Bank Securities Inc. to the effect that, as of the date of such opinion, the CIMA Exchange Ratio is fair from a financial point of view to the holders of CIMA Common Stock.

(2) aaiPharma represents to CIMA that the aaiPharma Board has received a written opinion of Banc of America Securities LLC to the effect that, as of the date of such opinion, the aaiPharma Exchange Ratio is fair from a financial point of view to the holders of aaiPharma Common Stock.

(bb) Recommendations of Boards of Directors.

(1) CIMA represents to aaiPharma that the CIMA Board, by resolution adopted by vote of at least a majority of the CIMA Board (which resolutions have not been rescinded or amended) at a meeting duly called and held, at which a quorum was present and acting throughout, has (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to, and in the best interests of, CIMA and the stockholders of CIMA, (ii) approved this Agreement and transactions contemplated hereby, and any other matters required to be approved or adopted in order to effect the Mergers and other transactions contemplated by this Agreement, which approval has not been rescinded or modified, (iii) resolved to recommend approval and adoption of this Agreement by its stockholders, and (iv) directed that this Agreement be submitted to its stockholders for consideration in accordance with the terms of this Agreement.

(2) aaiPharma represents to CIMA that the aaiPharma Board, by resolution adopted by vote of at least a majority of the aaiPharma Board (which resolutions have not been rescinded or amended) at a meeting duly called and held, at which a quorum was present and acting throughout, has (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to, and in the best interests of, aaiPharma and the stockholders of aaiPharma, (ii) approved this Agreement and transactions contemplated hereby, and any other matters required to be approved or adopted in order to effect the Mergers and other transactions contemplated by this Agreement, which approval has not been rescinded or modified, (iii) resolved to recommend approval and adoption of this Agreement by its stockholders, and (iv) directed that this Agreement be submitted to its stockholders for consideration in accordance with the terms of this Agreement.

(cc) CIMA has amended the CIMA Rights Agreement to ensure that (i) none of a “Distribution Date” or a “Shares Acquisition Date” (in each case as defined in the CIMA Rights Agreement) will occur, and none of aaiPharma or any of its stockholders or any of their “Affiliates” or “Associates” as of the date hereof (including Holding Company) will be deemed to be an “Acquiring Person” (in each case as defined in the CIMA Rights Agreement) by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; and (ii) the Rights will expire immediately prior to the Effective Time. No “Distribution Date” or “Shares Acquisition Date” has occurred.

      5.04     Representations and Warranties With Respect to Holding Company and Subsidiaries. Except as Previously Disclosed, aaiPharma and Holding Company hereby represent and warrant to CIMA, as follows:

(a) Capital Stock of Holding Company. The authorized capital stock of Holding Company consists of 1,000 shares of HoldCo Common Stock, of which 100 shares are outstanding, all of which outstanding shares are held of record and beneficially by aaiPharma.

(b) Capital Stock of Merger Subsidiaries. The authorized capital stock of S MergerCo consists of 1,000 shares of S MergerCo Common Stock, of which 100 shares are outstanding, all of which outstanding shares are held of record and beneficially by Holding Company. The authorized capital stock of C MergerCo consists of 1,000 shares of C MergerCo Common Stock, of which 100 shares are outstanding, all of which outstanding shares are held of record and beneficially by Holding Company.

(c) No Business Activities. None of Holding Company, C MergerCo or S MergerCo has conducted any activities or incurred any Liabilities other than in connection with its organization and maintenance of good standing, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Holding Company has no Subsidiaries other than C MergerCo and S MergerCo, and neither C MergerCo nor S MergerCo has any Subsidiaries.

ARTICLE VI

COVENANTS

      6.01     Reasonable Best Efforts.

      (a) Subject to the terms and conditions of this Agreement, aaiPharma and CIMA will use all reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, and each will cooperate fully with, and furnish information to, the other party to that end.

      (b) Neither CIMA nor aaiPharma shall, nor shall they permit any of their respective Subsidiaries (including Holding Company, C MergerCo and S MergerCo) to, take or cause to be taken any action that would disqualify either Merger as a reorganization within the meaning of Section 368(a) of the Code. CIMA and aaiPharma shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to take or cause to be taken each action that is required to cause each Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and the Mergers, taken together, to qualify as an exchange described in Section 351 of the Code.

      (c) CIMA and Holding Company shall report the CIMA Merger, and aaiPharma and Holding Company shall report the aaiPharma Merger, as reorganizations within the meaning of Section 368 of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

      (d) If requested by aaiPharma, at any time Holding Company shall execute a guarantee, supplemental indenture and such other documents as shall be required to guarantee the payment of aaiPharma’s 11% Senior Subordinated Notes due 2010.

      (e) As soon as reasonably practicable following the execution of this Agreement, aaiPharma, as the holder of all of the outstanding shares of HoldCo Common Stock, will approve and adopt this Agreement and will cause Holding Company, as the sole stockholder of each of C MergerCo and S MergerCo, to approve the Mergers and adopt this Agreement.

      (f) At the Effective Time, Holding Company shall assume the obligations of aaiPharma under the Registration Rights Agreement, dated as of November 17, 1995, among aaiPharma and the stockholders of aaiPharma party thereto.

      6.02     Registration Statement; Joint Proxy Statement; Stockholder Approvals.

      (a) As promptly as reasonably practicable following the date hereof, CIMA and aaiPharma shall prepare and file with the SEC mutually acceptable joint proxy materials relating to the CIMA Meeting and the aaiPharma Meeting (such proxy statement, and any amendments or supplements thereto, the “Joint Proxy Statement”), and aaiPharma shall cause Holding Company to prepare and file a registration statement on Form S-4 with respect to the issuance of HoldCo Common Stock pursuant to the Mergers (the “Registration Statement”; the prospectus contained in the Registration Statement together with the Proxy Statement, the “Joint Proxy Statement/Prospectus”). Each of CIMA and aaiPharma agrees to cooperate, and to cause its Subsidiaries to cooperate, with the other party, its counsel and its accountants, in the preparation of the Registration Statement and the Joint Proxy Statement. The Joint Proxy Statement shall be included in and shall constitute a part of the Registration Statement as Holding Company’s prospectus. The Registration Statement and the Joint Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of CIMA and aaiPharma shall use reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after the date hereof and to keep the Registration Statement effective as long as is necessary to consummate the Mergers and the other transactions contemplated thereby. CIMA and aaiPharma shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments with respect to the Joint Proxy Statement received from the SEC. CIMA and aaiPharma shall provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and the Joint Proxy Statement prior to filing such with the SEC, and will promptly provide the other party with a copy of all such filings made with the SEC. CIMA and aaiPharma shall mail the Joint Proxy Statement/Prospectus to their respective stockholders, in each case, as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act and the Joint Proxy Statement shall have been cleared by the SEC; provided, however, that CIMA and aaiPharma shall consult and cooperate with each other in determining the appropriate time for mailing the Joint Proxy Statement/Prospectus in light of the date set for the CIMA Meeting and the aaiPharma Meeting. aaiPharma shall cause Holding Company to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable federal or state securities laws in connection with the issuance of HoldCo Common Stock pursuant to the transactions contemplated by this Agreement. Each of CIMA, aaiPharma and Holding Company shall furnish all information concerning it and the holders of its capital stock as any party hereto may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement.

      (b) Each of aaiPharma and CIMA will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the HoldCo Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement.

      (c) aaiPharma, CIMA and Holding Company each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the aaiPharma Meeting or the CIMA Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. If, at any time prior to the Effective Time, any information relating to CIMA, aaiPharma, Holding Company or any of their Subsidiaries, or any of their respective Affiliates, officers or directors, should be discovered by CIMA, aaiPharma or Holding Company that should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of CIMA and aaiPharma.

      (d) Notwithstanding any other provision in this Agreement to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement or the Registration Statement shall be made without the approval of both aaiPharma and CIMA, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or Joint Proxy Statement, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; provided, further, that CIMA, in connection with a Change in the CIMA Recommendation (as defined in Section 6.02(f)), and aaiPharma, in connection with a Change in the aaiPharma Recommendation (as defined in Section 6.02(e)), may amend or supplement the Joint Proxy Statement or Registration Statement (including by incorporation by reference) pursuant to a Qualifying Amendment (as defined below) to effect such a Change, and in such event, the right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors’ deliberations and conclusions accurately described. A “Qualifying Amendment” means an amendment or supplement to the Joint Proxy Statement or Registration Statement (including by incorporation by reference) to the extent it contains (i) a Change in the CIMA Recommendation or a Change in the aaiPharma Recommendation (as the case may be), (ii) a statement of the reasons of the CIMA Board or the aaiPharma Board (as the case may be) for making such Change in the CIMA Recommendation or Change in the aaiPharma Recommendation (as the case may be) and (iii) additional information reasonably related to the foregoing.

      (e) Prior to the termination of this Agreement, aaiPharma shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders (the “aaiPharma Meeting”) as soon as reasonably practicable following the date the Registration Statement becomes effective and the Joint Proxy Statement is cleared by the SEC and after coordination with CIMA for the purpose of obtaining the aaiPharma Stockholder Approval; provided that subject to applicable Law, so long as the Registration Statement becomes effective and the Joint Proxy Statement is cleared by the SEC, in each case not later than thirty Business Days prior to the Termination Date, the aaiPharma Meeting shall be held not later than five Business Days prior to the Termination Date; provided, further, that aaiPharma shall not be required to hold the aaiPharma Meeting prior to the date of the CIMA Meeting. In connection with the aaiPharma Meeting and the transactions contemplated hereby, aaiPharma will (i) subject to applicable Law and this Section 6.02(e), use its reasonable best efforts (including postponing or adjourning the aaiPharma Meeting to obtain a quorum or to solicit additional proxies) to obtain the necessary approvals by its stockholders of this Agreement and (ii) otherwise comply with all legal requirements applicable to the aaiPharma Meeting. The Board of Directors of aaiPharma shall recommend adoption of this Agreement by the stockholders of aaiPharma as set forth in Section 5.03(bb)(2) (the “aaiPharma Recommendation”), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) (a “Change”) in any manner adverse to CIMA such recommendation or take any action or make any statement in connection with the aaiPharma Meeting inconsistent with such recommendation (collectively, a “Change in the aaiPharma Recommendation”); provided that the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the aaiPharma Recommendation) of factual information regarding the business, financial condition or results of operations of CIMA or aaiPharma or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided that the aaiPharma Board does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to CIMA the aaiPharma Recommendation) in the Registration Statement or the Joint Proxy Statement or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable Law; and, provided, further, that the aaiPharma Board may make a Change in the aaiPharma Recommendation pursuant to Section 6.03(e) hereof. Notwithstanding any Change in the aaiPharma Recommendation, this Agreement shall be submitted to the stockholders of aaiPharma at the aaiPharma Meeting for the purpose of adopting this Agreement and approving the aaiPharma Merger; provided that this Agreement shall not be required to be submitted to the stockholders of aaiPharma at the aaiPharma Meeting if this Agreement has been terminated pursuant to Section 8.01 hereof. For purposes of this Agreement, a Change in the aaiPharma Recommendation shall be deemed to include a recommendation by the aaiPharma Board of a third party Acquisition Proposal with respect to aaiPharma.

      (f) Prior to the termination of this Agreement, CIMA shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders (the “CIMA Meeting”) as soon as reasonably practicable following the date the Registration Statement becomes effective and the Joint Proxy Statement is cleared by the SEC and after coordination with aaiPharma for the purpose of obtaining the CIMA Stockholder Approval; provided that, subject to applicable Law, so long as the Registration Statement becomes effective and the Joint Proxy Statement is cleared by the SEC not later than thirty Business Days prior to the Termination Date, the CIMA Meeting shall be held not later than five Business Days prior to the Termination Date; provided, further, that CIMA shall not be required to hold the CIMA Meeting prior to the date of the aaiPharma Meeting. In connection with the CIMA Meeting and the transactions contemplated hereby, CIMA will (i) subject to applicable Law and this Section 6.02(f), use its reasonable best efforts (including postponing or adjourning the CIMA Meeting to obtain a quorum or to solicit additional proxies) to obtain the necessary approvals by its stockholders of this Agreement and (ii) otherwise comply with all legal requirements applicable to the CIMA Meeting. The CIMA Board shall recommend adoption of this Agreement by the stockholders of CIMA as set forth in Section 5.03(bb)(1) (the “CIMA Recommendation”), and shall not Change in any manner adverse to aaiPharma such recommendation or take any action or make any statement in connection with the CIMA Meeting inconsistent with such recommendation (collectively, a “Change in the CIMA Recommendation”); provided that the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the CIMA Recommendation) of factual information regarding the business, financial condition or results of operations of CIMA or aaiPharma or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided that the CIMA Board does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to aaiPharma the CIMA Recommendation) in the Registration Statement or the Joint Proxy Statement or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable Law; and, provided further, that the CIMA Board may make a Change in the CIMA Recommendation pursuant to Section 6.03(e) hereof. Notwithstanding any Change in the CIMA Recommendation, this Agreement shall be submitted to the stockholders of CIMA at the CIMA Meeting for the purpose of adopting this Agreement and approving the CIMA Merger; provided that this Agreement shall not be required to be submitted to the stockholders of CIMA at the CIMA Meeting if this Agreement has been terminated pursuant to Section 8.01 hereof. For purposes of this Agreement, a Change in the CIMA Recommendation shall be deemed to include a recommendation by the CIMA Board of a third party Acquisition Proposal with respect to CIMA.

      (g) Nothing in this Section 6.02 shall permit either party to terminate this Agreement (except as specifically provided in Article VIII).

      6.03     Acquisition Proposals.

      (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, each of CIMA and aaiPharma agrees that neither it nor any of its Subsidiaries nor any of the officers, directors or employees of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly, (i) initiate, solicit, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal (except to notify such Person as to the existence of these provisions or to the extent specifically permitted pursuant to this Section 6.03), (iii) accept, approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to this Section 6.03), or (iv) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby (except for confidentiality agreements specifically permitted pursuant to Section 6.03(c)(3)). Each of aaiPharma, CIMA and their officers, directors and employees will immediately cease and cause to be terminated, and shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to immediately cease and terminate, any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than CIMA or aaiPharma, as the case may be, with respect to any Acquisition Proposal, and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any such Acquisition Proposal.

      (b) aaiPharma and CIMA will as promptly as practicable (and in no event later than within one Business Day after receipt thereof) notify the other party in writing following receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an Acquisition Proposal. Such notice shall set forth in reasonable detail the substance and material terms of such Acquisition Proposal, request or inquiry (including the identity of the Person making such Acquisition Proposal, request or inquiry). aaiPharma and CIMA will keep the other party apprised of any related developments, discussions and negotiations (including any material changes or modifications to the terms and conditions of the Acquisition Proposal, request or inquiry) on a current basis, and provide to the other party, as soon as reasonably practicable, copies of all written materials provided or made available in connection with such Acquisition Proposal, request or inquiry (including the form of any merger agreement or acquisition agreement, as the case may be, in connection with any such Acquisition Proposal). aaiPharma and CIMA shall provide the other party with forty-eight (48) hours’ prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which such Board of Directors is reasonably expected to consider any Acquisition Proposal.

      (c) Notwithstanding anything in this Agreement to the contrary, each of CIMA and aaiPharma shall be permitted to engage in discussions or negotiations with, and provide nonpublic information to, any Person that has made unsolicited bona fide written Acquisition Proposal with respect to it, if and only to the extent that:

(1) the CIMA Stockholder Approval, in the case of CIMA, or the aaiPharma Stockholder Approval, in the case of aaiPharma, respectively, shall not have been obtained;

(2) (x) its Board of Directors has concluded in good faith, after consultation with a nationally recognized financial advisor and its outside legal counsel, such Acquisition Proposal constitutes a Superior Proposal (and continues to constitute a Superior Proposal after taking into account any amendment or modification to this Agreement proposed by the other party hereto during any three Business Day period referenced below in Section 6.03(d)), or (y) its Board of Directors concludes in good faith, after consultation with a nationally recognized financial advisor and its outside legal counsel, that there is a reasonable likelihood that such Acquisition Proposal would reasonably be expected to result in a Superior Proposal;

(3) prior to providing any nonpublic information to any Person, it shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement; and

(4) prior to providing any nonpublic information to any Person or entering into discussions or negotiations with any Person, it has notified the other party to this Agreement promptly of such Acquisition Proposal (a “Superior Proposal Notice”) and has otherwise complied with its obligations under Section 6.03(b).

      (d) For a period of not less than three Business Days after CIMA’s or aaiPharma’s delivery of any Superior Proposal Notice to the other party, it shall, if requested by the other party, negotiate in good faith with the other party to revise this Agreement so that the Acquisition Proposal that constituted a Superior Proposal no longer constitutes a Superior Proposal (a “Former Superior Proposal”). The terms and conditions of this Section 6.03 shall again apply to any inquiry or proposal made by any Person who withdraws a Superior Proposal or who made a Former Superior Proposal (after withdrawal or after such time as such proposal is a Former Superior Proposal).

      (e) Notwithstanding anything in this Agreement to the contrary, each of CIMA and aaiPharma shall be permitted to effect a Change in CIMA Recommendation or a Change in aaiPharma Recommendation, as the case may be, if and only to the extent that:

(1) the CIMA Stockholder Approval, in the case of CIMA, or the aaiPharma Stockholder Approval, in the case of aaiPharma, respectively, shall not have been obtained;

(2) it shall have (x) provided written notice to the other party stating that it intends to change its recommendation and the manner in which it intends to do so, and (y) complied with its obligations under Sections 6.03(b) and (d); and

(3) its Board of Directors has concluded in good faith, after receipt of advice of its outside legal counsel, that the failure of the Board of Directors to effect a Change in CIMA Recommendation or a Change in aaiPharma Recommendation, as applicable, would result in a breach of its fiduciary obligations to its stockholders under applicable Law.

      (f) Nothing contained in this Agreement shall prohibit CIMA or aaiPharma or their Board of Directors from taking and disclosing to their stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, provided that the content of any such disclosure thereunder shall be governed by the terms of this Agreement. Without limiting the foregoing proviso, neither CIMA nor aaiPharma shall effect a Change in CIMA Recommendation or a Change in aaiPharma Recommendation, respectively, unless specifically permitted pursuant to the terms of Section 6.03(e).

      (g) Neither CIMA nor aaiPharma shall submit to the vote of its stockholders any Acquisition Proposal, or propose to do so, prior to termination of this Agreement.

      (h) Each of CIMA and aaiPharma agrees that it will use reasonable best efforts to promptly inform its Representatives of the obligations undertaken in this Section 6.03.

      6.04     Holding Company Board and Officers.

      (a) At the Effective Time, the Holding Company Board shall consist of eight directors, four of whom shall be current members of the aaiPharma Board designated prior to the Effective Time by aaiPharma and four of whom shall be current members of the CIMA Board designated prior to the Effective Time by CIMA (collectively, such designees and any replacements therefor are referred to as the “Board Designees”). Prior to the Effective Time, CIMA shall designate two of its Board Designees who are Independent Directors and aaiPharma shall designate three of its Board Designees who are Independent Directors to serve on a selection committee (the “Selection Committee”) of the Holding Company Board to select and elect certain additional members of the Holding Company Board as set forth in Section 6.04(b). Each of CIMA and aaiPharma shall notify the other party of its Board Designees and those Board Designees designated to serve on the Selection Committee no later than two Business Days prior to the Effective Time. aaiPharma and Holding Company agree to take all action necessary to elect the Board Designees to serve as the Holding Company Board immediately prior to the Effective Time. aaiPharma and Holding Company agree to take all action necessary to cause the Holding Company Board to establish the Selection Committee as a committee of the Holding Company Board, immediately prior to the Effective Time, empowered to take all actions described in Section 6.04(b) below. In the event that, prior to the Effective Time, any of the Board Designees or of the designated members of the Selection Committee becomes unable or unwilling to serve as a member of the Holding Company Board or Selection Committee, respectively, the party designating such Board Designee or member of the Selection Committee, as the case may be, may designate a replacement Board Designee or member of the Selection Committee as applicable; provided that any replacement member of the Selection Committee must be an Independent Director.

      (b) Within 20 Business Days after the Effective Time, the Selection Committee shall select up to three individuals (the “Additional Directors”) to serve as members of the Holding Company Board, each of whom shall have agreed so to serve. Each of the Additional Directors shall be Independent Directors unless the Selection Committee unanimously agrees otherwise. The Selection Committee may meet in person or by teleconference and at such time or times as it shall determine for such purpose. In selecting Additional Directors, the Selection Committee shall consider all current members of the CIMA Board and the aaiPharma Board who are not then members of the Holding Company Board, as well as any other individuals suggested to the Selection Committee by any member of the Holding Company Board. Concurrently with selecting the Additional Directors, the Selection Committee shall take all action necessary to set the number of members of the Holding Company Board at the appropriate number (nine (9), ten (10) or eleven (11)) and then appoint the Additional Directors to the resulting vacancies. Action by the Selection Committee pursuant to this Section 6.04(b) shall require the affirmative vote of a majority of the members of the Selection Committee.

      (c) Immediately prior to the Effective Time, aaiPharma and Holding Company shall take all action necessary (i) to remove or cause the resignation of all members of the Holding Company Board who are not Board Designees, (ii) to remove all of the officers of Holding Company and (iii) to appoint as officers of Holding Company the individuals identified in Exhibit 6.04(c) to the offices set forth opposite their names in Exhibit 6.04(c), as such Exhibit may be amended prior to the Effective Time in accordance with Section 9.02.

      6.05     Press Releases; Public Announcements. aaiPharma and CIMA shall consult with each other before issuing, and provide each other the opportunity to review and make reasonable comment upon, any press release, written employee communication or other written stockholder communication with respect to the Mergers or this Agreement and shall not issue, or allow any of their respective Subsidiaries to issue, any such communication or make any such public statement without the prior consent of the other party, which will not be unreasonably withheld or delayed; provided that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances), issue such communication or make a Regulatory Filing or other public statement that may be required by applicable Law or securities exchange rules on which the HoldCo Common Stock, the CIMA Common Stock or aaiPharma Common Stock is listed, as applicable; provided, further, that a party may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by CIMA and aaiPharma and do not reveal any non-public information regarding the other party. aaiPharma and CIMA shall cooperate to develop all public communications and make appropriate members of management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party.

      6.06     Access; Information.

      (a) Each of aaiPharma and CIMA agrees that upon reasonable notice and subject to applicable Laws relating to the exchange of information, it shall (and shall cause its Subsidiaries to) afford the other party, and the other party’s Representatives, such access during normal business hours, upon reasonable notice, throughout the period before the Effective Time to the books, records (including Tax Returns and work papers of independent accountants), properties, personnel and to such other information as any party may reasonably request and, during such period, it will furnish promptly to such other party all information concerning the business, properties and personnel of it as the other may reasonably request; provided that such investigation shall not unreasonably disrupt the furnishing party’s operations. Neither party nor any of its Subsidiaries shall be required to afford access or disclose information that would jeopardize attorney-client privilege or contravene any binding agreement with any third party. The parties shall make appropriate substitute arrangements in circumstances where the previous sentence applies.

      (b) Each party agrees that it shall hold as confidential any information that is nonpublic and confidential to the extent required by, and in accordance with, the Confidentiality Agreement, dated as of May 27, 2003, between aaiPharma and CIMA (the “Confidentiality Agreement”). Notwithstanding anything to the contrary set forth in this Agreement or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, including the Confidentiality Agreement, the parties hereto acknowledge and agree that any obligations of confidentiality contained herein and therein shall not apply to the Tax treatment and Tax structure of the Mergers upon the earlier to occur of (i) the date of the public announcement of discussions relating to the Mergers, (ii) the date of the public announcement of the Mergers, or (iii) the date of the execution of the Agreement, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the Mergers, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

      (c) No investigation by either party of the business and affairs of the other party, pursuant to this Section 6.06 or otherwise, shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

      6.07     Takeover Laws and Rights Plans.

      (a) No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) those transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. No party shall take any action that would cause the transactions contemplated by this Agreement not to comply with any Takeover Provisions, and each of them shall take all necessary steps within its control to make those transactions comply with (or continue to comply with) the Takeover Provisions.

      (b) The CIMA Board shall not, without the prior written consent of aaiPharma, (i) amend the CIMA Rights Agreement or (ii) take any action to, or make any determination under, the CIMA Rights Agreement, including a redemption of the CIMA Rights, except upon the termination of this Agreement pursuant to Section 8.01(i).

      (c) aaiPharma shall not adopt any stockholder rights plan or similar agreement prior to the Effective Time.

      6.08     Nasdaq Listing. CIMA, aaiPharma and Holding Company shall use all reasonable best efforts to cause the shares of HoldCo Common Stock to be issued pursuant to the Mergers and to be issued upon the exercise of CIMA Stock Options or aaiPharma Stock Options following the Effective Time to be approved for listing on Nasdaq, subject to official notice of issuance, as promptly as practicable, and in any event before the Effective Time.

      6.09     Regulatory and Third Party Approvals.

      (a) Subject to the terms and conditions herein provided, CIMA and aaiPharma shall:

(1) as promptly as reasonably practicable make their respective filings under the HSR Act with respect to the Mergers, and thereafter promptly make any other required submissions under the HSR Act;

(2) use their reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the Mergers and the transactions contemplated hereby (the “Requisite Regulatory Approvals”) and (B) timely making all such filings in respect of those Requisite Regulatory Approvals and timely seeking all such Requisite Regulatory Approvals;

(3) use their reasonable best efforts to prepare and file, as applicable, as soon as is reasonably practical, all documentation to effect and obtain all Requisite Regulatory Approvals;

(4) promptly notify each other as soon as is reasonably practicable of any material communication concerning this Agreement or the transactions contemplated hereby (including the Mergers) to that party or its Subsidiaries from any Governmental Authority and permit the other party to review in advance any proposed communications concerning this Agreement or the transactions contemplated hereby (including the Mergers) to any Governmental Authority;

(5) to the extent reasonably practicable, not agree to participate in any meeting or discussion with any Governmental Authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby (including the Mergers) unless it consults with the other party in advance and, to the extent reasonably practicable and permitted by such Governmental Authority, gives the other party the opportunity to attend and participate in the meeting or discussion;

(6) furnish the other party with copies of all material correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective Representatives on the one hand, and any Governmental Authority or members or their respective staffs on the other hand, with respect to this Agreement and the Mergers;

(7) furnish the other party with such necessary information and reasonable assistance as such other party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Authority, including any filings necessary or appropriate under the provisions of the HSR Act; and

(8) not voluntarily extend any waiting period under the HSR Act and/or enter into any agreement with a Governmental Authority to delay or not to consummate the Mergers except with the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed (which reasonableness shall be determined in light of CIMA’s and aaiPharma’s obligation to consummate the Mergers as promptly as reasonably practicable following the date of this Agreement).

CIMA, aaiPharma and their respective Subsidiaries may designate any competitively sensitive information provided to the other under this Section 6.09(a) as “outside counsel only.” Such information shall be given only to outside counsel of the recipient. In addition, CIMA, aaiPharma and their respective Subsidiaries may redact any competitively sensitive information from such documents shared with the other party or its counsel that is not pertinent to the subject matter of a Requisite Regulatory Approval.

      (b) Without limiting Section 6.09(a), CIMA and aaiPharma shall:

(1) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the Closing, including defending through litigation on the merits any claim asserted in any court by any party; and

(2) each use its reasonable best efforts to avoid or eliminate impediments under any antitrust, competition or trade regulation law that may be asserted by any Governmental Authority with respect to the Mergers so as to enable the Closing to occur as soon as reasonably possible (and in any event prior to the Termination Date), provided that nothing in this Section 6.09 shall require either CIMA or aaiPharma to (i) license, sell, divest or dispose of any material assets or businesses of CIMA or aaiPharma or any of their respective Subsidiaries or (ii) otherwise take or commit to take any action that limits in any material respect its freedom of action with respect to, or its ability to retain, any of the assets or businesses of CIMA or aaiPharma or any of their respective Subsidiaries.

      (c) Each of CIMA and aaiPharma shall give (or shall cause their respective Subsidiaries to give) any notices to non-governmental third parties, and use, and cause their respective Subsidiaries to use, reasonable best efforts to obtain any non-governmental third party consents with respect to it, (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) required to be disclosed in Section 5.03(g) of the CIMA Disclosure Letter or the aaiPharma Disclosure Letter, as applicable, or (iii) required to prevent a CIMA Material Adverse Effect or a aaiPharma Material Adverse Effect from occurring prior to or after the Effective Time. In the event that either party shall fail to obtain any third party consent described in the first sentence of this Section 6.09(c), such party shall use reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon CIMA and aaiPharma, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent; provided that no obligation to make a material payment or to grant a material right shall be imposed by this Section 6.09(c).

      6.10     Indemnification.

      (a) Following the Effective Time, Holding Company will indemnify, defend and hold harmless, and provide advancement of expenses to, the present and former directors and officers of CIMA or any of its Subsidiaries and the present and former directors and officers of aaiPharma or any of its Subsidiaries (each, an “Indemnified Party”), to the fullest extent permitted by Law, against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) as incurred, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or before the Effective Time (including the transactions contemplated by this Agreement).

      (b) For a period of six years following the Effective Time, Holding Company shall, and shall cause CIMA Surviving Corporation and aaiPharma Surviving Corporation to, cause to be maintained in effect in the Constituent Documents of each of CIMA Surviving Corporation and aaiPharma Surviving Corporation, as the case may be, or any successor of either, provisions with respect to exculpation, indemnification and advancement of expenses that are at least as favorable to the intended beneficiaries as those presently contained in the Constituent Documents of CIMA and aaiPharma, as the case may be, to the extent permitted by Law.

      (c) For a period of six years following the Effective Time, Holding Company shall, or shall cause aaiPharma Surviving Corporation and CIMA Surviving Corporation, as applicable, to, provide director’s and officer’s liability insurance for the benefit of the present and former officers and directors of CIMA or any of its Subsidiaries or aaiPharma or its Subsidiaries with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated by this Agreement), which insurance will contain at least the same coverage (and not less than $15,000,000 of coverage with respect to CIMA) and amounts, and contain terms and conditions no less advantageous to the Indemnified Party as that coverage currently provided to such Indemnified Party by CIMA or aaiPharma, as the case may be; provided, however, that Holding Company, CIMA Surviving Corporation and aaiPharma Surviving Corporation collectively shall not be required to pay annual premiums in excess of $4,000,000, in which case Holding Company shall, or shall cause aaiPharma Surviving Corporation and CIMA Surviving Corporation, as applicable, to obtain in the aggregate as much comparable insurance as is reasonably available for such amount to provide, to the extent practicable, the same amount of coverage with respect to the present and former officers and directors of CIMA and any of its Subsidiaries as coverage with respect to the present and former officers and directors of aaiPharma and any of its Subsidiaries; and provided, further, that an Indemnified Party may be required to make application and provide customary representations and warranties to Holding Company’s insurance carrier for the purpose of obtaining such insurance.

      (d) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Constituent Documents of CIMA or aaiPharma, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 6.10 shall survive the consummation of the Mergers.

      (e) If Holding Company, CIMA Surviving Corporation, aaiPharma Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, Holding Company will cause proper provision to be made so that the successors and assigns of Holding Company, CIMA Surviving Corporation or aaiPharma Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10.

      (f) The provisions of this Section 6.10 are expressly intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and Representatives.

      6.11     Benefit Plans.

      (a) From and after the Effective Time, Holding Company shall, and shall cause its Subsidiaries (including CIMA Surviving Corporation and aaiPharma Surviving Corporation), to cause the Benefit Arrangements maintained by each of them after the Effective Time to recognize, at the least, each Continued Employee’s years of service and employment and level of seniority with any one of them prior to the Effective Time for purposes of eligibility, vesting, benefit accrual and benefit determination under such Benefit Arrangements (other than benefit accruals under any defined benefit pension plan) maintained by any one of them after the Effective Time to the same extent that such years of service and employment and level of seniority were recognized by the Continued Employee’s employer’s substantially similar Benefit Arrangement immediately prior to the Effective Time. Moreover, from and after the Effective Time, Holding Company shall, and shall cause its Subsidiaries (including CIMA Surviving Corporation and aaiPharma Surviving Corporation) to, cause each Benefit Plan maintained by any one of them after the Effective Time that a Continued Employee may be eligible to participate in on or after the Effective Time to waive any preexisting condition exclusion with respect to participation and coverage requirements applicable to Continued Employees to the extent that such exclusion did not apply to the Continued Employee prior to the Effective Time under any similar Benefit Plan in which the Continued Employee participated immediately prior to the Effective Time. If after the Effective Time, Holding Company or any of its Subsidiaries (including CIMA Surviving Corporation and aaiPharma Surviving Corporation) provides coverage under a group health plan for Continued Employees (including their eligible dependents) that is different from the group health plan in which the Continued Employees participated immediately prior to the Effective Time, then Holding Company shall cause, or shall cause the plan sponsor to cause, such group health plan to credit such Continued Employees, for the current year, with any deductibles and co-payments already incurred during such year under the group health plan in which the Continued Employees participated immediately prior to the Effective Time.

      (b) From and after the Effective Time, Holding Company shall honor, fulfill and discharge and shall cause CIMA Surviving Corporation and aaiPharma Surviving Corporation to honor, fulfill and discharge, in accordance with its terms, each Benefit Arrangement and each employment and termination agreement (i) between aaiPharma or any of its Subsidiaries and any officer, director or employee of any of them or

(ii) between CIMA and any officer, director or employee of CIMA, in each case in place immediately prior to the Effective Time, including (A) all legal and contractual obligations pursuant to outstanding retirement plans, salary and bonus deferral plans, vested and accrued benefits and similar employment and benefit arrangements and agreements (specifically including all of the “change in control” provisions under Benefit Arrangements of aaiPharma or CIMA) and (B) all vacation, personal and sick days accrued by Employees as of the Effective Time. At the Effective Time, Holding Company shall assume the employment agreement between aaiPharma and Frederick D. Sancilio and shall honor, fulfill and discharge all responsibilities, and accede to all rights, of aaiPharma thereunder. From and after the Effective Time, until the second anniversary of the Effective Time, Holding Company and its Subsidiaries shall not adopt or modify any Benefit Arrangement that would create or enhance any disparity in the aggregate compensation and benefits between similarly situated regular, full time employees of CIMA Surviving Corporation and its Subsidiaries on the one hand and of aaiPharma Surviving Corporation and its Subsidiaries on the other hand, other than to reflect local and competitive employment market conditions. However, nothing contained in any of the foregoing provisions of this Section 6.11(b) or elsewhere in this Agreement shall (x) require Holding Company or its Subsidiaries (including CIMA Surviving Corporation and aaiPharma Surviving Corporation) to continue (A) any particular compensation or benefits or compensation, benefits or employment agreement for any particular period of time beyond that to which it is contractually bound or (B) any Benefit Arrangement for any particular period of time beyond that to which it is contractually or otherwise legally bound or (y) prevent the amendment, modification or termination of any such compensation or benefits, compensation, benefits or employment agreement or Benefit Arrangement except as may be prohibited by the terms thereof or otherwise by law.

      (c) Prior to the Effective Time, CIMA shall take all action necessary to terminate the CIMA Stock Purchase Plan.

      (d) Prior to the Effective Time, CIMA shall take all action necessary to cause all CIMA Stock Options outstanding immediately prior to the Effective Time to become fully vested and exercisable immediately prior to the Effective Time.

      6.12     Notification of Certain Matters. aaiPharma and CIMA shall each give prompt notice to the other party of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, however, that the delivery of any notice pursuant to this Section 6.12 shall not cure any breach of any representation or warranty, the failure to comply with any covenant, the failure to meet any condition or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

      6.13     Exemption from Liability Under Section 16(b).

      (a) Prior to the Effective Time, (i) assuming that aaiPharma delivers to Holding Company the Section 16 Information in a timely and accurate manner before the Effective Time, the Holding Company Board, or a committee of “non-employee directors” thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), as the case may be, shall adopt a resolution consistent with the interpretive guidance of the SEC providing that the receipt by the aaiPharma Insiders who may be a covered Person of Holding Company for purposes of Section 16 of the Exchange Act (together with the rules and regulations promulgated thereunder, “Section 16”) of HoldCo Common Stock in exchange for shares of aaiPharma Common Stock, and of options to purchase shares of HoldCo Common Stock upon conversion of options to purchase shares of aaiPharma Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are approved by the Holding Company Board, or by such committee thereof, as the case may be, and are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act, such that any such receipt will be so exempt and (ii) the aaiPharma Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of aaiPharma who is a aaiPharma Insider of shares of aaiPharma Common Stock or aaiPharma Stock Options pursuant to this Agreement and the Mergers shall be an exempt transaction for purposes of Section 16.

      (b) Prior to the Effective Time, (i) assuming that CIMA delivers to Holding Company the Section 16 Information in a timely and accurate manner before the Effective Time, the Holding Company Board, or a committee of “non-employee directors” thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), as the case may be, shall adopt a resolution consistent with the interpretive guidance of the SEC providing that the receipt by the CIMA Insiders who may be a covered Person of Holding Company for purposes of Section 16 of HoldCo Common Stock in exchange for shares of CIMA Common Stock, and of options to purchase shares of HoldCo Common Stock upon conversion of options to purchase shares of CIMA Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are approved by the Holding Company Board, or by such committee thereof, as the case may be, and are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act, such that any such receipt will be so exempt and (ii) the CIMA Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of CIMA who is a CIMA Insider of shares of CIMA Common Stock or CIMA Stock Options pursuant to this Agreement and the Mergers shall be an exempt transaction for purposes of Section 16.

      6.14     Affiliate Notices. Each of CIMA and aaiPharma shall, promptly after the date hereof and prior to the mailing of the Joint Proxy Statement/Prospectus, deliver to the other party a list setting forth the names of all Persons such party expects to be, at the time of the CIMA Meeting and the aaiPharma Meeting, as the case may be, “affiliates” of such party for purposes of Rule 145 under the Securities Act. Each of CIMA and aaiPharma shall furnish such other information and documents as the other party may reasonably request for the purpose of reviewing the list. Prior to the Effective Time, each of aaiPharma and CIMA shall deliver a notice, reasonably acceptable to the other party, to each such Person identified as an Affiliate in such list, describing the requirements of Rule 145 applicable to such Affiliates by reason of the transactions contemplated by this Agreement.

      6.15     Rights Plans. Prior to the Effective Time, Holding Company shall adopt and have in full force and legal effect a stockholder rights agreement substantially identical in all material respects to the CIMA Rights Plan or in a form reasonably acceptable to CIMA and aaiPharma, and which exempts aaiPharma as an “Acquiring Person” prior to the Effective Time, and shall take all such action as is necessary to declare, immediately prior to the Effective Time, a dividend of one (1) preferred share purchase right for each outstanding share of HoldCo Common Stock.

      6.16     Control of Other Party’s Business. Nothing contained in this Agreement shall give any party, directly or indirectly, the right to control or direct the operations of the other party prior to the consummation of the Mergers. Prior to the consummation of the Mergers, each of aaiPharma and CIMA shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

      6.17     Treasury Regulation Statement. On the Closing Date, each of aaiPharma and CIMA shall deliver to Holding Company a properly executed statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h) and in a form reasonably acceptable to Holding Company for purposes of satisfying Holding Company’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

ARTICLE VII

CONDITIONS TO THE MERGERS

      7.01     Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of each of aaiPharma and CIMA to consummate their respective Mergers are subject to the fulfillment or written waiver by aaiPharma and CIMA before the Effective Time of each of the following conditions:

(a) Stockholder Approvals. The aaiPharma Stockholder Approval and the CIMA Stockholder Approval shall have been obtained.

(b) HSR Act. Any waiting period applicable to consummation of the Mergers under the HSR Act shall have expired or been terminated.

(c) Regulatory Approvals. Other than filings pursuant to the HSR Act, all consents, approvals and authorizations of any Governmental Authority required of CIMA, aaiPharma or any of their Subsidiaries to consummate the Mergers, the failure of which to be obtained or taken, individually or in the aggregate, would have a Material Adverse Effect on Holding Company (determined, for purposes of this clause, after giving effect to the Mergers), shall have been obtained.

(d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Mergers or makes illegal the consummation of the Mergers (each party agreeing to use its reasonable best efforts, subject to the provisions of Section 6.09, including appealing to higher courts, to have any judgment, decree, injunction or order lifted).

(e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall be pending before the SEC.

(f) Listing. The shares of HoldCo Common Stock to be issued pursuant to the Mergers and to be issued upon the exercise of CIMA Stock Options and aaiPharma Stock Options following the Effective Time shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(g) Opinions of Tax Counsel. aaiPharma shall have received a written opinion of Robinson, Bradshaw & Hinson, P.A., and CIMA shall have received a written opinion of Latham & Watkins LLP, each dated the Closing Date and based on facts, representations and assumptions described in each such opinion, to the effect that each Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and/or that the Mergers, taken together, will be treated as an exchange described in Section 351 of the Code. In rendering such opinions, Robinson, Bradshaw & Hinson, P.A. and Latham & Watkins LLP each will be entitled to receive and rely upon customary certificates and representations of officers of aaiPharma and CIMA reasonably satisfactory to such counsel and in substantially the forms attached hereto as Exhibit 7.01(g).

      7.02     Conditions to CIMA’s Obligation. CIMA’s obligation to consummate the CIMA Merger is also subject to the fulfillment or written waiver by CIMA before the Effective Time of each of the following conditions:

(a) aaiPharma’s Representations and Warranties. The representations and warranties of aaiPharma in this Agreement, after giving effect to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and CIMA shall have received a certificate, dated the Closing Date, signed on behalf of aaiPharma by the Chief Executive Officer or Chief Financial Officer of aaiPharma to that effect.

(b) Performance of aaiPharma’s Obligations. aaiPharma shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or before the Effective Time; and CIMA shall have received a certificate, dated the

Closing Date, signed on behalf of aaiPharma by the Chief Executive Officer or Chief Financial Officer of aaiPharma to that effect.

(c) aaiPharma Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on aaiPharma or any event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on aaiPharma.

(d) Election of Holding Company Board. Holding Company shall have taken all action necessary to, at the Effective Time, appoint to the Holding Company Board the eight Persons designated pursuant to Section 6.04 (to the extent such Persons have been designated in accordance with Section 6.04 prior to the Effective Time).

(e) Appointment of Officers. Holding Company shall have taken all action necessary to remove all of its officers and appoint as officers of Holding Company, to the extent such Persons are willing to serve, the Persons identified in Exhibit 6.04(c) to the offices set forth opposite their names in Exhibit 6.04(c), as such Exhibit may be amended prior to the Effective Time in accordance with Section 9.02.

      7.03     Conditions to aaiPharma’s Obligation. aaiPharma’s obligation to consummate the aaiPharma Merger is also subject to the fulfillment or written waiver by aaiPharma before the Effective Time of each of the following conditions:

(a) CIMA’s Representations and Warranties. The representations and warranties of CIMA in this Agreement, after giving effect to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and aaiPharma shall have received a certificate, dated the Closing Date, signed on behalf of CIMA by the Chief Executive Officer or Chief Financial Officer of CIMA to that effect.

(b) Performance of CIMA’s Obligations. CIMA shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or before the Effective Time; and aaiPharma shall have received a certificate, dated the Closing Date, signed on behalf of CIMA by the Chief Executive Officer or Chief Financial Officer of CIMA to that effect.

(c) CIMA Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on CIMA or any event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CIMA.

ARTICLE VIII

TERMINATION

      8.01     Termination. This Agreement may be terminated, and the Mergers may be abandoned, at any time before the Effective Time, whether before or (except as restricted below) after approval of the matters presented in connection with the Mergers by the stockholders of CIMA or aaiPharma:

(a) Mutual Agreement. By aaiPharma or CIMA, with the mutual agreement of the other party, which agreement shall have been approved by action of their respective Boards of Directors;

(b) Breach by aaiPharma. By CIMA, if there has occurred and is continuing a breach by aaiPharma of any representation, warranty, covenant or agreement contained in this Agreement, after giving effect to the standard set forth in Section 5.02, that (x) would result in a failure of a condition set forth in Section 7.02 (a) or (b) and (y) cannot be cured prior to the Termination Date, provided that CIMA shall have given aaiPharma written notice, delivered at least 30 days prior to such termination, stating CIMA’s intention to terminate this Agreement pursuant to this Section 8.01(b), absent a cure, and the basis for such termination;

(c) Breach by CIMA. By aaiPharma, if there has occurred and is continuing a breach by CIMA of any representation, warranty, covenant or agreement contained in this Agreement, after giving effect to the standard set forth in Section 5.02, that (x) would result in a failure of a condition set forth in Section 7.03 (a) or (b) and (y) cannot be cured prior to the Termination Date, provided that aaiPharma shall have given CIMA written notice, delivered at least 30 days prior to such termination, stating aaiPharma’s intention to terminate this Agreement pursuant to this Section 8.01(c), absent a cure, and the basis for such termination;

(d) Adverse CIMA Action. By aaiPharma, if (i) prior to obtaining the CIMA Stockholder Approval, the CIMA Board shall have withdrawn or changed or modified the CIMA Recommendation in a manner adverse to aaiPharma, (ii) prior to obtaining the CIMA Stockholder Approval, the CIMA Board shall have approved or recommended to CIMA’s stockholders an Acquisition Proposal, (iii) prior to obtaining the CIMA Stockholder Approval, a tender offer or exchange offer for shares of CIMA Common Stock is commenced (other than by aaiPharma or any of its Affiliates) and the CIMA Board fails to recommend that CIMA’s stockholders reject such tender or exchange offer within ten Business Days after receipt of aaiPharma’s request to do so, or (iv) for any reason CIMA fails to call, hold or convene the CIMA Meeting by the fifth Business Day prior to the Termination Date (if the CIMA Meeting is required to be held on or prior to such date pursuant to Section 6.02(f)); provided, however, that aaiPharma’s right to terminate this Agreement under clause (iv) shall not be available if at such time CIMA would be entitled to terminate this Agreement under Section 8.01(b); provided, further, that the right to terminate this Agreement under this Section 8.01(d) shall not be available to aaiPharma after the CIMA Stockholder Approval has been obtained;

(e) Adverse aaiPharma Action. By CIMA, if (i) prior to obtaining the aaiPharma Stockholder Approval, the aaiPharma Board shall have withdrawn or changed or modified the aaiPharma Recommendation in a manner adverse to CIMA, (ii) prior to obtaining the aaiPharma Stockholder Approval, the aaiPharma Board shall have approved or recommended to aaiPharma’s stockholders an Acquisition Proposal, (iii) prior to obtaining the aaiPharma Stockholder Approval, a tender offer or exchange offer for shares of aaiPharma Common Stock is commenced (other than by CIMA or any of its Affiliates) and the aaiPharma Board fails to recommend that aaiPharma’s stockholders reject such tender or exchange offer within ten Business Days after receipt of CIMA’s request to do so, or (iv) for any reason aaiPharma fails to call, hold or convene the aaiPharma Meeting by the fifth Business Day prior to the Termination Date (if the aaiPharma Meeting is required to be held on or prior to such date pursuant to Section 6.02(e)); provided, however, that CIMA’s right to terminate this Agreement under clause (iv) shall not be available if at such time aaiPharma would be entitled to terminate this Agreement under Section 8.01(c); provided, further, that the right to terminate this Agreement under this Section 8.01(e) shall not be available to CIMA after the aaiPharma Stockholder Approval has been obtained;

(f) Delay. By aaiPharma or CIMA, if the Effective Time has not occurred by the close of business on December 31, 2003; provided that (i) in the event that the Registration Statement has not become effective or the Joint Proxy Statement has not been cleared by the SEC on or prior to the date (the “SEC Deadline Date”) that is thirty Business Days prior to December 31, 2003, such December 31, 2003 date shall be extended by the number of days after the SEC Deadline Date (not to exceed sixty calendar days) required for both the Registration Statement to be declared effective and the Joint Proxy Statement to be cleared by the SEC and (ii) in the event the Closing has not occurred by December 31, 2003 solely due to the failure to obtain a Requisite Regulatory Approval (excluding the declaration by the SEC of the effectiveness of the Registration Statement and the clearance by the SEC of the Joint Proxy Statement), such December 31, 2003 date shall be extended by sixty days whether or not extended pursuant to clause (i) of this Section 8.01(f) (the December 31, 2003 date, as extended pursuant to the preceding proviso, the “Termination Date”); provided, further, that the right to terminate this Agreement under this Section 8.01(f) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, the failure of the Effective Time to occur on or before such date;

(g) Stockholders Do Not Approve. By aaiPharma or CIMA, (i) if the CIMA Stockholder Approval shall not have been obtained at a duly held meeting of the stockholders of CIMA called for such purpose (including any adjournment or postponement thereof) or (ii) if the aaiPharma Stockholder Approval shall not have been obtained at a duly held meeting of the stockholders of aaiPharma called for such purpose (including any adjournment or postponement thereof); provided that the right to terminate this Agreement under this Section 8.01(g) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, the failure to obtain the CIMA Stockholder Approval or the aaiPharma Stockholder Approval, as the case may be;

(h) Denial of Regulatory Approval. By aaiPharma or CIMA, if any Governmental Authority of competent jurisdiction shall have issued an order, judgment, decision, opinion, decree or ruling or taken any other action (which the party seeking to terminate shall have used its reasonable best efforts to resist, resolve, annul, quash, or lift, as applicable) permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such order, decree, ruling or action shall have become final and non-appealable; provided that the right to terminate this Agreement under this Section 8.01(h) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, such action;

(i) CIMA Superior Proposal. By CIMA, if, prior to receipt of the CIMA Stockholder Approval, the CIMA Board (i) concludes in good faith, following receipt of advice of its outside legal counsel, that the failure to accept a Superior Proposal would result in a breach of its fiduciary duties under applicable law, and (ii) determines to accept such Superior Proposal, but only if CIMA fulfills its obligation to pay a termination fee to aaiPharma under Section 8.02 hereof concurrent with such termination; provided, however, that CIMA’s right to terminate this Agreement under this Section 8.01(i) shall not be available if CIMA is then in breach of Section 6.03; or

(j) aaiPharma Superior Proposal. By aaiPharma, if, prior to receipt of the aaiPharma Stockholder Approval, the aaiPharma Board (i) concludes in good faith, following receipt of advice of its outside legal counsel, that the failure to accept a Superior Proposal would result in a breach of its fiduciary duties under applicable law, and (ii) determines to accept such Superior Proposal, but only if aaiPharma fulfills its obligation to pay a termination fee to CIMA under Section 8.02 hereof concurrent with such termination; provided, however, that aaiPharma’s right to terminate this Agreement under this Section 8.01(j) shall not be available if aaiPharma is then in breach of Section 6.03.

      The party desiring to terminate this Agreement pursuant to Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to the other parties.

      8.02     Effect of Termination and Abandonment.

(a) Limitation of Liability. In the event of any termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become wholly void and of no further force and effect (except with respect to Section 5.03(aa), Section 6.06(b), this Section 8.02 and Article IX, which shall remain in full force and effect) and there shall be no liability on the part of aaiPharma, CIMA, Holding Company, C MergerCo or S MergerCo, except with respect to Section 5.03(aa), Section 6.06(b), this Section 8.02 and Article IX and with respect to any Liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement (after giving effect to the standard in Section 5.02).

(b) CIMA Expenses. CIMA and aaiPharma agree that if this Agreement is terminated pursuant to Section 8.01(b), then aaiPharma shall pay CIMA an amount equal to the sum of CIMA’s Expenses up to an amount equal to $5,500,000.

(c) aaiPharma Expenses. CIMA and aaiPharma agree that if this Agreement is terminated pursuant to Section 8.01(c), then CIMA shall pay to aaiPharma an amount equal to the sum of aaiPharma’s Expenses up to an amount equal to $5,500,000.

(d) Payment of Expenses. Payment of Expenses pursuant to Section 8.02(b) or 8.02(c) shall be made not later than two Business Days after delivery to the other party of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of the party entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the ninetieth (90th) day after such party delivers such notice of demand for payment).

(e) aaiPharma Termination Fee. aaiPharma agrees to pay to CIMA (without duplication) the fees set forth below under the following circumstances:

(1) If (A) this Agreement is terminated pursuant to Section 8.01(g)(ii) or 8.01(e)(iii), and (B) after the date hereof, but prior to the time of the aaiPharma Meeting, an Acquisition Proposal relating to aaiPharma had been publicly proposed or publicly announced, and (C) on or prior to the twelve-month anniversary of the termination of this Agreement, aaiPharma consummates, or enters into an agreement providing for, a Competing Transaction, aaiPharma shall pay CIMA a fee of $11,500,000 at the earlier of the time aaiPharma consummates, or enters into the agreement providing for a Competing Transaction.

(2) If CIMA terminates this Agreement pursuant to Section 8.01(e)(i), 8.01(e)(ii) or 8.01(e)(iv), aaiPharma shall pay CIMA a fee of $11,500,000 within two Business Days following termination.

(3) aaiPharma shall pay to CIMA a fee of $11,500,000 prior to or concurrently with any termination of this Agreement by aaiPharma pursuant to Section 8.01(j).

      In no event shall fees payable by aaiPharma pursuant to Section 8.02(b) and this Section 8.02(e) exceed $11,500,000.

(f) CIMA Termination Fee. CIMA agrees to pay to aaiPharma (without duplication) the fees set forth below under the following circumstances:

(1) If (A) this Agreement is terminated pursuant to Section 8.01(g)(i) or 8.01(d)(iii) and (B) after the date hereof, but prior to the time of the CIMA Meeting, an Acquisition Proposal relating to CIMA had been publicly proposed or publicly announced, and (C) on or prior to the twelve-month anniversary of the termination of this Agreement, CIMA consummates, or enters into an agreement providing for, a Competing Transaction, CIMA shall pay aaiPharma a fee of $11,500,000 at the earlier of the time CIMA consummates, or enters into the agreement providing for a Competing Transaction.

(2) If aaiPharma terminates this Agreement pursuant to Section 8.01(d)(i), 8.01(d)(ii) or 8.01(d)(iv), CIMA shall pay aaiPharma a fee of $11,500,000 within two Business Days following termination.

(3) CIMA shall pay to aaiPharma a fee of $11,500,000 prior to or concurrently with any termination of this Agreement by CIMA pursuant to Section 8.01(i).

      In no event shall fees payable by CIMA pursuant to Section 8.02(c) and this Section 8.02(f) exceed $11,500,000.

(g) All payments to be made by a party under this Section 8.02 shall be made by wire transfer of immediately available funds to an account designated by the other party.

      (h) The parties each agree that the agreements contained in Section 8.02 are integral parts of the transaction contemplated by this Agreement and that, without these agreements, neither CIMA nor aaiPharma would enter into this Agreement. Accordingly, if a party fails to promptly pay the other party an amount due under this Section 8.02, such failing party shall pay the costs and expenses of such other party (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or legal action, taken to collect payment, together with interest on the amount of the payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

ARTICLE IX

MISCELLANEOUS

      9.01     Survival. The representations, warranties, agreements and covenants contained in this Agreement will not survive the Effective Time (other than Section 2.04, Article III, Sections 6.04, 6.06(b), 6.10, 6.11 and this Article IX).

      9.02     Waiver; Amendment. At any time before the Effective Time, whether before or after the CIMA Stockholder Approval or the aaiPharma Stockholder Approval is obtained, any provision of this Agreement may be (a) waived by the party benefited by the provision, but only in writing, or (b) amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement; provided, however, that after either the CIMA Stockholder Approval or the aaiPharma Stockholder Approval is obtained, there shall not be made any amendment or waiver that by law or the listing requirements of Nasdaq requires further approval by such stockholders of aaiPharma or CIMA without such further approval first being obtained. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

      9.03     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original.

      9.04     Governing Law. This Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within that State, without regard to the conflicts of laws principles of any State.

      9.05     Expenses. Subject to Section 8.02, in the event that the Mergers are not consummated pursuant to this Agreement, each party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that aaiPharma and CIMA will each bear and pay one-half of the following expenses: (i) the costs (excluding the fees and disbursements of Representatives) incurred in connection with the preparation (including copying and printing and distributing) of the Registration Statement, the Joint Proxy Statement and applications to Governmental Authorities for the approval of the Mergers and (ii) all listing, filing or registration fees, including fees paid for filing the Registration Statement with the SEC, filing fees for the HSR Act notices and any other fees paid for filings with Governmental Authorities. In the event that the Mergers are consummated pursuant to this Agreement, CIMA will bear all expenses of each party in connection with this Agreement and the transactions contemplated thereby.

      9.06     Notices. All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given when personally delivered, facsimile transmitted (with confirmation), five Business Days after mailing by registered or certified mail (return receipt requested), or one Business Day after overnight mailing by reputable overnight courier, to the Persons and addresses set forth below or such other place as such party may specify by notice.

      If to aaiPharma, Holding Company, C MergerCo or S MergerCo, to:

aaiPharma Inc.
2320 Scientific Park Drive
Wilmington, North Carolina 28405
Attention: Gregory S. Bentley, General Counsel
Facsimile: (910) 815-2387

with a copy to:

Robinson, Bradshaw & Hinson, P.A.
101 N. Tryon Street, Suite 1900
Charlotte, North Carolina 28246
Attention: Stephen M. Lynch
Matthew S. Churchill
Laura C. Smith
Facsimile: (704) 378-4000

If to CIMA, to:

CIMA LABS INC.
10000 Valley View Road
Eden Prairie, Minnesota 55344-9361
Attention: Steven B. Ratoff, Chief Executive Officer
Facsimile: (952) 947-8711

with a copy to:

Latham & Watkins LLP
650 Town Center Drive, Suite 2000
Cost Mesa, California 92626-1918

Attention:	Patrick T. Seaver

Charles K. Ruck
R. Scott Shean
Facsimile: (714) 755-8290

      9.07     Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto regarding the transactions contemplated hereby and supersede any and all other oral or written agreements previously made or purported to be made, other than the Confidentiality Agreement, which will survive the execution and delivery of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied on by any party in entering into this Agreement. Except for Section 6.10, which is intended to benefit the Indemnified Parties to the extent stated, nothing expressed or implied in this Agreement is intended to confer any rights, remedies, obligations or liabilities upon any Person other a party to this Agreement.

      9.08     Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of aaiPharma or CIMA) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties. Prior to the termination of this Agreement in accordance with its terms, the absence of a vote, approval or adoption by the stockholders of aaiPharma or CIMA will not render invalid or inoperative any provision hereof not specifically required to be contained in the plan of merger to be adopted by such stockholders pursuant to the applicable provisions of the DGCL.

      9.09     Submission to Jurisdiction; Waivers. Each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), or (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

      9.10     Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

      9.11     Acknowledgment. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

      9.12     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each other party hereto, and any attempt to make any such assignment without such consent shall be null and void.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

      IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

AAIPHARMA INC.

By:	/s/ PHILIP S. TABBINER

Name: Philip S. Tabbiner

Title:	President and Chief Executive Officer

CIMA LABS INC.

By:	/s/ STEVEN B. RATOFF

Name: Steven B. Ratoff
Title: Interim Chief Executive Officer

SCARLET HOLDING CORPORATION

By:	/s/ ALBERT N. CAVAGNARO

Name: Albert N. Cavagnaro
Title: President

CRIMSON MERGERCO, INC.

By:	/s/ ALBERT N. CAVAGNARO

Name: Albert N. Cavagnaro
Title: President

SCARLET MERGERCO, INC.

By:	/s/ ALBERT N. CAVAGNARO

Name: Albert N. Cavagnaro
Title: President

ANNEX B-1

STOCKHOLDER VOTING AGREEMENT

by and among
CIMA LABS INC.
and
FREDERICK D. SANCILIO
Dated as of August 5, 2003

STOCKHOLDER VOTING AGREEMENT

      This STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is entered into as of August 5, 2003, by and among Cima Labs Inc., a Delaware corporation (“Cima”), and Frederick D. Sancilio (“Stockholder”), a stockholder of aaiPharma Inc., a Delaware corporation (“AAI”).

WITNESSETH:

      WHEREAS, as of the date hereof, Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) 6,253,167 shares of common stock, par value $0.001 per share (the “Common Stock”), of AAI, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination, merger, consolidation, reorganization or other change in the capital structure of AAI affecting the Common Stock (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as the “Subject Shares”);

      WHEREAS, Cima, AAI, Scarlet Holding Corporation, a Delaware corporation (“Holding Company”), Scarlet MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company (“S MergerCo”), and Crimson MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company (“C MergerCo”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, the “Merger Agreement”), pursuant to which Holding Company will acquire all of the capital stock of each of Cima and AAI through the merger of S MergerCo with and into AAI (the “AAI Merger”) and the merger of C MergerCo with and into Cima (the “Cima Merger”), with AAI and Cima surviving as wholly owned subsidiaries of Holding Company; and

      WHEREAS, as a condition to the willingness of Cima to enter into the Merger Agreement, and as an inducement and in consideration therefor, Cima has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

      SECTION 1.1     Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

      SECTION 2.1     Agreement to Vote the Subject Shares. Stockholder, in his capacity as such, hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the “Voting Period”), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of AAI, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of AAI, Stockholder shall vote (or cause to be voted) the Subject Shares (x) in favor of adoption of the Merger Agreement and the approval of the AAI Merger and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof), (y) against any action, proposal, transaction or

B-1-1

agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of AAI or any of its subsidiaries under the Merger Agreement or of Stockholder under this Agreement, and (z) except as otherwise agreed to in writing in advance by Cima, against (i) any Acquisition Proposal; (ii) any change in the Persons who constitute the board of directors of AAI that is not approved in advance by at least a majority of the Persons who were directors of AAI as of the date of this Agreement (or their successors who were so approved); and (iii) any other action or proposal involving AAI or any of its subsidiaries that is intended, or could reasonably be expected, to prevent, materially impede, or materially impair or delay consummation of the AAI Merger or the other transactions contemplated by the Merger Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Stockholder agrees not to enter into any agreement, letter of intent, agreement in principle or understanding with any Person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement or the Merger Agreement.

      SECTION 2.2     Grant of Irrevocable Proxy. Stockholder hereby appoints Cima and any designee of Cima, and each of them individually, as Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect the Subject Shares in accordance with Section 2.1. This proxy is given to secure the performance of the duties of Stockholder under this Agreement. The Stockholder shall promptly cause a copy of this Agreement to be deposited with AAI at its principal place of business. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

      SECTION 2.3     Nature of Irrevocable Proxy. The proxy and power of attorney granted pursuant to Section 2.2 by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement pursuant to Section 6.1.

      SECTION 2.4     Legend. Stockholder shall promptly cause the following legend to be conspicuously noted on each certificate representing its Subject Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER VOTING AGREEMENT DATED AS OF AUGUST 5, 2003. THE STOCKHOLDER VOTING AGREEMENT RESTRICTS THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND INCLUDES A VOTING AGREEMENT AND AN IRREVOCABLE PROXY TO VOTE THE SHARES REPRESENTED BY THIS CERTIFICATE.”

      SECTION 2.5     Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of AAI makes any agreement or understanding herein in his or her capacity as such a director or officer of AAI. Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Subject Shares and nothing herein shall limit or affect any actions taken by Stockholder or any Affiliate of Stockholder in his capacity as an officer or director of AAI to the extent permitted by the Merger Agreement.

ARTICLE III

COVENANTS

      SECTION 3.1     Generally. Stockholder agrees that, except as contemplated by the terms of this Agreement and the Merger Agreement or as set forth on Schedule I hereto, during the Voting Period, he shall not (a) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any

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contract, option or other agreement with respect to, or consent to, the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Shares, except for transfers by operation of law, by will or pursuant to the laws of descent or distribution; or (b) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting his ability to perform his obligations under this Agreement.

      SECTION 3.2     Standstill Obligations of Stockholder. Stockholder, jointly and severally, covenants and agrees with Cima that, during the period commencing on the date hereof and ending on the date this Agreement is terminated under Section 6.1 hereof:

(a) Stockholder shall not, nor shall Stockholder permit any of his Affiliates to, nor shall Stockholder act in concert with or permit any Affiliate to act in concert with any Person to, solicit or participate, directly or indirectly, in any “solicitation” of “proxies” (as defined by the rules and regulations of the Securities and Exchange Commission) or powers of attorney or similar rights to vote from any holder of shares of Common Stock, nor shall they seek to advise or influence any Person with respect to the voting of any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that stockholders of AAI vote in favor of the AAI Merger and the Merger Agreement and otherwise as expressly provided by Article II of this Agreement.

(b) Stockholder shall not, nor shall Stockholder permit any of his Affiliates to, nor shall Stockholder act in concert with or permit any Affiliate to act in concert with any Person to, deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to any arrangement or agreement with any Person with respect to the voting of such shares of Common Stock, except as provided by Article II and Schedule I of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

      Stockholder hereby represents and warrants, jointly and severally, to Cima as follows:

      SECTION 4.1     Capacity. Stockholder has all legal capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

      SECTION 4.2     Ownership of Shares. As of the date hereof, Stockholder is the lawful owner of 6,113,167 shares of Common Stock (the “Owned Shares”) and has the sole power to vote (or cause to be voted) such shares of Common Stock. Except as set forth on Schedule II hereto, neither Stockholder nor any Affiliate of Stockholder owns or holds any right to acquire any additional shares of any class of capital stock of AAI or other securities of AAI or any interest therein or any voting rights with respect to any securities of AAI. Except as set forth on Schedule III hereto, Stockholder has good and valid title to the Owned Shares, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.

      SECTION 4.3     No Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by the Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Stockholder is a party or by

B-1-3

which Stockholder or any of the Subject Shares or assets may be bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect Stockholder’s ability to perform his obligations under this Agreement.

      SECTION 4.4     Reliance by Cima. Stockholder understands and acknowledges that Cima is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CIMA

      Cima hereby represents and warrants to the Stockholder as follows:

      SECTION 5.1     Due Organization, etc. Cima is a company duly organized and validly existing under the Laws of the jurisdiction of its incorporation. Cima has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cima and constitutes a valid and binding obligation of Cima enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

      SECTION 5.2     Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Cima and the consummation by Cima of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by Cima or the consummation by Cima of the transactions contemplated hereby shall (i) conflict with or result in any breach of the organizational documents of Cima, (ii) result in a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Cima is a party or by which Cima or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect Cima’s ability to perform its obligations under this Agreement.

ARTICLE VI

TERMINATION

      SECTION 6.1     Termination. This Agreement shall terminate, and neither Cima nor Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (a) the mutual consent of Cima and Stockholder to terminate this Agreement, (b) the Effective Time, (c) the date of termination of the Merger Agreement in accordance with its terms, (d) the Termination Date or (e) the date of any amendment to the Merger Agreement in a manner that reduces the AAI Exchange Ratio, increases the Cima Exchange Ratio or amends or alters Section 6.04 therein in a manner adverse to Stockholder, unless consented to by Stockholder; provided, however, that (1) the termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement. Notwithstanding the foregoing, Sections 7.2 through 7.13, inclusive, of this Agreement shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

      SECTION 7.1     Publication. Stockholder hereby permits Cima to publish and disclose in the Proxy Statement (and all related documents and schedules filed with the Securities and Exchange Commission) his identity and ownership of shares of Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

B-1-4

      SECTION 7.2     Further Actions. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

      SECTION 7.3     Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      SECTION 7.4     Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at Law or in equity.

      SECTION 7.5 NOTICES. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in Person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

      If to Cima, addressed to it at:

Cima Labs, Inc.
10000 Valley View Road
Eden Prairie, MN 55344-9361
Fax: (952) 947-8770
Attn: Chief Executive Officer

      with a copy to:

Latham & Watkins LLP
650 Town Center Drive, Suite 2000
Cost Mesa, California 92626-1918

Attention:	Patrick T. Seaver

Charles K. Ruck
R. Scott Shean
Facsimile: (714) 755-8290

      If to the Stockholder, addressed to it at:

Frederick D. Sancilio
1900 Eastwood Road, Suite 5
Wilmington, North Carolina 28403
Fax:(910) 815-2340
Attn: Frederick D. Sancilio

      with a copy to:

Robinson, Bradshaw & Hinson, P.A.
101 N. Tryon Street, Suite 1900
Charlotte, North Carolina 28246

Attention:	Stephen M. Lynch

Matthew S. Churchill
Laura C. Smith
Facsimile: (704) 373-3955

B-1-5

      SECTION 7.6     Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 7.7     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 7.8     Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

      SECTION 7.9     Assignment. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of each of the parties.

      SECTION 7.10     Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 7.11     Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

      SECTION 7.12     Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

      (a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

      (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.5. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

      (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

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ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12(c).

      SECTION 7.13     Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, Cima and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

CIMA LABS INC.

By:	/s/ STEVEN B. RATOFF

Steven B. Ratoff
Interim Chief Executive Officer

STOCKHOLDER

By:	/s/ FREDERICK D. SANCILIO

Frederick D. Sancilio Ph.D.

SIGNATURE PAGE TO SANCILIO VOTING AGREEMENT

B-1-7

ANNEX B-2

STOCKHOLDER VOTING AGREEMENT

by and among
CIMA LABS INC.
and
PHILIP S. TABBINER
dated as of August 5, 2003

STOCKHOLDER VOTING AGREEMENT

      This STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is entered into as of August 5, 2003, by and among Cima Labs Inc., a Delaware corporation (“Cima”), and Philip S. Tabbiner (“Stockholder”), a stockholder of aaiPharma Inc., a Delaware corporation (“AAI”).

WITNESSETH:

      WHEREAS, as of the date hereof, Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) 157,451 shares of common stock, par value $0.001 per share (the “Common Stock”), of AAI, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination, merger, consolidation, reorganization or other change in the capital structure of AAI affecting the Common Stock (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as the “Subject Shares”);

      WHEREAS, Cima, AAI, Scarlet Holding Corporation, a Delaware corporation (“Holding Company”), Scarlet MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company (“S MergerCo”), and Crimson MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company (“C MergerCo”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, the “Merger Agreement”), pursuant to which Holding Company will acquire all of the capital stock of each of Cima and AAI through the merger of S MergerCo with and into AAI (the “AAI Merger”) and the merger of C MergerCo with and into Cima (the “Cima Merger”), with AAI and Cima surviving as wholly owned subsidiaries of Holding Company; and

      WHEREAS, as a condition to the willingness of Cima to enter into the Merger Agreement, and as an inducement and in consideration therefor, Cima has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

      SECTION 1.1     Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

      SECTION 2.1     Agreement to Vote the Subject Shares. Stockholder, in his capacity as such, hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the “Voting Period”), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of AAI, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of AAI, Stockholder shall vote (or cause to be voted) the Subject Shares (x) in favor of adoption of the Merger Agreement and the approval of the AAI Merger and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof), (y) against any action, proposal, transaction or

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agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of AAI or any of its subsidiaries under the Merger Agreement or of Stockholder under this Agreement, and (z) except as otherwise agreed to in writing in advance by Cima, against (i) any Acquisition Proposal; (ii) any change in the Persons who constitute the board of directors of AAI that is not approved in advance by at least a majority of the Persons who were directors of AAI as of the date of this Agreement (or their successors who were so approved); and (iii) any other action or proposal involving AAI or any of its subsidiaries that is intended, or could reasonably be expected, to prevent, materially impede, or materially impair or delay consummation of the AAI Merger or the other transactions contemplated by the Merger Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Stockholder agrees not to enter into any agreement, letter of intent, agreement in principle or understanding with any Person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement or the Merger Agreement.

      SECTION 2.2     Grant of Irrevocable Proxy. Stockholder hereby appoints Cima and any designee of Cima, and each of them individually, as Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect the Subject Shares in accordance with Section 2.1. This proxy is given to secure the performance of the duties of Stockholder under this Agreement. The Stockholder shall promptly cause a copy of this Agreement to be deposited with AAI at its principal place of business. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

      SECTION 2.3     Nature of Irrevocable Proxy. The proxy and power of attorney granted pursuant to Section 2.2 by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement pursuant to Section 6.1.

      SECTION 2.4     Legend. Stockholder shall promptly cause the following legend to be conspicuously noted on each certificate representing its Subject Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER VOTING AGREEMENT DATED AS OF AUGUST 5, 2003. THE STOCKHOLDER VOTING AGREEMENT RESTRICTS THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND INCLUDES A VOTING AGREEMENT AND AN IRREVOCABLE PROXY TO VOTE THE SHARES REPRESENTED BY THIS CERTIFICATE.”

      SECTION 2.5     Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of AAI makes any agreement or understanding herein in his or her capacity as such a director or officer of AAI. Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Subject Shares and nothing herein shall limit or affect any actions taken by Stockholder or any Affiliate of Stockholder in his capacity as an officer or director of AAI to the extent permitted by the Merger Agreement.

ARTICLE III

COVENANTS

      SECTION 3.1     Generally. Stockholder agrees that, except as contemplated by the terms of this Agreement and the Merger Agreement, during the Voting Period, he shall not (a) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement

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with respect to, or consent to, the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Shares, except for transfers by operation of law, by will or pursuant to the laws of descent or distribution; or (b) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting his ability to perform his obligations under this Agreement.

      SECTION 3.2     Standstill Obligations of Stockholder. Stockholder, jointly and severally, covenants and agrees with Cima that, during the period commencing on the date hereof and ending on the date this Agreement is terminated under Section 6.1 hereof:

      (a) Stockholder shall not, nor shall Stockholder permit any of his Affiliates to, nor shall Stockholder act in concert with or permit any Affiliate to act in concert with any Person to, solicit or participate, directly or indirectly, in any “solicitation” of “proxies” (as defined by the rules and regulations of the Securities and Exchange Commission) or powers of attorney or similar rights to vote from any holder of shares of Common Stock, nor shall they seek to advise or influence any Person with respect to the voting of any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that stockholders of AAI vote in favor of the AAI Merger and the Merger Agreement and otherwise as expressly provided by Article II of this Agreement.

      (b) Stockholder shall not, nor shall Stockholder permit any of his Affiliates to, nor shall Stockholder act in concert with or permit any Affiliate to act in concert with any Person to, deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to any arrangement or agreement with any Person with respect to the voting of such shares of Common Stock, except as provided by Article II of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

      Stockholder hereby represents and warrants, jointly and severally, to Cima as follows:

      SECTION 4.1     Capacity. Stockholder has all legal capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

      SECTION 4.2     Ownership of Shares. As of the date hereof, Stockholder is the lawful owner of 41,250 shares of Common Stock (the “Owned Shares”) and has the sole power to vote (or cause to be voted) such shares of Common Stock. Except as set forth on Schedule I hereto, neither Stockholder nor any Affiliate of Stockholder owns or holds any right to acquire any additional shares of any class of capital stock of AAI or other securities of AAI or any interest therein or any voting rights with respect to any securities of AAI. Stockholder has good and valid title to the Owned Shares, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.

      SECTION 4.3     No Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by the Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of the Subject Shares or assets may be bound or (ii) violate any applicable

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order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect Stockholder’s ability to perform his obligations under this Agreement.

      SECTION 4.4     Reliance by Cima. Stockholder understands and acknowledges that Cima is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CIMA

      Cima hereby represents and warrants to the Stockholder as follows:

      SECTION 5.1     Due Organization, etc. Cima is a company duly organized and validly existing under the Laws of the jurisdiction of its incorporation. Cima has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cima and constitutes a valid and binding obligation of Cima enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

      SECTION 5.2     Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Cima and the consummation by Cima of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by Cima or the consummation by Cima of the transactions contemplated hereby shall (i) conflict with or result in any breach of the organizational documents of Cima, (ii) result in a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Cima is a party or by which Cima or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect Cima’s ability to perform its obligations under this Agreement.

ARTICLE VI

TERMINATION

      SECTION 6.1     Termination. This Agreement shall terminate, and neither Cima nor Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (a) the mutual consent of Cima and Stockholder to terminate this Agreement, (b) the Effective Time, (c) the date of termination of the Merger Agreement in accordance with its terms, (d) the Termination Date or (e) the date of any amendment to the Merger Agreement in a manner that reduces the AAI Exchange Ratio, increases the Cima Exchange Ratio or amends or alters Section 6.04 therein in a manner adverse to Stockholder, unless consented to by Stockholder; provided, however, that (1) the termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement. Notwithstanding the foregoing, Sections 7.2 through 7.13, inclusive, of this Agreement shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

      SECTION 7.1     Publication. Stockholder hereby permits Cima to publish and disclose in the Proxy Statement (and all related documents and schedules filed with the Securities and Exchange Commission) his identity and ownership of shares of Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

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      SECTION 7.2     Further Actions. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

      SECTION 7.3     Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      SECTION 7.4     Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at Law or in equity.

      SECTION 7.5     Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in Person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to Cima, addressed to it at:

Cima Labs, Inc.
10000 Valley View Road
Eden Prairie, MN 55344-9361
Fax: (952) 947-8770
Attn: Chief Executive Officer

with a copy to:

Latham & Watkins LLP
650 Town Center Drive, Suite 2000
Cost Mesa, California 92626-1918

Attention:	Patrick T. Seaver

Charles K. Ruck
R. Scott Shean
Facsimile: (714) 755-8290

If to the Stockholder, addressed to it at:

Philip S. Tabbiner
2320 Scientific Park Drive
Wilmington, North Carolina 28405
Fax: (910) 815-2387
Attn: Philip S. Tabbiner

with a copy to:

Robinson, Bradshaw & Hinson, P.A.
101 N. Tryon Street, Suite 1900
Charlotte, North Carolina 28246

Attention:	Stephen M. Lynch

Matthew S. Churchill
Laura C. Smith
Facsimile: (704) 373-3955

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      SECTION 7.6     Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 7.7     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 7.8     Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

      SECTION 7.9     Assignment. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of each of the parties.

      SECTION 7.10     Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 7.11     Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

      SECTION 7.12     Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

      (a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

      (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.5. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

      (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

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ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12(c).

      SECTION 7.13     Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, Cima and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

CIMA LABS INC.

By:	/s/ STEVEN B. RATOFF

Steven B. Ratoff
Interim Chief Executive Officer

STOCKHOLDER

By:	/s/ PHILIP S. TABBINER

Philip S. Tabbiner, D.B.A.

SIGNATURE PAGE TO TABBINER VOTING AGREEMENT

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ANNEX B-3

STOCKHOLDER VOTING AGREEMENT

by and among
AAIPHARMA INC.
and
STEVEN B. RATOFF
dated as of August 5, 2003

STOCKHOLDER VOTING AGREEMENT

      This STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is entered into as of August 5, 2003, by and among aaiPharma Inc., a Delaware corporation (“AAI”), and Steven B. Ratoff (“Stockholder”), a stockholder of Cima Labs Inc., a Delaware corporation (“Cima”).

WITNESSETH:

      WHEREAS, as of the date hereof, Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) 93,530 shares of common stock, par value $0.01 per share (the “Common Stock”), of Cima, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination, merger, consolidation, reorganization or other change in the capital structure of Cima affecting the Common Stock (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as the “Subject Shares”);

      WHEREAS, AAI, Cima, Scarlet Holding Corporation, a Delaware corporation (“Holding Company”), Scarlet MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company (“S MergerCo”), and Crimson MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company (“C MergerCo”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, the “Merger Agreement”), pursuant to which Holding Company will acquire all of the capital stock of each of Cima and AAI through the merger of S MergerCo with and into AAI (the “AAI Merger”) and the merger of C MergerCo with and into Cima (the “Cima Merger”), with AAI and Cima surviving as wholly owned subsidiaries of Holding Company; and

      WHEREAS, as a condition to the willingness of AAI to enter into the Merger Agreement, and as an inducement and in consideration therefor, AAI has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

      SECTION 1.1     Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

      SECTION 2.1     Agreement to Vote the Subject Shares. Stockholder, in his capacity as such, hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the “Voting Period”), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of Cima, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of Cima, Stockholder shall vote (or cause to be voted) the Subject Shares (x) in favor of adoption of the Merger Agreement and the approval of the Cima Merger and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof), (y) against any action, proposal, transaction

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or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Cima or any of its subsidiaries under the Merger Agreement or of Stockholder under this Agreement, and (z) except as otherwise agreed to in writing in advance by AAI, against (i) any Acquisition Proposal; (ii) any change in the Persons who constitute the board of directors of Cima that is not approved in advance by at least a majority of the Persons who were directors of Cima as of the date of this Agreement (or their successors who were so approved); and (iii) any other action or proposal involving Cima or any of its subsidiaries that is intended, or could reasonably be expected, to prevent, materially impede, or materially impair or delay consummation of the Cima Merger or the other transactions contemplated by the Merger Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Stockholder agrees not to enter into any agreement, letter of intent, agreement in principle or understanding with any Person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement or the Merger Agreement.

      SECTION 2.2     Grant of Irrevocable Proxy. Stockholder hereby appoints AAI and any designee of AAI, and each of them individually, as Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect the Subject Shares in accordance with Section 2.1. This proxy is given to secure the performance of the duties of Stockholder under this Agreement. The Stockholder shall promptly cause a copy of this Agreement to be deposited with Cima at its principal place of business. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

      SECTION 2.3     Nature of Irrevocable Proxy. The proxy and power of attorney granted pursuant to Section 2.2 by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement pursuant to Section 6.1.

      SECTION 2.4     Legend. Stockholder shall promptly cause the following legend to be conspicuously noted on each certificate representing its Subject Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER VOTING AGREEMENT DATED AS OF AUGUST 5, 2003. THE STOCKHOLDER VOTING AGREEMENT RESTRICTS THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND INCLUDES A VOTING AGREEMENT AND AN IRREVOCABLE PROXY TO VOTE THE SHARES REPRESENTED BY THIS CERTIFICATE.”

      SECTION 2.5     Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of Cima makes any agreement or understanding herein in his or her capacity as such a director or officer of Cima. Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Subject Shares and nothing herein shall limit or affect any actions taken by Stockholder or any Affiliate of Stockholder in his capacity as an officer or director of Cima to the extent permitted by the Merger Agreement.

ARTICLE III

COVENANTS

      SECTION 3.1     Generally. Stockholder agrees that, except as contemplated by the terms of this Agreement and the Merger Agreement, during the Voting Period, he shall not (a) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement

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with respect to, or consent to, the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Shares, except for transfers by operation of law, by will or pursuant to the laws of descent or distribution; or (b) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting his ability to perform his obligations under this Agreement.

      SECTION 3.2     Standstill Obligations of Stockholder. Stockholder, jointly and severally, covenants and agrees with AAI that, during the period commencing on the date hereof and ending on the date this Agreement is terminated under Section 6.1 hereof:

(a) Stockholder shall not, nor shall Stockholder permit any of his Affiliates to, nor shall Stockholder act in concert with or permit any Affiliate to act in concert with any Person to, solicit or participate, directly or indirectly, in any “solicitation” of “proxies” (as defined by the rules and regulations of the Securities and Exchange Commission) or powers of attorney or similar rights to vote from any holder of shares of Common Stock, nor shall they seek to advise or influence any Person with respect to the voting of any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that stockholders of Cima vote in favor of the Cima Merger and the Merger Agreement and otherwise as expressly provided by Article II of this Agreement.

(b) Stockholder shall not, nor shall Stockholder permit any of his Affiliates to, nor shall Stockholder act in concert with or permit any Affiliate to act in concert with any Person to, deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to any arrangement or agreement with any Person with respect to the voting of such shares of Common Stock, except as provided by Article II of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

      Stockholder hereby represents and warrants, jointly and severally, to AAI as follows:

      SECTION 4.1     Capacity. Stockholder has all legal capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

      SECTION 4.2     Ownership of Shares. As of the date hereof, Stockholder is the lawful owner of 6,300 shares of Common Stock (the “Owned Shares”) and has the sole power to vote (or cause to be voted) such shares of Common Stock. Except as set forth on Schedule I hereto, neither Stockholder nor any Affiliate of Stockholder owns or holds any right to acquire any additional shares of any class of capital stock of Cima or other securities of Cima or any interest therein or any voting rights with respect to any securities of Cima. Stockholder has good and valid title to the Owned Shares, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.

      SECTION 4.3     No Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by the Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Stockholder is a party or by

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which Stockholder or any of the Subject Shares or assets may be bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect Stockholder’s ability to perform his obligations under this Agreement.

      SECTION 4.4     Reliance by AAI. Stockholder understands and acknowledges that AAI is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CIMA

      AAI hereby represents and warrants to the Stockholder as follows:

      SECTION 5.1     Due Organization, etc. AAI is a company duly organized and validly existing under the Laws of the jurisdiction of its incorporation. AAI has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by AAI and constitutes a valid and binding obligation of AAI enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

      SECTION 5.2     Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by AAI and the consummation by AAI of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by AAI or the consummation by AAI of the transactions contemplated hereby shall (i) conflict with or result in any breach of the organizational documents of AAI, (ii) result in a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which AAI is a party or by which AAI or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect AAI’s ability to perform its obligations under this Agreement.

ARTICLE VI

TERMINATION

      SECTION 6.1     Termination. This Agreement shall terminate, and neither AAI nor Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (a) the mutual consent of AAI and Stockholder to terminate this Agreement, (b) the Effective Time, (c) the date of termination of the Merger Agreement in accordance with its terms, (d) the Termination Date or (e) the date of any amendment to the Merger Agreement in a manner that reduces the Cima Exchange Ratio, increases the AAI Exchange Ratio or amends or alters Section 6.04 therein in a manner adverse to Stockholder, unless consented to by Stockholder; provided, however, that (1) the termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement. Notwithstanding the foregoing, Sections 7.2 through 7.13, inclusive, of this Agreement shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

      SECTION 7.1     Publication. Stockholder hereby permits AAI to publish and disclose in the Proxy Statement (and all related documents and schedules filed with the Securities and Exchange Commission) his identity and ownership of shares of Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

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      SECTION 7.2     Further Actions. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

      SECTION 7.3     Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      SECTION 7.4     Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at Law or in equity.

      SECTION 7.5     Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in Person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

      If to AAI, addressed to it at:

aaiPharma Inc.
2320 Scientific Park Drive
Wilmington, North Carolina 28405
Facsimile: (910) 815-2387
Attention: Gregory S. Bentley, General Counsel

      with a copy to:

Robinson, Bradshaw & Hinson, P.A.
101 N. Tryon Street, Suite 1900
Charlotte, North Carolina 28246

Attention:	Stephen M. Lynch

Matthew S. Churchill
Laura C. Smith
Facsimile: (704) 373-3955

      If to the Stockholder, addressed to it at:

Steven B. Ratoff
c/o Cima Labs, Inc.
10000 Valley View Road
Eden Prairie, MN 55344
Fax:(952) 947-8711
Attn: Steven B. Ratoff

with a copy to:

Latham & Watkins LLP
650 Town Center Drive, Suite 2000
Cost Mesa, California 92626-1918

Attention:	Patrick T. Seaver

Charles K. Ruck
R. Scott Shean
Facsimile: (714) 755-8290

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      SECTION 7.6     Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 7.7     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 7.8     Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

      SECTION 7.9     Assignment. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of each of the parties.

      SECTION 7.10     Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 7.11     Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

      SECTION 7.12     Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

      (a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

      (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.5. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

      (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

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ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12(c).

      SECTION 7.13     Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, AAI and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

AAIPHARMA INC.

By:	/s/ PHILIP S. TABBINER

Philip S. Tabbiner
President and Chief Executive Officer

STOCKHOLDER

By:	/s/ STEVEN B. RATOFF

Steven B. Ratoff

SIGNATURE PAGE TO RATOFF VOTING AGREEMENT

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ANNEX B-4

STOCKHOLDER VOTING AGREEMENT

by and among
AAIPHARMA INC.
and
JOHN M. SIEBERT
Dated as of August 5, 2003

STOCKHOLDER VOTING AGREEMENT

      This STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is entered into as of August 5, 2003, by and among aaiPharma Inc., a Delaware corporation (“AAI”), and John M. Siebert (“Stockholder”), a stockholder of Cima Labs Inc., a Delaware corporation (“Cima”).

WITNESSETH:

      WHEREAS, as of the date hereof, Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) 338,096 shares of common stock, par value $0.01 per share (the “Common Stock”), of Cima, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination, merger, consolidation, reorganization or other change in the capital structure of Cima affecting the Common Stock (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as the “Subject Shares”);

      WHEREAS, AAI, Cima, Scarlet Holding Corporation, a Delaware corporation (“Holding Company”), Scarlet MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company (“S MergerCo”), and Crimson MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company (“C MergerCo”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, the “Merger Agreement”), pursuant to which Holding Company will acquire all of the capital stock of each of Cima and AAI through the merger of S MergerCo with and into AAI (the “AAI Merger”) and the merger of C MergerCo with and into Cima (the “Cima Merger”), with AAI and Cima surviving as wholly owned subsidiaries of Holding Company; and

      WHEREAS, as a condition to the willingness of AAI to enter into the Merger Agreement, and as an inducement and in consideration therefor, AAI has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

      SECTION 1.1     Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

      SECTION 2.1     Agreement to Vote the Subject Shares. Stockholder, in his capacity as such, hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the “Voting Period”), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of Cima, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of Cima, Stockholder shall vote (or cause to be voted) the Subject Shares (x) in favor of adoption of the Merger Agreement and the approval of the Cima Merger and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof), (y) against any action, proposal, transaction

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or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Cima or any of its subsidiaries under the Merger Agreement or of Stockholder under this Agreement, and (z) except as otherwise agreed to in writing in advance by AAI, against (i) any Acquisition Proposal; (ii) any change in the Persons who constitute the board of directors of Cima that is not approved in advance by at least a majority of the Persons who were directors of Cima as of the date of this Agreement (or their successors who were so approved); and (iii) any other action or proposal involving Cima or any of its subsidiaries that is intended, or could reasonably be expected, to prevent, materially impede, or materially impair or delay consummation of the Cima Merger or the other transactions contemplated by the Merger Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Stockholder agrees not to enter into any agreement, letter of intent, agreement in principle or understanding with any Person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement or the Merger Agreement.

      SECTION 2.2     Grant of Irrevocable Proxy. Stockholder hereby appoints AAI and any designee of AAI, and each of them individually, as Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect the Subject Shares in accordance with Section 2.1. This proxy is given to secure the performance of the duties of Stockholder under this Agreement. The Stockholder shall promptly cause a copy of this Agreement to be deposited with Cima at its principal place of business. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

      SECTION 2.3     Nature of Irrevocable Proxy. The proxy and power of attorney granted pursuant to Section 2.2 by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement pursuant to Section 6.1.

      SECTION 2.4     Legend. Stockholder shall promptly cause the following legend to be conspicuously noted on each certificate representing its Subject Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER VOTING AGREEMENT DATED AS OF AUGUST 5, 2003. THE STOCKHOLDER VOTING AGREEMENT RESTRICTS THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND INCLUDES A VOTING AGREEMENT AND AN IRREVOCABLE PROXY TO VOTE THE SHARES REPRESENTED BY THIS CERTIFICATE.”

      SECTION 2.5     Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of Cima makes any agreement or understanding herein in his or her capacity as such a director or officer of Cima. Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Subject Shares and nothing herein shall limit or affect any actions taken by Stockholder or any Affiliate of Stockholder in his capacity as an officer or director of Cima to the extent permitted by the Merger Agreement.

ARTICLE III

COVENANTS

      SECTION 3.1     Generally. Stockholder agrees that, except as contemplated by the terms of this Agreement and the Merger Agreement or as set forth on Schedule I hereto, during the Voting Period, he shall not (a) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any

B-4-2

contract, option or other agreement with respect to, or consent to, the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Shares, except for transfers by operation of law, by will or pursuant to the laws of descent or distribution; or (b) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting his ability to perform his obligations under this Agreement.

      SECTION 3.2     Standstill Obligations of Stockholder. Stockholder, jointly and severally, covenants and agrees with AAI that, during the period commencing on the date hereof and ending on the date this Agreement is terminated under Section 6.1 hereof:

(a) Stockholder shall not, nor shall Stockholder permit any of his Affiliates to, nor shall Stockholder act in concert with or permit any Affiliate to act in concert with any Person to, solicit or participate, directly or indirectly, in any “solicitation” of “proxies” (as defined by the rules and regulations of the Securities and Exchange Commission) or powers of attorney or similar rights to vote from any holder of shares of Common Stock, nor shall they seek to advise or influence any Person with respect to the voting of any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that stockholders of Cima vote in favor of the Cima Merger and the Merger Agreement and otherwise as expressly provided by Article II of this Agreement.

(b) Stockholder shall not, nor shall Stockholder permit any of his Affiliates to, nor shall Stockholder act in concert with or permit any Affiliate to act in concert with any Person to, deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to any arrangement or agreement with any Person with respect to the voting of such shares of Common Stock, except as provided by Article II or Schedule I of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

      Stockholder hereby represents and warrants, jointly and severally, to AAI as follows:

      SECTION 4.1     Capacity. Stockholder has all legal capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

      SECTION 4.2     Ownership of Shares. As of the date hereof, Stockholder is the lawful owner of 195,120 shares of Common Stock (the “Owned Shares”) and has the sole power to vote (or cause to be voted) such shares of Common Stock. Except as set forth on Schedule II hereto, neither Stockholder nor any Affiliate of Stockholder owns or holds any right to acquire any additional shares of any class of capital stock of Cima or other securities of Cima or any interest therein or any voting rights with respect to any securities of Cima. Except as set forth on Schedule I hereto, Stockholder has good and valid title to the Owned Shares, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.

      SECTION 4.3     No Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by the Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Stockholder is a party or by

B-4-3

which Stockholder or any of the Subject Shares or assets may be bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect Stockholder’s ability to perform his obligations under this Agreement.

      SECTION 4.4     Reliance by AAI. Stockholder understands and acknowledges that AAI is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CIMA

      AAI hereby represents and warrants to the Stockholder as follows:

      SECTION 5.1     Due Organization, etc. AAI is a company duly organized and validly existing under the Laws of the jurisdiction of its incorporation. AAI has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by AAI and constitutes a valid and binding obligation of AAI enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

      SECTION 5.2     Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by AAI and the consummation by AAI of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by AAI or the consummation by AAI of the transactions contemplated hereby shall (i) conflict with or result in any breach of the organizational documents of AAI, (ii) result in a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which AAI is a party or by which AAI or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect AAI’s ability to perform its obligations under this Agreement.

ARTICLE VI

TERMINATION

      SECTION 6.1     Termination. This Agreement shall terminate, and neither AAI nor Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (a) the mutual consent of AAI and Stockholder to terminate this Agreement, (b) the Effective Time, (c) the date of termination of the Merger Agreement in accordance with its terms, (d) the Termination Date or (e) the date of any amendment to the Merger Agreement in a manner that reduces the Cima Exchange Ratio, increases the AAI Exchange Ratio or amends or alters Section 6.04 therein in a manner adverse to Stockholder, unless consented to by Stockholder; provided, however, that (1) the termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement. Notwithstanding the foregoing, Sections 7.2 through 7.13, inclusive, of this Agreement shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

      SECTION 7.1     Publication. Stockholder hereby permits AAI to publish and disclose in the Proxy Statement (and all related documents and schedules filed with the Securities and Exchange Commission) his identity and ownership of shares of Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

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      SECTION 7.2     Further Actions. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

      SECTION 7.3     Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      SECTION 7.4     Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at Law or in equity.

      SECTION 7.5     Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in Person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

      If to AAI, addressed to it at:

aaiPharma Inc.
2320 Scientific Park Drive
Wilmington, North Carolina 28405
Facsimile: (910) 815-2387
Attention: Gregory S. Bentley, General Counsel

with a copy to:

Robinson, Bradshaw & Hinson, P.A.
101 N. Tryon Street, Suite 1900
Charlotte, North Carolina 28246

Attention:	Stephen M. Lynch

Matthew S. Churchill
Laura C. Smith
Facsimile: (704) 373-3955

If to the Stockholder, addressed to it at:

John M. Siebert
c/o CyDex, Inc.
12980 Metcalf Avenue, Suite 470
Overland Park, KS 66213
Fax:(913) 685-8856
Attn: John M. Siebert

with a copy to:

Latham & Watkins LLP
650 Town Center Drive, Suite 2000
Cost Mesa, California 92626-1918

Attention:	Patrick T. Seaver

Charles K. Ruck
R. Scott Shean
Facsimile: (714) 755-8290

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      SECTION 7.6     Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 7.7     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 7.8     Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

      SECTION 7.9     Assignment. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of each of the parties.

      SECTION 7.10     Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 7.11     Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

      SECTION 7.12     Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

      (a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

      (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.5. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

      (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

B-4-6

ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12(c).

      SECTION 7.13     Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, AAI and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

AAIPHARMA INC.

By:	/s/ PHILIP S. TABBINER

Philip S. Tabbiner
President and Chief Executive Officer

STOCKHOLDER

By:	/s/ JOHN M. SIEBERT

John M. Siebert, Ph.D.

SIGNATURE PAGE TO SIEBERT VOTING AGREEMENT

B-4-7

ANNEX C

RESTATED

CERTIFICATE OF INCORPORATION
OF
[AAIPHARMA/CIMA INC.]

      The present name of the Corporation is Scarlet Holding Corporation. The Corporation was incorporated under the name Scarlet Holding Corporation by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on July 18, 2003. This Restated Certificate of Incorporation of the Corporation, which restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by written consent of its sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

      FIRST.     The name of the Corporation is [aaiPharma/CIMA Inc.]

      SECOND.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD.     The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

      FOURTH.     The total number of shares of all classes of stock that the Corporation shall have authority to issue is 210,000,000 shares, consisting of (i) 200,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation issued and outstanding and entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

      The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

      A.     COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

      B.     PREFERRED STOCK.

      Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Restated Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

      Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix the number of shares thereof, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Restated Certificate of Incorporation.

      FIFTH.     In furtherance of and not in limitation of powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with this Article FIFTH.

      SIXTH.     Except to the extent that the General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any other provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article SIXTH.

      SEVENTH.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

      EIGHTH.     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

A. Number of Directors. The number of directors of the Corporation shall not be less than one (1). The exact number of directors shall be fixed from time to time by resolution of the Board of Directors or by a nominating committee appointed by the Board of Directors.

B. Classes of Directors. Until the first annual meeting of stockholders of the Corporation following effectiveness of this Restated Certificate of Incorporation (the “First Annual Meeting”), the Board of Directors shall consist of one class of directors. From and after the First Annual Meeting, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.

C. Election of Directors. Elections of directors need not be by written ballot.

D. Terms of Office. Each director in office as of the date hereof (and any director nominated by the board of directors or the nominating committee to fill a vacancy prior to the First Annual Meeting) shall hold office until the First Annual Meeting or until his or her successor is duly elected and qualified. At the First Annual Meeting, all directorships shall be up for election, with each person nominated as a director being nominated as either a Class I, Class II, or Class III director. From and after the First Annual Meeting, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting immediately following the First Annual Meeting; each initial director in Class II shall serve for a term ending on the date of the second annual meeting following the First Annual Meeting; and each initial director in Class III shall serve for a term ending on the date of the third annual meeting following the First Annual Meeting. A director, including a director elected or appointed to fill a newly created directorship, shall hold office until the annual meeting at which his term expires and until his successor has been elected and qualified, subject, however, to prior death, resignation or removal from office.

E. Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business; provided, that in no case shall less than one-third of the number of directors fixed pursuant to Section A above constitute a quorum. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Restated Certificate of Incorporation.

F. Resignation; Removal. Any director may resign at any time upon written notice or notice by electronic transmission to the attention of the secretary of the Corporation. Prior to the First Annual Meeting, directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of the voting power of the Corporation issued and outstanding and entitled to vote. From and after the First Annual Meeting, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the Corporation issued and outstanding and entitled to vote.

G. Vacancies. Any vacancy in the Board of Directors, however occurring, or any newly created directorship resulting from an enlargement of the board, shall be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a nominating committee appointed by the Board of Directors, or by a sole remaining director and not by stockholders, unless the Board of Directors so directs or as required by law. From and after the First Annual Meeting, a director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

H. Amendments to Article. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article EIGHTH.

I. Notwithstanding the provisions of A through D, and F and G of this Article EIGHTH, whenever the holders of outstanding shares of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or as a separate class with one or more such other series, to elect directors at an annual or special meeting of the stockholders, the election, term of office, removal, filling of vacancies, and other features of such directorship shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article EIGHTH, unless expressly provided by such terms.

      NINTH.     Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

      TENTH.     Special meetings of stockholders may be called at any time by (and only by) the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article TENTH.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by its President this      day of                     , 2003.

[AAIPHARMA/CIMA INC]

By:

, President

ANNEX D

RESTATED

BY-LAWS
OF
[AAIPHARMA/CIMA INC]

ANNEX D

RESTATED

BY-LAWS
OF
[AAIPHARMA/CIMA INC]

ARTICLE I

CORPORATE OFFICES

      SECTION 1.1     Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

      SECTION 1.2     Other Offices. The Corporation may have other offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

      SECTION 2.1     Place and Time of Meetings. Meetings of stockholders shall be held at such time and place, or no place, within or outside the State of Delaware, designated by the Board of Directors.

      SECTION 2.2     Annual Meeting. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.

      SECTION 2.3     Special Meetings. Special meetings of the stockholders may be called only by the Board of Directors as permitted in the certificate of incorporation (All references to “certificate of incorporation” herein shall be references to the certificate of incorporation of the Corporation as amended, supplemented or restated from time to time). The Corporation shall promptly give notice to the stockholders entitled to vote upon the calling of a special meeting in accordance with the provisions of SECTIONS 2.4 and 2.5 hereof.

      SECTION 2.4     Notice of Stockholders’ Meetings. Unless otherwise provided by law, all notices of meetings with stockholders shall be in writing or by electronic transmission and shall be sent or otherwise given in accordance with SECTION 2.5 of these by-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

      SECTION 2.5     Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      SECTION 2.6     Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the Chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      SECTION 2.7     Adjourned Meeting; Notice. When a meeting is adjourned to another time or place, unless these by-laws otherwise require, notice need not be given of that adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 2.8     Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      SECTION 2.9     Notice of Stockholder Business and Nominations.

      (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this SECTION 2.9 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this SECTION 2.9.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this SECTION 2.9, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this SECTION 2.9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this SECTION 2.9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

      (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this SECTION 2.9 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this SECTION 2.9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this SECTION 2.9 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

      (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this SECTION 2.9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this SECTION 2.9. Except as otherwise required by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this SECTION 2.9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(iv) of this SECTION 2.9) and (b) if any proposed nomination or business was not made or proposed in compliance with this SECTION 2.9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this SECTION 2.9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of this SECTION 2.9, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this SECTION 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this SECTION 2.9. Nothing in this SECTION 2.9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

      SECTION 2.10     Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of SECTION 2.11 of these by-laws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of the State of Delaware (the “General Corporation Law”) (relating to voting rights of fiduciaries, pledgers and joint owners of stock and to voting trusts and other voting agreements).

      Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

      Unless otherwise required by law, the certificate of incorporation or these by-laws or any rule or regulation of any stock exchange or regulatory body applicable to the Corporation, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the votes of shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the question, voting as a single class. Directors of the Corporation shall be elected by plurality vote. Every reference in these by-laws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of capital stock shall refer to such majority or other proportion of the votes to which such shares of capital stock are entitled as provided in the certificate of incorporation.

      SECTION 2.11     Record Date for Stockholder Notice; Voting. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange or stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the Board of Directors does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      SECTION 2.12     Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law.

      SECTION 2.13     List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Subject to applicable law, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III

DIRECTORS

      SECTION 3.1     Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by the Restated Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      SECTION 3.2     Election of Directors. Directors shall be elected as provided by the certificate of incorporation. Only persons who are selected and recommended in accordance with SECTION 2.9 hereof prior to a meeting at which directors are to be elected will be eligible for election as directors, such determination to be made by the presiding officer of such meeting.

      SECTION 3.3     Place of Meetings; Meetings by Telephone. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      SECTION 3.4     Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

      SECTION 3.5     Special Meetings; Notice. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or a majority of the directors then in office.

      Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, or telegram, charges prepaid, or electronic transmission addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, overnight courier service or electronic transmission, it shall be delivered personally or by telephone or to the courier service or by electronic transmission at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting.

      SECTION 3.6     Board Action by Consent Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in accordance with the requirements of applicable law.

      SECTION 3.7     Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE IV

COMMITTEES

      SECTION 4.1     Committees of Directors. The Board of Directors may designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the by-laws of the Corporation, but subject to applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

      SECTION 4.2     Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

      SECTION 4.3     Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of these by-laws and the certificate of incorporation with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these by-laws.

ARTICLE V

OFFICERS

      SECTION 5.1     Officers. The officers of the Corporation shall be a chief executive officer, a president, a secretary, and a chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more vice presidents, one or more assistant vice presidents, one or more treasurers, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of SECTION 5.3 of these by-laws. Any number of offices may be held by the same person.

      SECTION 5.2     Appointment of Officers. The officers of the Corporation, except such officers as may be appointed (including those being appointed to fill any vacancy) in accordance with the provisions of SECTIONS 5.3 of these by-laws, shall be appointed by the Board of Directors.

      SECTION 5.3     Subordinate Officers. The Board of Directors may appoint, or empower the chief executive officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these by-laws or as the Board of Directors may from time to time determine.

      SECTION 5.4     Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power or removal may be conferred by the Board of Directors.

      Any officer may resign at any time by giving written notice or notice by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

      SECTION 5.5     Chairman of the Board. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these by-laws. He shall preside at any meetings of the stockholders of the Corporation, in the absence or nonexistence of a Chief Executive Officer. If there is no president, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in SECTION 5.6 of these by-laws.

      SECTION 5.6     Chief Executive Officer; President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these by-laws.

      SECTION 5.7     Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these by-laws, the president or the chairman of the board.

      SECTION 5.8     Secretary. The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Chairman of the Board or the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

      The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these by-laws. He shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these by-laws.

      SECTION 5.9     Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of it assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director and he shall report on the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these by-laws.

      SECTION 5.10     Treasurer. The treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, whenever they request it, and account for all his transactions as treasurer, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these by-laws.

      SECTION 5.11     Assistant Secretary. The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these by-laws.

      SECTION 5.12     Assistant Treasurer. The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these by-laws.

      SECTION 5.13     Representation of Shares of Other Corporations. The chairman of the board, the president, any vice president, the chief financial officer, or the secretary of this Corporation, or any other person authorized by the Board of Directors or the president is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

      SECTION 5.14     Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders.

ARTICLE VI

INDEMNITY

      SECTION 6.1     Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving, at the request of the Corporation, as a director or officer of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      SECTION 6.2     Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this ARTICLE VI, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

      SECTION 6.3     Successful Defense. To the extent that a current or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in SECTIONS 6.1 AND 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

      SECTION 6.4     Determination of Conduct. Subject to the provisions of SECTION 6.3, any indemnification under SECTIONS 6.1 AND 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in SECTIONS 6.1 AND 6.2. Such determination shall be made with respect to a person who is a director or officer at the time of such determination by (a) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (c) by the stockholders. Such determination shall be made, with respect to former officers and directors, by any person or persons having the authority to act on the matter on behalf of the Corporation. Notwithstanding the foregoing, a director, officer, employee or agent of the Corporation shall be entitled to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in SECTIONS 6.1 AND 6.2 by petitioning a court of competent jurisdiction.

      SECTION 6.5     Determination by Court. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by a person entitled to indemnification pursuant to Sections 6.1 and 6.2 has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

      SECTION 6.6     Payment of Expenses in Advance. To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding, by an individual who may be entitled to indemnification pursuant to SECTION 6.1 OR 6.2, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VI.

      SECTION 6.7     Indemnity Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this ARTICLE VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such persons’ official capacity and as to action in another capacity while holding such office.

      SECTION 6.8     Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE VI.

      SECTION 6.9     The Corporation. For purposes of this ARTICLE VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this ARTICLE VI (including, without limitation the provisions of SECTION 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      SECTION 6.10     Employee Benefit Plans. For purposes of this ARTICLE VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VI.

      SECTION 6.11     Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 6.12     Limitation on Indemnification. Notwithstanding anything contained in this ARTICLE VI to the contrary, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

ARTICLE VII

GENERAL MATTERS

      SECTION 7.1     Checks. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and other the persons so authorized shall sign or endorse those instruments.

      SECTION 7.2     Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these by-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      SECTION 7.3     Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      SECTION 7.4     Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      SECTION 7.5     Lost Certificates. Except as provided in this SECTION 7.5, no new certificate for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

      SECTION 7.6     Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these by-laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term “person” includes any individual, corporation, limited liability company, association, partnership, joint venture, trust, estate, or other entity or organization and the terms “includes” or “including” means includes or including without limitation.

      SECTION 7.7     Dividends. The directors of the Corporation, subject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

      The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

      SECTION 7.8     Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

      SECTION 7.9     Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      SECTION 7.10     Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

      SECTION 7.11     Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

      SECTION 7.12     Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of Delaware.

      SECTION 7.13     Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, or waiver thereof by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or directors need be specified in any waiver of notice unless so required by the certificate of incorporation or these by-laws.

ARTICLE VIII

AMENDMENTS

      In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these by-laws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the by-laws; provided, however, that, with respect to the powers of the holders of capital stock to adopt, amend, or repeal by-laws of the Corporation, notwithstanding any other provision of these by-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these by-laws, or any preferred stock, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend, or repeal any provision of these by-laws.

ANNEX E

Banc of America Securities LLC
9 West 57th Street
24th Floor
New York, NY 10019

Tel 212.583.8000

August 4, 2003

Board of Directors

aaiPharma, Inc.
2320 Scientific Park Drive
Wilmington, NC 28405

Members of the Board of Directors:

      You have requested our opinion as to the fairness from a financial point of view to the stockholders of aaiPharma, Inc. (“aaiPharma”) of the Exchange Ratio (as defined below) provided for in connection with the proposed series of related transactions (collectively, the “Transaction”) whereby aaiPharma and CIMA LABS INC. (“CIMA”) will be combined under SCARLET HOLDING CORPORATION, a wholly owned subsidiary of aaiPharma (“Holding Company”). Pursuant to the terms of the Agreement and Plan of Merger, to be dated as of August 5, 2003 (the “Agreement”), to be entered into among aaiPharma, CIMA, Holding Company, SCARLET MERGERCO, INC., a wholly owned subsidiary of Holding Company (“S MergerCo”) and CRIMSON MERGERCO, INC., a wholly owned subsidiary of Holding Company (“C MergerCo”), S MergerCo will merge with and into aaiPharma and C MergerCo will merge with and into CIMA resulting in each of aaiPharma and CIMA becoming wholly owned subsidiaries of Holding Company.

      Stockholders of aaiPharma will receive for each share of common stock, par value $0.001 per share, of aaiPharma (the “aaiPharma Common Stock”), held by them, other than aaiPharma Common Stock held by aaiPharma or owned by CIMA, Holding Company, S MergerCo or C MergerCo, 1.0000 share of common stock, par value $0.01 per share, of Holding Company (the “HoldCo Common Stock”) and stockholders of CIMA will receive for each share of common stock, par value $0.01 per share, of CIMA (the “CIMA Common Stock”), held by them, other than CIMA Common Stock held by CIMA or owned by aaiPharma, Holding Company, S MergerCo or C MergerCo, 1.3657 shares of HoldCo Common Stock (collectively, the “Exchange Ratio”). You have informed us, and we have assumed, that the Transaction will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. The terms and conditions of the Transaction are more fully set out in the Agreement.

      For purposes of the opinion set forth herein, we have:

(i) reviewed certain publicly available financial statements and other business and financial information of aaiPharma and CIMA, respectively;

(ii) reviewed certain internal financial statements and other financial and operating data concerning aaiPharma and CIMA, respectively;

(iii) analyzed certain financial forecasts prepared by the managements of aaiPharma and CIMA, respectively;

(iv) reviewed and discussed with senior executives of aaiPharma and CIMA information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the managements of aaiPharma and CIMA, respectively;

(v) discussed the past and current operations, financial condition and prospects of aaiPharma with senior executives of aaiPharma and discussed the past and current operations, financial condition and prospects of CIMA with senior executives of CIMA;

(vi) reviewed the pro forma impact of the Transaction on aaiPharma’s and CIMA’s earnings per share, cash flow, consolidated capitalization and financial ratios;

(vii) reviewed information prepared by members of the senior management of aaiPharma and CIMA relating to the relative contributions of aaiPharma and CIMA to the combined company;

(viii) reviewed the reported prices and trading activity for the aaiPharma Common Stock and the CIMA Common Stock;

(ix) compared the financial performance of aaiPharma and CIMA and the prices and trading activity of the aaiPharma Common Stock and the CIMA Common Stock with that of certain other publicly traded companies we deemed relevant;

(x) reviewed certain financial terms of the Transaction as compared to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

(xi) participated in discussions and negotiations among representatives of aaiPharma and CIMA and their financial and legal advisors;

(xii) reviewed the August 4, 2003 draft of the Agreement (“the Draft Agreement”) and certain related documents; and

(xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

      We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of aaiPharma and CIMA. In arriving at our opinion, we have relied upon aaiPharma’s estimates relating to certain strategic, financial and operational benefits anticipated from the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of aaiPharma or CIMA, nor have we been furnished with any such appraisals.

      We have assumed that the final executed Agreement will not differ in any material respect form the Draft Agreement reviewed by us, and that the Transaction will be consummated as provided in the Draft Agreement, with full satisfaction of all covenants and conditions set forth in the Draft Agreement and without any waivers thereof.

      We have acted as financial advisor to the Board of Directors of aaiPharma in connection with the Transaction and will receive a fee for our services, portions of which are contingent upon the rendering of this opinion and the consummation of the Transaction. We or our affiliates have provided and may in the future provide financial advisory and financing services to aaiPharma and CIMA and have received or may in the future receive fees for the rendering of these services. Bank of America, N.A., an affiliate of ours, serves as agent bank and is a lender under aaiPharma’s senior credit facility and has received fees for the rendering of such services. In the ordinary course of their businesses, we and/or our affiliates may actively trade the debt and equity securities or loans of aaiPharma and CIMA for our own account or for the accounts of customers, and, accordingly, they may at any time hold long or short positions in such securities or loans.

      It is understood that this letter is for the benefit and use of the Board of Directors of aaiPharma in connection with and for purposes of its evaluation of the Transaction. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be included in its entirety in any filing made by aaiPharma, CIMA or Holding Company in respect of the Transaction with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form reasonably acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

      Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion. This opinion does not in any manner address the prices at which the HoldCo Common Stock will trade following consummation of the Transaction. In addition, we express no opinion or recommendation as to how the stockholders of aaiPharma and CIMA should vote at the stockholders’ meetings held in connection with the Transaction.

      Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio in the proposed Transaction is fair from a financial point of view to the stockholders of aaiPharma.

Very truly yours,

BANC OF AMERICA SECURITIES LLC

ANNEX F

August 5, 2003 Board of Directors CIMA LABS INC. 10000 Valley View Road Eden Prairie, Minnesota 55344 Gentlemen:

      Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to CIMA LABS INC. (“CIMA” or the “Company”) in connection with the proposed combination (the “Transaction”) of CIMA and aaiPharma Inc. (“aaiPharma”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 5, 2003 by and between CIMA, aaiPharma, Scarlet Holding Corporation (“Holding Company”), a direct wholly owned subsidiary of aaiPharma, Scarlet MergerCo, Inc. (“S MergerCo”), a direct wholly owned subsidiary of Holding Company, and Crimson MergerCo, Inc. (“C MergerCo”), a direct wholly owned subsidiary of Holding Company, which provides, among other things, for the merger of S MergerCo with and into aaiPharma (the “aaiPharma Merger”) and the merger of C MergerCo with and into CIMA (the “CIMA Merger”, and together with the aaiPharma Merger, the “Mergers”). Pursuant to the Mergers, aaiPharma and the Company will become wholly owned subsidiaries of Holding Company. We understand that, pursuant to the aaiPharma Merger, each issued and outstanding share of common stock, par value $0.001 per share, of aaiPharma (“aaiPharma Common Stock”), other than shares of aaiPharma Common Stock held by aaiPharma or owned by CIMA, Holding Company, C MergerCo or S MergerCo, will be converted into the right to receive 1.0000 (the “aaiPharma Exchange Ratio”) fully paid and nonassessable shares of common stock, par value $0.01 per share, of Holding Company (“Holding Company Common Stock”), and that pursuant to the CIMA Merger, each issued and outstanding share of common stock, par value $0.01 per share, of CIMA (“Company Common Stock”), other than shares of Company Common Stock held by CIMA or owned by aaiPharma, Holding Company, C MergerCo or S MergerCo, will be converted into the right to receive 1.3657 (the “CIMA Exchange Ratio”) fully paid and nonassessable shares of Holding Company Common Stock. The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

      You have requested Deutsche Bank’s opinion, as investment bankers, as to the fairness of the CIMA Exchange Ratio, from a financial point of view, to the holders of the Company Common Stock.

      In connection with Deutsche Bank’s role as financial advisor to CIMA, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning the Company and aaiPharma and certain internal analyses and other information furnished to it by the Company and aaiPharma. Deutsche Bank has also held discussions with members of the senior managements of CIMA and aaiPharma regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for the Company Common Stock and aaiPharma Common Stock, (ii) compared certain financial and stock market information for the Company and aaiPharma with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

      Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning CIMA or aaiPharma, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of CIMA or aaiPharma. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by CIMA and aaiPharma to be achieved as a result of the Transaction (collectively, the “Synergies”), made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of CIMA or aaiPharma, as the case may be, as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. Deutsche Bank’s opinion is necessarily based upon economic, market and other conditions in effect on, and the information made available to it as of, the date hereof.

      For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of CIMA, aaiPharma and Holding Company contained in the Merger Agreement are true and correct, CIMA, aaiPharma and Holding Company will each perform all of the covenants and agreements to be performed under the Merger Agreement, all conditions to the obligations of each of CIMA and aaiPharma to consummate the CIMA Merger and the aaiPharma Merger, respectively, will be satisfied without any waiver thereof, and the aaiPharma Merger will occur substantially simultaneously with the CIMA Merger and pursuant to the aaiPharma Exchange Ratio. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either CIMA or aaiPharma is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on CIMA or aaiPharma or materially reduce the contemplated benefits of the Transaction to CIMA or the holders of the Company Common Stock.

      In addition, you have informed Deutsche Bank, and accordingly for purposes of rendering its opinion Deutsche Bank has assumed, that the Transaction will be tax-free to each of CIMA and aaiPharma and their respective stockholders. In arriving at this opinion, Deutsche Bank analyzed the Transaction as a strategic business combination not involving a sale of control of CIMA. Deutsche Bank was not authorized by CIMA or its Board of Directors to solicit, and did not solicit, third-party indications of interest with respect to the acquisition of all or any part of CIMA or any other extraordinary transaction involving CIMA.

      Deutsche Bank does not express any opinion as to the price or range of prices at which Company Common Stock or aaiPharma Common Stock may trade subsequent to the announcement of the Transaction or as to the price or range of prices at which Holding Company Common Stock may trade subsequent to the consummation of the Transaction.

      This opinion is addressed to, and for the use and benefit of, the Board of Directors of CIMA and is not a recommendation to any stockholders of CIMA as to how such stockholder should vote with respect to the Transaction or any matter contemplated by the Merger Agreement. This opinion is limited to the fairness of the CIMA Exchange Ratio, from a financial point of view, to the holders of the Company Common Stock, and Deutsche Bank expresses no opinion as to the relative merits of the Transaction or any other business strategy for CIMA or as to the underlying decision by CIMA to engage in the Transaction.

      Deutsche Bank will be paid a fee for its services as financial advisor to CIMA in connection with the Transaction, the majority of which is contingent upon consummation of the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking, commercial banking or other financial services to CIMA and aaiPharma or their affiliates for which it has received compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of CIMA and aaiPharma for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

      Based upon and subject to the foregoing, it is Deutsche Bank’s opinion as of the date hereof as investment bankers that the CIMA Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock.

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

aaiPharma Stockholders’ Meeting , 2003	CIMA Stockholders’ Meeting , 2003

JOINT PROXY STATEMENT/PROSPECTUS

Dated                     , 2003

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.     Indemnification of Directors and Officers

      The General Corporation Law of the State of Delaware permits a Delaware corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as an officer, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that the provision cannot limit the liability of a director for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	acts or omissions by the director not in good faith or that involve intentional misconduct or a knowing violation of law,

•	liability under section 174 of the General Corporation Law of the State of Delaware for unlawful payment of dividends or stock purchases or redemptions by the corporation, or

•	any transaction from which the director derived an improper personal benefit.

      New Parent’s restated certificate of incorporation provides that New Parent directors shall not be personally liable to New Parent or New Parent stockholders for monetary damages for breach of fiduciary duty as a director except to the extent the exclusion from liability is not permitted under the General Corporation Law of the State of Delaware.

      Under the General Corporation Law of the State of Delaware, a corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding:

•	if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

•	in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

      Under the General Corporation Law of the State of Delaware, a corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with the defense of an action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that the indemnification will be denied if the individual is found liable to the corporation unless the Delaware Court of Chancery or the court in which such action was brought determines the person is nevertheless fairly and reasonably entitled to the indemnification.

      The General Corporation Law of the State of Delaware provides that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not itself create a presumption that the person failed to act in a manner that would permit indemnification under the General Corporation Law of the State of Delaware.

      A corporation is required under the General Corporation Law of the State of Delaware to indemnify a present or former director or officer who has been successful on the merits or otherwise in his or her defense of any threatened, pending or completed action, suit or proceeding, or any claims, issue or matter therein, referred to above against expenses actually and reasonably incurred by him or her in connection with that defense.

      Under the General Corporation Law of the State of Delaware, expenses incurred by a current officer or director of a corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the matter if the officer or director agrees to repay the advanced amount if it ultimately shall be determined that he or she is not entitled to the indemnification. Additionally, expenses may be advanced to former officers or directors or other employees or agents of the corporation as deemed appropriate by the corporation’s board of directors.

      The provisions in the General Corporation Law of the State of Delaware regarding indemnification and expense advancement summarized above are not exclusive of any other rights under New Parent’s restated certificate of incorporation or by-laws, a vote of stockholders or disinterested directors, agreement or otherwise. New Parent’s by-laws provide for the mandatory indemnification of and advancement of expenses to its past and current officers and directors to the extent permitted by the General Corporation Law of the State of Delaware; provided, however, that New Parent’s by-laws provide that New Parent will not indemnify its officers and directors:

•	with respect to any action, suit or proceeding (except for those to enforce rights of indemnification) commenced by an officer or director without the approval or consent of New Parent’s board of directors;

•	for any expenses and amounts paid by an officer or director in settlement of any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934; and

•	for any amount paid in settlement by an officer or director of any action, suit or proceeding not approved in advance by New Parent, which consent cannot be unreasonably withheld.

      After the merger has been completed, New Parent has agreed pursuant to the merger agreement to indemnify each present and former director and officer of aaiPharma, CIMA and their subsidiaries to the fullest extent permitted by law against all costs or expenses, judgments, fines, losses, claims, damages or liabilities as incurred in connection with any claim, action, suit, proceeding or investigation arising out of actions or omissions occurring at or before the completion of the merger. Additionally, to the extent permitted by law, for a period of six years following completion of the merger, New Parent has agreed pursuant to the merger agreement to cause the constituent documents of aaiPharma and CIMA, or their successors, to contain provisions regarding exculpation, indemnification and advancement of expenses at least as favorable to the intended beneficiaries as those presently contained in the constituent documents of aaiPharma and CIMA, as the case may be, prior to completion of the merger.

      The General Corporation Law of the State of Delaware permits corporations to purchase and maintain directors’ and officers’ liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability assessed or incurred by that person in such capacity, whether or not indemnification would be permissible. The merger agreement provides that for a period of six years after the date the merger is completed, New Parent will use all reasonable best efforts to maintain directors’ and officers’ liability insurance for acts and omissions occurring before the merger in an amount and scope at least as favorable to the recipients of the insurance as aaiPharma’s and CIMA’ directors’ and officers’ liability insurance coverage, as the case may be, existing prior to the completion of the merger. New Parent, however, will not be required under the merger agreement to pay annual premiums in excess of $4 million to maintain the directors’ and officers’ insurance coverage.

Item 21.	Exhibits and Financial Statement Schedules

      The following documents are filed herewith or incorporated herein by reference.

Exhibit
Number		Description

2.1		Agreement and Plan of Merger dated as of August 5, 2003 by and between aaiPharma Inc., CIMA LABS INC., Scarlet Holding Corporation, Scarlet MergerCo, Inc., and Crimson MergerCo, Inc. (attached as Annex A to the joint proxy statement/prospectus that is a part of this registration statement)
3.1		Certificate of Incorporation of Scarlet Holding Corporation
3.2		Form of Restated Certificate of Incorporation of Scarlet Holding Corporation to be in effect as of the effective time of the merger (attached as Annex C to the joint proxy statement/prospectus that is a part of this registration statement)
3.3		Form of Restated By-laws of Scarlet Holding Corporation to be in effect as of the effective time of the merger (attached as Annex D to the joint proxy statement/prospectus that is a part of this registration statement)
4.1		Articles Fourth, Fifth, Sixth, Eighth, Ninth and Tenth of the Restated Certificate of Incorporation of Scarlet Holding Corporation (included in Exhibit 3.2 above)
4.2		Articles II and VII of the Restated By-laws of Scarlet Holding Corporation (included in Exhibit 3.3 above)
4	.3*	Specimen Certificate for shares of Common Stock, $0.01 par value per share, of Scarlet Holding Corporation
4.4		Form of Rights Agreement to be entered into between Scarlet Holding Corporation and the Rights Agent at the effective time of the merger
5	.1*	Opinion of Robinson, Bradshaw & Hinson, P.A. as to the validity of the securities being offered
8	.1*	Opinion of Robinson, Bradshaw & Hinson, P.A. as to tax matters
8	.2*	Opinion of Latham & Watkins LLP as to tax matters
21.1		Subsidiaries of Scarlet Holding Corporation
23	.1*	Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.1)
23	.2*	Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 8.1)
23	.3*	Consent of Latham & Watkins LLP (included in Exhibit 8.2)
23.4		Consent of Ernst & Young LLP (Raleigh, North Carolina)
23.5		Consent of Ernst & Young LLP (Minneapolis, Minnesota)
24.1		Power of Attorney (included on signature page to this registration statement)
99.1		Consent of Frederick D. Sancilio
99.2		Consent of Steven B. Ratoff
99.3		Form of Proxy Card of aaiPharma Inc.
99.4		Form of Proxy Card of CIMA LABS INC.
99	.5*	Additional Solicitation Materials of aaiPharma relating to the aaiPharma Inc. Retirement and Savings Plan
99.6		Voting Agreement of Frederick D. Sancilio (attached as Annex B-1 to the joint proxy statement/prospectus that is a part of this registration statement)
99.7		Voting Agreement of Philip S. Tabbiner (attached as Annex B-2 to the joint proxy statement/prospectus that is a part of this registration statement)
99.8		Voting Agreement of Steven B. Ratoff (attached as Annex B-3 to the joint proxy statement/prospectus that is a part of this registration statement)
99.9		Voting Agreement of John M. Siebert (Attached as Annex B-4 to the joint proxy statement/prospectus that is a part of this registration statement)

*	To be filed by amendment to this registration statement.

Item 22.     Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4 registration statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Scarlet Holding Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina, on October 15, 2003.

SCARLET HOLDING CORPORATION

By:	/s/ ALBERT N. CAVAGNARO

Albert N. Cavagnaro
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory S. Bentley and Steven A. Fontana, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALBERT N. CAVAGNARO Albert N. Cavagnaro	President (principal executive officer, principal financial officer and principal accounting officer) and sole director	October 15, 2003

EXHIBIT INDEX

Exhibit
Number		Description

2.1		Agreement and Plan of Merger dated as of August 5, 2003 by and between aaiPharma Inc., CIMA LABS INC., Scarlet Holding Corporation, Scarlet MergerCo, Inc., and Crimson MergerCo, Inc. (attached as Annex A to the joint proxy statement/prospectus that is a part of this registration statement)
3.1		Certificate of Incorporation of Scarlet Holding Corporation
3.2		Form of Restated Certificate of Incorporation of Scarlet Holding Corporation to be in effect as of the effective time of the merger (attached as Annex C to the joint proxy statement/prospectus that is a part of this registration statement)
3.3		Form of Restated By-laws of Scarlet Holding Corporation to be in effect as of the effective time of the merger (attached as Annex D to the joint proxy statement/prospectus that is a part of this registration statement)
4.1		Articles Fourth, Fifth, Sixth, Eighth, Ninth and Tenth of the Restated Certificate of Incorporation of Scarlet Holding Corporation (included in Exhibit 3.1 above)
4.2		Articles II and VII of the Restated By-laws of Scarlet Holding Corporation (included in Exhibit 3.2 above)
4	.3*	Specimen Certificate for shares of Common Stock, $0.01 par value per share, of Scarlet Holding Corporation
4.4		Form of Rights Agreement to be entered into between Scarlet Holding Corporation and the Rights Agent at the effective time of the merger
5	.1*	Opinion of Robinson, Bradshaw & Hinson, P.A. as to the validity of the securities being offered
8	.1*	Opinion of Robinson, Bradshaw & Hinson, P.A. as to tax matters
8	.2*	Opinion of Latham & Watkins LLP as to tax matters
21.1		Subsidiaries of Scarlet Holding Corporation
23	.1*	Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.1)
23	.2*	Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 8.1)
23	.3*	Consent of Latham & Watkins LLP (included in Exhibit 8.2)
23.4		Consent of Ernst & Young LLP (Raleigh, North Carolina)
23.5		Consent of Ernst & Young LLP (Minneapolis, Minnesota)
24.1		Power of Attorney (included on signature page to this registration statement)
99.1		Consent of Frederick D. Sancilio
99.2		Consent of Steven B. Ratoff
99.3		Form of Proxy Card of aaiPharma Inc.
99.4		Form of Proxy Card of CIMA LABS INC.
99.5		Additional Solicitation Materials of aaiPharma relating to the aaiPharma Inc. Retirement and Savings Plan
99.6		Voting Agreement of Frederick D. Sancilio (attached as Annex B-1 to the joint proxy statement/prospectus that is a part of this registration statement)
99.7		Voting Agreement of Philip S. Tabbiner (attached as Annex B-2 to the joint proxy statement/prospectus that is a part of this registration statement)
99.8		Voting Agreement of Steven B. Ratoff (attached as Annex B-3 to the joint proxy statement/prospectus that is a part of this registration statement)
99.9		Voting Agreement of John M. Siebert (Attached as Annex B-4 to the joint proxy statement/prospectus that is a part of this registration statement)

*	To be filed by amendment to this registration statement.